Exhibit 2.1

Execution Copy

BUSINESS COMBINATION AGREEMENT

by and among

Altimeter Growth Corp.,

J1 Holdings Inc.,

J2 Holdings Inc.,

J3 Holdings Inc.,

and

Grab Holdings Inc.

dated as of April 12, 2021

Exhibits

Exhibit A	Amended and Restated Forward Purchase Agreements
Exhibit B	PIPE Subscription Agreements
Exhibit C	Sponsor Support Agreement
Exhibit D	Backstop Agreement
Exhibit E	Sponsor Subscription Agreement
Exhibit F	Shareholder Deed
Exhibit G	Registration Rights Agreement
Exhibit H	Form of Plan of Acquisition Merger
Exhibit I	Form of Plan of Initial Merger
Exhibit J	Form of A&R Articles of Merger Sub 1
Exhibit K	Form of Articles of Surviving Corporation
Exhibit L	PubCo Charter
Exhibit M-1	Form of PubCo Incentive Equity Plan
Exhibit M-2	Form of PubCo Stock Purchase Plan
Exhibit N-1	Shareholder Support Agreement No. 1
Exhibit N-2	Shareholder Support Agreement No. 2
Exhibit N-3	Shareholder Support Agreement No. 3
Exhibit O	Form of Assignment, Assumption and Amendment Agreement

Schedules

SPAC Disclosure Letter
Company Disclosure Letter
Schedule 7.5(c)          PubCo Officers
Schedule 8.1(b)          Specified Governmental Authorities

BUSINESS COMBINATION AGREEMENT

This Business Combination Agreement, dated as of April 12, 2021 (this “Agreement”), is made and entered into by and among (i) J1 Holdings Inc., an exempted company limited by shares incorporated under the laws of the Cayman Islands (“PubCo”), (ii) Altimeter Growth Corp., an exempted company limited by shares incorporated under the laws of the Cayman Islands (“SPAC”), (iii) J2 Holdings Inc., an exempted company limited by shares incorporated under the laws of the Cayman Islands and a direct wholly owned subsidiary of PubCo (“Merger Sub 1”), (iv) J3 Holdings Inc., an exempted company limited by shares incorporated under the laws of the Cayman Islands and a direct wholly owned subsidiary of PubCo (“Merger Sub 2”), and (v) Grab Holdings Inc., an exempted company limited by shares incorporated under the laws of the Cayman Islands (the “Company”).

RECITALS

WHEREAS, SPAC is a blank check company and was formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses;

WHEREAS, PubCo is a newly formed entity and was formed for the purpose of making acquisitions and investments, with the objective of acting as the publicly traded holding company for its investee entities;

WHEREAS, each of Merger Sub 1 and Merger Sub 2 is a newly incorporated Cayman Islands exempted company limited by shares, wholly owned by PubCo, and was formed for the purpose of effectuating the Mergers;

WHEREAS, the parties hereto desire and intend to effect a business combination transaction whereby (a) SPAC will merge with and into Merger Sub 1, with Merger Sub 1 being the surviving entity (the “Initial Merger”), and (b) following the Initial Merger, Merger Sub 2 will merge with and into the Company (the “Acquisition Merger”  and together with the Initial Merger, the “Mergers”), with the Company being the surviving entity and becoming a wholly owned subsidiary of PubCo (the Company is hereinafter referred to for the periods from and after the Acquisition Effective Time as the “Surviving Corporation”), each Merger to occur upon the terms and subject to the conditions set forth in this Agreement and in accordance with the applicable provisions of the Companies Act (As Revised) (the “Cayman Act”);

WHEREAS, pursuant to certain Amended and Restated Forward Purchase Agreements, each dated as of the date hereof and attached hereto as Exhibit A (the “Amended and Restated Forward Purchase Agreements”), among other things, (a) Altimeter Partners Fund, L.P., a Delaware limited partnership (“Sponsor Affiliate”) has agreed to purchase 17,500,000 PubCo Class A Ordinary Shares and 3,500,000 PubCo Warrants for an aggregate price equal to $175,000,000 immediately prior to the Acquisition Effective Time and (b) JS Capital LLC, a Delaware limited liability company (together with Sponsor Affiliate, the “Forward Purchase Investors”) has agreed to purchase 2,500,000 PubCo Class A Ordinary Shares and 500,000 PubCo Warrants for an aggregate price equal to $25,000,000 immediately prior to the Acquisition Effective Time (the purchases referred to in clauses (a) and (b) of this paragraph, the “Forward Purchase Subscriptions”);

WHEREAS, on or before the date of this Agreement, certain investors (together with the Forward Purchase Investors and the Sponsor (as defined herein) the “Investors”) have agreed to make a private investment in PubCo to purchase an aggregate of at least 326,500,000 PubCo Class A Ordinary Shares at a price per share equal to $10.00 on the day of the Acquisition Closing but immediately prior to the Acquisition Closing (the “PIPE Investments” and together with the Forward Purchase Subscriptions, the “Private Placement”), in each case, pursuant to subscription agreements substantially in the form attached hereto as Exhibit B (the “PIPE Subscription Agreements”);

WHEREAS, for U.S. federal income tax purposes, (a) it is intended that (i) the Initial Merger will qualify as a “reorganization” under Section 368(a)(1)(F) of the Code, (ii) the Acquisition Merger, together with the election described in the second sentence of Section 8.4(a), will qualify as a “reorganization” under Section 368(a)(1) of the Code, and (iii) taken together, the Private Placement and the Acquisition Merger will qualify as an exchange under Section 351 of the Code, and (b) this Agreement is intended to constitute and hereby is adopted as a “plan of reorganization” with respect to the Mergers within the meaning of Treasury Regulations Sections 1.368-2(g) and 1.368-3(a) for purposes of Sections 354, 361 and 368 of the Code and the Treasury Regulations thereunder (the “Intended Tax Treatment”);

WHEREAS, the Company has received, concurrently with the execution and delivery of this Agreement, a Sponsor Support Agreement in the form attached hereto as Exhibit C (the “Sponsor Support Agreement”) signed by the Company, SPAC, PubCo and Altimeter Growth Holdings, a Cayman Islands limited liability company (“Sponsor”), pursuant to which, among other things, and subject to the terms and conditions set forth therein, Sponsor agrees (a) to vote in favor of (i) the Transactions and (ii) the other Transaction Proposals, (b) to waive the anti-dilution rights SPAC Class B Ordinary Shares under the SPAC Charter, (c) to appear at the SPAC Shareholders’ Meeting for purposes of constituting a quorum, (d) to vote against any proposals that would impede the Transactions or any other Transaction Proposal, (e) not to redeem any SPAC Shares held by Sponsor, (f) not to amend that certain letter agreement between SPAC, Sponsor and certain other parties thereto, dated as of September 30, 2020, (g) not to transfer any SPAC Securities held by Sponsor, (h) to release SPAC, PubCo, the Company and its Subsidiaries from all claims in respect of or relating to the period prior to the Acquisition Closing, subject to the exceptions set forth therein (with the Company agreeing to release the Sponsor and SPAC on a reciprocal basis) and (i) to agree to a lock-up of its PubCo Ordinary Shares (other than PubCo Ordinary Shares acquired as a result of the Sponsor Commitments) and PubCo Warrants during the period of three years from the Acquisition Closing;

WHEREAS, PubCo has received, concurrently with the execution and delivery of this Agreement, a Backstop Agreement in the form attached hereto as Exhibit D (the “Backstop Agreement”) signed by SPAC, PubCo and Sponsor Affiliate, pursuant to which, among other things, and subject to the terms and conditions set forth therein, Sponsor Affiliate agrees to, upon the Company’s request, purchase up to a number of PubCo Class A Ordinary Shares at a price per share equal to $10.00 and for an aggregate purchase price not to exceed $500,000,000, corresponding to the amounts payable by SPAC in respect of any SPAC Share Redemptions, immediately prior to the Initial Merger Effective Time;

WHEREAS, PubCo has received, concurrently with the execution and delivery of this Agreement, a subscription agreement in the form attached hereto as Exhibit E (the “Sponsor Subscription Agreement” and together with the Amended and Restated Forward Purchase Agreements, the PIPE Subscription Agreements and the Backstop Agreement, the “Subscription Agreements”) signed by PubCo, SPAC and Sponsor Affiliate, pursuant to which Sponsor Affiliate agrees to purchase 57,500,000 PubCo Class A Ordinary Shares at a price per share equal to $10.00 for an aggregate purchase price of $575,000,000 (such purchase commitment, together with Sponsor Affiliate’s commitment under the Backstop Agreement, the “Sponsor Commitment”);

WHEREAS, concurrently with the execution and delivery of this Agreement, PubCo, Sponsor, SPAC and certain holders of Company Shares have entered into a registration rights agreement in the form attached hereto as Exhibit G effective upon the Acquisition Closing (the “Registration Rights Agreement”) pursuant to which, among other things, (a) PubCo commits to file a resale shelf registration statement on Form F-1 that includes, among other things, the Shareholder Merger Consideration held by signatories to the Registration Rights Agreement within 30 days after the Acquisition Closing; and (b) that certain registration and shareholder rights agreement, dated as of September 30, 2020, is terminated effective as of the Acquisition Closing;

WHEREAS, concurrently with the execution and delivery of this Agreement, PubCo, the Company, Sponsor and certain holders of Company Shares have entered into a shareholders’ deed in the form attached hereto as Exhibit F (the “Shareholder Deed”) pursuant to which, among other things, (a) the Key Executives other than Anthony Tan Ping Yeow (the “Founder”) and certain other entities will grant voting proxies with respect to PubCo Class B Ordinary Shares to the Founder and (b) Sponsor will agree to contribute, subject to the terms and conditions set forth therein, a certain number of PubCo Class A Ordinary Shares to a newly created endowment fund that will support the Surviving Corporation’s driver community, employees and their families;

WHEREAS, SPAC has received concurrently with the execution and delivery of this Agreement, as a material inducement to SPAC to enter into this Agreement, a Shareholder Voting, Support and Lock-Up Agreement and Deed No. 1 in the form attached hereto as Exhibit N-1 (the “Shareholder Support Agreement No. 1”), a Shareholder Voting, Support and Lock-Up Agreement and Deed No. 2 in the form attached hereto as Exhibit N-2 (the “Shareholder Support Agreement No. 2”, or, as the case may be, a Shareholder Voting and Support Agreement and Deed No. 3 in the form attached hereto as Exhibit N-3 (the “Shareholder Support Agreement No. 3” and together with the Shareholder Support Agreement No. 1 and the Shareholder Support Agreement No. 2, the “Shareholder Support Agreements”) signed by the Company, PubCo and certain applicable Company Shareholders, pursuant to which, among other things, and subject to the terms and conditions set forth therein, such Company Shareholders agree (a) to vote in favor of the Transactions, (b) to appear at the Company Shareholders’ Meeting for purposes of constituting a quorum, (c) to vote against any proposals that would impede in any material respect the Transactions, (d) not to transfer any Company Shares held by such Company Shareholders and (e), with respect to Company Shareholders signing the Shareholder Voting, Support and Lock-Up Agreements only, for the period after the Acquisition Closing specified therein, not to transfer certain PubCo Ordinary Shares held by such Company Shareholders, if any, subject to certain exceptions;

WHEREAS, concurrently with the execution and delivery of this Agreement, PubCo, SPAC and the warrant agent thereunder have entered into an assignment assumption and amendment agreement in the form attached hereto as Exhibit O (the “Assignment, Assumption and Amendment Agreement”) pursuant to which SPAC assigns to PubCo all of its rights, interests, and obligations in and under the Warrant Agreement, which amends the Warrant Agreement to change all references to Warrants (as such term is defined therein) to PubCo Warrants (and all references to Ordinary Shares (as such term is defined therein) underlying such warrants to PubCo Class A Ordinary Shares) and which causes each outstanding PubCo Warrant to represent the right to receive, from the Initial Closing, one whole PubCo Class A Ordinary Share;

WHEREAS, the Board of Directors of SPAC (the “SPAC Board”) has unanimously (a) determined that this Agreement, the Mergers and the other Transactions are fair to, advisable and in the best interests of SPAC and constitute a “Business Combination” as such term is defined in the SPAC Charter, (b) (i) approved and declared advisable this Agreement and the execution, delivery and performance of this Agreement and the consummation of the Transactions, and (ii) approved and declared advisable the Sponsor Support Agreement, the Assignment, Assumption and Amendment Agreement (as defined herein), the Subscription Agreements, the Shareholder Support Agreements, the Registration Rights Agreement and the execution, delivery and performance thereof, (c) resolved to recommend the adoption of this Agreement by the shareholders of SPAC, and (d) directed that this Agreement be submitted to the shareholders of SPAC for their adoption;

WHEREAS, (a) the board of directors of Merger Sub 1 has (i) determined that the Initial Merger is fair to, advisable and in the best interests of Merger Sub 1, (ii) approved and declared advisable this Agreement and the execution, delivery and performance of this Agreement and the consummation of the Transactions and (b) the sole shareholder of Merger Sub 1 has adopted a resolution by written consent approving this Agreement and the Transactions;

WHEREAS, (a) the board of directors of Merger Sub 2 has (i) determined that the Acquisition Merger is fair to, advisable and in the best interests of Merger Sub 2, (ii) approved and declared advisable this Agreement and the execution, delivery and performance of this Agreement and the consummation of the Transactions and (b) the sole shareholder of Merger Sub 2 has adopted a resolution by written consent approving this Agreement and the Transactions;

WHEREAS, (a) the board of directors of PubCo has (i) determined that it is fair to, advisable and in the best interests of PubCo to enter into this Agreement and to consummate the Mergers and the other Transactions, and (ii) approved and declared advisable this Agreement, the Sponsor Support Agreement, the Subscription Agreements, the Registration Rights Agreement, the Assignment, Assumption and Amendment Agreement, the Shareholder Deed and the Shareholder Support Agreements and the execution, delivery and performance thereof and (b) the sole shareholder of PubCo has adopted a resolution by written consent approving this Agreement and the Transactions; and

WHEREAS, the board of directors of the Company (the “Company Board” ) has (i) determined that this Agreement, the Mergers and the other Transactions are in the best interests of the Company, (ii) (y) approved and declared advisable this Agreement and the execution, delivery and performance of this Agreement and the consummation of the Transactions, and (z) approved and declared advisable the Sponsor Support Agreement, the Shareholder Deed, the Shareholder Support Agreements and the execution, delivery and performance thereof, and (ii) resolved to recommend the adoption of this Agreement by the shareholders of the Company.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Agreement and intending to be legally bound hereby, SPAC, PubCo, Merger Sub 1, Merger Sub 2 and the Company agree as follows:

ARTICLE I
CERTAIN DEFINITIONS

Section 1.1.          Definitions.  As used herein, the following terms shall have the following meanings:

“Acquisition Merger Consideration” means the sum of all PubCo Ordinary Shares receivable by Company Shareholders pursuant to Section 2.3(e).

“Action” means any charge, claim, action, complaint, petition, investigation, appeal, suit, litigation, arbitration or other similar proceeding initiated or conducted by a mediator, arbitrator or Governmental Authority, whether administrative, civil, regulatory or criminal, and whether at law or in equity, or otherwise under any applicable Law;

“Affiliate” means, with respect to any Person, any other Person which, directly or indirectly, Controls, is Controlled by or is under common Control with such Person. In the case of a Person which is a fund or which is directly or indirectly Controlled by a fund, the term “Affiliate” also includes (a) any of the general partners of such fund, (b) the fund manager managing such fund, any other person which, directly or indirectly, Controls such fund or such fund manager, or any other funds managed by such fund manager and (c) trusts (excluding the Trust Account for all purposes other than for the sole purpose of the release of the proceeds of the Trust Account set forth in Section 7.2) Controlled by or for the benefit of any Person referred to in (a) or (b);

“Benefit Plan” means any (a) “employee benefit plan” (as such term is defined in Section 3(3) of ERISA, whether or not subject to ERISA), program, policy, practice, Contract or other arrangement, including any compensation, severance, termination pay, deferred compensation, retirement, profit sharing, incentive, bonus, health, welfare, performance awards, share or share-related awards (including stock option, stock purchase, stock ownership, restricted stock unit, or other equity or equity-based compensation), disability, death benefit, life insurance, fringe benefits or other employee benefits or remuneration of any kind, and (b) any employment, indemnification, consulting, retention or stay-bonus agreement, severance, transaction or change-in control agreement, in each case, whether written, unwritten or otherwise, that is or has been sponsored, maintained, contributed to or required to be contributed to by the Company or its Affiliates for the benefit of any current or former employee, director, commissioner or officer, consultant or contractor of the Company and its Subsidiaries in each case other than any statutory benefit plan mandated by Law;

“Business Combination” has the meaning given in the SPAC Charter;

“Business Data” means confidential or proprietary data, databases, data compilations and data collections (including customer databases) technical, business and other information, including Personal Data;

“Business Day” means a day on which commercial banks are open for business in New York, USA, the Cayman Islands and the Republic of Singapore, except a Saturday, Sunday or public holiday (gazetted or ungazetted and whether scheduled or unscheduled);

“Closing Company Accounts” means the audited consolidated accounts of the Company as of December 31, 2020;

“Closing Date” shall mean each of the Initial Closing Date and the Acquisition Closing Date;

“Code” means the Internal Revenue Code of 1986;

“Company Accounts” means the audited consolidated balance sheet of the Company as of the Company Accounts Date, and the audited consolidated statements of income and profit and loss, and cash flows, for the 12 month period ending as of the Company Accounts Date;

“Company Accounts Date” means December 31, 2018 and December 31, 2019;

“Company Acquisition Proposal” means (a) any, direct or indirect, acquisition by any third party, in one transaction or a series of transactions, of the Company or of more than 20% of the consolidated total assets, Equity Securities or businesses of the Company and its Controlled Affiliates taken as a whole (whether by merger, consolidation, scheme of arrangement, business combination, reorganization, recapitalization, purchase or issuance of Equity Securities, purchase of assets, tender offer or otherwise) other than the Transactions; (b) any direct or indirect acquisition by any third party, in one transaction or a series of transactions, of voting Equity Securities representing more than 20%, by voting power, of the Company (whether by merger, consolidation, recapitalization, purchase or issuance of Equity Securities, tender offer or otherwise) or of the Company’s Controlled Affiliates which comprise more than 20% of the consolidated total assets, revenues or earning power of the Company and its Controlled Affiliates taken as a whole other than the Transactions, (c) any direct or indirect acquisition by any third party, in one transaction or a series of transactions, of more than 20% of the consolidated total assets, revenues or earning power of the Company and its Controlled Affiliates taken as a whole, other than by SPAC or its Affiliates or pursuant to the Transactions or (d) the issuance by the Company of more than 20% of its voting Equity Securities as consideration for the assets or securities of a third party (whether an entity, business or otherwise); provided, however, that none of the transactions or potential transactions (should they occur) listed on Section 6.1 of the Company Disclosure Letter, individually or together with any other transaction or potential transaction (should it occur) listed on Section 6.1 of the Company Disclosure Letter, shall constitute a Company Acquisition Proposal or be considered in determining whether the percentage thresholds in this definition have been met;

“Company Charter” means the Fourth Amended and Restated Memorandum and Articles of Association of the Company, adopted pursuant to a special resolution passed on October 4, 2019;

“Company Contract” means any Contract to which a Group Company is a party or by which a Group Company is bound;

“Company Material Adverse Effect” means any Event that has had, or would reasonably be expected to have, individually or in the aggregate, a material adverse effect on (i) the business, assets and liabilities, results of operations or financial condition of the Company and its Subsidiaries, taken as a whole or (ii) the ability of the Company, any of its Subsidiaries or any of the Acquisition Entities to consummate the Transactions; provided, however, that in no event would any of the following, alone or in combination, be deemed to constitute, or be taken into account in determining whether there has been or will be, a “Company Material Adverse Effect”: (a) any change in applicable Laws or IFRS or any interpretation thereof following the date of this Agreement, (b) any change in interest rates or economic, political, business or financial market conditions generally, (c) the taking of any action expressly required to be taken under this Agreement, (d) any natural disaster (including hurricanes, storms, tornados, flooding, earthquakes, volcanic eruptions or similar occurrences), epidemic or pandemic (including any action taken or refrained from being taken in response to COVID-19 or any COVID-19 Measures or any change in such COVID-19 Measures or interpretations following the date of this Agreement), acts of nature or change in climate, (e) any acts of terrorism or war, the outbreak or escalation of hostilities, geopolitical conditions, local, national or international political conditions, riots or insurrections, (f) any failure in and of itself of the Company and any of its Subsidiaries to meet any projections or forecasts, provided, however, that the exception in this clause (f) shall not prevent or otherwise affect a determination that any change, effect or development underlying such change has resulted in or contributed to a Company Material Adverse Effect, (g) any Events generally applicable to the industries or markets in which the Company or any of its Subsidiaries operate, (h) any matter set forth on, or deemed to be incorporated in, Section 1.1CMAE of the Company Disclosure Letter, (i) any Events that are cured by the Company prior to the Acquisition Closing, or (j) any worsening of the Events referred to in clauses (b), (d), (e), (g) or (h) to the extent existing as of the date of this Agreement; provided, however, that in the case of each of clauses (b), (d), (e) and (g), any such Event to the extent it disproportionately affects the Company or any of its Subsidiaries relative to other participants in the industries and geographies in which such Persons operate shall not be excluded from the determination of whether there has been, or would reasonably be expected to be, a Company Material Adverse Effect;

“Company Options” means any options granted under the ESOP to purchase Company Shares other than a Key Executive Option;

“Company Restricted Stock” means all outstanding restricted stock issued pursuant to an award granted under the ESOP or otherwise other than Key Executive Restricted Stock;

“Company RSUs” means all outstanding restricted share units to acquire Company Shares issued pursuant to an award granted under the ESOP or otherwise, other than Key Executive RSUs;

“Company Shareholder” means any holder of any Company Shares;

“Company Shares” means, collectively, the Ordinary Shares and the Preferred Shares;

“Company Transaction Expenses” means any out-of-pocket fees and expenses payable by the Company or any of its Subsidiaries or Affiliates (whether or not billed or accrued for) as a result of or in connection with the negotiation, documentation and consummation of the Transactions, including (a) all fees, costs, expenses, brokerage fees, commissions, finders’ fees and disbursements of financial advisors, investment banks, data room administrators, attorneys, accountants and other advisors and service providers, including consultants and public relations firms, (b) any and all filing fees payable by the Company or any of its Subsidiaries or Affiliates to the Governmental Authorities in connection with the Transactions and (c) any change in control bonus, transaction bonus, retention bonus, termination or severance payment or payment relating to terminated options, warrants or other equity appreciation, phantom equity, profit participation or similar rights, in any case, to be made to any current or former employee, independent contractor, director or officer of the Company or any of its Subsidiaries pursuant to any agreement to which the Company or any of its Subsidiaries is a party prior to the Acquisition Closing which become payable (including if subject to continued employment) as a result of the execution of this Agreement or the consummation of the Transactions;

“Competing SPAC” means any publicly traded special purpose acquisition company other than SPAC;

“Contract” means any legally binding written, oral or other agreement, contract, subcontract, lease, instrument, note, option, warranty, purchase order, license, sublicense, mortgage, guarantee, purchase order, insurance policy or commitment or undertaking of any nature that has any outstanding rights or obligations;

“Control” in relation to any person means (a) the ownership of, or ability to direct the casting of, more than fifty percent (50%) of the total voting rights conferred by all the shares then in issue and conferring the right to vote at all general meetings of such Person or (b) the ability to direct or cause the direction of the management and policies of such Person whether by contract or otherwise, and “Controlled”, “Controlling” and “under common Control with” shall be construed accordingly;

“COVID-19” means SARS-CoV-2 or COVID-19, and any evolutions or mutations thereof or related or associated epidemics, pandemics or disease outbreaks;

“COVID-19 Measures” means any quarantine, “shelter in place,” “stay at home,” workforce reduction, social distancing, shut down, closure, sequester, safety or similar Law, directive, guidelines or recommendations promulgated by any Governmental Authority, including the Singapore Ministry of Health, Centers for Disease Control and Prevention and the World Health Organization, in each case, in connection with or in response to COVID-19 for similarly situated companies;

“Disclosure Letter” means, as applicable, the Company Disclosure Letter and the SPAC Disclosure Letter;

“DTC” means the Depository Trust Company;

“Environmental Laws” means all Laws concerning pollution, protection of the environment, or human health or safety;

“Equity Securities” means, with respect to any Person, any capital stock, equity interests, membership interests, partnership interests or registered capital, joint venture or other ownership interests in such person and any options, warrants or other securities (for the avoidance of doubt, including debt securities) that are directly or indirectly convertible into, or exercisable or exchangeable for, such capital stock, equity interests, membership interests, partnership interests or registered capital, joint venture or other ownership interests (whether or not such derivative securities are issued by such Person);

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended;

“ERISA Affiliate” of any entity means each entity that is or was at any time treated as a single employer with such entity for purposes of Section 4001(b)(1) of ERISA or Section 414 of the Code;

“ESOP” means the Grab 2018 Equity Incentive Plan as may be amended from time to time;

“Event” means any event, state of facts, development, change, circumstance, occurrence or effect;

“Exchange Act” means the Securities Exchange Act of 1934, as amended;

“Exchange Ratio” means the quotient obtained by dividing the Price per Share by $10.00;

“GAAP” means generally accepted accounting principles in the United States as in effect from time to time;

“GFG ESOP” means the AA Holdings Inc. 2020 GFG Equity Incentive Plan as may be amended from time to time;

“GFG Shareholders’ Agreement” means the Shareholders’ Agreement, dated as of November 17, 2020, by and among AA Holdings Inc., A2G Holdings Inc., Standard Chartered Bank Korea Ltd. and the other shareholders parties thereto as shareholders of AA Holdings Inc.;

“Government Official” means any officer, cadre, civil servant, employee or any other person acting in an official capacity for any Governmental Authority (including any political party or official thereof), or to any candidate for political office;

“Governmental Authority” means the government of any nation, province, state, city, locality or other political subdivision of any thereof, any entity exercising executive, legislative, judicial, regulatory, taxing or administrative functions of or pertaining to government, regulation or compliance, or any arbitrator or arbitral body;

“Governmental Order” means any applicable order, ruling, decision, verdict, decree, writ, subpoena, mandate, precept, command, directive, consent, approval, award, judgment, injunction or other similar determination or finding by, before or under the supervision of any Governmental Authority;

“Grab” means Grab Inc., an exempted company limited by shares duly incorporated and existing under the laws of the Cayman Islands, and a wholly owned Subsidiary of the Company;

“Group” or “Group Companies” means the Company and the Material Subsidiaries, and “Group Company” means any of them;

“IFRS” shall mean the International Financial Reporting Standards issued by the International Accounting Standards Board, as in effect from time to time;

“Indebtedness” means with respect to any Person, without duplication, any obligations, contingent or otherwise, in respect of (a) the principal of and premium (if any) in respect of all indebtedness for borrowed money, including accrued interest and any per diem interest accruals, (b) amounts drawn (including any accrued and unpaid interest) on letters of credit, bank guarantees, bankers’ acceptances and other similar instruments (solely to the extent such amounts have actually been drawn), (c) the principal of and premium (if any) in respect of obligations evidenced by bonds, debentures, notes and similar instruments, (d) the termination value of interest rate protection agreements and currency obligation swaps, hedges or similar arrangements (without duplication of other indebtedness supported or guaranteed thereby), (e) the principal component of all obligations to pay the deferred and unpaid purchase price of property and equipment which have been delivered, including “earn outs” and “seller notes” but excluding payables arising in the Ordinary Course, (f) breakage costs, prepayment or early termination premiums, penalties, or other fees or expenses payable as a result of the consummation of the Transactions in respect of any of the items in the foregoing clauses (a) through (e), and (g) all Indebtedness of another Person referred to in clauses (a) through (f) above guaranteed directly or indirectly, jointly or severally;

“Initial Merger Consideration” means the sum of all PubCo Class A Ordinary Shares receivable by SPAC Shareholders pursuant to Section 2.2(e)(ii);

“Intellectual Property” means all intellectual property rights in any and all jurisdictions worldwide, including: (a) Patents, (b) Trademarks, (c) copyrights, and mask works, (d) Trade Secrets, (e) ”moral” rights, rights of publicity or privacy, data base or data collection rights and other similar intellectual property rights, (f) registrations, applications, and renewals for any of the foregoing in (a)-(d), and (g) all rights in the foregoing; provided, however, that the term “Intellectual Property” shall not include and expressly excludes any Business Data (or any intellectual property or other rights therein);

“Investment Company Act” means the Investment Company Act of 1940;

“Key Executive” means (a) either of the Founder, Tan Hooi Ling and Ming Maa or (b) a Permitted Entity of any of them. For the avoidance of doubt, Hibiscus Worldwide Ltd. is a Permitted Entity of the Founder;

“Key Executive Options” means any option granted under the ESOP to purchase Company Shares that is held by a Key Executive immediately prior to the Acquisition Effective Time;

“Key Executive Restricted Stock” means all outstanding restricted stock issued pursuant to an award granted under the ESOP or otherwise that is held by a Key Executive immediately prior to the Acquisition Effective Time;

“Key Executive RSUs” means all outstanding restricted share units to acquire Company Shares issued pursuant to an award granted under the ESOP or otherwise that are held by a Key Executive immediately prior to the Acquisition Effective Time;

“Key Executive Shares” means the Company Shares held by a Key Executive immediately prior to the Acquisition Effective Time;

“Knowledge of SPAC” or any similar expression means the actual knowledge of Brad Gerstner, Hab Siam, Richard N. Barton and Chris Conforti;

“Knowledge of the Company” or any similar expression means the actual knowledge of the Founder, Ming Maa, Peter Oey and John Cordova;

“Law” means any statute, law, ordinance, rule, regulation or Governmental Order, in each case, of any Governmental Authority, or any provisions or interpretations of the foregoing, including general principles of common and civil law and equity;

“Leased Real Property” means any real property subject to a Company Lease;

“Liabilities” means debts, liabilities and obligations (including Taxes), whether accrued or fixed, absolute or contingent, matured or unmatured, deferred or actual, determined or determinable, known or unknown, including those arising under any law, action or Governmental Order and those arising under any Contract;

“Management Accounts” means the unaudited consolidated balance sheet of the Group as at December 31, 2020, and the unaudited consolidated statements of income and profit and loss account, and cash flows, for the twelve-month period ending on December 31, 2020;

“Management Accounts Date” means December 31, 2020;

“Material Contracts” means, collectively, each Company Contract that:

(i)
involves obligations (contingent or otherwise), payments or revenues in excess of $20,000,000 (except, for purposes of Section 6.1, $50,000,000) in the last twelve months prior to the date of this Agreement or expected obligations (contingent or otherwise), payments or revenues in excess of $20,000,000 (except, for purposes of Section 6.1, $50,000,000) in the next twelve months after the date of this Agreement;

(ii)
is with a Related Party (other than those employment agreements, confidentiality agreements, non-competition agreements or any other agreement of similar nature entered into in the Ordinary Course with employees or technical consultants) with an amount of over $5,000,000;

(iii)
involves (A) indebtedness for borrowed money or (B) an extension of credit, a guaranty, surety or assumption of any obligation or any secondary or contingent Liabilities, deed of trust, or the grant of a Security Interest (with an amount higher than $20,000,000 except, for purposes of Section 6.1, $50,000,000);

(iv)
involves the lease, license, sale, use, disposition or acquisition of a business or assets constituting a business involving purchase price, payments or revenues in excess of $20,000,000 (except, for purposes of Section 6.1, $50,000,000);

(v)	involves the waiver, compromise, or settlement of any dispute, claim, litigation or arbitration with an amount higher than $25,000,000 (except, for purposes of Section 6.1, $50,000,000);

(vi)
involves the ownership or lease of, title to, use of, or any leasehold or other interest in, any personal property (except for personal property leases in the Ordinary Course and involving payments of less than $20,000,000 (except, for purposes of Section 6.1, $50,000,000) in the last twelve months prior to the date of this Agreement or expected payments of less than $20,000,000 (except, for purposes of Section 6.1, $50,000,000) in the next twelve months after the date of this Agreement);

(vii)
involves the establishment, contribution to, or operation of a partnership, joint venture, alliance or similar entity, or involving a sharing of profits or losses (including joint development and joint marketing Contracts), or any investment in, loan to or acquisition or sale of the securities, Equity Securities or assets of any person, involving payments of an amount higher than $30,000,000 (except, for purposes of Section 6.1, $100,000,000);

(viii)	is a collective bargaining agreement with a Union; or

(ix)
is with a Governmental Authority or sole-source supplier of any product or service (other than utilities), in each case involving payments of an amount higher than $12,500,000 (except, for purposes of Section 6.1, $25,000,000);

“Material Subsidiary” means, each Subsidiary (x) other than those which, when considered individually or in the aggregate as a single subsidiary, would not constitute a “significant subsidiary” as such term is defined in Rule 1-02(w) of Regulation S-X or (y) other than a Subsidiary that has less than $5,000,000 of assets or revenues in any fiscal year period;

“NDA” means the Confidential Disclosure Agreement, dated as of February 8, 2021, between SPAC and the Company;

“Ordinary Course” means, with respect to an action taken or refrained from being taken by a Person, that such action or omission is taken in the ordinary course of the normal day-to-day operations of such Person, including any reasonable actions taken or refrained from being taken in good faith in response to COVID-19, any COVID-19 Measures or any change in such COVID-19 Measures or interpretations whether taken prior to or following the date of this Agreement;

“Ordinary Shares” has the meaning given to that term in the Company Charter;

“Organizational Documents” means, with respect to any Person, its certificate of incorporation and bylaws, memorandum and articles of association or similar organizational documents, in each case, as amended;

“Owned IP” means all Intellectual Property owned or purported to be owned by the Company or any of its Subsidiaries;

“Patents” means patents, including utility models, industrial designs and design patents, and applications therefor (and any patents that issue as a result of those patent applications), and including all divisionals, continuations, continuations-in-part, continuing prosecution applications, substitutions, reissues, re-examinations, renewals, provisionals and extensions thereof, and any counterparts worldwide claiming priority therefrom;

“Permitted Encumbrance” means (a) Security Interests for Taxes, assessments and governmental charges or levies not yet due and payable or that are being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with IFRS; (b) mechanics’, carriers’, workmen’s, repairmen’s, materialmen’s or other Security Interests arising or incurred in the Ordinary Course in respect of amounts that are not yet due and payable; (c) rights of any third parties that are party to or hold an interest in any Contract to which the Company or any of its Subsidiaries is a party; (d) defects or imperfections of title, easements, encroachments, covenants, rights-of-way, conditions, matters that would be apparent from a physical inspection or current, accurate survey of such real property, restrictions and other similar charges or Security Interests that do not materially interfere with the present use of the Leased Real Property, (e) with respect to any Leased Real Property (i) the interests and rights of the respective lessors with respect thereto, including any statutory landlord liens and any Security Interests thereon, (ii) any Security Interests permitted under the Company Lease, and (iii) any Security Interests encumbering the real property of which the Leased Real Property is a part, (iv) zoning, building, entitlement and other land use and environmental regulations promulgated by any Governmental Authority that do not materially interfere with the current use of the Leased Real Property, (f) non-exclusive licenses of Intellectual Property entered into in the Ordinary Course, (g) Ordinary Course purchase money Security Interests and Security Interests securing rental payments under operating or capital lease arrangements for amounts not yet due or payable, (h) other Security Interests arising in the Ordinary Course and not incurred in connection with the borrowing of money and on a basis consistent with past practice in connection with workers’ compensation, unemployment insurance or other types of social security, (i) reversionary rights in favor of landlords under any Company Leases with respect to any of the buildings or other improvements owned by the Company or any of its Subsidiaries, (j) any other Security Interests that have been incurred or suffered in the Ordinary Course and do not materially impair the existing use of the property affected by such Security Interest and (k) any Security Interest disclosed in Section 1.1PE of the Company Disclosure Letter;

“Permitted Entity”, with respect to a Key Executive, has the meaning set forth in the PubCo Charter;

“Person” means any individual, firm, corporation, partnership, limited liability company, incorporated or unincorporated association, trust, estate, joint venture, joint stock company, Governmental Authority or instrumentality or other entity of any kind;

“Personal Data” means (a) all data and information that, whether alone or in combination with any other data or information, identifies, relates to, describes, is reasonably capable of being associated with, or could reasonably be linked, directly or indirectly, with a natural person, household, or his, her or its device, including name, street address, telephone number, email address, photograph, social security number, government-issued ID number, customer or account number, health information, financial information, device identifiers, transaction identifier, cookie ID, browser or device fingerprint or other probabilistic identifier, IP addresses, physiological and behavioral biometric identifiers, viewing history, platform behaviors, and any other similar piece of data or information; or (b) all other data or information that is otherwise protected by any Privacy Laws;

“Plan of Acquisition Merger” means the plan of merger substantially in the form attached hereto as Exhibit H and any amendment or variation thereto made in accordance with the provisions of the Cayman Act with the consent of the Company;

“Plan of Initial Merger” means the plan of merger substantially in the form attached hereto as Exhibit I and any amendment or variation thereto made in accordance with the provisions of the Cayman Act with the consent of the Company;

“Preferred Shares” means, collectively, the Series A Preference Shares, the Series B Preference Shares, the Series C Preference Shares, the Series D Preference Shares, the Series D-1 Preference Shares, the Series E Preference Shares, the Series F Preference Shares, the Series G Preference Shares and the Series H Preference Shares;

“Price per Share” means $13.032888;

“Privacy Laws” means all Laws applicable to or otherwise concerning the Processing of Personal Data, including incident reporting and Security Incident notifying requirements;

“Process” or “Processing” means, with respect to Personal Data, the use, collection, creation, processing, receipt, storage, recording, organization, structuring, adaption, alteration, transfer, retrieval, consultation, disclosure, dissemination, making available, alignment, combination, restriction, erasure or destruction of such Personal Data;

“Prohibited Person” means any Person that is (a) a national or organized under the laws of, or resident in, any U.S. embargoed or restricted country (which, as of the date of this Agreement, consists of Cuba, Iran, North Korea, Syria and the Crimea region of Ukraine), (b) included on any Sanctions-related list of blocked or designated parties (including the United States Commerce Department’s Denied Parties List, Entity List, and Unverified List; the U.S. Department of Treasury’s Specially Designated Nationals and Blocked Persons List, Specially Designated Narcotics Traffickers List, Specially Designated Terrorists List, Specially Designated Global Terrorists List, or the Annex to Executive Order No. 13224; the Department of State’s Debarred List; or any list of Persons subject to sanctions issued by the United Nations Security Council, HM Treasury of the United Kingdom, and the European Union); (c) owned fifty percent or more, directly or indirectly, by a Person included on any Sanctions-related list of blocked or designated parties, as described in clause (b) above; (d) is a Person acting in his or her official capacity as a director, officer, employee, or agent of a Person included on any Sanctions-related list of blocked or designated parties, as described in clause (b) above; or (e) a Person with whom business transactions, including exports and imports, are otherwise restricted by Sanctions, including, in each clause above, any updates or revisions to the foregoing and any newly published rules;

“Proxy Statement” means the proxy statement forming part of the Proxy/Registration Statement filed with the SEC, with respect to the SPAC Shareholders’ Meeting and the Transactions, to be used for the purpose of soliciting proxies from SPAC Shareholders to approve the Transaction Proposals;

“PubCo Class A Ordinary Shares” means Class A ordinary shares of PubCo, par value $0.000001 per share, as defined in the PubCo Charter;

“PubCo Class B Ordinary Shares” means Class B ordinary shares of PubCo, par value $0.000001 per share, as defined in the PubCo Charter;

“PubCo Ordinary Shares” means, collectively PubCo Class A Ordinary Shares and PubCo Class B Ordinary Shares;

“Registered IP” means Owned IP issued by, registered, recorded or filed with, renewed by or the subject of a pending application before any Governmental Authority, Internet domain name registrar or other authority;

“Related Party” means (a) any member, shareholder or equity interest holder who, together with its Affiliates, directly or indirectly holds no less than 5% of the total outstanding share capital of the Company or any of its Subsidiaries, (b) any director, commissioner or officer of the Company or any of its Subsidiaries, in each case of clauses (a) and (b), excluding the Company or any of its Subsidiaries;

“Representatives” of a Person means, collectively, officers, directors, employees, accountants, consultants, legal counsel, agents and other representatives of such Person or its Affiliates;

“Required Governmental Authorization” means all material franchises, approvals, permits, consents, qualifications, certifications, authorizations, licenses, orders, registrations, certificates, variances or other similar permits, rights and all pending applications therefor from or with the relevant Governmental Authority required to operate the business of the Company and any of its Material Subsidiaries, as currently conducted, in accordance with applicable Law;

“Sanctions” means those trade, economic and financial sanctions laws, regulations, embargoes, and restrictive measures (in each case having the force of law) administered, enacted or enforced from time to time by (a) the United States (including the United States Commerce Department’s Denied Parties List, Entity List, and Unverified Lists, the U.S. Department of Treasury’s Specially Designated Nationals and Blocked Persons List, Specially Designated Narcotics Traffickers List, or Specially Designated Terrorists List, Specially Designated Global Terrorists List, or the Annex to Executive Order No. 13224, and the Department of State’s Debarred List), (b) the European Union and enforced by its member states, (c) the United Nations Security Council, (d) Her Majesty’s Treasury of the United Kingdom and (e) any other similar economic sanctions administered by a Governmental Authority;

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002;

“SEC” means the United States Securities and Exchange Commission;

“Securities Act” means the Securities Act of 1933;

“Security Incident” means a data breach or other security incident that results in unauthorized access, disclosure, use, alteration, corruption, destruction, or loss of Personal Data;

“Security Interest” means (a) any mortgage, charge (whether fixed or floating), pledge, lien, hypothecation, assignment, deed of trust, title retention, security interest or other similar encumbrance of any kind, including any right granted by a transaction which, in legal terms, is not the granting of security but which has an economic or financial effect similar to the granting of security under applicable Law, (b) any proxy, voting trust agreement, option or transfer restriction in favor of any Person and (c) any adverse claim as to title, possession or use, except for any of the foregoing referred to in clauses (a), (b) or (c) above created by or arising under the Shareholders’ Agreement, the GFG Shareholders’ Agreement or any other Transaction Documents, applicable Law or otherwise arising by statutes;

“Senior Management Members” means the Founder, Tan Hooi Ling, Ming Maa and the twelve employees of the applicable Group Company listed on Section 1.1SM of the Company Disclosure Letter;

“Series A Preference Shares” has the meaning given to that term in the Company Charter;

“Series B Preference Shares” has the meaning given to that term in the Company Charter;

“Series C Preference Shares” has the meaning given to that term in the Company Charter;

“Series D Preference Shares” has the meaning given to that term in the Company Charter;

“Series D-1 Preference Shares” has the meaning given to that term in the Company Charter;

“Series E Preference Shares” has the meaning given to that term in the Company Charter;

“Series F Preference Shares” has the meaning given to that term in the Company Charter;

“Series G Preference Shares” has the meaning given to that term in the Company Charter;

“Series H Preference Shares” has the meaning given to that term in the Company Charter;

“Shareholder Merger Consideration” means the Initial Merger Consideration and the Acquisition Merger Consideration, as applicable;

“Shareholders’ Agreement” means the Second Amended and Restated Shareholders’ Agreement in respect of the Company, dated as of June 4, 2019;

“Social Insurance” means any form of social insurance required under applicable Law, including social security, employment, unemployment or employee insurance, workmen’s compensation and medical insurance, and any contribution payable therewith to any Governmental Authority or social welfare organization;

“SPAC Accounts Date” means December 31, 2020;

“SPAC Acquisition Proposal” means: (a) any, direct or indirect, acquisition, merger, domestication, reorganization, business combination, “initial business combination” under SPAC’s initial IPO prospectus or similar transaction, in one transaction or a series of transactions, involving SPAC or involving all or a material portion of the assets, Equity Securities or businesses of SPAC (whether by merger, consolidation, recapitalization, purchase or issuance of equity securities, purchase of assets, tender offer or otherwise); or (b) any equity or similar investment in SPAC or any of its controlled Affiliates, other than the Private Placement;

“SPAC Charter” means the Amended and Restated Memorandum of Association of SPAC, as adopted by special resolution, dated as of September 30, 2020, as amended or restated from time to time;

“SPAC Class A Ordinary Shares” means Class A ordinary shares of SPAC, par value $0.0001 per share, as defined in the SPAC Charter;

“SPAC Class B Ordinary Shares” means Class B ordinary shares of SPAC, par value $0.0001 per share, as defined in the SPAC Charter;

“SPAC Material Adverse Effect” means any Event that has had, or would reasonably be expected to have, individually or in the aggregate, a material adverse effect on (i) the business, assets and liabilities, results of operations or financial condition of SPAC or (ii) the ability of SPAC to consummate the Transactions; provided, however, that in no event would any of the following, alone or in combination, be deemed to constitute, or be taken into account in determining whether there has been or will be, a “SPAC Material Adverse Effect”: (a) any change in applicable Laws or GAAP or any interpretation thereof following the date of this Agreement, (b) any change in interest rates or economic, political, business or financial market conditions generally, (c) the taking of any action expressly required to be taken under this Agreement, (d) any natural disaster (including hurricanes, storms, tornados, flooding, earthquakes, volcanic eruptions or similar occurrences), epidemic or pandemic (including any action taken or refrained from being taken in response to COVID-19 or any COVID-19 Measures or any change in such COVID-19 Measures or interpretations following the date of this Agreement), acts of nature or change in climate, (e) any acts of terrorism or war, the outbreak or escalation of hostilities, geopolitical conditions, local, national or international political conditions, riots or insurrections, (f) any matter set forth on, or deemed to be incorporated in, Section 1.1SMAE of the SPAC Disclosure Letter, (g) any Events that are cured by SPAC prior to the Acquisition Closing, (h) any change in the trading price or volume of the SPAC Units, SPAC Ordinary Shares or SPAC Warrants (provided that the underlying causes of such changes referred to in this clause (h) may be considered in determining whether there is a SPAC Material Adverse Effect except to the extent such cause is within the scope of any other exception within this definition), or (i) any worsening of the Events referred to in clauses (b), (d), (e) or (f) to the extent existing as of the date of this Agreement; provided, however, that in the case of each of clauses (b), (d) and (e), any such Event to the extent it disproportionately affects SPAC relative to other special purpose acquisition companies shall not be excluded from the determination of whether there has been, or would reasonably be expected to be, a SPAC Material Adverse Effect.  Notwithstanding the foregoing, with respect to SPAC, the amount of SPAC Share Redemptions or the failure to obtain SPAC Shareholders’ Approval shall not be deemed to be a SPAC Material Adverse Effect;

“SPAC Ordinary Shares” means, collectively, SPAC Class A Ordinary Shares and SPAC Class B Ordinary Shares;

“SPAC Preference Shares” means preference shares of SPAC, par value $0.0001 per share, as defined in the SPAC Charter;

“SPAC Securities” means, collectively, the SPAC Shares and the SPAC Warrants;

“SPAC Share Redemption” means the election of an eligible (as determined in accordance with the SPAC Charter) holder of SPAC Ordinary Shares to redeem all or a portion of the SPAC Ordinary Shares held by such holder at a per-share price, payable in cash, equal to a pro rata share of the aggregate amount on deposit in the Trust Account (including any interest earned on the funds held in the Trust Account, but net of Taxes payable and up to $100,000 to pay dissolution expenses) (as determined in accordance with SPAC Charter) in connection with the Transaction Proposals;

“SPAC Shareholder” means any holder of any SPAC Shares;

“SPAC Shareholders’ Approval” means (a) the approval of the Business Combination by Ordinary Resolution (as defined in the SPAC Charter) and the approval of this Agreement, the Plan of Merger in respect of the Initial Merger and the Initial Merger by an affirmative vote of the holders of at least two-thirds of the SPAC Shares as, being present and entitled to do so, vote in person or, where proxies are allowed, by proxy (as determined in accordance with the SPAC Charter) at a SPAC Shareholders’ Meeting duly called by the SPAC Board held for such purpose and (b) the approval of any other proposals as the SEC (or staff member thereof) indicates (i) are necessary in its comments to the Proxy/Registration Statement or correspondence related thereto and (ii) are required to be approved by the shareholders of SPAC in order for the Acquisition Closing to be consummated;

“SPAC Shares” means, collectively, SPAC Class A Ordinary Shares and SPAC Class B Ordinary Shares;

“SPAC Transaction Expenses” means any out-of-pocket fees and expenses paid or payable by SPAC, the Acquisition Entities or Sponsor (whether or not billed or accrued for) as a result of or in connection with the negotiation, documentation and consummation of the Transactions, including (a) all fees (including deferred underwriting fees), costs, expenses, brokerage fees, commissions, finders’ fees and disbursements of financial advisors, investment banks, data room administrators, attorneys, accountants and other advisors and service providers, (b) Transfer Taxes, and (c) any and all filing fees to the Governmental Authorities in connection with the Transactions;

“SPAC Unit” means the units issued in SPAC’s IPO or the exercise of the underwriters’ overallotment option consisting of one SPAC Class A Ordinary Share and one-fifth of a SPAC Warrant;

“SPAC Warrant” means all outstanding and unexercised warrants to acquire SPAC Class A Ordinary Shares;

“Subsidiary” means, with respect to a Person, an entity of which a majority of both the economic interests and voting interests is owned, directly or indirectly, by such Person and, in case of a limited partnership, limited liability company or similar entity, such Person is a general partner or managing member and has the power to direct the policies, management and affairs of such entity, respectively;

“Tax” or “Taxes” means all federal, state, local, foreign or other taxes imposed by any Governmental Authority, including all income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, ad valorem, value added, inventory, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, alternative or add-on minimum, or estimated taxes, and including any interest, penalty, or addition thereto;

“Tax Returns” means all U.S. federal, state, local, provincial and non-U.S. returns, declarations, computations, notices, statements, claims, reports, schedules, forms and information returns, including any attachment thereto or amendment thereof, required or permitted to be supplied to, or filed with, a Governmental Authority with respect to Taxes;

“Trade Secrets” means confidential or proprietary information and any know how and other inventions, processes, models, methodologies and other information that (a) derives economic value (actual or potential) from not being generally known to other persons who can obtain economic value from its disclosure or use and (b) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy;

“Trademarks” means trade names, logos, trademarks, service marks, service names, trade dress, company names, collective membership marks, certification marks, slogans, toll-free numbers, and other forms indicia of origin, whether or not registerable as a trademark in any given country, together with registrations and applications therefor, and the goodwill associated with any of the foregoing;

“Transaction Documents” means, collectively, this Agreement, the NDA, the PIPE Subscription Agreements, the Amended and Restated Forward Purchase Agreements, the Sponsor Support Agreement, the Shareholder Support Agreements, the Registration Rights Agreement, the Shareholder Deed, the Backstop Agreement, the Sponsor Subscription Agreement, the Assignment, Assumption and Amendment Agreement, the Initial Merger Filing Documents, the Acquisition Merger Filing Documents and any other agreements, documents or certificates entered into or delivered pursuant hereto or thereto, and the expression “Transaction Document” means any one of them;

“Transactions” means, collectively, the Mergers and each of the other transactions contemplated by this Agreement or any of the other Transaction Documents;

“Transfer Taxes” means any transfer, documentary, sales, use, real property, stamp, registration and other similar Taxes, fees and costs (including any associated penalties and interest) payable in connection with the Transactions;

“Union” means any union, works council or other employee representative body; and

“Warrant Agreement” means the Warrant Agreement, dated as of September 30, 2020, by and between SPAC and Continental Stock Transfer & Trust Company, a New York corporation, as warrant agent.

Section 1.2.          Other Definitions.

A&R Articles of Merger Sub 1	2.2(c)
Acquisition Closing	2.3(a)
Acquisition Closing Date	2.3(a)
Acquisition Effective Time	2.3(a)
Acquisition Entity	V
Acquisition Merger	Recitals
Acquisition Merger Filing Documents	2.3(a)
Agreement	Preamble
Agreement End Date	10.1(g)
Altimeter Group	11.19(a)
Amended and Restated Forward Purchase Agreements	Recitals
Anticorruption Laws	3.6(d)
Articles of the Surviving Corporation	2.3(c)
Assignment, Assumption and Amendment Agreement	Recitals
Assumed Key Executive Option	2.3(e)(iv)(2)
Assumed Option	2.3(e)(iv)(1)
Backstop Agreement	Recitals
Cayman Act	Recitals
Company	Preamble
Company Board	Recitals
Company Board Recommendation	8.2(b)(ii)
Company Certificates	2.5(d)
Company Cure Period	10.1(e)
Company Director	2.4(a)(ii)
Company Disclosure Letter	III

Company Financial Statements	3.8
Company Lease	3.13(b)
Company Letter of Transmittal	2.5(a)
Company Material Lease	3.13(b)
Company Non-Recourse Party	11.17
Company Shareholders’ Approval	3.4
Company Shareholders’ Meeting	8.2(c)
Converted Key Executive Restricted Stock Award	2.3(e)(vi)(2)
Converted Key Executive RSU Award	2.3(e)(vi)(2)
Converted Restricted Stock Award	2.3(e)(vi)(1)
Converted RSU Award	2.3(e)(vi)(1)
D&O Indemnified Parties	6.4(a)
Dissenting Shares	2.6(a)
Exchange Agent	2.5(a)
Forward Purchase Investors	Recitals
Forward Purchase Subscriptions	Recitals
Founder	Recitals
Grab Group	11.19(b)
Hughes Hubbard	11.19(b)
Initial Closing	2.2(a)
Initial Closing Date	2.2(a)
Initial Merger	Recitals
Initial Merger Effective Time	2.2(a)
Initial Merger Filing Documents	2.2(a)
Intended Tax Treatment	Recitals
Interim Period	6.1
Investment Amount	4.18(a)
Investors	Recitals
IPO	11.1
IT Systems	3.14(d)
JOBS Act	4.14
Letter of Transmittal	2.5(a)
Lost Certificate Affidavit	2.5(f)
MAS	8.1(b)
Material Permits	3.6(g)
Merger Sub 1	Preamble
Merger Sub 1 Share	5.2(a)
Merger Sub 2	Preamble
Merger Sub 2 Share	5.2(a)
Mergers	Recitals
Mutual Fund Investors	2.2(a)
PIPE Investments	Recitals
PIPE Subscription Agreements	Recitals
Private Placement	Recitals
Proxy/Registration Statement	8.2(a)(i)
PubCo	Preamble

PubCo Incentive Equity Plan	5.12
PubCo Share	5.2(a)
PubCo Warrant	2.2(e)(iii)
Registration Rights Agreement	Recitals
Regulatory Approvals	8.1(a)
Ropes	11.19(a)
Shareholder Deed	Recitals
Shareholder Support Agreement No. 1	Recitals
Shareholder Support Agreement No. 2	Recitals
Shareholder Support Agreement No. 3	Recitals
Shareholder Support Agreements	Recitals
SPAC	Preamble
SPAC Board	Recitals
SPAC Board Recommendation	8.2(b)(ii)
SPAC Certificates	2.5(b)
SPAC Cure Period	10.1(f)
SPAC Director	2.4(a)(ii)
SPAC Disclosure Letter	IV
SPAC Financial Statements	4.7(a)
SPAC Letter of Transmittal	2.5(a)
SPAC Non-Recourse Party	11.17
SPAC SEC Filings	4.12
SPAC Shareholders’ Meeting	8.2(b)(i)
Specified Governmental Authority	8.1(b)
Sponsor	Recitals
Sponsor Affiliate	Recitals
Sponsor Commitment	Recitals
Sponsor Subscription Agreement	Recitals
Sponsor Support Agreement	Recitals
Stockholder Certificates	2.5(d)
Stockholder Litigation	8.5
Subscription Agreements	Recitals
Subsequent Merger	2.2(f)
Subsequent Survivor	2.2(f)
Surviving Corporation	Recitals
Terminating Company Breach	10.1(e)
Terminating SPAC Breach	10.1(f)
Transaction Proposals	8.2(a)(i)
Transmittal Documents	2.5(d)
Trust Account	11.1
Trust Agreement	4.13
Trustee	4.13

Section 1.3.          Construction.

(a)          Unless the context of this Agreement otherwise requires or unless otherwise specified, (i) words of any gender shall be construed as masculine, feminine, neuter or any other gender, as applicable; (ii) words using the singular or plural number also include the plural or singular number, respectively; (iii) the terms “hereof,” “herein,” “hereby,” “herewith,” “hereto” and derivative or similar words refer to this entire Agreement; (iv) the terms “Article” or “Section” refer to the specified Article or Section of this Agreement; (v) the terms “Schedule” or “Exhibit” refer to the specified Schedule or Exhibit of this Agreement; (vi) the words “including,” “included,” or “includes” shall mean “including, without limitation;” and shall not be construed to limit any general statement that it follows to the specific or similar items or matters immediately following it; (vii) the word “extent” in the phrase “to the extent” means the degree to which a subject or thing extends and such phrase shall not simply mean “if;” (viii) the word “or” shall be disjunctive but not exclusive; (ix) the word “will” shall be construed to have the same meaning as the word “shall”; (x) unless the context otherwise clearly indicates, each defined term used in this Agreement shall have a comparable meaning when used in its plural or singular form; (xi) words in the singular shall be held to include the plural and vice versa, and words of one gender shall be held to include the other gender as the context requires; (xii) references to “written” or “in writing” include in electronic form; and (xiii) a reference to any Person includes such Person’s predecessors, successors and permitted assigns;

(b)          Unless the context of this Agreement otherwise requires, references to statutes shall include all regulations promulgated thereunder and references to statutes or regulations shall be construed as including all statutory and regulatory provisions consolidating, amending or replacing the statute or regulation.

(c)          References to “$”, “dollar”, or “cents” are to the lawful currency of the United States of America.

(d)          Whenever this Agreement refers to a number of days or months, such number shall refer to calendar days or months unless Business Days are expressly specified.  Time periods within or following which any payment is to be made or act is to be done under this Agreement shall be calculated by excluding the calendar day on which the period commences and including the calendar day on which the period ends, and by extending the period to the next following Business Day if the last calendar day of the period is not a Business Day.

(e)          All accounting terms used in this Agreement and not expressly defined in this Agreement shall have the meanings given to them under GAAP (with respect to SPAC) and IFRS (with respect to the Company or any of its Subsidiaries or Material Subsidiaries).

(f)          Unless the context of this Agreement otherwise requires, references to the Company with respect to periods following the Acquisition Effective Time shall be construed to mean the Surviving Corporation and vice versa.

(g)          The table of contents and the section and other headings and subheadings contained in this Agreement and the Exhibits hereto are solely for the purpose of reference, are not part of the agreement of the parties hereto, and shall not in any way affect the meaning or interpretation of this Agreement or any Exhibit hereto.

(h)          Unless the context of this Agreement otherwise requires, references to agreements and other documents shall be deemed to include all subsequent amendments and other modifications thereto.

(i)          Capitalized terms used in the Exhibits and the Disclosure Letter and not otherwise defined therein have the meanings given to them in this Agreement.

(j)          With regard to each and every term and condition of this Agreement, the parties hereto understand and agree that the same has been mutually negotiated, prepared and drafted, and if at any time the parties hereto desire or are required to interpret or construe any such term or condition or any agreement or instrument subject hereto, no consideration shall be given to the issue of which party actually prepared, drafted or requested any term or condition of this Agreement.

ARTICLE II
TRANSACTIONS; CLOSING

Section 2.1.          Pre-Closing Actions.

(a)          ESOP Matters. Prior to the Acquisition Effective Time, the Company shall provide such notice (if any) to the extent required under the terms of the ESOP, obtain any necessary consents, waivers or releases, adopt applicable resolutions, amend the terms of the ESOP or any outstanding awards and take all other appropriate actions to: (a) effectuate the provisions of Section 2.3(e)(iv), Section 2.3(e)(v) and Section 2.3(e)(vi); and (b) ensure that after the Acquisition Effective Time, no holder of Company Options, Key Executive Options, Company Restricted Stock, Key Executive Restricted Stock, Company RSUs or Key Executive RSUs (or any beneficiary thereof) nor any other participant in the ESOP shall have any right thereunder to acquire any securities of the Surviving Corporation or to receive any payment or benefit with respect to any award previously granted under the ESOP, except as provided in Section 2.3(e)(iv), Section 2.3(e)(v) and 2.3(e)(vi).

(b)          Organizational Documents of PubCo. At the Initial Merger Effective Time, PubCo’s Organizational Documents, as in effect immediately prior to the Initial Merger Effective Time, shall be amended and restated to read in their entirety in the form of the amended and restated memorandum and articles of association of PubCo attached hereto as Exhibit L, (the “PubCo Charter”), and, as so amended and restated, shall be the memorandum and articles of association of PubCo, until thereafter amended in accordance with the terms thereof and the Cayman Act.

Section 2.2.          The Initial Merger.

(a)          Initial Merger.  On the date which is three Business Days after the first date on which all conditions set forth in Article IX that are required hereunder to be satisfied on or prior to the Initial Closing shall have been satisfied or waived (other than those conditions that by their terms are to be satisfied at the Initial Closing, but subject to the satisfaction or waiver thereof), or at such other time or in such other manner as shall be agreed upon by SPAC and the Company in writing, the closing of the Transactions contemplated by this Agreement with respect to the Initial Merger (the “Initial Closing”) shall take place remotely by conference call and exchange of documents and signatures in accordance with Section 11.9. At the Initial Closing, SPAC, PubCo and Merger Sub 1 shall cause SPAC to be merged with and into Merger Sub 1, with Merger Sub 1 being the surviving company in the Initial Merger (the day on which the Initial Closing occurs, the “Initial Closing Date”).  On the Initial Closing Date, SPAC and Merger Sub 1 shall execute and cause to be filed with the Registrar of Companies of the Cayman Islands, the Plan of Initial Merger (substantially in the form attached hereto as Exhibit I) and such other documents as may be required in accordance with the applicable provisions of the Cayman Act or by any other applicable Law to make the Initial Merger effective (collectively, the “Initial Merger Filing Documents”). The Initial Merger shall become effective at the time when the Plan of Initial Merger has been accepted for filing by the Registrar of Companies of the Cayman Islands or at such later time as may be agreed by Merger Sub 1 and SPAC in writing with the prior written consent of the Company and specified in the Plan of Initial Merger (the “Initial Merger Effective Time”). Promptly following the Initial Merger Effective Time PubCo shall deliver notices to the parties to the Private Placement and the Sponsor Subscription Agreement to cause the release of funds from escrow to PubCo immediately prior to Acquisition Closing and to cause the Investors that are mutual funds (the “Mutual Fund Investors”) to complete the consummation of their respective PIPE Investments immediately prior to Acquisition Closing.

(b)          Effect of the Initial Merger. At and after the Initial Merger Effective Time, the Initial Merger shall have the effects set forth in this Agreement, the Plan of Initial Merger and the applicable provisions of the Cayman Act. Without limiting the generality of the foregoing, and subject thereto, at the Initial Merger Effective Time, all the property, rights, privileges, agreements, powers and franchises, Liabilities and duties of SPAC and Merger Sub 1 shall vest in and become the property, rights, privileges, agreements, powers and franchises, Liabilities and duties of Merger Sub 1 as the surviving company (including all rights and obligations with respect to the Trust Account), which shall include the assumption by Merger Sub 1 of any and all agreements, covenants, duties and obligations of SPAC and Merger Sub 1 set forth in this Agreement and the other Transaction Documents to which SPAC or Merger Sub 1 is a party, and Merger Sub 1 shall thereafter exist as a wholly owned subsidiary of PubCo and the separate corporate existence of SPAC shall cease to exist.

(c)          Organizational Documents of Merger Sub 1. At the Initial Merger Effective Time, the Organizational Documents of Merger Sub 1, as in effect immediately prior to the Initial Merger Effective Time, shall be amended and restated to read in their entirety in the form of the amended and restated memorandum and articles of association of Merger Sub 1 attached hereto as Exhibit J (the “A&R Articles of Merger Sub 1”), and, as so amended and restated, shall be the memorandum and articles of association of Merger Sub 1, until thereafter amended in accordance with the terms thereof and the Cayman Act.

(d)          Directors and Officers of Merger Sub 1. At the Initial Merger Effective Time, the board of directors and officers of Merger Sub 1 and SPAC shall cease to hold office, and the board of directors of Merger Sub 1 and the officers of Merger Sub 1 shall be appointed as determined by the Company, each to hold office in accordance with the A&R Articles of Merger Sub 1 until they are removed or resign in accordance with the A&R Articles of Merger Sub 1 or until their respective successors are duly elected or appointed and qualified.

(e)          Effect of the Initial Merger on Issued Securities of SPAC and Merger Sub 1. At the Initial Merger Effective Time, by virtue of and as part of the agreed consideration for the Initial Merger and without any action on the part of any party hereto or the holders of securities of SPAC or Merger Sub 1:

(i)          SPAC Units. Each SPAC Unit outstanding immediately prior to the Initial Merger Effective Time shall be automatically detached and the holder thereof shall be deemed to hold one SPAC Class A Ordinary Share and one-fifth of a SPAC Warrant in accordance with the terms of the applicable SPAC Unit, which underlying SPAC Securities shall be adjusted in accordance with the applicable terms of this Section 2.2(e).

(ii)          SPAC Ordinary Shares. Immediately following the separation of each SPAC Security in accordance with Section 2.2(e)(i), and subject to Section 2.2(e)(iv) each (A) SPAC Class A Ordinary Share issued and outstanding immediately prior to the Initial Merger Effective Time shall automatically be cancelled and cease to exist in exchange for the right to receive, upon delivery of the applicable Transmittal Documents in accordance with Section 2.5, one newly issued PubCo Class A Ordinary Share and (B) SPAC Class B Ordinary Share issued and outstanding immediately prior to the Initial Merger Effective Time shall automatically be cancelled and cease to exist in exchange for the right to receive, upon delivery of the applicable Transmittal Documents in accordance with Section 2.5, one newly issued PubCo Class A Ordinary Share. As of the Initial Merger Effective Time, each SPAC Shareholder shall cease to have any other rights in and to SPAC.

(iii)          Exchange of SPAC Warrants. Each SPAC Warrant outstanding immediately prior to the Initial Merger Effective Time shall cease to be a warrant with respect to SPAC Shares and be assumed by PubCo and converted into a warrant to purchase one PubCo Class A Ordinary Share (each, a “PubCo Warrant”). Each PubCo Warrant shall continue to have and be subject to substantially the same terms and conditions as were applicable to such SPAC Warrant immediately prior to the Initial Merger Effective Time (including any repurchase rights and cashless exercise provisions) in accordance with the provisions of the Assignment, Assumption and Amendment Agreement.

(iv)          SPAC Treasury Shares.  Notwithstanding clause (ii) above or any other provision of this Agreement to the contrary, if there are any SPAC Shares that are owned by SPAC as treasury shares or any SPAC Shares owned by any direct or indirect subsidiary of SPAC immediately prior to the Initial Merger Effective Time, such SPAC Shares shall be canceled and shall cease to exist without any conversion thereof or payment or other consideration therefor.

(v)          Merger Sub 1 Share. The Merger Sub 1 Share issued and outstanding immediately prior to the Initial Merger Effective Time shall continue existing and constitute the only issued and outstanding share in the capital of Merger Sub 1.

(vi)          PubCo Shares. All PubCo Ordinary Shares, including the PubCo Share, that were outstanding immediately prior to the Initial Merger Effective Time shall be cancelled for no consideration.

(f)          Subsequent Merger.  In the event that following the consummation of the Initial Merger this Agreement shall have been terminated in accordance with Section 10.1 (other than Section 10.1(d) or Section 10.1(g)), then immediately prior to such termination: (i) Merger Sub 1 shall merge with and into PubCo, with PubCo continuing as the surviving company (the “Subsequent Survivor”) in such merger (the “Subsequent Merger”), and such actions shall occur automatically without the need for action by any party hereto; (ii) the memorandum and articles of association of the Subsequent Survivor shall be amended and restated in its entirety to read in the form of the SPAC Charter; (iii) (x) each PubCo Class A Ordinary Share that immediately prior to the Initial Merger Effective Time represented a SPAC Class A Ordinary Share shall be converted into the right to receive a Class A ordinary share of the Subsequent Survivor and (y) each PubCo Class A Ordinary Share that immediately prior to the Initial Merger Effective Time represented a SPAC Class B Ordinary Share shall be converted into the right to receive a Class B ordinary share of the Subsequent Survivor; (iv) the directors of the Subsequent Survivor shall be the persons who were directors of SPAC immediately prior to the Initial Merger Effective Time; (v) each PubCo Warrant that immediately prior to the Initial Merger Effective Time (excluding any PubCo Warrants that were detached immediately prior to the Initial Merger Time) was exercisable for the right to receive a SPAC Ordinary Share shall be converted into a warrant exercisable for the right to receive a corresponding ordinary share of the Subsequent Survivor; and (vi) a plan of merger shall be filed with the registrar of the Cayman Islands in respect of the Subsequent Merger consistent with the foregoing. On or prior to the date of this Agreement, the board of directors and the sole shareholder of PubCo, and the board of directors and PubCo as sole shareholder of Merger Sub 1, have approved and adopted resolutions authorizing the Subsequent Merger. It is understood and agreed that the Company shall have no obligation, liability or responsibility with respect to any of the matters covered by this Section 2.2(f).

Section 2.3.          The Acquisition Merger.

(a)          Acquisition Merger. As soon as practicable following the later of three hours and one minute following the Initial Merger Effective Time and the time on which all conditions set forth in Article IX that are required hereunder to be satisfied on or prior to the Acquisition Closing shall have been satisfied or waived (other than those conditions that by their terms are to be satisfied at the Acquisition Closing, but subject to the satisfaction or waiver thereof), or at such other time or in such other manner as shall be agreed upon by PubCo (with the prior written consent of the SPAC Director and the Company Director) and the Company in writing, the closing of the Transactions contemplated by this Agreement with respect to the Acquisition Merger (the “Acquisition Closing”) shall take place remotely by conference call and exchange of documents and signatures in accordance with Section 11.9. At the Acquisition Closing, PubCo, the Company and Merger Sub 2 shall cause Merger Sub 2 to be merged with and into the Company, with the Company being the surviving company in the Acquisition Merger (the day on which the Acquisition Closing occurs, the “Acquisition Closing Date”). On the Acquisition Closing Date, upon the Acquisition Closing, the Company and Merger Sub 2 shall execute and cause to be filed with the Registrar of Companies of the Cayman Islands the Plan of Acquisition Merger (substantially in the form attached hereto as Exhibit H) and such other documents as may be required in accordance with the applicable provisions of the Cayman Act or by any other applicable Law to make the Acquisition Merger effective (the “Acquisition Merger Filing Documents”). The Acquisition Merger shall become effective at the time when the Plan of Acquisition Merger has been accepted for filing by the Registrar of Companies of the Cayman Islands or at such later time as may be agreed by PubCo (with the prior written consent of the SPAC Director and the Company Director), Merger Sub 2 and the Company in writing and specified in the Plan of Acquisition Merger (the “Acquisition Effective Time”).

(b)          Effect of the Acquisition Merger. At and after the Acquisition Effective Time, the Acquisition Merger shall have the effects set forth in this Agreement, the Plan of Acquisition Merger and the applicable provisions of the Cayman Act. Without limiting the generality of the foregoing, and subject thereto, at the Acquisition Effective Time, all the property, rights, privileges, agreements, powers and franchises, Liabilities and duties of the Company and Merger Sub 2 shall vest in and become the property, rights, privileges, agreements, powers and franchises, Liabilities and duties of the Company as the surviving company, which shall include the assumption by the Company of any and all agreements, covenants, duties and obligations of the Company and Merger Sub 2 set forth in this Agreement and the other Transaction Documents to which the Company or Merger Sub 2 is a party, and the Company shall thereafter exist as a wholly owned subsidiary of PubCo and the separate corporate existence of Merger Sub 2 shall cease to exist.

(c)          Organizational Documents of the Surviving Corporation. At the Acquisition Effective Time, the Company’s Organizational Documents, as in effect immediately prior to the Acquisition Effective Time, shall be amended and restated to read in their entirety in the form of the amended and restated memorandum and articles of association of the Company attached hereto as Exhibit K, (the “Articles of the Surviving Corporation”), and, as so amended and restated, shall be the memorandum and articles of association of the Surviving Corporation, until thereafter amended in accordance with the terms thereof and the Cayman Act.

(d)          Directors and Officers of the Surviving Corporation.  At the Acquisition Effective Time, the board of directors and officers of Merger Sub 2 shall cease to hold office, and the board of directors of the Surviving Corporation and the officers of the Surviving Corporation shall be appointed as determined by the Company, each director and officer to hold office in accordance with the Articles of the Surviving Corporation until they are removed or resign in accordance with the Articles of the Surviving Corporation or until their respective successors are duly elected or appointed and qualified.

(e)          Effect of the Acquisition Merger on Issued Securities of the Company and Merger Sub 2. At the Acquisition Effective Time, by virtue of and as part of the agreed consideration for the Acquisition Merger and without any action on the part of any party hereto or the holders of securities of the Company or Merger Sub 2:

(i)          Ordinary Shares and Preferred Shares.  Each Ordinary Share and Preferred Share issued and outstanding immediately prior to the Acquisition Effective Time, other than any (A) Key Executive Shares, (B) shares referred to in Section 2.3(e)(iii), (C) Company Restricted Stock and Key Executive Restricted Stock and (D) Dissenting Shares, shall automatically be cancelled and cease to exist in exchange for the right to receive, upon delivery of the applicable Transmittal Documents in accordance with Section 2.5, such fraction of a newly issued PubCo Class A Ordinary Share that is equal to the Exchange Ratio, without interest, subject to rounding pursuant to Section 2.5(i). As of the Acquisition Effective Time, each Company Shareholder shall cease to have any other rights in and to the Company or the Surviving Corporation (other than the rights set forth in Section 2.6(a)).

(ii)          Key Executive Shares.  Each Key Executive Share issued and outstanding immediately prior to the Acquisition Effective Time, other than (A) Key Executive Restricted Stock and (B) Dissenting Shares, shall automatically be cancelled and cease to exist in exchange for the right to receive, upon delivery of the applicable Transmittal Documents in accordance with Section 2.5, such fraction of a newly issued PubCo Class B Ordinary Share that is equal to the Exchange Ratio, without interest, subject to rounding pursuant to Section 2.5(i).

(iii)          Treasury Shares.  Notwithstanding clause (i) above or any other provision of this Agreement to the contrary, if there are any Company Shares that are owned by the Company as treasury shares or any Company Shares owned by any direct or indirect subsidiary of the Company immediately prior to the Acquisition Effective Time, such Company Shares shall be canceled and shall cease to exist without any conversion thereof or payment or other consideration therefor.

(iv)          Company Options and Key Executive Options.

(1)          Each Company Option outstanding immediately prior to the Acquisition Effective Time, whether vested or unvested, shall, automatically and without any required action on the part of any holder or beneficiary thereof, be assumed by PubCo and converted into an option to purchase PubCo Class A Ordinary Shares (each, an “Assumed Option”) under the PubCo Incentive Equity Plan.  Each Assumed Option shall continue to have and be subject to substantially the same terms and conditions as were applicable to such Company Option immediately prior to the Acquisition Effective Time (including expiration date, vesting conditions, and exercise provisions), except that (A) each Assumed Option shall be exercisable for that number of PubCo Class A Ordinary Shares equal to the product (rounded down to the nearest whole number) of (y) the number of Company Shares subject to such Company Option immediately prior to the Acquisition Effective Time multiplied by (z) the Exchange Ratio; and (B) the per share exercise price for each PubCo Class A Ordinary Share issuable upon exercise of the Assumed Option shall be equal to the quotient (rounded up to the nearest whole cent) obtained by dividing (y) the exercise price per Company Share subject to such Company Option immediately prior to the Acquisition Effective Time by (z) the Exchange Ratio; provided, however, that the exercise price and the number of PubCo Class A Ordinary Shares purchasable under each Assumed Option shall be determined in a manner consistent with the requirements of Section 409A of the Code; provided, further, that in the case of any Company Option to which Section 422 of the Code applies, the exercise price and the number of PubCo Class A Ordinary Shares purchasable under such Assumed Option shall be determined in accordance with the foregoing in a manner that satisfies the requirements of Section 424(a) of the Code.

(2)          Each Key Executive Option outstanding immediately prior to the Acquisition Effective Time, whether vested or unvested, shall, automatically and without any required action on the part of any holder or beneficiary thereof, be assumed by PubCo and converted into an option to purchase PubCo Class B Ordinary Shares (each, an “Assumed Key Executive Option”) under the PubCo Incentive Equity Plan.  Each Assumed Key Executive Option shall continue to have and be subject to substantially the same terms and conditions as were applicable to such Key Executive Option immediately prior to the Acquisition Effective Time (including expiration date, vesting conditions, and exercise provisions), except that (i) each Assumed Key Executive Option shall be exercisable for that number of PubCo Class B Ordinary Shares equal to the product (rounded down to the nearest whole number) of (A) the number of Company Shares subject to such Key Executive Option immediately prior to the Acquisition Effective Time multiplied by (B) the Exchange Ratio; and (ii) the per share exercise price for each PubCo Class B Ordinary Share issuable upon exercise of the Assumed Key Executive Option shall be equal to the quotient (rounded up to the nearest whole cent) obtained by dividing (A) the exercise price per Company Share subject to such Key Executive Option immediately prior to the Acquisition Effective Time by (B) the Exchange Ratio; provided, however, that the exercise price and the number of PubCo Class B Ordinary Shares purchasable under each Assumed Key Executive Option shall be determined in a manner consistent with the requirements of Section 409A of the Code; provided, further, that in the case of any Key Executive Option to which Section 422 of the Code applies, the exercise price and the number of PubCo Class B Ordinary Shares purchasable under such Assumed Key Executive Option shall be determined in accordance with the foregoing in a manner that satisfies the requirements of Section 424(a) of the Code.

(v)          Company Restricted Stock and Key Executive Restricted Stock

(1)          Each award of Company Restricted Stock outstanding immediately prior to the Acquisition Effective Time shall be converted into an award of restricted PubCo Class A Ordinary Shares (each, a “Converted Restricted Stock Award”) under the PubCo Incentive Equity Plan.  Each Converted Restricted Stock Award will have and be subject to substantially the same terms and conditions (including vesting and voting terms) as were applicable to such award of Company Restricted Stock immediately before the Acquisition Effective Time, except that each Converted Restricted Stock Award will be converted into that number of PubCo Class A Ordinary Shares equal to the product (rounded down to the nearest whole number) of (A) the number of Company Shares subject to the award of Company Restricted Stock immediately before the Acquisition Effective Time multiplied by (B) the Exchange Ratio.

(2)          Each award of Key Executive Restricted Stock outstanding immediately prior to the Acquisition Effective Time shall be converted into an award of restricted PubCo Class B Ordinary Shares (each, a “Converted Key Executive Restricted Stock Award”) under the PubCo Incentive Equity Plan. Each Converted Key Executive Restricted Stock Award will have and be subject to substantially the same terms and conditions (including vesting and voting terms) as were applicable to such award of Key Executive Restricted Stock immediately before the Acquisition Effective Time, except that each Converted Key Executive Restricted Stock Award will be converted into that number of PubCo Class B Ordinary Shares equal to the product (rounded down to the nearest whole number) of (A) the number of Company Shares subject to the award of Key Executive Restricted Stock immediately before the Acquisition Effective Time multiplied by (B) the Exchange Ratio.

(vi)          Company RSUs and Key Executive RSUs

(1)          Each award of Company RSUs outstanding immediately prior to the Acquisition Effective Time shall be assumed by PubCo and converted into an award of restricted share units representing the right to receive PubCo Class A Ordinary Shares (each, a “Converted RSU Award”) under the PubCo Incentive Equity Plan. Each Converted RSU Award will have and be subject to substantially the same terms and conditions (including vesting and settlement terms) as were applicable to such award of Company RSUs immediately before the Acquisition Effective Time, except that each Converted RSU Award will represent the right to receive that number of PubCo Class A Ordinary Shares equal to the product (rounded down to the nearest whole number) of (A) the number of Company Shares subject to the Company RSU award immediately before the Acquisition Effective Time multiplied by (B) the Exchange Ratio.

(2)          Each award of Key Executive RSUs outstanding immediately prior to the Acquisition Effective Time shall be assumed by PubCo and converted into an award of restricted share units representing the right to receive PubCo Class B Ordinary Shares (each, a “Converted Key Executive RSU Award”) under the PubCo Incentive Equity Plan. Each Converted Key Executive RSU Award will have and be subject to substantially the same terms and conditions (including vesting and settlement terms) as were applicable to such award of Key Executive RSUs immediately before the Acquisition Effective Time, except that each Converted Key Executive RSU Award will represent the right to receive that number of PubCo Class B Ordinary Shares equal to the product (rounded down to the nearest whole number) of (A) the number of Company Shares subject to the Key Executive RSU award immediately before the Acquisition Effective Time multiplied by (B) the Exchange Ratio.

(vii)          Dissenting Shares.  Each of the Dissenting Shares issued and outstanding immediately prior to the Acquisition Effective Time shall be cancelled and cease to exist in accordance with Section 2.6(a) and shall thereafter represent only the right to receive the applicable payments set forth in Section 2.6(a).

(viii)          Cancellation of Merger Sub 2 Share.  The Merger Sub 2 Share issued and outstanding immediately prior to the Acquisition Effective Time shall automatically be converted into one ordinary share of the Surviving Corporation, which ordinary share shall constitute the only issued and outstanding share in the capital of the Surviving Corporation.

Section 2.4.          Closing Deliverables.

(a)          At the Initial Closing,

(i)          the Company shall deliver or cause to be delivered to SPAC, a certificate signed by an officer of the Company, dated as of the Initial Closing Date, certifying that the conditions specified in Section 9.2 have been fulfilled;

(ii)          PubCo shall deliver or cause to be delivered to SPAC (i) evidence of the appointment of Hab Siam (or in the event of his death or incapacity, another director of SPAC who was such prior to the Initial Closing) (the “SPAC Director”) as a director to the board of directors of PubCo, in addition to the then-existing director of PubCo (the “Company Director”), effective as of the Initial Merger Effective Time and (ii) a resignation letter, duly executed by the Company Director, providing for the Company Director’s automatic resignation from the board of directors of PubCo upon the earlier of the Acquisition Closing and the termination of this Agreement in accordance with its terms;

(iii)          SPAC shall deliver or cause to be delivered to PubCo a resignation letter, duly executed by the SPAC Director, providing for the SPAC Director’s automatic resignation from the board of directors of PubCo upon the Acquisition Closing; and

(iv)          SPAC shall deliver or cause to be delivered to the Company, a certificate signed by an officer of SPAC, dated as of the Initial Closing Date, certifying that the conditions specified in Section 9.3 have been fulfilled.

(b)          At the Acquisition Closing,

(i)          PubCo shall deliver or cause to be delivered to the Company:

(1)          copies of the written resignations of (A) all of the directors and officers of PubCo and Merger Sub 2, effective as of the Acquisition Effective Time and (B) of all the directors and officers of SPAC and Merger Sub 1, effective as of the Initial Merger Effective Time;

(2)          copies of resolutions of the board of directors of Merger Sub 1 changing the bank signatories of Merger Sub 1, effective as of the Acquisition Effective Time, to the Persons specified in a written notice given by the Company to PubCo prior to the Acquisition Effective Time; and

(ii)          PubCo shall pay or cause to be paid by wire transfer of immediately available funds (i) all accrued and unpaid Company Transaction Expenses and (ii) all accrued and unpaid SPAC Transaction Expenses, each as set forth on a written statement to be delivered to PubCo by or on behalf of the Company and SPAC, respectively, not less than two Business Days prior to the Acquisition Closing Date, which shall include the respective amounts and wire transfer instructions for the payment thereof.

Section 2.5.          Surrender of Company Equity Securities and SPAC Equity Securities and Disbursement of Shareholder Merger Consideration.

(a)          Prior to the Initial Merger Effective Time, PubCo shall appoint Continental Stock Transfer & Trust Company as exchange agent, or another exchange agent reasonably acceptable to the Company (in such capacity, the “Exchange Agent”), for the purpose of exchanging (i) Company Shares for a number of PubCo Ordinary Shares and (ii) SPAC Ordinary Shares for a number of PubCo Ordinary Shares, each in accordance with the provisions of this Agreement, the Plan of Initial Merger and the Plan of Acquisition Merger, as applicable.  At or prior to the Initial Merger Effective Time, PubCo shall deposit, or cause to be deposited, with the Exchange Agent the Shareholder Merger Consideration.  At or as promptly as practicable following the Initial Merger Effective Time or the Acquisition Effective Time, as the case may be, PubCo shall send, or shall cause the Exchange Agent to send, to each SPAC Shareholder a letter of transmittal for use in such exchange, in a form reasonably acceptable to the Company and SPAC (a “SPAC Letter of Transmittal”) and to each Company Shareholder a letter of transmittal for use in such exchange, in a form reasonably acceptable to the Company and SPAC (a “Company Letter of Transmittal” and together with the SPAC Letter of Transmittal, each a “Letter of Transmittal”).

(b)          Notwithstanding any other provision of this Section 2.5, any obligation on PubCo under this Agreement to issue PubCo Ordinary Shares to (i) SPAC Shareholders entitled to PubCo Class A Ordinary Shares or (ii) Company Shareholders entitled to receive PubCo Ordinary Shares shall be satisfied by PubCo issuing such PubCo Ordinary Shares to the DTC or to such other clearing service or issuer of depositary receipts (or their nominees, in either case) as may be necessary or expedient, and each SPAC Shareholder and Company Shareholder shall hold such PubCo Ordinary Shares in book-entry form or through a holding of depositary receipts and the DTC or its nominee or the relevant clearing service or issuer of depositary receipts (or their nominees, as the case may be), will be the holder of record of such PubCo Ordinary Shares.

(c)          Each SPAC Shareholder shall be entitled to receive its portion of the Initial Merger Consideration in respect of the SPAC Ordinary Shares and in the form of PubCo Class A Ordinary Shares as set forth in Section 2.2(e)(ii) as soon as reasonably practicable after the Initial Merger Effective Time, but subject to the delivery to the Exchange Agent of the following items prior thereto: (i) the certificate(s), if any, representing such SPAC Ordinary Shares (“SPAC Certificates”) (or a Lost Certificate Affidavit) and (ii) a properly completed and duly executed SPAC Letter of Transmittal.  Until so surrendered, each such SPAC Certificate shall represent after the Initial Merger Effective Time for all purposes only the right to receive such portion of the Initial Merger Consideration attributable to such SPAC Shares (as evidenced by the SPAC Certificate).

(d)          Each Company Shareholder shall be entitled to receive its portion of the Shareholder Merger Consideration in respect of the Ordinary Shares and in the form of either PubCo Class A Ordinary Shares or PubCo Class B Ordinary Shares, as set forth in Section 2.3(e)(i) and (ii) (excluding any Company Shares described in Section 2.3(e)(iii) or Dissenting Shares), as soon as reasonably practicable after the Acquisition Effective Time, but subject to the delivery to the Exchange Agent of the following items prior thereto:  (i) the certificate(s), if any, representing such Company Shares (“Company Certificates” and together with the SPAC Certificates, the “Stockholder Certificates” (or a Lost Certificate Affidavit) and (ii) a properly completed and duly executed Company Letter of Transmittal (the documents to be submitted to the Exchange Agent pursuant to this sentence and the first sentence of Section 2.5(c), as applicable, may be referred to herein collectively as the “Transmittal Documents”).  Until so surrendered, each such Company Certificate shall represent after the Acquisition Effective Time for all purposes only the right to receive such portion of the Acquisition Merger Consideration attributable to such Company Shares (as evidenced by the Company Certificate).

(e)          If any portion of the Shareholder Merger Consideration is to be delivered or issued to a Person other than the Person in whose name the surrendered Stockholder Certificate is registered immediately prior to the Initial Merger Effective Time or Acquisition Effective Time, as applicable, it shall be a condition to such delivery that (i) in the case of Company Shares, the transfer of such Company Shares shall have been permitted in accordance with the terms of the Company Charter and in case of SPAC Shares, the transfer of such SPAC Shares shall have been permitted in accordance with the terms of the SPAC Charter, (ii) the recipient of such portion of the Shareholder Merger Consideration, or the Person in whose name such portion of the Shareholder Merger Consideration is delivered or issued, shall have already executed and delivered duly executed counterparts to the applicable Transmittal Documents as are reasonably deemed necessary by the Exchange Agent and (iii) the Person requesting such delivery shall have paid to the Exchange Agent any transfer or other Taxes required as a result of such delivery to a Person other than the registered holder of such Stockholder Certificate, or establish to the satisfaction of the Exchange Agent that such Tax has been paid or is not payable.

(f)          Notwithstanding anything to the contrary contained herein, in the event that any Stockholder Certificate shall have been lost, stolen or destroyed, in lieu of delivery of a Stockholder Certificate to the Exchange Agent, the SPAC Shareholder or Company Shareholder, as applicable, may instead deliver to the Exchange Agent an affidavit of lost certificate and indemnity of loss in form and substance reasonably acceptable to PubCo (a “Lost Certificate Affidavit”), which at the reasonable discretion of PubCo may include a requirement that the owner of such lost, stolen or destroyed Stockholder Certificate deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against PubCo, SPAC or the Surviving Corporation with respect to the Company Shares or SPAC Shares, as applicable, represented by the Stockholder Certificates alleged to have been lost, stolen or destroyed.  Any Lost Certificate Affidavit properly executed and delivered in accordance with this Section 2.5(f) shall, unless the context otherwise requires, be treated as a Stockholder Certificate for all purposes of this Agreement.

(g)          After the Acquisition Effective Time, the register of members of the Company shall be closed, and thereafter there shall be no further registration on the register of members of the Surviving Corporation of transfers of Company Shares that were issued and outstanding immediately prior to the Acquisition Effective Time. After the Initial Merger Effective Time, the register of members of SPAC shall be closed, and thereafter there shall be no further registration on the register of members of SPAC of transfers of SPAC Shares that were issued and outstanding immediately prior to the Initial Merger Effective Time. No dividends or other distributions declared or made after the date of this Agreement with respect to PubCo Ordinary Shares with a record date after the Acquisition Effective Time (in the case of Company Shares) or the Initial Merger Effective Time (in the case of SPAC Shares) will be paid to the holders of any Company Shares that were issued and outstanding immediately prior to the Acquisition Effective Time or SPAC Shares that were issued and outstanding immediately prior to the Initial Merger Effective Time (as applicable) in either case until the holders of record of such Company Shares or SPAC Shares (as applicable) shall have provided the applicable Transmittal Documents in accordance with Section 2.5(c) and Section 2.5(d).  Subject to applicable Law, following the delivery of the applicable Transmittal Documents, the Exchange Agent shall promptly deliver to the record holders thereof, without interest, the applicable Shareholder Merger Consideration and the amount of any such dividends or other distributions with a record date after the Acquisition Effective Time or the Initial Merger Effective Time, as applicable, theretofore paid with respect to such PubCo Ordinary Shares.

(h)          All securities issued upon the surrender of Stockholder Certificates (or delivery of a Lost Certificate Affidavit) in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to SPAC Shares or Company Shares, as applicable, represented by such Stockholder Certificates.  Any portion of the Shareholder Merger Consideration made available to the Exchange Agent pursuant to Section 2.5(a) that remains unclaimed by SPAC Shareholders or Company Shareholders one year after the Initial Merger Effective Time shall be returned to PubCo, upon demand, and any such SPAC Shareholder or Company Shareholder, as applicable, who has not exchanged its SPAC Shares or Company Shares, as applicable, for the applicable portion of the Shareholder Merger Consideration in accordance with this Section 2.5 prior to that time shall thereafter look only to PubCo for payment of the portion of the Shareholder Merger Consideration in respect of such SPAC Shares or Company Shares, as applicable, without any interest thereon (but with any dividends paid with respect thereto).  Notwithstanding the foregoing, none of the Surviving Corporation, PubCo or any party hereto or any Representative of any of the foregoing shall be liable to any Person for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar Law.

(i)          Notwithstanding anything to the contrary contained herein, no fraction of a PubCo Ordinary Share will be issued by virtue of the Mergers or the other Transactions, and each Person who would otherwise be entitled to a fraction of a PubCo Ordinary Share (after aggregating all fractional shares of the applicable class of PubCo Ordinary Shares that otherwise would be received by such holder) shall instead have the number of PubCo Ordinary Shares of the applicable class issued to such Person rounded up in the aggregate to the nearest whole PubCo Ordinary Share of such class.

Section 2.6.          Dissenter’s Rights.

(a)          Notwithstanding any provision of this Agreement to the contrary and to the extent available under the Cayman Act, Company Shares that are outstanding immediately prior to the Acquisition Effective Time and that are held by shareholders of the Company who shall have demanded properly in writing dissenters’ rights for such Company Shares in accordance with Section 238 of the Cayman Act and otherwise complied with all of the provisions of the Cayman Act relevant to the exercise and perfection of dissenters’ rights (the “Dissenting Shares”) shall not be converted into, and such shareholders shall have no right to receive, the applicable Shareholder Merger Consideration unless and until such shareholder fails to perfect or withdraws or otherwise loses his, her or its right to dissenters’ rights under the Cayman Act. The Company Shares owned by any Company Shareholder who fails to perfect or who effectively withdraws or otherwise loses his, her or its dissenters’ rights pursuant to the Cayman Act shall thereupon be deemed to have been converted into, and to have become exchangeable for, as of the Acquisition Effective Time, the right to receive the applicable Shareholder Merger Consideration, without any interest thereon.

(b)          Prior to the Acquisition Closing, the Company shall give PubCo prompt notice of any demands for dissenters’ rights received by the Company and any withdrawals of such demands and the Company shall have complete control over all negotiations and proceedings with respect to such dissenters’ rights (including the ability to make any payment with respect to any exercise by a shareholder of its rights to dissent from the Acquisition Merger or any demands for appraisal or offer to settle or settle any such demands or approve any withdrawal of any such dissenter rights or demands).

Section 2.7.          Withholding.  Each of the Surviving Corporation, PubCo, Merger Sub 1 and Merger Sub 2 (and their Affiliates and Representatives) shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or non-U.S. Tax Law.  Other than in respect of amounts subject to compensatory withholding, the Surviving Corporation, PubCo, Merger Sub 1 or Merger Sub 2 (or their Affiliates or Representatives) shall use commercially reasonable efforts to notify the Person in respect of whom such deduction or withholding is expected to be made at least five Business Days prior to making any such deduction or withholding, which notice shall be in writing and include the amount of and basis for such deduction or withholding.  The Surviving Corporation, PubCo, Merger Sub 1 or Merger Sub 2 (or their Affiliates or Representatives), as applicable, shall use commercially reasonable efforts to cooperate with such Person to reduce or eliminate any such requirement to deduct or withhold to the extent permitted by Law. To the extent that amounts are so withheld by the Surviving Corporation, PubCo, Merger Sub 1 or Merger Sub 2 (or their Affiliates or Representatives), as the case may be, and timely paid over to the appropriate taxing authority, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby represents and warrants to SPAC and each Acquisition Entity the following, except as set forth in the disclosure letter delivered to SPAC and the Acquisition Entities by the Company on the date of this Agreement (the “Company Disclosure Letter”), which exceptions shall, subject to Section 11.10, be deemed to be part of the representations and warranties made hereunder.

Section 3.1.          Organization, Good Standing and Qualification.  Each Group Company has been duly organized and is validly existing and in good standing under the Laws of its jurisdiction of incorporation and has requisite corporate power and authority to own and operate its properties and assets, to carry on its business as presently conducted and contemplated to be conducted. Each Group Company is duly licensed or qualified and in good standing (to the extent such concept is applicable in the Group Company’s jurisdiction of formation) as a foreign or extra-provincial corporation (or other entity, if applicable) in each jurisdiction in which its ownership of property or the character of its activities is such as to require it to be so licensed or qualified or in good standing (to the extent such concept is applicable in the Group Company’s jurisdiction of formation), as applicable, except where the failure to be so licensed or qualified or in good standing would not have a Company Material Adverse Effect. As of the date of this Agreement, the Company Charter and the Shareholders’ Agreement, each as in effect as of the date of this Agreement and as previously made available by or on behalf of the Company to SPAC, are true and correct.

Section 3.2.          Capitalization and Voting Rights.

(a)          The Company and its Subsidiaries.

(i)          The validly issued share capital, registered capital or charter capital of each Group Company as of the date of this Agreement is set forth in Section 3.2(a) of the Company Disclosure Letter. With respect to the share capital of the Company as of the date of this Agreement, Section 3.2(a) of the Company Disclosure Letter sets forth, as of the date of this Agreement, the following (on an aggregate, and not holder-by-holder, basis): (A) outstanding Ordinary Shares, by class or series; (B) outstanding Preferred Shares, by class or series; (C) warrants and other share purchase rights, if any; (D) outstanding share options, restricted share units and other equity incentive awards; and (E) reserved but unissued shares under the ESOP.

(ii)          All Company Shares that are issued and outstanding (A) have been duly authorized and have been validly issued and are fully paid, (B) were issued, in compliance in all material respects with applicable Law, and (C) were not issued in breach or violation of any preemptive rights or Contract.

(b)          No Other Securities.  Except as set forth in Section 3.2(b) of the Company Disclosure Letter, as of the date of this Agreement, (i) there are no other authorized, outstanding or issued Equity Securities of any Group Company; (ii) no Group Company is obligated to issue, sell or transfer any Equity Securities of such Group Company other than (A) pursuant to the ESOP and the GFG ESOP and (B) Equity Securities issuable upon conversion of Preferred Shares; (iii) other than the Shareholders’ Agreement and the GFG Shareholders’ Agreement, no Group Company is a party or subject to any Contract that affects or relates to the voting or giving of written consents with respect to, or the right to cause the redemption, or repurchase of, any Equity Security of such Group Company; (iv) no Group Company has granted any registration rights or information rights (other than under the Shareholders’ Agreement and the GFG Shareholders’ Agreement) to any other Person, nor is any Group Company obliged to list any of its Equity Securities on any securities exchange; (v) there are no phantom shares and there are no voting or similar agreements entered into by a Group Company which relate to the share capital, registered capital or charter capital of such Group Company; and (vi) no Group Company has outstanding any bonds, debentures, notes or other obligations the holders of which have the right to vote (or convertible into or exercisable for securities having the right to vote) with the shareholders of such Group Company on any matter or any agreements to issue such bonds, debentures, notes or other obligations.

(c)          Options, Restricted Stock and RSUs of Senior Management Members.  Section 3.2(c) of the Company Disclosure Letter sets forth each outstanding Company Option, Company Restricted Stock and Company RSU held by a Senior Management Member and issued by the Company, including, with respect to each award, as applicable, (i) the holder, (ii) the number of units or shares underlying the award, and (iii) the exercise price.

Section 3.3.          Corporate Structure; Subsidiaries.  Except as set forth in Section 3.3 of the Company Disclosure Letter, as of the date of this Agreement, neither the Company nor any of its Subsidiaries is obligated to make any investment in, or capital contribution to, or on behalf of, any other Person (other than the Company and any of its Subsidiaries or any of its Material Subsidiaries) in excess of $30,000,000 individually or $75,000,000 in the aggregate.

Section 3.4.          Authorization.  The Company has all requisite corporate power and authority to enter into, execute, deliver and perform its obligations under this Agreement and each of the other Transaction Documents to which it is or will be a party and to consummate the transactions contemplated hereunder and thereunder, subject to receipt of the Company Shareholders’ Approval.  Except for the Company Shareholders’ Approval, all corporate actions on the part of the Company necessary for the authorization, execution and delivery of this Agreement and the other Transaction Documents to which it is or will be a party and the performance of all its obligations hereunder and thereunder (including any board approval) have been taken prior to the execution and delivery of this Agreement, subject to the filing of the Acquisition Merger Filing Documents.  This Agreement and the other Transaction Documents to which the Company is or will be a party is, or when executed by the other parties thereto, will be, valid and legally binding obligations of the Company, enforceable against the Company in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other applicable laws now or hereafter in effect of general application affecting enforcement of creditors’ rights generally, and (b) as limited by applicable laws relating to the availability of specific performance, injunctive relief, or other equitable remedies. The only vote of holders of any class or series of capital stock of the Company necessary to approve and adopt this Agreement and the Transactions contemplated hereby is the approval and adoption of this Agreement by a Special Resolution (as defined in the Company Charter), which vote must include all of the Company Shares owned by DiDi, SVF, Toyota, Uni and the Founder (each as defined in the Company Charter) (collectively, the “Company Shareholders’ Approval”).

Section 3.5.          Consents; No Conflicts.  Assuming the representations and warranties in Article IV and Article V are true and correct, except (a) as otherwise set forth in the Company Disclosure Letter, (b) for the Company Shareholders’ Approval, (c) for the registration or filing with the Registrar of Companies of the Cayman Islands, the SEC or applicable state blue sky or other securities laws filings with respect to the Transactions and (d) for such other filings, notifications, notices, submissions, applications, or consents the failure of which to be obtained or made would not have a Company Material Adverse Effect, all filings, notifications, notices, submissions, applications, or consents from or with any Governmental Authority or any other Person required in connection with the valid execution, delivery and performance of this Agreement and the other Transaction Documents, and the consummation of the Transactions, in each case on the part of the Company, have been duly obtained or completed (as applicable) and are in full force and effect as of the date of this Agreement.  The execution, delivery and performance of this Agreement and the other Transaction Documents to which it is or will be a party by the Company does not, and the consummation by the Company of the transactions contemplated hereby and thereby will not (i) (assuming compliance with the matters referred to in clauses (a) through (d) of the immediately preceding sentence) result in any violation of, be in conflict with, or constitute a default under, require any consent under, or give any Person rights of termination, amendment, acceleration (including acceleration of any obligation of any Group Company) or cancellation under, (A) any Governmental Order, (B) any provision of the Organizational Documents of any Group Company, each as currently in effect, (C) any applicable Law, (D) any Material Contract or (ii) result in the creation of any Security Interest upon any of the properties or assets of any Group Company other than any restrictions under federal or state securities laws, this Agreement, the Company Charter and Permitted Encumbrances, except in the case of sub-clauses (A), (C), and (D) of clause (i), as would not have a Company Material Adverse Effect.

Section 3.6.          Compliance with Laws; Consents; Permits.  Except as disclosed in Section 3.6 of the Company Disclosure Letter:

(a)          Except as would not have a Company Material Adverse Effect, (i) the Company and its Subsidiaries are, and have been since December 31, 2019, in compliance with all applicable Law; and (ii) neither the Company nor any of its Subsidiaries is, to the Knowledge of the Company, under investigation with respect to a violation of any applicable Law.

(b)          Since December 31, 2019, neither the Company nor any of its Subsidiaries has received any letter or other written communication from, and, to the Knowledge of the Company, there has not been any public notice of a type customary as a form of notification of such matters in the jurisdiction by, any Governmental Authority threatening in writing or providing notice of (i) the revocation or suspension of any Required Governmental Authorizations issued to the Company or any of its Subsidiaries or (ii) the need for compliance or remedial actions in respect of the activities carried out by the Company or any of its Subsidiaries, which revocation, suspension, compliance or remedial actions (or the failure of the Company or any of its Subsidiaries to undertake them) would have a Company Material Adverse Effect.

(c)          As of the date of this Agreement, neither the Company nor any of its Subsidiaries is engaged in any proceedings, demands, inquiries, or hearings or, to the Knowledge of the Company, investigations, before any court, statutory or governmental body, department, board or agency relating to applicable Anticorruption Laws or Sanctions, and to the Knowledge of the Company, no such proceeding, demand, inquiry, investigation or hearing has been threatened in writing.

(d)          Neither the Company nor any of its Subsidiaries nor, to the Knowledge of the Company, any of their respective directors, commissioners, officers, employees, agents or any other Persons acting for or on behalf of the Company or any of its Subsidiaries has: (i) made any bribe, influence payment, kickback, payoff, benefits or any other type of payment (whether tangible or intangible) that would be unlawful under any applicable anti-bribery or anticorruption (governmental or commercial) laws (including, for the avoidance of doubt, any guiding, detailing or implementing regulations), including Laws that prohibit the corrupt payment, offer, promise or authorization of the payment or transfer of anything of value (including gifts or entertainment), directly or indirectly, to any Government Official or commercial entity to obtain a business advantage such as the Foreign Corrupt Practices Act of 1977, as amended, or the U.K. Bribery Act 2010 (collectively, “Anticorruption Laws”); (ii) been in violation of any Anticorruption Law, offered, paid, promised to pay, or authorized any payment or transfer of anything of value, directly or indirectly, to any person for the purpose of (A) influencing any act or decision of any Government Official in his official capacity, (B) inducing a Government Official to do or omit to do any act in relation to his lawful duty, (C) securing any improper advantage, (D) inducing a Government Official to influence or affect any act, decision or omission of any Governmental Authority, or (E) assisting the Company or any of its Subsidiaries, or any agent or any other Person acting for or on behalf of the Company or any of its Subsidiaries, in obtaining or retaining business for or with, or in directing business to, any Person; or (iii) accepted or received any contributions, payments, gifts, or expenditures that would be unlawful under any Anticorruption Law.

(e)          Neither the Company nor any of its Subsidiaries nor, to the Knowledge of the Company, any of their respective directors, commissioners or officers has ever been found by a Governmental Authority to have violated any Anticorruption Laws or is subject to any indictment or any government investigation with respect to any Anticorruption Laws.

(f)          Neither the Company nor any of its Subsidiaries nor, to the Knowledge of the Company, any of their respective directors, commissioners, officers or employees, or any agent or any other Person acting for or on behalf of the Company or any of its Subsidiaries, is a Prohibited Person, and, to the Knowledge of the Company, no Prohibited Person has been given an offer to become an employee, officer, consultant, director or commissioner of the Company or any of its Subsidiaries.  None of the Company nor any of its Subsidiaries has knowingly conducted or agreed to conduct any business, or knowingly entered into or agreed to enter into any transaction with a Prohibited Person or otherwise violated Sanctions.

(g)          Each of the Group Companies has all approvals, authorizations, clearances, licenses, registrations, permits or certificates of a Governmental Authority (the “Material Permits”) that are required to own, lease or operate its properties and assets and to conduct its business as currently conducted, except where the failure to hold the same would not result in a Company Material Adverse Effect.

Section 3.7.          Tax Matters.  All material Tax Returns required to be filed by or with respect to each Group Company have been filed within the requisite period (taking into account any extensions) and such Tax Returns are true, correct and complete in all material respects.   All material Taxes due and payable by any Group Company have been or will be paid in a timely fashion or have been accrued for on the financial statements of the applicable Group Company.  No material deficiencies for any Taxes that are currently outstanding with respect to any Tax Returns of a Group Company have been asserted in writing by, and no written notice of any action, audit, assessment or other proceeding, in each case that is currently pending, with respect to such Tax Returns or any Taxes of a Group Company has been received from, any Tax authority, and no dispute or assessment relating to such Tax Returns or such Taxes with any such Tax authority is currently outstanding.  No material claim that is currently outstanding has been made by a Tax authority in a jurisdiction where a Group Company does not file Tax Returns that such Group Company is or may be subject to taxation by that jurisdiction. The Company has not taken any action (nor permitted any action to be taken), and is not aware of any fact or circumstance, that would reasonably be expected to prevent, impair or impede the Intended Tax Treatment.

Section 3.8.          Financial Statements.

(a)          The Company has delivered to SPAC the Company Accounts and the Management Accounts (collectively, the “Company Financial Statements”). The Company Accounts (a) were prepared in accordance with the books and records of the Company and its subsidiaries, (b) fairly present in all material respects the financial condition and position of the Company and its subsidiaries on a consolidated basis as of the dates indicated therein, and the results of operations of the Company and its subsidiaries on a consolidated basis for the periods indicated therein and (c) were prepared in accordance with IFRS applied on a consistent basis throughout the periods involved. The Management Accounts (i) were prepared in accordance with the books and records of the Company and its subsidiaries and (ii) were prepared on a basis consistent with the Company Accounts, except that the Management Accounts (x) are subject to normal year-end adjustments and (y) do not include the footnotes required under IFRS.

(b)          All financial statements delivered by the Company in accordance with Section 6.6 will, when so delivered, (i) have been prepared in accordance with the books and records of the Company and its Subsidiaries, (ii) fairly present in all material respects the financial condition and position of the Company and its Subsidiaries on a consolidated basis as of the dates indicated therein, and the results of operations of the Company and its Subsidiaries on a consolidated basis for the periods indicated therein, (iii) have been prepared in accordance with IFRS applied on a consistent basis throughout the periods involved, except that any such unaudited financial statements (A) will be subject to normal year-end adjustments, (B) will not include the footnotes required under IFRS and (C) may not contain a cash flow statement, (iv) in the case of any audited financial statements, will be audited in accordance with the standards of the U.S. Public Company Accounting Oversight Board and (v) comply in all material respects with the applicable accounting requirements and with the rules and regulations of the SEC, the Exchange Act and the Securities Act applicable to a registrant, in effect as of the respective dates thereof (including, to the extent applicable to the Company, Regulation S-X).

(c)          The Company maintains a system of internal accounting controls which the Company reasonably believes is sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with IFRS and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(d)          Since December 31, 2019, none of the Founder, Ming Maa, Peter Oey, John Cordova or the Company’s board of directors has been made aware in writing of (i) any fraud that involves the Company’s management who have a role in the preparation of financial statements or the internal accounting controls utilized by the Company or (ii) any allegation, assertion or claim that the Company has engaged in any material questionable accounting or auditing practices which violate applicable Law.  Since December 31, 2019, no attorney representing the Company, whether or not employed by the Company, has reported evidence of a material violation of securities Laws, breach of fiduciary duty or similar material violation by the Company to the Company Board or any committee thereof or to any director or officer of the Company.

Section 3.9.          Absence of Changes.  Except as set forth in Section 3.9 of the Company Disclosure Letter, since the Management Accounts Date, (a) to the date of this Agreement the Group Companies have operated their business in the Ordinary Course and collected receivables and paid payables and similar obligations in the Ordinary Course and (b) there has not been any Company Material Adverse Effect.

Section 3.10.          Actions.  Except as set forth in Section 3.10 of the Company Disclosure Letter or as would not have a Company Material Adverse Effect, (a) there is no Action pending or, to the Knowledge of the Company, threatened in writing against or affecting the Company or any of its Subsidiaries and (b) there is no judgment or award unsatisfied against the Company or any of the Subsidiaries, nor is there any Governmental Order in effect and binding on the Company or any of its Subsidiaries or their respective assets or properties.

Section 3.11.          Liabilities.  Neither the Company nor any of its Subsidiaries has any Liabilities, except for Liabilities (a) set forth in the Company Financial Statements that have not been satisfied since the Management Accounts Date, (b) that are Liabilities incurred since the Management Accounts Date in the Ordinary Course, (c) that are executory obligations under any Contract to which the Company or any of its Subsidiaries is a party or by which it is bound, (d) set forth in Section 3.11 of the Company Disclosure Letter, (e) arising under this Agreement or other Transaction Documents or (f)  which would not have a Company Material Adverse Effect.

Section 3.12.          Commitments.

(a)          Section 3.12(a) of the Company Disclosure Letter contains a true and correct list of all Material Contracts as of the date of this Agreement and as of the date of this Agreement no Group Company is a party to or bound by any Material Contract that is not listed in Section 3.12(a) of the Company Disclosure Letter.

(b)          Except as would not have a Company Material Adverse Effect: (i) each Material Contract listed on Section 3.12(a) of the Company Disclosure Letter is a valid and binding agreement of the applicable Group Company, the performance of which by such Group Company does not violate any applicable Law or Governmental Order, and each such Material Contract is in full force and effect and enforceable against the parties thereto in accordance with its terms, except (A) as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other Laws of general application affecting enforcement of creditors’ rights generally, and (B) as may be limited by Laws relating to the availability of specific performance, injunctive relief or other remedies in the nature of equitable remedies; and (ii) the applicable Group Company has duly performed all of its obligations under each such Material Contract to which it is a party to the extent that such obligations to perform have accrued, and no breach or default, alleged breach or alleged default, or event which would (with the passage of time, notice or both) constitute a breach or default thereunder by the Group Company with respect thereto, or, to the Knowledge of the Company, any other party or obligor with respect thereto, has occurred (except for a breach or default of a type or nature expressly addressed in clause (D) of the last sentence of Section 3.5).

Section 3.13.          Title; Properties.

(a)          Each of the Group Companies has good and valid title to all of the assets (other than Intellectual Property and Business Data, which in each case is addressed in Section 3.14) owned by it, whether tangible or intangible (including those reflected in the Management Accounts, together with all assets (other than Intellectual Property and Business Data, which in each case is addressed in Section 3.14) acquired thereby since the Management Accounts Date, but excluding any tangible or intangible assets that have been disposed of since the Management Accounts Date in the Ordinary Course), and in each case free and clear of all Security Interests, other than Permitted Encumbrances.

(b)          As of the date of this Agreement, no Group Company owns or has, or had ever owned or had, legal or equitable title or other right or interest in any real property other than as held pursuant to their respective leases or leasehold interests (including tenancies) in such property (each Contract evidencing such interest, a “Company Lease”, and any Company Lease involving rent payments in excess of $20,000,000 on an annual basis, a “Company Material Lease”).  Section 3.14(b) of the Company Disclosure Letter sets forth as of the date of this Agreement the parties to each Company Material Lease and the address of the property demised under each such Company Material Lease.  Except as would not have a Company Material Adverse Effect, each Company Lease is in compliance with applicable Law and all Governmental Orders required under applicable Law in respect of any Company Lease have been obtained, including with respect to the operation of property and conduct of business as now conducted by the applicable Group Company which is a party to such Company Lease.

Section 3.14.          Intellectual Property Rights.

(a)          Section 3.14(a) of the Company Disclosure Letter sets forth a true, correct and complete list as of the date of this Agreement of all Registered IP, including for each the relevant name or description, registration/certification or application number, and filing, registration or issue date.  Except as would not have a Company Material Adverse Effect, either the Company or its applicable Subsidiary has taken reasonable and appropriate steps to make required filings and registrations (and corresponding payments of fees therefor) to Governmental Authorities in connection with registrations and applications for the Registered IP material to the operation of business of the Company and its Subsidiaries. Each item of Registered IP is subsisting, and to the Knowledge of the Company, valid and enforceable, except as would not have a Company Material Adverse Effect.  The Company and its Subsidiaries own or possess all right, title and interest in and to any material Owned IP, including each item of Registered IP, free and clear of any Security Interests other than Permitted Encumbrances.

(b)          Except as would not have a Company Material Adverse Effect, and to the Knowledge of the Company, the operation of the business of the Company and its Subsidiaries has not violated, infringed or misappropriated any Intellectual Property or Business Data of any Person since December 31, 2019, nor has the Company or any of its Subsidiaries received since December 31, 2019 any written notice alleging any of the foregoing.  To the Knowledge of the Company, and except as would not have a Company Material Adverse Effect, (i) no Person has violated, infringed or misappropriated any Owned IP since December 31, 2019 and, (ii) except as disclosed in Section 3.14(b) of the Disclosure Letter, neither the Company nor any of its Subsidiaries has given any written notice to any other Person since December 31, 2019 alleging any of the foregoing.

(c)          Except as would not have a Company Material Adverse Effect, the Company has complied with (i) applicable Law, (ii) all requirements of self-regulatory organizations, (iii) its published data privacy and data security policies, and (iv) any contractual obligations and consumer-facing statements made by the Company or any of its Subsidiaries (including any such statements on its consumer-facing website and through consumer-facing mobile applications), in each instance above, relating to the use, collection, retention, storage, security, disclosure, transfer, disposal, or other processing or dealing, in whole or in part, of any Personal Data; and the execution, delivery and performance of this Agreement and the other Transaction Documents to which the Company is or will be a party and the consummation of the transactions contemplated hereby and thereby will not result in a material breach or violation of any applicable Law related to data privacy as it pertains to the Owned IP.

(d)          Except as would not have a Company Material Adverse Effect, the Company and its Subsidiaries have implemented and maintained reasonable and appropriate disaster recovery and security plans, procedures and facilities and have taken other reasonable steps consistent with industry practices of companies offering similar services to safeguard any Trade Secrets, Personal Data, and information technology software and systems utilized by the Company or the any of its Subsidiaries in the operation of the business of the Company and its Subsidiaries (the “IT Systems”), from unauthorized or illegal access and use.  Except as would not have a Company Material Adverse Effect, and to the Knowledge of the Company, there has been no breach of security or unauthorized access by third parties to (i) the IT Systems, (ii) confidential information, or (iii) any Personal Data collected, held, or otherwise managed by or on behalf of the Company or any of its Subsidiaries with respect to the business of the Company and its Subsidiaries.

(e)          Except as would not have a Company Material Adverse Effect, (i) the Company and its Subsidiaries have taken reasonable steps, consistent with industry practices of companies offering similar services, to maintain the Owned IP material to the conduct of the business of the Company and its Subsidiaries and (ii) the Intellectual Property and IT Systems owned or used (or held for use) by the Company and its Subsidiaries is sufficient in all material respects for conduct of the business of the Group Companies as conducted during the twelve months prior to the date of this Agreement. Except as would not have a Company Material Adverse Effect, during the twelve months prior to the date of this Agreement, there has been no material failure or other material substandard performance of any IT System, in each case, which has caused a material disruption to the Company and has not been reasonably remedied.

(f)          Notwithstanding anything to the contrary in this Agreement, the representations and warranties contained in this Section 3.14 are the sole and exclusive representations and warranties made by the Company with respect to the validity, enforcement, ownership, infringement, violation or misappropriation of, and compliance with applicable laws concerning Intellectual Property and Business Data.

Section 3.15.          Labor and Employee Matters.

(a)          Except as disclosed in Section 3.15(a) of the Company Disclosure Letter or as would not have a Company Material Adverse Effect, (i) the Company and each of its Subsidiaries has complied with all applicable Law related to labor or employment, including provisions thereof relating to wages and payrolls, working hours and resting hours, overtime, working conditions, benefits, recruitment, retrenchment, retirement, minimum employment and retirement age, social welfare, equal opportunity, discrimination, worker classification, occupational health and safety, statutory regular health check, wrongful discharge, layoffs or plant closings, immigration, employees provident fund, social security organization and collective bargaining, trade union, employment agreements, compulsory employment insurance, internal labor rules, company regulations, labor discipline, foreign employees, work and residence permits, public holiday and leaves, labor contracts, labor disputes, statutory labor or employment reporting and filing obligations and contracting arrangements; (ii) there is no pending or, to the Knowledge of the Company, threatened in writing Action relating to the violation of any applicable Law by the Company or any of its Subsidiaries related to labor or employment, including any charge or complaint filed by any of its current or former employees, directors, commissioners, officers, consultants or contractors with any Governmental Authority or the Company or any of its Subsidiaries; and (iii) the Company and its Subsidiaries have properly classified for all purposes (including (x) for Tax purposes, (y) for purposes of minimum wage and overtime and (z) for purposes of determining eligibility to participate in any statutory and non-statutory Benefit Plan) all Persons who have performed services for or on behalf of each such entity, and have properly withheld and paid all applicable Taxes and statutory contributions and made all required filings in connection with services provided by such persons to the Company and its Subsidiaries in accordance with such classifications.

(b)          Except as would not have a Company Material Adverse Effect, (i) each of the Benefit Plans has been operated and administered in accordance with its terms, and is in compliance with all applicable Law, and all contributions to, and payments for each such Benefit Plan have been timely made, and, to the Knowledge of the Company, no event, transaction or condition has occurred or exists that would result in any such Liability to any of the Company and any of its Subsidiaries under such Benefit Plan; (ii) there are no pending or, to the Knowledge of the Company, threatened in writing Actions involving any Benefit Plan (except for routine claims for benefits payable in the normal operation of any Benefit Plan) and to the Knowledge of the Company, no facts or circumstances exist that could give rise to any such Actions; (iii) no Benefit Plan is under investigation or audit by any Governmental Authority and, to the Knowledge of the Company, no such investigation or audit is contemplated or under consideration; and (iv) the Company and each of its Subsidiaries is in compliance with all applicable Laws and Contracts relating to its provision of any form of Social Insurance, and has paid, or made provision for the payment of, all Social Insurance contributions required under applicable Law and Contracts.

(c)          Except as disclosed in Section 3.15(c) of the Company Disclosure Letter, neither the execution of any of the Transaction Documents to which the Company is a party nor the consummation of the transactions contemplated thereunder (either alone or in combination with another event) will (i) result in any payment becoming due to any Company employees or any current or former director, officer, employee, independent contractor or consultant of the Company or any of its Subsidiaries; (ii) increase the amount of compensation or any benefits otherwise payable under any of the Benefit Plans; (iii) result in any acceleration of the time of payment, exercisability, funding or vesting of any such benefits; or (iv) result in any payments or benefits that, individually or in combination with any other payment, would constitute the payment of any “excess parachute payment” within the meaning of Section 280G of the Code or in the imposition of an excise Tax under Section 4999 of the Code.

(d)          Neither the Company nor any of its Subsidiaries or any ERISA Affiliate thereof has any Liability with respect to or under: (i) a  “multiemployer plan” within the meaning of Section 3(37) or 4001(a)(3) of ERISA; (ii) a “defined benefit plan” (as defined in Section 3(35) of ERISA, whether or not subject to ERISA) or a plan that is or was subject to Title IV of ERISA or Section 412 of the Code; or (iii) a “multiple employer plan” within the meaning of Section 413(c) of the Code or Section 210 of ERISA.

(e)          Except as disclosed in Section 3.15(e) of the Company Disclosure Letter and as would not result in a Company Material Adverse Effect, as of the date of this Agreement (i) no employee of the Company or any of its Subsidiaries is represented by a Union, (ii) neither the Company nor any of its Subsidiaries is negotiating any collective bargaining agreement or other Contract with any Union, (iii) to the Knowledge of the Company, (A) there is no effort currently being made or threatened by or on behalf of any Union to organize any employees of the Company or any of its Subsidiaries, and (B) there has been no such effort in the past three years, and (iv) there are no labor troubles (including any work slowdown, lockout, stoppage, picketing or strike) pending, or to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries, and, to the Knowledge of the Company, there have been no such troubles for the past three years.  No notice, consent or consultation obligations with respect to any employee of the Company or any of its Subsidiaries or any Union will be a condition precedent to, or triggered by, the execution of this Agreement or the consummation of the transactions contemplated hereby.

Section 3.16.          Brokers.  Except as set forth in Section 3.16 of the Company Disclosure Letter, no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission or expense reimbursement in connection with the Transactions contemplated based upon arrangements made by and on behalf of the Company or any of its Controlled Affiliates.

Section 3.17.          Proxy/Registration Statement.  The information supplied by the Company in writing specifically for inclusion in the Proxy/Registration Statement shall not, at (a) the time the Proxy/Registration Statement is declared effective, (b) the time the Proxy/Registration Statement (or any amendment thereof or supplement thereto) is first mailed to (i) the SPAC Shareholders and (ii) the Company Shareholders, and (c) the time of (i) the SPAC Shareholders’ Meeting and (ii) the Company Shareholders’ Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

Section 3.18.          Environmental Matters.  Except as would not have a Company Material Adverse Effect, the Group Companies are in compliance with the applicable Environmental Laws in the respective jurisdictions where they conduct their business.

Section 3.19.          Insurance.  Each of the Group Companies has insurance policies covering such risks as are customarily carried by Persons conducting business in the industries and geographies in which the Group Companies operate. All such policies are in full force and effect, all premiums due and payable thereon as of the date of this Agreement have been paid in full as of the date of this Agreement, except as would not result in a Company Material Adverse Effect.

Section 3.20.          Company Related Parties.  Except for written employment agreements made available to SPAC prior the date hereof and except as set forth in Sections 3.20 or 3.12(a) of the Company Disclosure Letter, the Company has not engaged in any transactions with Related Parties that would be required to be disclosed in the Proxy/Registration Statement.

Section 3.21.          Investigation.  Notwithstanding anything contained in this Agreement, each of the Company, its Subsidiaries, its Material Subsidiaries and Company Shareholders has made its own investigation of SPAC and that neither SPAC nor any of its equityholders, partners, members and Representatives, including Sponsor and Sponsor Affiliate, is making any representation or warranty whatsoever, express or implied, beyond those expressly given by SPAC in Article IV.

Section 3.22.          Board Approval.  The Company Board has unanimously approved and declared advisable the execution, delivery and performance of this Agreement and the consummation of the Transactions and directed that this Agreement, the Transaction Documents and the Transactions be submitted to the Company Shareholders for adoption at an extraordinary general meeting called for such purpose pursuant to the terms and conditions of this Agreement.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF SPAC

SPAC hereby represents and warrants to the Company the following, except as set forth in (i) the SPAC SEC Filings (excluding any disclosures in any risk factors section that do not constitute statements of fact, it being acknowledged that nothing disclosed in such SPAC SEC Filings will be deemed to modify or qualify the representations and warranties set forth in Section 4.2, Section 4.6 and Section 4.13) or (ii) the disclosure letter delivered to the Company by SPAC on the date of this Agreement (the “SPAC Disclosure Letter”), which exceptions shall, in the case of clause (ii), be subject to Section 11.10 and be deemed to be part of the representations and warranties made hereunder.

Section 4.1.          Organization, Good Standing, Corporate Power and Qualification.  SPAC is a company duly incorporated, validly existing and in good standing under the Laws of the Cayman Islands and has requisite corporate power and authority to own and operate its properties and assets, to carry on its business as presently conducted and contemplated to be conducted. SPAC is duly licensed or qualified and in good standing as a foreign or extra-provincial corporation in each jurisdiction in which its ownership of property or the character of its activities is such as to require it to be so licensed or qualified or in good standing, as applicable, except where the failure to be so licensed or qualified or in good standing would not have a SPAC Material Adverse Effect. As of the date of this Agreement, the SPAC Charter as previously made available by or on behalf of SPAC to the Company is true and correct.

Section 4.2.          Capitalization and Voting Rights.

(a)          Capitalization of SPAC.

(i)          The validly issued share capital of SPAC as of the date of this Agreement is set forth in Section 4.2(a) of the SPAC Disclosure Letter which sets forth, as of the date of this Agreement, the following (on an aggregate, and not holder-by-holder, basis): (i) outstanding SPAC Ordinary Shares, by class or series; (ii) outstanding SPAC Preference Shares, by class or series; and (iii) warrants and other share purchase rights, if any.

(ii)          All SPAC Shares that are issued and outstanding (i) have been duly authorized and have been validly issued and are fully paid, (ii) were issued in compliance in all material respects with applicable Law, and (iii) were not issued in breach or violation of any preemptive rights or Contract. PubCo owns all Equity Securities in Merger Sub 1 and Merger Sub 2.

(b)          No Other Securities.  Except as set forth in Section 4.2(a) of the SPAC Disclosure Letter, (i) there are no authorized, outstanding or issued Equity Securities of SPAC; (ii) SPAC is not obligated to issue, sell or transfer any Equity Securities of SPAC; (iii) other than the SPAC Charter, SPAC is not a party or subject to any Contract that affects or relates to the voting or giving of written consents with respect to, or the right to cause the redemption, or repurchase of, any Equity Security of SPAC; (iv) SPAC has not granted any registration rights or information rights to any other Person; (v) there are no phantom shares and there are no voting or similar agreements entered into by SPAC which relate to the share capital, registered capital or charter capital of SPAC; and (vi)  SPAC has no outstanding bonds, debentures, notes or other obligations the holders of which have the right to vote (or convertible into or exercisable for securities having the right to vote) with the SPAC Shareholders on any matter or any agreements to issue such bonds, debentures, notes or other obligations.

(c)          SPAC does not own or control, directly or indirectly, any interest in any corporation, partnership, limited liability company, association or other business entity.

Section 4.3.          Corporate Structure; Subsidiaries.  SPAC is not obligated to make any investment in or capital contribution to or on behalf of any other Person.

Section 4.4.          Authorization.  SPAC has all requisite corporate power and authority to enter into, execute, deliver and perform its obligations under this Agreement and each of the other Transaction Documents to which it is or will be a party and to consummate the transactions contemplated hereunder and thereunder, subject to receipt of SPAC Shareholders’ Approval. All corporate actions on the part of SPAC necessary for the authorization, execution and delivery of this Agreement and the other Transaction Documents to which it is or will be a party and the performance of all its obligations thereunder (including any board approval) have been taken, subject to (a) obtaining SPAC Shareholders’ Approval and (b) the filing of the Initial Merger Filing Documents.  This Agreement and the other Transaction Document to which SPAC is or will be a party is, or when executed by the other parties thereto, will be, valid and legally binding obligations of SPAC, enforceable against it in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other applicable laws now or hereafter in effect of general application affecting enforcement of creditors’ rights generally, and (ii) as limited by applicable laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

Section 4.5.          Consents; No Conflicts.  Assuming the representations and warranties in Article III are true and correct, except (a) as otherwise set forth in the SPAC Disclosure Letter, (b) for the SPAC Shareholders’ Approval, (c) for the registration or filing with the Registrar of Companies of the Cayman Islands, the SEC or applicable state blue sky or other securities laws filings with respect to the Transactions and (d) for such other filings, notifications, notices, submissions, applications, or consents the failure of which to be obtained or made would not have a SPAC Material Adverse Effect, all filings, notifications, notices, submissions, applications, or consents from or with any Governmental Authority or any other Person required in connection with the valid execution, delivery and performance of this Agreement and the other Transaction Documents, and the consummation of the Transactions, in each case on the part of SPAC, have been duly obtained or completed (as applicable) and are in full force and effect.  The execution, delivery and performance of this Agreement and the other Transaction Documents to which it is or will be a party by SPAC does not, and the consummation by SPAC of the transactions contemplated hereby and thereby will not (i) (assuming compliance with the matters referred to in clauses (a) through (d) of the immediately preceding sentence) result in any violation of, be in conflict with, or constitute a default under, require any consent under, or give any Person rights of termination, amendment, acceleration (including acceleration of any obligation of SPAC) or cancellation under, (A) any Governmental Order, (B) any provision of the Organizational Documents of SPAC, (C) any applicable Law, (D) any Contract to which SPAC is a party or by which its assets are bound, or (ii) result in the creation of any Security Interest upon any of the properties or assets of SPAC other than any restrictions under federal or state securities laws, this Agreement or the SPAC Charter, except in the case of sub-clauses (A), (C), and (D) of clause (i), as would not have a SPAC Material Adverse Effect.

Section 4.6.          Tax Matters.  All material Tax Returns required to be filed by or with respect to SPAC have been filed within the requisite period (taking into account any extensions) and such Tax Returns are true, correct and complete in all material respects.  All material Taxes due and payable by SPAC have been or will be paid in a timely fashion or have been accrued for on the financial statements of SPAC.  No material deficiencies for any Taxes that are currently outstanding with respect to any Tax Returns of SPAC have been asserted in writing by, and no written notice of any action, audit, assessment or other proceeding, in each case that is currently pending, with respect to such Tax Returns or any Taxes of SPAC has been received from, any Tax authority, and no dispute or assessment relating to such Tax Returns or such Taxes with any such Tax authority is currently outstanding.  No material claim that is currently outstanding has been made by a Tax authority in a jurisdiction where SPAC does not file Tax Returns that SPAC is or may be subject to taxation by that jurisdiction.  SPAC has not taken any action (nor permitted any action to be taken), and is not aware of any fact or circumstance, that would reasonably be expected to prevent, impair or impede the Intended Tax Treatment.

Section 4.7.          Financial Statements.

(a)          The financial statements of SPAC contained in SPAC SEC Filings (the “SPAC Financial Statements”) (i) have been prepared in accordance with the books and records of SPAC, (ii) fairly present in all material respects the financial condition of SPAC on a consolidated basis as of the dates indicated therein, and the results of operations and cash flows of SPAC on a consolidated basis for the periods indicated therein, and (iii) were prepared in accordance with GAAP applied on a consistent basis throughout the periods involved.

(b)          SPAC has in place disclosure controls and procedures that are (i) designed to reasonably ensure that material information relating to SPAC is made known to the management of SPAC by others within SPAC; and (ii) effective in all material respects to perform the functions for which they were established.  SPAC maintains a system of internal accounting controls sufficient to provide reasonable assurance that (w) transactions are executed in accordance with management’s general or specific authorizations, (x) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (y) access to assets is permitted only in accordance with management’s general or specific authorization and (z) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(c)          Neither SPAC nor, to the Knowledge of SPAC, any Representative of SPAC, has received or otherwise had or obtained knowledge of any written complaint, allegation, assertion or claim, regarding the accounting or auditing practices, procedures, methodologies or methods of SPAC with respect to the SPAC Financial Statements or the internal accounting controls of SPAC, including any written complaint, allegation, assertion or claim that SPAC has engaged in questionable accounting or auditing practices.  No attorney representing SPAC, whether or not employed by SPAC, has reported evidence of a violation of securities Laws, breach of fiduciary duty or similar violation by SPAC or any of its Representatives to the SPAC Board or any committee thereof or to any director or officer of SPAC.

(d)          SPAC has no liability or obligation of any nature whatsoever, whether direct or indirect, absolute or contingent, accrued or unaccrued, known or unknown, liquidated or not, due or not, individually or in the aggregate, and there is no existing condition, situation or set of circumstances which is reasonably expected to result in such a liability or obligation, other than (i) Liabilities incurred after the SPAC Accounts Date in the Ordinary Course or other Liabilities that individually and in the aggregate are immaterial and (ii) obligations and liabilities reflected, or reserved against, in the SPAC Financial Statements or as set forth in Section 4.7(d) of the SPAC Disclosure Letter.

Section 4.8.          Absence of Changes.

(a)          Since the SPAC Accounts Date, (i) to the date of this Agreement SPAC has operated its business in the Ordinary Course and collected receivables and paid payables and similar obligations in the Ordinary Course and (ii) there has not been any SPAC Material Adverse Effect.

(b)          Between the SPAC Accounts Date and the date of this Agreement, except (i) as set forth in Section 4.8 of the SPAC Disclosure Letter or (ii) as required by applicable Law or an order by a Governmental Authority, SPAC has used commercially reasonable efforts to preserve intact the present business organizations of SPAC.

Section 4.9.          Actions.  Except as set forth in Section 4.9 of the SPAC Disclosure Letter or as would not have a SPAC Material Adverse Effect, (a) there is no Action pending or, to the Knowledge of SPAC, threatened in writing against or affecting SPAC; and (b) there is no judgment or award unsatisfied against SPAC, nor is there any Governmental Order in effect and binding on SPAC or its assets or properties.

Section 4.10.          Brokers.  Except as set forth in Section 4.10 of the SPAC Disclosure Letter, no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission or expense reimbursement in connection with the Transactions contemplated based upon arrangements made by and on behalf of SPAC or any of its Affiliates.

Section 4.11.          Proxy/Registration Statement.  The information supplied by SPAC in writing specifically for inclusion in the Proxy/Registration Statement shall not, at (a) the time the Proxy/Registration Statement is declared effective, (b) the time the Proxy/Registration Statement (or any amendment thereof or supplement thereto) is first mailed to (i) the SPAC Shareholders and (ii) the Company Shareholders, and (c) the time of (i) the SPAC Shareholders’ Meeting and (ii) the Company Shareholders’ Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. All documents that SPAC is responsible for filing with the SEC in connection with the Transactions will comply as to form and substance in all material respects with the applicable requirements of the Securities Act and the Exchange Act.

Section 4.12.          SEC Filings.  SPAC has timely filed or furnished all statements, prospectuses, registration statements, forms, reports and documents required to be filed or furnished by it with the SEC, pursuant to the Exchange Act or the Securities Act (collectively, as they have been amended since the time of their filing or furnishing through the date of this Agreement, the “SPAC SEC Filings”).  Each of the SPAC SEC Filings, as of the respective date of its filing, and as of the date of any amendment, complied in all material respects with the requirements of the Securities Act, the Exchange Act or the Sarbanes-Oxley Act applicable to such SPAC SEC Filings.  As of the respective date of its filing (or if amended or superseded by a filing prior to the date of this Agreement or the Acquisition Closing Date, then on the date of such filing), the SPAC SEC Filings did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.  As of the date of this Agreement, there are no outstanding or unresolved comments in comment letters received from the SEC with respect to any SPAC SEC Filing.  To the Knowledge of SPAC, none of the SPAC SEC Filings filed on or prior to the date of this Agreement is subject to ongoing SEC review or investigation as of the date of this Agreement.

Section 4.13.          Trust Account.  As of the date of this Agreement, SPAC has at least $500,000,000 in the Trust Account, such monies invested in United States government securities or money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act pursuant to the Investment Management Trust Agreement, dated as of September 30, 2020, between SPAC and Continental Stock Transfer & Trust Company, as trustee (in such capacity, the “Trustee,” and such Investment Management Trust Agreement, the “Trust Agreement”).  There are no separate Contracts or side letters that would cause the description of the Trust Agreement in the SPAC SEC Filings to be inaccurate in any material respect or that would entitle any Person (other than SPAC Shareholders holding SPAC Ordinary Shares (prior to the Acquisition Effective Time) sold in SPAC’s IPO who shall have elected to redeem their SPAC Ordinary Shares (prior to the Acquisition Effective Time) pursuant to the SPAC Charter) to any portion of the proceeds in the Trust Account.  Prior to the Acquisition Closing, none of the funds held in the Trust Account may be released other than to pay Taxes and payments with respect to all SPAC Share Redemptions.  There are no Actions pending or, to the Knowledge of SPAC, threatened with respect to the Trust Account. SPAC has performed all material obligations required to be performed by it to date under, and is not in default, breach or delinquent in performance or any other respect (claimed or actual) in connection with, the Trust Agreement, and no event has occurred which, with due notice or lapse of time or both, would constitute such a default or breach thereunder. As of the Acquisition Closing, the obligations of SPAC to dissolve or liquidate pursuant to the SPAC Charter shall terminate, and as of the Acquisition Closing, SPAC shall have no obligation whatsoever pursuant to the SPAC Charter to dissolve and liquidate the assets of SPAC by reason of the consummation of the Transactions.  To the Knowledge of SPAC, as of the date of this Agreement, following the Acquisition Closing, no SPAC Shareholder is entitled to receive any amount from the Trust Account except to the extent such SPAC Shareholder has exercised a SPAC Share Redemption. As of the date of this Agreement, assuming the accuracy of the representations and warranties contained in Article III and the compliance by the Company with its obligations hereunder, SPAC has no reason to believe that any of the conditions to the use of funds in the Trust Account will not be satisfied or funds available in the Trust Account will not be available to SPAC on the Acquisition Closing Date.

Section 4.14.          Investment Company Act; JOBS Act.  SPAC is not an “investment company” or a Person directly or indirectly “controlled” by or acting on behalf of an “investment company”, in each case within the meaning of the Investment Company Act.  SPAC constitutes an “emerging growth company” within the meaning of the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”).

Section 4.15.          Business Activities.

(a)          Since its incorporation, SPAC has not conducted any business activities other than activities related to SPAC’s IPO or directed toward the accomplishment of a Business Combination.  Except as set forth in the SPAC Charter or as otherwise contemplated by the Transaction Documents and the Transactions, there is no Contract to which SPAC is a party which has or would reasonably be expected to have the effect of prohibiting or impairing in any material respect any business practice of SPAC or any acquisition of property by SPAC or the conduct of business by SPAC as currently conducted or as contemplated to be conducted as of the Acquisition Closing.

(b)          Except for the Transactions, SPAC does not own or have a right to acquire, directly or indirectly, any interest or investment (whether equity or debt) in any corporation, partnership, joint venture, business, trust or other entity. Except for this Agreement and the Transaction Documents and the transactions contemplated hereby and thereby, SPAC has no material interests, rights, obligations or liabilities with respect to, and is not party to, bound by or has its assets or property subject to, in each case whether directly or indirectly, any Contract or transaction which is, or would reasonably be interpreted as constituting, a Business Combination.

Section 4.16.          Nasdaq Quotation.  SPAC Class A Ordinary Shares, SPAC Warrants and SPAC Units are each registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on Nasdaq under the symbol “AGC”, “AGCWW” and “AGCUU”, respectively. Except as set forth on Section 4.16 of the SPAC Disclosure Letter, SPAC is in compliance with the rules of Nasdaq and there is no Action pending or, to the Knowledge of SPAC, threatened against SPAC by Nasdaq or the SEC with respect to any intention by such entity to deregister SPAC Class A Ordinary Shares, SPAC Warrants or SPAC Units or terminate the listing thereof on Nasdaq.  SPAC has not taken any action in an attempt to terminate the registration of SPAC Class A Ordinary Shares, SPAC Warrants or SPAC Units under the Exchange Act except as contemplated by this Agreement.

Section 4.17.          Board Approval.  The SPAC Board has unanimously (a) determined that this Agreement, the Mergers and the other Transactions are in the best interests of SPAC and constitute a Business Combination, (b)(i) approved and declared advisable this Agreement and the execution, delivery and performance of this Agreement and the consummation of the Transactions, and (ii) approved and declared advisable the Sponsor Support Agreement, the Assignment, Assumption and Amendment Agreement, the Subscription Agreements, the Shareholder Support Agreements, the Registration Rights Agreement and the execution, delivery and performance thereof, (c) made the SPAC Board Recommendation and (d) directed that this Agreement be submitted to the shareholders of SPAC for their adoption.

Section 4.18.          PIPE Investment.

(a)          SPAC has delivered to the Company true, correct and complete copies of each of the Subscription Agreements, pursuant to which the Investors have committed to provide equity financing to PubCo solely for purposes of consummating the Transactions in the aggregate amount of $4,040,000,000 ($750,000,000 of which has been committed by Sponsor Affiliate) (the “Investment Amount”). With respect to each Investor, the Subscription Agreement with such Investor is in full force and effect and has not been withdrawn or terminated, or otherwise amended or modified, in any material respect, and no withdrawal or termination, or amendment or modification in any material respect is contemplated by SPAC. Each Subscription Agreement is a legal, valid and binding obligation of SPAC and each Investor, and neither the execution or delivery by any party thereto nor the performance of any party’s obligations under any such Subscription Agreement violates any Laws. There are no other agreements, side letters, or arrangements between SPAC and any Investor relating to any Subscription Agreement that could affect in any material respect the obligation of such Investor to fund  the applicable portion of the Investment Amount set forth in the Subscription Agreement of such Investor and, as of the date of this Agreement, SPAC does not know of any facts or circumstances that may reasonably be expected to result in any of the conditions set forth in any Subscription Agreement not being satisfied, or the Investment Amount not being made available to PubCo on the Acquisition Closing Date consistent with the terms and conditions hereof including Section 9.4. No event has occurred that, with or without notice, lapse of time or both, would constitute a default or breach on the part of SPAC under any material term or condition of any Subscription Agreement and, as of the date of this Agreement, the SPAC does not have a reason to believe that SPAC will be unable to satisfy in all material respects on a timely basis any term or condition of closing to be satisfied by it contained in any Subscription Agreement. The Subscription Agreements contain all of the conditions precedent (other than the conditions contained in the other Transaction Documents) to the obligations of the Investors to fund the applicable portion of the Investment Amount set forth in the Subscription Agreements on the terms therein.

(b)          No fees, consideration or other discounts are payable or have been agreed by SPAC or any of its Affiliates (including, from and after the Acquisition Closing, the Surviving Corporation and its Subsidiaries) to any Investor in respect of its investment or, except as set forth in the Subscription Agreements.

Section 4.19.          SPAC Related Parties.  Except for written employment agreements made available to the Company prior the date hereof and except as set forth in Section 4.19 of the SPAC Disclosure Letter, SPAC has not engaged in any transactions with Related Parties that would be required to be disclosed in the Proxy/Registration Statement.

Section 4.20.          No Outside Reliance.  Notwithstanding anything contained in this Agreement, each of SPAC and its equityholders, partners, members and Representatives, including Sponsor and Sponsor Affiliate, has made its own investigation of the Company, its Subsidiaries and Material Subsidiaries and that neither the Company nor any of its Affiliates, agents or Representatives is making any representation or warranty whatsoever, express or implied, beyond those expressly given by the Company in Article III, including any implied warranty or representation as to condition, merchantability, suitability or fitness for a particular purpose or trade as to any of the assets of the Company or any of its Subsidiaries or Material Subsidiaries. Without limiting the generality of the foregoing, it is understood that any cost estimates, financial or other projections or other predictions that may be contained or referred to in the Company Disclosure Letter or elsewhere, as well as any information, documents or other materials (including any such materials contained in any “data room” (whether or not accessed by SPAC or its Representatives) or reviewed by SPAC pursuant to the NDA or otherwise) or management presentations that have been or shall hereafter be provided to SPAC or any of its Affiliates, agents or Representatives are not and will not be deemed to be representations or warranties of the Company, any of its Subsidiaries, Material Subsidiaries or Company Shareholders, and no representation or warranty is made as to the accuracy or completeness of any of the foregoing except as may be expressly set forth in Article III. Except as otherwise expressly set forth in this Agreement, SPAC understands and agrees that any assets, properties and business of the Company and any of its Subsidiaries and Material Subsidiaries are furnished “as is”, “where is” and subject to and except as otherwise provided in the representations and warranties contained in Article III, with all faults and without any other representation or warranty of any nature whatsoever.

ARTICLE V
REPRESENTATIONS AND WARRANTIES OF THE ACQUISITION ENTITIES

PubCo, Merger Sub 1 and Merger Sub 2 (each, an “Acquisition Entity”) hereby jointly and severally represent and warrant to SPAC and the Company, the following:

Section 5.1.          Organization, Good Standing, Corporate Power and Qualification.  Each Acquisition Entity is a company duly incorporated, validly existing and in good standing under the Laws of the Cayman Islands.

Section 5.2.          Capitalization and Voting Rights.

(a)          Capitalization.  As of the date of this Agreement, the authorized share capital of PubCo consists of one share (the “PubCo Share”) which is issued and outstanding as of the date of this Agreement. The authorized share capital of Merger Sub 1 consists of one share (the “Merger Sub 1 Share”) which is issued and outstanding as of the date of this Agreement. The authorized share capital of Merger Sub 2 consists of one share (the “Merger Sub 2 Share”) which is issued and outstanding as of the date of this Agreement. The PubCo Ordinary Share, the Merger Sub 1 Share and the Merger Sub 2 Share, and any PubCo Ordinary Shares and shares of Merger Sub 1 and Merger Sub 2 that will be issued pursuant to the Transactions, (i) have been, or will be prior to such issuance, duly authorized and have been, or will be at the time of issuance, validly issued and are fully paid, (ii) were, or will be, issued, in compliance in all material respects with applicable Law, and (iii) were not, and will not be, issued in breach or violation of any preemptive rights or Contract.

(b)          No Other Securities.  Except as set forth in Section 5.2(a), (i) no Acquisition Entity has authorized, outstanding or issued any Equity Securities; (ii) no Acquisition Entity is obligated to issue, sell or transfer any Equity Securities; (iii) no Acquisition Entity is a party or subject to any Contract that affects or relates to the voting or giving of written consents with respect to, or the right to cause the redemption, or repurchase of, any Equity Security of such Acquisition Entity; (iv) no Acquisition Entity has granted any registration rights or information rights to any other Person; (v) there are no phantom shares and there are no voting or similar agreements entered into by any Acquisition Entity which relate to the share capital, registered capital or charter capital of such Acquisition Entity; and (vi) no Acquisition Entity has outstanding any bonds, debentures, notes or other obligations the holders of which have the right to vote (or convertible into or exercisable for securities having the right to vote) with the shareholders of such Acquisition Entity on any matter or any agreements to issue such bonds, debentures, notes or other obligations.

(c)          PubCo does not own or control, directly or indirectly, any interest in any corporation, partnership, limited liability company, association or other business entity, other than, as of the date of this Agreement, Merger Sub 1 and Merger Sub 2 and, as of the Acquisition Closing Date, SPAC and Merger Sub 2. Neither Merger Sub 1 nor Merger Sub 2 owns or controls, directly or indirectly, any interest in any corporation, partnership, limited liability company, association or other business entity.

Section 5.3.          Corporate Structure; Subsidiaries.  No Acquisition Entity is obligated to make any investment in or capital contribution to or on behalf of any other Person other than in connection with the Transactions.

Section 5.4.          Authorization.  Each Acquisition Entity has all requisite corporate power and authority to enter into, execute, deliver and perform its obligations under this Agreement and the other Transaction Documents to which it is or will be a party and to consummate the transactions contemplated hereunder and thereunder. All corporate actions on the part of each Acquisition Entity necessary for the authorization, execution and delivery of this Agreement and the other Transaction Documents to which it is or will be a party and the performance of all its obligations thereunder (including any board or shareholder approval, as applicable) have been taken, subject to the filing of the Initial Merger Filing Documents and the Acquisition Merger Filing Documents.  This Agreement and the other Transaction Document to which an Acquisition Entity is or will be a party is, or when executed by the other parties thereto, will be, valid and legally binding obligations of such Acquisition Entity enforceable against it in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other applicable laws now or hereafter in effect of general application affecting enforcement of creditors’ rights generally, and (b) as limited by applicable laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

Section 5.5.          Consents; No Conflicts.  Assuming the representations and warranties in Article III are true and correct, except (a) for the registration or filing with the Registrar of Companies of the Cayman Islands, the SEC or applicable state blue sky or other securities laws filings with respect to the Transactions and (b) for such other filings, notifications, notices, submissions, applications, or consents the failure of which to be obtained or made would not have a Company Material Adverse Effect, all filings, notifications, notices, submissions, applications, or consents from or with any Governmental Authority or any other Person required in connection with the valid execution, delivery and performance of this Agreement and the other Transaction Documents, and the consummation of the Transactions, in each case on the part of each Acquisition Entity, have been duly obtained or completed (as applicable) and are in full force and effect.  The execution, delivery and performance of this Agreement and the other each Transaction Documents to which it is or will be a party by each Acquisition Entity does not, and the consummation by such Acquisition Entity of the transactions contemplated hereby and thereby will not result in any violation of, be in conflict with, or constitute a default under, require any consent under, or give any Person rights of termination, amendment, acceleration (including acceleration of any obligation of such Acquisition Entity) or cancellation under, (a) (i) any Governmental Order, (ii) any provision of the Organizational Documents of such Acquisition Entity, (iii) any applicable Law, (iv) any Contract to which such Acquisition Entity is a party or by which its assets are bound, or (b) result in the creation of any Security Interest upon any of the properties or assets of such Acquisition Entity other than any restrictions under federal or state securities laws, this Agreement or the Organizational Documents of such Acquisition Entity, except in the case of sub-clauses (i), (iii), and (iv) of clause (a), as has not had, and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the ability of any Acquisition Entity to enter into and perform the Transaction Documents to which it is or will be a party and to consummate the Transactions.

Section 5.6.          Absence of Changes.  Since the date of its incorporation, each Acquisition Entity has operated its business in the Ordinary Course.

Section 5.7.          Actions.  Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the ability of any Acquisition Entity to enter into and perform the Transaction Documents to which it is or will be a party and to consummate the Transactions, (a) there is no Action pending or, to the Knowledge of SPAC, threatened in writing against or affecting any Acquisition Entity; and (b) there is no judgment or award unsatisfied against such Acquisition Entity, nor is there any Governmental Order in effect and binding on any Acquisition Entity or its assets or properties.

Section 5.8.          Brokers.  Except as set forth in Section 3.16 of the Company Disclosure Letter, no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission or expense reimbursement in connection with the Transactions contemplated based upon arrangements made by and on behalf of any Acquisition Entity or any of its Affiliates.

Section 5.9.          Proxy/Registration Statement.  The information supplied by each Acquisition Entity in writing specifically for inclusion in the Proxy/Registration Statement shall not, at (a) the time the Proxy/Registration Statement is declared effective, (b) the time the Proxy/Registration Statement (or any amendment thereof or supplement thereto) is first mailed to (i) SPAC Shareholders and (ii) the Company Shareholders, and (c) the time of (i) the SPAC Shareholders’ Meeting and (ii) the Company Shareholders’ Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. All documents that an Acquisition Entity is responsible for filing with the SEC in connection with the Transactions will comply as to form and substance in all material respects with the applicable requirements of the Securities Act and the Exchange Act.

Section 5.10.          Investment Company Act; JOBS Act.  No Acquisition Entity is an “investment company” or a Person directly or indirectly “controlled” by or acting on behalf of an “investment company”, in each case within the meaning of the Investment Company Act.  No Acquisition Entity constitutes an “emerging growth company” within the meaning of the JOBS Act.

Section 5.11.          Business Activities.  Each Acquisition Entity was formed solely for the purpose of effecting the Transactions and has not engaged in any business activities or conducted any operations other than in connection with the Transactions and has no, and at all times prior to the Acquisition Closing except as expressly contemplated by the Transaction Documents and the Transactions, will have no, assets, liabilities or obligations of any kind or nature whatsoever other than those incident to its formation.

Section 5.12.          PubCo Incentive Equity Plan.  Prior to the date of this Agreement, the board of directors and the sole shareholder of PubCo have approved and adopted (a) an incentive equity plan in substantially the form attached hereto as Exhibit M-1 (the “PubCo Incentive Equity Plan”) and (b) an employee stock purchase plan substantially the form attached hereto as Exhibit M-2.

Section 5.13.          PIPE Investment.

(a)          PubCo has delivered to the Company true, correct and complete copies of each of the Subscription Agreements, pursuant to which the Investors have committed to provide equity financing to PubCo solely for purposes of consummating the Transactions in the aggregate amount of the Investment Amount. With respect to each Investor, the Subscription Agreement with such Investor is in full force and effect and has not been withdrawn or terminated, or otherwise amended or modified, in any material respect, and no withdrawal or termination, amendment or modification in any material respect is contemplated by PubCo. Each Subscription Agreement is a legal, valid and binding obligation of PubCo and each Investor, and neither the execution or delivery by any party thereto nor the performance of any party’s obligations under any such Subscription Agreement violates any Laws. There are no other agreements, side letters, or arrangements between any Acquisition Entity and any Investor relating to any Subscription Agreement that could affect in any material respect the obligation of such Investor to contribute to PubCo the applicable portion of the Investment Amount set forth in the Subscription Agreement of such Investor and, as of the date of this Agreement, no Acquisition Entity knows of any facts or circumstances that may reasonably be expected to result in any of the conditions set forth in any Subscription Agreement not being satisfied, or the Investment Amount not being made available to PubCo, on the Acquisition Closing Date consistent with the terms and conditions hereof including Section 9.4. No event has occurred that, with or without notice, lapse of time or both, would constitute a default or breach on the part of an Acquisition Entity under any material term or condition of any Subscription Agreement and, as of the date of this Agreement, no Acquisition Entity has a reason to believe that SPAC will be unable to satisfy in all material respects on a timely basis any term or condition of closing to be satisfied by it contained in any Subscription Agreement. The Subscription Agreements contain all of the conditions precedent (other than the conditions contained in the other Transaction Documents) to the obligations of the Investors to contribute to PubCo the applicable portion of the Investment Amount set forth in the Subscription Agreements on the terms therein.

(b)          No fees, consideration or other discounts are payable or have been agreed by PubCo or any of its Affiliates (including, from and after the Acquisition Closing, the Surviving Corporation and its Subsidiaries) to any Investor in respect of its investment or, except as set forth in the Subscription Agreements.

Section 5.14.          Intended Tax Treatment.  Merger Sub 1 and Merger Sub 2 have each elected or will elect to be disregarded as an entity separate from PubCo for U.S. federal income tax purposes as of the effective date of its formation and have not subsequently changed such classification. No Acquisition Entity has taken any action (nor permitted any action to be taken), or is aware of any fact or circumstance, that would reasonably be expected to prevent, impair or impede the Intended Tax Treatment.

Section 5.15.          Foreign Private Issuer.  PubCo is and shall be at all times commencing from the date 30 days prior to the first filing of the Proxy/Registration Statement with the SEC through the Acquisition Closing, a foreign private issuer as defined in Rule 405 under the Securities Act.

Section 5.16.          No Outside Reliance.  Notwithstanding anything contained in this Agreement, each of the Acquisition Entities, and any of their respective equityholders, partners, members or Representatives has made its own investigation of the Company, its Subsidiaries and Material Subsidiaries and that neither the Company nor any of its Affiliates, agents or Representatives is making any representation or warranty whatsoever, express or implied, beyond those expressly given by the Company in Article III, including any implied warranty or representation as to condition, merchantability, suitability or fitness for a particular purpose or trade as to any of the assets of the Company or any of its Subsidiaries or Material Subsidiaries. Without limiting the generality of the foregoing, it is understood that any cost estimates, financial or other projections or other predictions that may be contained or referred to in the Company Disclosure Letter or elsewhere, as well as any information, documents or other materials (including any such materials contained in any “data room” (whether or not accessed by such Acquisition Entity or its Representatives) or reviewed by such Acquisition Entity pursuant to the NDA) or management presentations that have been or shall hereafter be provided to such Acquisition Entity or any of its Affiliates, agents or Representatives are not and will not be deemed to be representations or warranties of the Company, any of its Subsidiaries, Material Subsidiaries or the Company Shareholders, and no representation or warranty is made as to the accuracy or completeness of any of the foregoing except as may be expressly set forth in Article III. Except as otherwise expressly set forth in this Agreement, such Acquisition Entity understands and agrees that any assets, properties and business of the Company and any of its Subsidiaries and Material Subsidiaries are furnished “as is”, “where is” and subject to and except as otherwise provided in the representations and warranties contained in Article III, with all faults and without any other representation or warranty of any nature whatsoever.

ARTICLE VI
COVENANTS OF THE COMPANY AND CERTAIN OTHER PARTIES

Section 6.1.          Conduct of Business.  Except (i) as contemplated or permitted by the Transaction Documents, (ii) as required by applicable Law (including for this purpose any COVID-19 Measures), (iii) as set forth on Section 6.1 of the Company Disclosure Letter or (iv) as consented to by SPAC in writing (which consent shall not be unreasonably conditioned, withheld, delayed or denied, except with respect to matters set forth in Sections 6.1(2)(a) and 6.1(2)(f)), from the date of this Agreement through the earlier of the Acquisition Closing or valid termination of this Agreement pursuant to Article X (the “Interim Period”), the Company (1) shall use commercially reasonable efforts to operate the business of the Company and the Material Subsidiaries in all material respects in the Ordinary Course and (2) shall not, and shall not permit its Material Subsidiaries to:

(a)          (i) amend its memorandum and articles of association or other organizational documents (whether by merger, consolidation, amalgamation or otherwise); or (ii) propose or adopt a plan of complete or partial liquidation or dissolution, consolidation, restructuring, recapitalization or other reorganization; provided that a Material Subsidiary shall be permitted to take any action set forth in the immediately foregoing clauses (i) and (ii) so long as it does not result individually or in the aggregate in a Company Material Adverse Effect;

(b)          incur, assume, guarantee or repurchase or otherwise become liable for any indebtedness for borrowed money, issue or sell any debt securities or options, warrants or other rights to acquire debt securities, in a principal amount exceeding $325,000,000, except for borrowings under credit agreements disclosed in Section 6.1 of the Company Disclosure Letter, in the form that exists on the date hereof, except for amendments thereto that are immaterial, beneficial to the Company or otherwise required in order to consummate the Transactions;

(c)          transfer, issue, sell, grant, pledge or otherwise dispose of (i) any of its Equity Securities, or (ii) any options, warrants, rights of conversion or other rights, agreements, arrangements or commitment obligations of the Company to issue, deliver or sell any Equity Securities of the Company, other than the issuance of (A) awards under the ESOP in accordance with past practice, (B) shares upon exercise of Company Options or settlement of Company RSUs under the ESOP, (C) shares pursuant to obligations incurred by the Company prior to the date hereof as set forth in Section 6.1 of the Company Disclosure Letter, or (D) Equity Securities upon conversion of Preferred Shares; provided, however, that a Material Subsidiary shall be permitted to take such actions so long as it does not result individually or in the aggregate in a Company Material Adverse Effect;

(d)          Except as (x) would not have a Company Material Adverse Effect, (y) required under the terms of any Benefit Plan existing as of the date of this Agreement or (z) in the Ordinary Course or as otherwise required by Law or this Agreement, (A) amend, modify, adopt, enter into or terminate any Benefit Plan or any benefit or compensation plan, policy, program or Contract that would be a Benefit Plan if in effect as of the date of this Agreement, in each case,  (x) which exists solely for the benefit of a Senior Management Member or (y) which would materially disproportionately benefit a Senior Management Member relative to the other participants in such Benefit Plan, or (B) take any action to accelerate any payment, right to payment, or benefit, or the funding of any payment, right to payment or benefit, payable or to become payable to any Senior Management Member;

(e)          sell, lease, exclusively license, transfer, abandon, allow to lapse or dispose of any material property or assets, in any single transaction or series of related transactions, except for (i) transactions pursuant to Contracts entered into in the Ordinary Course, or (ii) (other than transactions involving the exclusive license of any material property or assets) transactions that do not exceed $10,000,000 individually and $50,000,000 in the aggregate or (iii) dispositions of obsolete, surplus or worn out assets that are no longer useful in the conduct of the business of the Company or its Material Subsidiaries;

(f)          merge, consolidate or amalgamate with or into any Person; provided that a Material Subsidiary shall be permitted to take such actions otherwise prohibited by this subsection (f) so long as it does not result individually or in the aggregate in a Company Material Adverse Effect;

(g)          make any acquisition of, or investment in, a business, by purchase of stock, securities or assets, merger or consolidation, or contributions to capital, or loans or advances, in any such case with a value or purchase price in excess of $150,000,000 individually and $300,000,000 in the aggregate;

(h)          settle any Action by any Governmental Authority or any other third party material to the business of the Company in excess of $50,000,000 individually and $100,000,000 in the aggregate; provided that a Material Subsidiary shall be permitted to take such actions otherwise prohibited by this subsection (h) so long as it does not result individually or in the aggregate in a Company Material Adverse Effect;

(i)          (i) split, combine or reclassify any shares of its share capital, (ii) redeem, repurchase, cancel or otherwise acquire or offer to redeem, repurchase, or otherwise acquire any of its Equity Securities, except for the redemption of Equity Securities issued under the ESOP in accordance with repurchase rights existing on the date of this Agreement, (iii) declare, set aside, make or pay any dividend or other distribution, payable in cash, shares, property or otherwise, with respect to any of its share capital, or (iv) amend any term or alter any rights of any of its outstanding Equity Securities; provided that a Material Subsidiary shall be permitted to take such actions otherwise prohibited under the immediately preceding clauses (i) through (iv) so long as it does not result individually or in the aggregate in a Company Material Adverse Effect;

(j)          authorize, make or incur any capital expenditures or obligations or liabilities in connection therewith, other than any capital expenditures or obligations or liabilities in an amount not to exceed $60,000,000 in the aggregate;

(k)          enter into any Material Contract, or amend any such Material Contract in any material respect, in each case in a manner that is adverse to the Company and its Subsidiaries, taken as a whole, except (i) in the Ordinary Course or (ii) for entering into any new Material Contract that does not aggregate for any such new Material Contract more than $5,000,000 of value or obligations above the applicable threshold set forth in the definition of “Material Contract”; provided, however, that to the extent that another sub-section of this Section 6.1 would permit the entry into of a Material Contract in a higher dollar threshold than in the definition of “Material Contract”, then this Section 6.1(k) shall not prevent the entry into of such Material Contract in such higher dollar threshold;

(l)          voluntarily terminate, suspend, abrogate, amend or modify any Material Permit in a manner materially adverse to the Company and its Subsidiaries, taken as a whole; provided that a Material Subsidiary shall be permitted to take such actions otherwise prohibited by this subsection (l) so long as it does not result individually or in the aggregate in a Company Material Adverse Effect;

(m)          make any material change in its accounting principles or methods unless required by IFRS; or

(n)          enter into any agreement or otherwise make a commitment to do any of the foregoing (except to the extent that such an agreement or commitment would be permitted by a subsection of the foregoing Section 6.1(2)).

For the avoidance of doubt, if any action taken or refrained from being taken by the Company or a Material Subsidiary is covered by a subsection of this Section 6.1(2) and not prohibited thereunder, the taking or not taking of such action shall not be deemed to be in violation of any other part of this Section 6.1(2).

Section 6.2.          Access to Information.  Upon reasonable prior notice and subject to applicable Law, from the date of this Agreement until the Acquisition Effective Time, the Company shall, and shall cause each of its wholly owned Subsidiaries and each of its and its wholly owned Subsidiaries’ officers, directors and employees to, and shall use its commercially reasonable efforts to cause its Representatives to, afford SPAC and its officers, directors, employees and Representatives, following notice from SPAC in accordance with this Section 6.2, reasonable access during normal business hours to the officers, employees, agents, properties, offices and other facilities, books and records of each of it and its wholly owned Subsidiaries, and all other financial, operating and other data and information as shall be reasonably requested; provided, however, that in each case, the Company shall not be required to disclose any document or information, or permit any inspection, that would, in the reasonable judgment of the Company, (a) result in the disclosure of any trade secrets or violate the terms of any confidentiality provisions in any agreement with a third party, (b) result in a violation of applicable Law, including any fiduciary duty, (c) waive the protection of any attorney-client privilege or (d) result in the disclosure of any sensitive or personal information that would expose the Company to the risk of Liabilities. All information and materials provided pursuant to this Agreement will be subject to the provisions of the NDA.

Section 6.3.          Acquisition Proposals and Alternative Transactions.  During the Interim Period, the Company shall not, and it shall cause its Controlled Affiliates and its and their respective Representatives not to, directly or indirectly: (a) solicit, initiate, submit, facilitate (including by means of furnishing or disclosing information), discuss or negotiate, directly or indirectly, any inquiry, proposal or offer (written or oral) with any third-party (including any Competing SPAC) with respect to a Company Acquisition Proposal; (b) furnish or disclose any non-public information to any third-party (including to any Competing SPAC) in connection with or that would reasonably be expected to lead to a Company Acquisition Proposal; (c) enter into any agreement, arrangement or understanding with any third party (including a Competing SPAC) regarding a Company Acquisition Proposal; (d) other than as set forth on Section 6.1 of the Company Disclosure Letter, prepare or take any steps in connection with a public offering of any Equity Securities of the Company, any of its Material Subsidiaries, or a newly-formed holding company of the Company or such Material Subsidiaries or (d) otherwise cooperate in any way with, or assist or participate in, or knowingly facilitate or encourage any effort or attempt by any Person to do or seek to do any of the foregoing.

Section 6.4.          D&O Indemnification and Insurance.

(a)          From and after the Acquisition Closing, the Surviving Corporation, Merger Sub 1 and PubCo shall jointly and severally indemnify and hold harmless each present and former director and officer of the Company, any of its Subsidiaries, SPAC and any Acquisition Entity (in each case, solely to the extent acting in his or her capacity as such and to the extent such activities are related to the business of the Company, its Subsidiaries, SPAC or such Acquisition Entity, respectively) (the “D&O Indemnified Parties”) against any costs or expenses (including reasonable attorneys’ fees), judgments, fines, losses, claims, damages or liabilities incurred in connection with any Action, whether civil, criminal, administrative or investigative, arising out of or pertaining to matters existing or occurring at or prior to the Acquisition Closing, whether asserted or claimed prior to, at or after the Acquisition Closing, to the fullest extent that the Company, its Subsidiaries, SPAC or such Acquisition Entity, respectively, would have been permitted under applicable Law and its respective certificate of incorporation, certificate of formation, bylaws, limited liability company agreement, limited liability partnership agreement, limited liability limited partnership agreement or other Organizational Documents in effect on the date of this Agreement to indemnify such D&O Indemnified Parties (including the advancing of expenses as incurred to the fullest extent permitted under applicable Law). Without limiting the foregoing, the Surviving Corporation and PubCo shall, and shall cause their Subsidiaries to, and Merger Sub 1 shall (i) maintain for a period of not less than six years from the Acquisition Closing provisions in its certificate of incorporation, certificate of formation, bylaws, limited liability company agreement, limited liability partnership agreement, limited liability limited partnership agreement and other Organizational Documents concerning the indemnification and exoneration (including provisions relating to expense advancement) of the Surviving Corporation and its Subsidiaries’ or Merger Sub 1’s and each Acquisition Entity’s, respectively, former and current officers, directors, employees, and agents that are no less favorable to those Persons than the provisions of the certificate of incorporation, certificate of formation, bylaws, limited liability company agreement, operating agreement, limited liability partnership agreement, limited liability limited partnership agreement and other Organizational Documents of the Surviving Corporation and its Subsidiaries, Merger Sub 1 or such Acquisition Entity, respectively, in each case, as of the date of this Agreement and (ii) not amend, repeal or otherwise modify such provisions in any respect that would adversely affect the rights of those Persons thereunder, in each case, except as required by Law.

(b)          For a period of six years from the Acquisition Closing, each of PubCo, the Surviving Corporation and Merger Sub 1 shall (and the Surviving Corporation shall cause its Subsidiaries to) maintain in effect directors’ and officers’ liability insurance covering those Persons who are currently covered by the Company’s, any of its Subsidiaries’, SPAC’s, Merger Sub 1’s or any Acquisition Entity’s, respectively, directors’ and officers’ liability insurance policies (including, in any event, the D&O Indemnified Parties) on terms not less favorable than the terms of such current insurance coverage, except that in no event shall PubCo, the Surviving Corporation, its Subsidiaries, Merger Sub 1 or any Acquisition Entity be required to pay an annual premium for such insurance in excess of 300% of the aggregate annual premium payable by the Company, its Subsidiaries, SPAC, Merger Sub 1 or such Acquisition Entity, respectively, for such insurance policy for the year ended December 31, 2020; provided, however, that (i) each of PubCo, the Surviving Corporation and Merger Sub 1 may cause coverage to be extended under the current directors’ and officers’ liability insurance by obtaining a six-year “tail” policy with respect to claims existing or occurring at or prior to the Acquisition Closing and if and to the extent such policies have been obtained prior to the Acquisition Closing with respect to any such Persons, the Surviving Corporation, Merger Sub 1 and PubCo, respectively, shall maintain such policies in effect and continue to honor the obligations thereunder, and (ii) if any claim is asserted or made within such six-year period, any insurance required to be maintained under this Section 6.4 shall be continued in respect of such claim until the final disposition thereof.

(c)          Notwithstanding anything contained in this Agreement to the contrary, this Section 6.4 shall survive the Acquisition Closing indefinitely and shall be binding, jointly and severally, on the Surviving Corporation, Merger Sub 1 and PubCo and all of their respective successors and assigns.  In the event that the Surviving Corporation, Merger Sub 1, PubCo or any of their respective successors or assigns consolidates with or merges into any other Person and shall not be the continuing or surviving company or entity of such consolidation or merger or transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, the Surviving Corporation, Merger Sub 1 or PubCo, respectively, shall ensure (and each of PubCo, Merger Sub 1 and the Surviving Corporation shall cause its Subsidiaries to ensure) that proper provision shall be made so that the successors and assigns of the Surviving Corporation, Merger Sub 1 or PubCo as the case may be, shall succeed to the obligations set forth in this Section 6.4.

(d)          The provisions of this Section 6.4(a) through (c): (i) are intended to be for the benefit of, and shall be enforceable by, each Person who is now, or who has been at any time prior to the date of this Agreement or who becomes prior to the Acquisition Closing, a D&O Indemnified Party, his or her heirs and his or her personal representatives, (ii) shall be binding on the Surviving Corporation, Merger Sub 1 and PubCo and their respective successors and assigns, (iii) are in addition to, and not in substitution for, any other rights to indemnification or contribution that any such Person may have, whether pursuant to Law, Contract, Organizational Documents, or otherwise and (iv) shall survive the consummation of the Acquisition Closing and shall not be terminated or modified in such a manner as to adversely affect any D&O Indemnified Party without the consent of such D&O Indemnified Party.

Section 6.5.          Notice of Developments.  From and after the date of this Agreement until the earlier of the Acquisition Closing or the termination of this Agreement in accordance with its terms, the Company shall promptly (and in any event prior to the Acquisition Closing) notify SPAC in writing, and SPAC shall promptly (and in any event prior to the Acquisition Closing) notify the Company in writing, upon any of the Group Companies or SPAC, as applicable, becoming aware (awareness being determined with reference to the Knowledge of the Company or the Knowledge of SPAC, as the case may be): (i) of the occurrence or non-occurrence of any event the occurrence or non-occurrence of which has caused or is reasonably likely to cause any condition to the obligations of any party to effect the Transactions not to be satisfied or (ii) of any notice or other communication from any Governmental Authority which is reasonably likely to have a material adverse effect on the ability of the parties hereto to consummate the Transactions or to materially delay the timing thereof. The delivery of any notice pursuant to this Section 6.5 shall not cure any breach of any representation or warranty requiring disclosure of such matter or any breach of any covenant, condition or agreement contained in this Agreement or any other Transaction Document or otherwise limit or affect the rights of, or the remedies available to, SPAC or the Company, as applicable. Notwithstanding anything to the contrary contained herein, any failure to give such notice pursuant to this Section 6.5 shall not give rise to any liability of the Company or SPAC or be taken into account in determining whether the conditions in Article IX have been satisfied or give rise to any right of termination set forth in Article X.

Section 6.6.          Financials.  As promptly as reasonably practicable after the date of this Agreement, the Company shall deliver to SPAC the Closing Company Accounts and any other audited and unaudited consolidated balance sheets and the related audited or unaudited consolidated accounts of the Company that are required to be included in the Proxy/Registration Statement. The Company, SPAC and PubCo shall each use its reasonable best efforts (a) to assist the other, upon advance written notice, during normal business hours and in a manner such as to not unreasonably interfere with the normal operation of the Company, any of its Subsidiaries or Material Subsidiaries, SPAC or PubCo, in preparing in a timely manner any other financial information or statements (including customary pro forma financial statements) that are required to be included in the Proxy/Registration Statement and any other filings to be made by SPAC or PubCo with the SEC in connection with the Transactions and (b) to obtain the consents of its auditors with respect thereto as may be required by applicable Law or requested by the SEC in connection therewith.

Section 6.7.          No Trading.  The Company acknowledges and agrees that it is aware, and that its Controlled Affiliates have been made aware of the restrictions imposed by U.S. federal securities laws and the rules and regulations of the SEC promulgated thereunder or otherwise and other applicable foreign and domestic Laws on a Person possessing material nonpublic information about a publicly traded company. The Company hereby agrees that it shall not purchase or sell any securities of SPAC in violation of such Laws, or cause or encourage any Person to do the foregoing.

Section 6.8.          PIPE Investments.  The Company shall use reasonable efforts to take, or cause to be taken, and do, or cause to be done, all actions to assist SPAC and PubCo in their efforts to consummate the transactions contemplated by the Subscription Agreements on the terms and conditions described therein; provided, however, that the Company shall not be required to incur any expenses or make any other payments in connection therewith other than the incurrence of the Company’s ordinary course legal fees in connection with such matters.

ARTICLE VII
COVENANTS OF SPAC AND CERTAIN OTHER PARTIES

Section 7.1.          PubCo Incentive Equity Plan.  On the Acquisition Closing Date, PubCo shall grant awards under the PubCo Incentive Equity Plan in accordance with the terms set forth on Exhibit M-1.

Section 7.2.          Trust Account Proceeds and Related Available Equity.  Upon satisfaction or waiver of the conditions set forth in Article IX and provision of notice thereof to the Trustee (which notice SPAC shall provide to the Trustee in accordance with the terms of the Trust Agreement), (a) in accordance with and pursuant to the Trust Agreement, at the Acquisition Closing, Merger Sub 1 (as the surviving company in the Initial Merger) (i) shall cause any documents, opinions and notices required to be delivered to the Trustee pursuant to the Trust Agreement to be so delivered and (ii) shall cause the Trustee to, and the Trustee shall thereupon be obligated to (A) pay as and when due all amounts payable to former SPAC Shareholders pursuant to SPAC Share Redemptions, and (B) immediately thereafter, pay all remaining amounts then available in the Trust Account to PubCo for immediate use, subject to this Agreement and the Trust Agreement and (b) thereafter, the Trust Account shall terminate, except as otherwise provided therein.

Section 7.3.          Nasdaq Listing.  From the date of this Agreement through the closing of the Initial Merger, (a) SPAC shall ensure SPAC remains listed as a public company on Nasdaq and (b) PubCo shall apply for, and shall use reasonable best efforts to cause, the PubCo Ordinary Shares to be issued in connection with the Transactions to be approved for listing on Nasdaq and accepted for clearance by the DTC, subject to official notice of issuance, prior to the Acquisition Closing Date.

Section 7.4.          Conduct of Business. Except (i) as contemplated or permitted by the Transaction Documents, (ii) as required by applicable Law (including for this purpose any COVID-19 Measures), (iii) as set forth on Section 7.4 of the SPAC Disclosure Letter or (iv) as consented to by the Company in writing (which consent with respect to the matters set forth in Section 7.4(e), (f), (g) and (i) shall not be unreasonably withheld, conditioned or delayed), during the Interim Period, SPAC and each Acquisition Entity (y) shall operate its business in the Ordinary Course and (z) shall not:

(a)          (i) with respect to SPAC only, seek any approval from SPAC Shareholders to change, modify or amend the Trust Agreement or the SPAC Charter, except as contemplated by the Transaction Proposals or (ii) change, modify or amend the Trust Agreement or their respective Organizational Documents, except as expressly contemplated by the Transaction Proposals;

(b)          (i) make or declare any dividend or distribution to SPAC Shareholders or make any other distributions in respect of any of its capital stock, share capital or Equity Securities, (ii) split, combine, reclassify or otherwise amend any terms of any shares or series of its capital stock or Equity Securities or (iii) purchase, repurchase, redeem or otherwise acquire any of its issued and outstanding share capital, outstanding shares of capital stock or membership interests, warrants or other Equity Securities, other than a redemption of SPAC Class A Ordinary Shares made as part of SPAC Share Redemptions;

(c)          merge, consolidate or amalgamate with or into, or acquire (by purchasing a substantial portion of the assets of or equity in, or by any other manner) any other Person or be acquired by any other Person;

(d)          make or change any material election in respect of material Taxes, except to comply with GAAP or applicable Law;

(e)          enter into, renew or amend in any material respect, any transaction or material Contract, except for material Contracts entered into in the Ordinary Course; provided, however, that notwithstanding anything to the contrary contained in this Agreement, even if done in the Ordinary Course SPAC shall not enter into, renew or amend in any respect, any transaction or Contract involving an Affiliate of SPAC, Sponsor or any Sponsor Affiliate, except as expressly provided in the Transaction Documents;

(f)          incur, guarantee or otherwise become liable for (whether directly, contingently or otherwise) any Indebtedness or other material Liability in a principal amount or amount, as applicable, exceeding $2,000,000 in the aggregate, other than (i) Indebtedness or other Liabilities expressly contemplated by this Agreement, including as set out in the SPAC Disclosure Letter or (ii) Liabilities that qualify as SPAC Transaction Expenses;

(g)          make any change in its accounting principles or methods unless required by GAAP;

(h)          (i) issue any Equity Securities, other than the issuance of Equity Securities of PubCo pursuant to the Subscription Agreements or this Agreement or (ii) grant any options, warrants or other equity-based awards;

(i)          settle or agree to settle any litigation, action, proceeding or investigation before any Governmental Authority or that imposes injunctive or other non-monetary relief on SPAC or an Acquisition Entity;

(j)          form any Subsidiary;

(k)          liquidate, dissolve, reorganize or otherwise wind-up the business and operations of SPAC; or

(l)          enter into any agreement to do any action prohibited under this Section 7.4;

provided, however, that during the period from the Initial Closing through the Acquisition Closing, neither Merger Sub 1 nor PubCo shall take any action except as required or contemplated by this Agreement or the other Transaction Documents.

Section 7.5.          Post-Closing Directors and Officers of PubCo.  Subject to the terms of the PubCo Charter, PubCo shall take all such action within its power as may be necessary or appropriate such that immediately following the Acquisition Closing:

(a)          the board of directors of PubCo (i) shall have been reconstituted to consist of seven directors, which shall be (A) Anthony Tan, Hooi Ling Tan, Dara Khosrowshahi, Shin Ein Ng and Richard Barton (or, if any such Person is unable or unwilling to serve as a director, a replacement determined by the Company) and (B) two directors determined by the Company, in each case, subject to such Persons passing customary background checks by the Company and (ii) shall have reconstituted its applicable committees to consist of the directors designated by the Company prior to the Acquisition Closing Date; provided, however, that any such directors designated by the Company in accordance with clause (ii) of this sentence as members of the audit committee shall qualify as “independent” under the Nasdaq listing rules;

(b)          the Chairperson of the board of directors of PubCo shall initially be the Founder; and

(c)          the officers of the Company holding such positions as set forth on Schedule 7.5(c) shall be the officers of PubCo, each such officer to hold office in accordance with the PubCo Charter until they are removed or resign in accordance with the PubCo Charter or until their respective successors are duly elected or appointed and qualified.

Section 7.6.          Acquisition Proposals and Alternative Transactions.  During the Interim Period SPAC will not, and it will cause its Affiliates and its and their respective Representatives not to, directly or indirectly: (a) solicit, initiate, submit, facilitate (including by means of furnishing or disclosing information), discuss or negotiate, directly or indirectly, any inquiry, proposal or offer (written or oral) with respect to a SPAC Acquisition Proposal; (b) furnish or disclose any non-public information to any person or entity in connection with or that could reasonably be expected to lead to a SPAC Acquisition Proposal; (c) enter into any agreement, arrangement or understanding regarding a SPAC Acquisition Proposal; or (d) otherwise cooperate in any way with, or assist or participate in, or knowingly facilitate or encourage any effort or attempt by any Person to do or seek to do any of the foregoing.

Section 7.7.          SPAC Public Filings.  From the date of this Agreement through the Acquisition Closing, each of SPAC and PubCo will use reasonable efforts to keep current, accurate and timely file all reports required to be filed or furnished with the SEC and otherwise comply in all material respects with its reporting obligations under applicable Laws.

Section 7.8.          PIPE Investments.  Unless otherwise consented in writing by the Company (which consent shall not be unreasonably withheld, conditioned or delayed), neither SPAC nor PubCo shall permit any amendment or modification in any material respect to be made to, any waiver (in whole or in part) or provide consent to (including consent to termination), any provision or remedy under, or any replacements of, any of the Subscription Agreements. SPAC and PubCo shall use reasonable best efforts to take, or cause to be taken, all actions and do, or cause to be done, all things necessary, proper or advisable to consummate the transactions contemplated by the Subscription Agreements on the terms and conditions described therein, including maintaining in effect the Subscription Agreements and to: (a) satisfy on a timely basis all conditions and covenants applicable to it in the Subscription Agreements and otherwise comply with its obligations thereunder, (b) in the event that all conditions in the Subscription Agreements (other than conditions that SPAC, PubCo or any of its Affiliates control the satisfaction of and other than those conditions that by their nature are to be satisfied at the Acquisition Closing) have been satisfied, consummate transactions contemplated by the Subscription Agreements at or prior to Acquisition Closing; (c) confer with the Company regarding timing of the expected Acquisition Closing Date (as defined in the Subscription Agreements); (d) deliver notices to the counterparties to the Subscription Agreements sufficiently in advance of the Acquisition Closing to cause them to fund their obligations as far in advance of the Acquisition Closing as permitted by the Subscription Agreements; and (e) without limiting the Company’s rights to enforce certain of such Subscription Agreements in the event that all conditions in the Subscription Agreements (other than those conditions that by their nature are to be satisfied at the Acquisition Closing and will be satisfied at the Acquisition Closing) have been satisfied, to cause the applicable Investors to pay to (or as directed by) PubCo the applicable portion of the Investment Amount, as applicable, set forth in the applicable Subscription Agreement in accordance with their terms. Without limiting the generality of the foregoing, SPAC and PubCo shall each give the Company prompt written notice: (A) of any material breach or default (or any event or circumstance that, with or without notice, lapse of time or both, could give rise to any breach or default) by any party to any Subscription Agreement known to SPAC or PubCo; (B) of the receipt of any written notice or other written communication from any party to any Subscription Agreement with respect to any actual, potential, threatened or claimed expiration, lapse, withdrawal, material breach, material default, termination or repudiation by any party to any Subscription Agreement or any provisions of any Subscription Agreement; and (C) if SPAC or PubCo do not expect PubCo to receive, all or any portion of the Investment Amount on the terms, in the manner or from the Investors as contemplated by the Subscription Agreements. SPAC and PubCo shall take all actions required under the Subscription Agreements with respect to the timely book-entry or issuance and delivery of any physical certificates evidencing the PubCo Ordinary Shares and (in the case of the Amended and Restated Forward Purchase Agreements) PubCo Warrants as and when required under any such Subscription Agreements.

Section 7.9.          Section 16 Matters.  Prior to the Acquisition Closing Date, SPAC shall take all such steps (to the extent permitted under applicable Law) as are reasonably necessary to cause any acquisition or disposition of PubCo Ordinary Shares or any derivative thereof that occurs or is deemed to occur by reason of or pursuant to the Transactions (including the Private Placement) by each Person who is or will be or may become subject to Section 16 of the Exchange Act with respect to PubCo, including by virtue of being deemed a director by deputization, to be exempt under Rule 16b-3 promulgated under the Exchange Act.

Section 7.10.          Voting of Company Shares.  At any meeting of the shareholders of the Company called to seek the Company Shareholders’ Approval, or at any adjournment thereof, or in connection with any written consent of the shareholders of the Company or in any other circumstances upon which a vote, consent or other approval with respect to this Agreement, any other Transaction Document, the Acquisition Merger, or any other Transaction is sought, SPAC (a) shall, if a meeting is held, appear at such meeting or otherwise cause the Company Shares for which SPAC has received a proxy pursuant to the Shareholder Support Agreements to be counted as present at such meeting for purposes of establishing a quorum and respond to each request by the Company for written consent, if any, and (ii) shall vote or cause to be voted (including by written consent, if applicable) such Company Shares in favor of granting the Company Shareholders’ Approval.

ARTICLE VIII
JOINT COVENANTS

Section 8.1.          Regulatory Approvals; Other Filings.

(a)          Each of the Company, SPAC and the Acquisition Entities shall use their commercially reasonable efforts to cooperate in good faith with any Governmental Authority and to undertake promptly any and all action required to obtain any necessary or advisable regulatory approvals, consents, Actions, nonactions or waivers in connection with the Transactions (the “Regulatory Approvals”) as soon as practicable and any and all action necessary to consummate the Transactions as contemplated hereby. Each of the Company, SPAC and the Acquisition Entities shall use commercially reasonable efforts to cause the expiration or termination of the waiting, notice or review periods under any applicable Regulatory Approval with respect to the Transactions as promptly as possible after the execution of this Agreement.

(b)          With respect to each of the Regulatory Approvals and any other requests, inquiries, Actions or other proceedings by or from Governmental Authorities, each of the Company, SPAC and the Acquisition Entities shall (i) diligently and expeditiously defend and use commercially reasonable efforts to obtain any necessary clearance, approval, consent or Regulatory Approval under any applicable Laws prescribed or enforceable by any Governmental Authority for the Transactions and to resolve any objections as may be asserted by any Governmental Authority with respect to the Transactions; and (ii) cooperate fully with each other in the defense of such matters.  To the extent not prohibited by Law, the Company shall promptly furnish to SPAC, and SPAC and the Acquisition Entities shall promptly furnish to the Company, copies of any material, substantive notices or written communications received by such party or any of its Affiliates from any Governmental Authority with respect to the Transactions, and each such party shall permit counsel to the other parties an opportunity to review in advance, and each such party shall consider in good faith the views of such counsel in connection with, any proposed material, substantive written communications by such party or its Affiliates to any Governmental Authority concerning the Transactions; provided, however, that none of SPAC or any of the Acquisition Entities shall enter into any agreement with any Governmental Authority relating to any Regulatory Approval contemplated in this Agreement without the written consent of the Company; provided, further, that neither the Company nor any Acquisition Entity shall enter into any agreement with any Governmental Authority with respect to the Transactions which (i) as a result of its terms delays in any material respect the consummation of, or prohibits, the Transactions or (ii) adds any condition to the consummation of the Transactions, in any such case, without the prior written consent of SPAC. To the extent not prohibited by Law, the Company agrees to provide SPAC and its counsel, and SPAC and the Acquisition Entities agree to provide to the Company and its counsel, the opportunity, to the extent practical, on reasonable advance notice, to participate in any material substantive meetings or discussions, either in person or by telephone, between such party or any of its Affiliates or Representatives, on the one hand, and any Governmental Authority (other than a Specified Governmental Authority), on the other hand, concerning or in connection with the Transactions.  Each of the Company, SPAC and the Acquisition Entities agrees to make all filings, to provide all information required of such party and to reasonably cooperate with each other, in each case, in connection with the Regulatory Approvals; provided, further, that such party shall not be required to provide information to the extent that (w) any applicable Law requires it or its Affiliates to restrict or prohibit access to such information, (x) in the reasonable judgment of such party, the information is subject to confidentiality obligations to a third party, (y) in the reasonable judgment of such party, the information is commercially sensitive and disclosure of such information would have a material impact on the business, results of operations or financial condition of such party, or (z) disclosure of any such information would reasonably be likely to result in the loss or waiver of the attorney-client, work product or other applicable privilege. Notwithstanding anything to the contrary contained in this Agreement, including in this Section 8.1, the Company shall not be required to grant SPAC or the Acquisition Entities the opportunity to participate in any meetings, discussions or other communications, or to review submissions or receive from the Company any copies of notices or other communications, with the Monetary Authority of Singapore (“MAS”) or any other Governmental Authority set forth on Schedule 8.1(b) (each of MAS and such other Governmental Authority, a “Specified Governmental Authority” ) and the Company shall provide SPAC upon request from time to time with a general summary of the progress of obtaining the respective approval from such Governmental Authorities referred on Section 3.5 of the Company Disclosure Letter.

(c)          Subject to Section 11.6, the Company, on the one hand, and SPAC, on the other, shall each be responsible for and pay one-half of the filing fees payable to the Governmental Authorities and the Exchange Agent in connection with the Transactions, including such filing fees payable by an Acquisition Entity.

Section 8.2.          Preparation of Proxy/Registration Statement; SPAC Shareholders’ Meeting and Approvals; Company Shareholders’ Meeting and Approvals.

(a)          Proxy/Registration Statement.

(i)          As promptly as reasonably practicable after the execution of this Agreement, SPAC, the Acquisition Entities and the Company shall prepare, and PubCo shall file with the SEC, a registration statement on Form F-4 (as amended or supplemented from time to time, and including the Proxy Statement, the “Proxy/Registration Statement”) relating to the SPAC Shareholders’ Meeting to approve and adopt: (A) the Business Combination, this Agreement and the other Transaction Documents, the Mergers and the other Transactions, (B) any other proposals as the SEC (or staff member thereof) may indicate are necessary in its comments to the Proxy/Registration Statement or correspondence related thereto, (C) any other proposals as reasonably agreed by SPAC and the Company to be necessary or appropriate in connection with the transactions contemplated hereby, and (D) adjournment of the SPAC Shareholders’ Meeting, if necessary, to permit further solicitation of proxies because there are not sufficient votes to approve and adopt any of the foregoing (such proposals in (A) through (D), collectively, the “Transaction Proposals”). SPAC, the Acquisition Entities and the Company each shall use their commercially reasonable efforts to (1) cause the Proxy/Registration Statement when filed with the SEC to comply in all material respects with all Laws applicable thereto and rules and regulations promulgated by the SEC, (2) respond as promptly as reasonably practicable to and resolve all comments received from the SEC concerning the Proxy/Registration Statement, (3) cause the Proxy/Registration Statement to be declared effective under the Securities Act as promptly as practicable and (4) keep the Proxy/Registration Statement effective as long as is necessary to consummate the Transactions. Prior to the effective date of the Proxy/Registration Statement, the Company, SPAC and PubCo shall take all or any action required under any applicable federal or state securities Laws in connection with the issuance of PubCo Ordinary Shares pursuant to this Agreement. Each of the Company, SPAC and PubCo also agrees to use its commercially reasonable efforts to obtain all necessary state securities law or “Blue Sky” permits and approvals required to carry out the Transactions, and the Company shall furnish all information concerning the Company, its Subsidiaries and Material Subsidiaries and any of their respective members or shareholders as may be reasonably requested in connection with any such action. As promptly as practicable after finalization and effectiveness of the Proxy/Registration Statement, SPAC shall use reasonable best efforts to within five Business Days thereof, mail the Proxy/Registration Statement to the SPAC Shareholders. Each of SPAC, PubCo and the Company shall furnish to the other parties all information concerning itself, its Subsidiaries, officers, directors, managers, shareholders, and other equityholders and information regarding such other matters as may be reasonably necessary or advisable or as may be reasonably requested in connection with the Proxy/Registration Statement, or any other statement, filing, notice or application made by or on behalf of SPAC, PubCo, the Company or their respective Affiliates to any regulatory authority (including Nasdaq) in connection with the Transactions. Subject to Section 11.6, the Company, on the one hand, and SPAC, on the other, shall each be responsible for and pay one-half of the cost for the preparation, filing and mailing of the Proxy/Registration Statement and other related fees.

(ii)          Any filing of, or amendment or supplement to, the Proxy/Registration Statement will be mutually prepared and agreed upon by SPAC, PubCo and the Company. SPAC and PubCo will advise the Company, promptly after receiving notice thereof, of the time when the Proxy/Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order, of the suspension of the qualification of PubCo Ordinary Shares to be issued or issuable in connection with this Agreement for offering or sale in any jurisdiction, or of any request by the SEC for amendment of the Proxy/Registration Statement or comments thereon and responses thereto or requests by the SEC for additional information and responses thereto, and shall provide the Company a reasonable opportunity to provide comments and amendments to any such filing. SPAC, PubCo and the Company shall cooperate and mutually agree upon (such agreement not to be unreasonably withheld or delayed), any response to comments of the SEC or its staff with respect to the Proxy/Registration Statement and any amendment to the Proxy/Registration Statement filed in response thereto.

(iii)          If, at any time prior to the Acquisition Effective Time, any event or circumstance relating to SPAC, an Acquisition Entity or their respective officers or directors, should be discovered by SPAC or an Acquisition Entity which should be set forth in an amendment or a supplement to the Proxy/Registration Statement, SPAC or PubCo, as the case may be, shall promptly inform the Company. If, at any time prior to the Acquisition Effective Time, any event or circumstance relating to the Company, any of its Subsidiaries or their respective officers or directors, should be discovered by the Company which should be set forth in an amendment or a supplement to the Proxy/Registration Statement, the Company shall promptly inform SPAC and PubCo.  Thereafter, SPAC, PubCo and the Company shall promptly cooperate in the preparation and filing of an appropriate amendment or supplement to the Proxy/Registration Statement describing or correcting such information and SPAC and PubCo shall promptly file such amendment or supplement with the SEC and, to the extent required by Law, disseminate such amendment or supplement to the SPAC Shareholders.

(b)          SPAC Shareholders’ Approval.

(i)          Prior to or as promptly as practicable after the Proxy/Registration Statement is declared effective under the Securities Act, SPAC shall establish a record date for, duly call, give notice of, convene and hold a meeting of the SPAC Shareholders (including any adjournment or postponement thereof, the “SPAC Shareholders’ Meeting”) to be held as promptly as reasonably practicable following the date that the Proxy/Registration Statement is declared effective under the Securities Act for the purpose of voting on the Transaction Proposals and obtaining the SPAC Shareholders’ Approval (including any adjournment or postponement of such meeting for the purpose of soliciting additional proxies in favor of the adoption of this Agreement), providing SPAC Shareholders with the opportunity to elect to effect a SPAC Share Redemption and such other matter as may be mutually agreed by SPAC and the Company. SPAC will use its reasonable best efforts to (A) solicit from its shareholders proxies in favor of the adoption of the Transaction Proposals, including the SPAC Shareholders’ Approval, and will take all other action necessary or advisable to obtain such proxies and SPAC Shareholders’ Approval and (B) to obtain the vote or consent of its shareholders required by and in compliance with all applicable Law, Nasdaq rules and the SPAC Charter. SPAC (A) shall consult with the Company regarding the record date and the date of the SPAC Shareholders’ Meeting and (B) shall not adjourn or postpone the SPAC Shareholders’ Meeting without the prior written consent of Company (which consent shall not be unreasonably withheld, conditioned or delayed); provided, however, that SPAC shall adjourn or postpone the SPAC Shareholders’ Meeting (1) to the extent necessary to ensure that any supplement or amendment to the Proxy/Registration Statement that SPAC or PubCo reasonably determines (following consultation with the Company, except with respect to any Company Acquisition Proposal) is necessary to comply with applicable Laws, is provided to the SPAC Shareholders in advance of a vote on the adoption of this Agreement, (2) if, as of the time that the SPAC Shareholders’ Meeting is originally scheduled, there are insufficient SPAC Shares represented at such meeting (either in person or by proxy) to constitute a quorum necessary to conduct the business of the SPAC Shareholders’ Meeting, or (3) if, as of the time that the SPAC Shareholders’ Meeting is originally scheduled, adjournment or postponement of the SPAC Shareholders’ Meeting is necessary to enable SPAC to solicit additional proxies required to obtain SPAC Shareholders’ Approval; provided further, however, that SPAC shall adjourn or postpone on not more than three occasions and so long as the date of the SPAC Shareholders’ Meeting is not adjourned or postponed more than an aggregate of 45 consecutive days in connection with such adjournment or postponement.

(ii)          The Proxy/Registration Statement shall include a statement to the effect that SPAC Board has unanimously recommended that the SPAC Shareholders vote in favor of the Transaction Proposals at the SPAC Shareholders’ Meeting (such statement, the “SPAC Board Recommendation”) and neither the SPAC Board nor any committee thereof shall withhold, withdraw, qualify, amend or modify, or publicly propose or resolve to withhold, withdraw, qualify, amend or modify, the SPAC Board Recommendation.

(c)          Company Shareholders’ Approval.

(i)          Prior to or as promptly as practicable after the Proxy/Registration Statement is declared effective under the Securities Act, the Company shall establish a record date for, duly call, give notice of, convene and hold a meeting of the Company Shareholders (including any adjournment thereof, the “Company Shareholders’ Meeting”) to be held as promptly as reasonably practicable following the date that the Proxy/Registration Statement is declared effective under the Securities Act for the purpose of obtaining the Company Shareholders’ Approval (including any adjournment of such meeting for the purpose of soliciting additional proxies in favor of this Agreement) and such other matter as may be mutually agreed by SPAC and the Company. The Company will use its reasonable best efforts (A) to solicit from its shareholders proxies in favor of the Company Shareholders’ Approval and (B) to obtain the vote or consent of its shareholders required by and in compliance with all applicable Law. The Company (y) shall set the date of the Company Shareholders’ Meeting to be seven days after the Proxy/Registration Statement is declared effective and (z) shall not adjourn the Company Shareholders’ Meeting without the prior written consent of SPAC (which consent shall not be unreasonably withheld, conditioned or delayed); provided, however, that the Company may adjourn the Company Shareholders’ Meeting (1) if, as of the time that the Company Shareholders’ Meeting is originally scheduled, there are insufficient Company Shares represented at such meeting (either in person or by proxy) to constitute a quorum necessary to conduct the business of the Company Shareholders’ Meeting, or (2) if, as of the time that the Company Shareholders’ Meeting is originally scheduled, adjournment of the Company Shareholders’ Meeting is necessary to enable the Company to solicit additional proxies required to obtain Company Shareholder Approval; provided, however, that for both prior clauses (1) and (2) in the aggregate the Company may adjourn on only one occasion and so long as the date of the Company Shareholders’ Meeting is not adjourned or postponed more than an aggregate of three consecutive days in connection with such adjournment.

(ii)          The Company shall send meeting materials to the Company Shareholders which shall seek the Company Shareholder Approval and shall include in all such meeting materials it sends to the Company Shareholders in connection with the Company Shareholders’ Meeting a statement to the effect that the Company Board has unanimously recommended that the Company Shareholders vote in favor of the Company Shareholders’ Approval (such statement, the “Company Board Recommendation”) and neither the Company Board nor any committee thereof shall withhold, withdraw, qualify, amend or modify, or publicly propose or resolve to withhold, withdraw, qualify, amend or modify, the Company Board Recommendation.

Section 8.3.          Support of Transaction.  Without limiting any covenant contained in Article VI, or Article VII (a) the Company shall, and shall cause its Subsidiaries to, and (b) each of SPAC and the Acquisition Entities shall, (i) use commercially reasonable efforts to obtain all material consents and approvals of third parties that the Company and any of its Subsidiaries or any of SPAC or any of the Acquisition Entities, as applicable, are required to obtain in order to consummate the Transactions, (ii) cooperate to cause the name of the Surviving Corporation to be changed effective as of the Acquisition Closing Date to respectively Grab Holdings Inc., including through the adoption of the appropriate corporate resolutions, and (iii) use commercially reasonable efforts to take such other action as may be reasonably necessary or as another party hereto may reasonably request to satisfy the conditions of Article IX (including, in the case of SPAC and PubCo, the use of commercially reasonable efforts to enforce its rights under the Subscription Agreements) or otherwise to comply with this Agreement and to consummate the Transactions as soon as practicable; provided, however, that, notwithstanding anything contained in this Agreement to the contrary, nothing in this Agreement, including this Article VIII, shall require the Company, any of its Subsidiaries, SPAC or any Acquisition Entity or any of their respective Affiliates to (A) commence or threaten to commence, pursue or defend against any Action, whether judicial or administrative, (B) seek to have any stay or Governmental Order vacated or reversed, (C) propose, negotiate, commit to or effect by consent decree, hold separate order or otherwise, the sale, divestiture, licensing or disposition of any assets or businesses of PubCo, the Company or any of its Subsidiaries or SPAC, (D) take or commit to take actions that limit the freedom of action of any of PubCo, the Company, any of its Subsidiaries or SPAC with respect to, or the ability to retain, control or operate, or to exert full rights of ownership in respect of, any of the businesses, product lines or assets of PubCo, the Company, any of its Subsidiaries or Material Subsidiaries or SPAC or (E) grant any financial, legal or other accommodation to any other Person, including agreeing to change any of the terms of the Transactions.

Section 8.4.          Tax Matters.

(a)          Each of SPAC, the Acquisition Entities and the Company shall (i) use its respective commercially reasonable efforts to cause the Mergers to qualify, and agree not to, and not to permit or cause any of their Affiliates or Subsidiaries to, take any action which to its knowledge could reasonably be expected to prevent or impede the Transactions from qualifying, for the Intended Tax Treatment and (ii) cause, in each case for U.S. federal income tax purposes, Merger Sub 1 and Merger Sub 2 to each elect to be disregarded as an entity separate from its owner for U.S. federal income tax purposes as of the effective date of its formation and not subsequently change such classification effective on or prior to the Initial Closing Date. For U.S. federal income tax purposes, the Company shall change its entity classification from an association taxable as a corporation to a disregarded entity effective two days after the Acquisition Closing Date. Each of SPAC, the Acquisition Entities and the Company shall report the Mergers consistently with the Intended Tax Treatment and the immediately preceding sentence unless otherwise required pursuant to a “determination” within the meaning of Section 1313(a) of the Code.

(b)          In the event that SPAC, the Acquisition Entities or the Company seeks a tax opinion from its respective tax advisor regarding the Intended Tax Treatment of the Mergers, or the SEC requests or requires tax opinions, each party shall use reasonable efforts to execute and deliver customary tax representation letters (not to be inconsistent with this Agreement or the other Transaction Documents) as the applicable tax advisor may reasonably request in form and substance reasonably satisfactory to such advisor. If the SEC (or its staff) requests or requires any opinion on the Intended Tax Treatment of the Initial Merger or other tax consequences to SPAC Shareholders, SPAC shall cause such opinion (as so required or requested) to be provided by Ropes & Gray LLP.

Section 8.5.          Stockholder Litigation.  The Company and, prior to the Initial Closing, PubCo shall promptly advise SPAC, and SPAC and, following the Initial Closing, PubCo, shall promptly advise the Company, as the case may be, of any Action commenced (or to the Knowledge of the Company or PubCo or the Knowledge of SPAC, as applicable, threatened) on or after the date of this Agreement against such party, any of its Subsidiaries or any of its directors or officers by any Company Shareholder or SPAC Shareholder relating to this Agreement, the Mergers or any of the other Transactions (any such Action, “Stockholder Litigation”), and such party shall keep the other party reasonably informed regarding any such Stockholder Litigation. Other than with respect to any Stockholder Litigation where the parties identified in this sentence are adverse to each other or in the context of any Stockholder Litigation related to or arising out of a Company Acquisition Proposal or a SPAC Acquisition Proposal, (a) the Company and, prior to the Initial Closing, PubCo shall give SPAC a reasonable opportunity to participate in the defense or settlement of any such Stockholder Litigation (and consider in good faith the suggestions of SPAC in connection therewith) brought against the Company or PubCo, any of their respective Subsidiaries or any of their respective directors or officers and no such settlement shall be agreed to without the SPAC’s prior consent (which consent shall not be unreasonably withheld, conditioned or delayed) and (b) SPAC and, following the Initial Closing, PubCo, shall give the Company a reasonable opportunity to participate in the defense or settlement of any such Stockholder Litigation (and consider in good faith the suggestions of the Company in connection therewith) brought against SPAC, any of its Subsidiaries or any of its directors or officers, and no such settlement shall be agreed to without the Company’s prior consent (which consent shall not be unreasonably withheld, conditioned or delayed).

ARTICLE IX
CONDITIONS TO OBLIGATIONS

Section 9.1.          Conditions to Obligations of SPAC, the Acquisition Entities and the Company.  The obligations of SPAC and the Acquisition Entities to consummate, or cause to be consummated, the Transactions to occur at the Initial Closing (and, solely with respect to the condition set forth in Section 9.1(f), the Acquisition Closing) and the obligations of the Company to consummate, or cause to be consummated, the Transactions to occur at the Acquisition Closing, are each subject to the satisfaction of the following conditions, any one or more of which may be waived in writing by the party or parties whose obligations are conditioned thereupon:

(a)          The SPAC Shareholders’ Approval and the Company Shareholders’ Approval shall have been obtained;

(b)          [Reserved];

(c)          [Reserved];

(d)          The Proxy/Registration Statement shall have become effective under the Securities Act and no stop order suspending the effectiveness of the Proxy/Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC and not withdrawn;

(e)          (i) PubCo’s initial listing application with Nasdaq in connection with the Transactions shall have been conditionally approved and, immediately following the Acquisition Closing, PubCo shall satisfy any applicable initial and continuing listing requirements of Nasdaq and PubCo shall not have received any notice of non-compliance therewith, and (ii) the PubCo Class A Ordinary Shares to be issued in connection with the Transactions shall have been approved for listing on Nasdaq, subject to official notice of issuance; and

(f)          No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Law (whether temporary, preliminary or permanent) or Governmental Order that is then in effect and which has the effect of making the Initial Closing or the Acquisition Closing illegal or which otherwise prevents or prohibits consummation of the Initial Closing or the Acquisition Closing (any of the foregoing, a “restraint”), other than any such restraint that is immaterial.

Section 9.2.          Conditions to Obligations of SPAC at Initial Closing.  The obligations of SPAC to consummate, or cause to be consummated, the Transactions to occur at the Initial Closing are subject to the satisfaction of the following additional conditions, any one or more of which may be waived in writing by SPAC:

(a)          The representations and warranties contained in Section 3.4 (Authorization), Section 5.4 (Authorization) and Section 3.9(b) (Absence of Changes) shall be true and correct in all respects as of the Initial Closing Date as if made at the Initial Closing Date.  The representations and warranties contained in Section 5.11 (Business Activities) shall be true and correct in all material respects as of the Initial Closing Date as if made at the Initial Closing Date. The representations and warranties contained in Section 3.2(a) (Capitalization and Voting Rights) and Section 5.2(a) (Capitalization and Voting Rights) shall be true and correct in all material respects as of the Initial Closing Date as if made at the Initial Closing Date. Each of the other representations and warranties of the Company and the Acquisition Entities contained in this Agreement shall be true and correct as of the Initial Closing Date (except with respect to such representations and warranties which speak as to an earlier date, which representations and warranties shall be true and correct at and as of such date) except for inaccuracies or the failure of such representations and warranties to be true and correct that (without giving effect to any limitation as to “materiality” or “Company Material Adverse Effect” or another similar materiality qualification set forth therein, other than in Section 3.11(f) (Liabilities)) individually or in the aggregate, has not had, and would not reasonably be expected to have, a Company Material Adverse Effect; and

(b)          Each of the covenants of the Company and the Acquisition Entities to be performed as of or prior to the Initial Closing Date shall have been performed in all material respects.

Section 9.3.          Conditions to Obligations of the Acquisition Entities at Initial Closing.  The obligations of the Acquisition Entities to consummate, or cause to be consummated, the Transactions to occur at the Initial Closing are subject to the satisfaction of the following additional conditions, any one or more of which may be waived in writing by the Company:

(a)          The representations and warranties contained in Section 4.4 (Authorization) and Section 4.8(a)(ii) (Absence of Changes) shall be true and correct in all respects as of the Initial Closing Date as if made at the Initial Closing Date. The representations and warranties contained in Section 4.2(a) (Capitalization and Voting Rights) shall be true and correct in all material respects as of the Initial Closing Date as if made at the Initial Closing Date. Each of the other representations and warranties of SPAC contained in this Agreement shall be true and correct as of the Initial Closing Date (except with respect to such representations and warranties which speak as to an earlier date, which representations and warranties shall be true and correct at and as of such date) except for inaccuracies or the failure of such representations and warranties to be true and correct that (without giving effect to any limitation as to “materiality” or “SPAC Material Adverse Effect” or another similar materiality qualification set forth therein, other than in Section 4.7(d)(i) (Financial Statements)) individually or in the aggregate, has not had, and would not, individually or in the aggregate, reasonably be expected to have a SPAC Material Adverse Effect;

(b)          Each of the covenants of SPAC to be performed as of or prior to the Initial Closing Date shall have been performed in all material respects; and

(c)          Each of the covenants of Sponsor and Sponsor Affiliate required under the Subscription Agreements to which Sponsor or Sponsor Affiliate, as applicable, is a party, and under Section 5(c) (Waiver of Anti-Dilution Protection) and Section 7 (Sponsor Affiliate Arrangements) of the Sponsor Support Agreement, to be performed as of or prior to the Initial Closing Date, shall have been performed in all material respects.

Section 9.4.          Conditions to Obligations of the Company at Acquisition Closing.  The obligations of the Company to consummate, or cause to be consummated, the Transactions to occur at the Acquisition Closing are subject to the satisfaction of the following additional conditions: Proceeds to PubCo from the Private Placement and under the Sponsor Subscription Agreement shall be at least $2.5 billion consisting of (i) an amount of no less than $1.9 billion in cash which has been received by PubCo and (ii) binding commitments from the Mutual Fund Investors in an amount of no less $600,000,000; provided; however, that to the extent that there would be less than $2.5 billion of proceeds to PubCo under this Section 9.4 at the Acquisition Closing, SPAC shall have the option (but not the obligation) to arrange for other investors (which may include Sponsor or its Affiliates) to subscribe for PubCo Class A Ordinary Shares up to an aggregate amount of $336,000,000 on the same terms and conditions as investors in the Private Placement such that there would be $2.5 billion of proceeds to PubCo (including binding commitments from Mutual Fund Investors of an amount no less than $600 million) at the Acquisition Closing, provided further that the foregoing option of SPAC is without prejudice to any party’s rights under Section 10.1.

Section 9.5.          Frustration of Conditions.  None of SPAC, the Acquisition Entities or the Company may rely on the failure of any condition set forth in this Article IX to be satisfied if such failure was caused by such party’s failure to comply in all material respects with its obligations under Section 8.3.

ARTICLE X
TERMINATION/EFFECTIVENESS

Section 10.1.          Termination.  This Agreement may be terminated and the Transactions abandoned:

(a)          by mutual written consent of the Company and SPAC;

(b)          by written notice from the Company or SPAC to the other if any Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Governmental Order which has become final and nonappealable and has the effect of making consummation of the Transactions illegal or otherwise preventing or prohibiting consummation of the Transactions;

(c)          by written notice from the Company or SPAC to the other if the Acquisition Closing shall not have occurred on the 15th Business Day following the occurrence of the Initial Closing;

(d)          by written notice from the Company to SPAC if the SPAC Shareholders’ Approval shall not have been obtained by reason of the failure to obtain the required vote at the SPAC Shareholders’ Meeting duly convened therefor or at any adjournment or postponement thereof;

(e)          by written notice to the Company from SPAC if there is any breach of any representation, warranty, covenant or agreement on the part of the Company or any Acquisition Entity set forth in this Agreement, such that the conditions specified in Section 9.2 would not be satisfied at the relevant Closing Date (a “Terminating Company Breach”), except that, if such Terminating Company Breach is curable by the Company or such Acquisition Entity then, for a period of up to 30 days after receipt by the Company of notice from SPAC of such breach (the “Company Cure Period”), such termination shall not be effective, and such termination shall become effective only if the Terminating Company Breach is not cured within the Company Cure Period;

(f)          by written notice to SPAC from the Company if there is any breach of any representation, warranty, covenant or agreement on the part of SPAC, Sponsor or Sponsor Affiliate set forth in this Agreement, such that the conditions specified in Section 9.3 or Section 9.4 would not be satisfied at the relevant Closing Date (a “Terminating SPAC Breach”), if any such Terminating SPAC Breach is curable by SPAC, Sponsor or Sponsor Affiliate then, for a period of up to 30 days after receipt by SPAC of notice from the Company of such breach (the “SPAC Cure Period”), such termination shall not be effective, and such termination shall become effective only if the Terminating SPAC Breach is not cured within SPAC Cure Period;

(g)          by written notice from SPAC to the Company if the SPAC Shareholders’ Approval shall not have been obtained at the SPAC Shareholders’ Meeting, or at any adjournment or postponement thereof taken in accordance with this Agreement, which termination right shall not be exercisable by SPAC if SPAC has materially breached any of its obligations under the proviso to Section 8.2(b)(i); or

(h)          by either SPAC or the Company, if the transactions contemplated by this Agreement shall not have been consummated on or prior to the 270th day after the date hereof (and if such 270th day shall not be a Business Day, then the next following Business Day) (the “Agreement End Date”).

Section 10.2.          Effect of Termination.  In the event of the termination of this Agreement pursuant to Section 10.1, this Agreement shall forthwith become void and have no effect, without any liability on the part of any party hereto or its respective Affiliates, officers, directors or shareholders, other than liability of the Company, SPAC or any Acquisition Entity, as the case may be, for any willful and material breach of this Agreement occurring prior to such termination, except that the provisions of this Section 10.2, Section 8.1(c), Section 8.2(a)(i),  Article XI and the NDA shall survive any termination of this Agreement; provided, however, that if this Agreement is terminated after the occurrence of the Initial Closing and prior to the consummation of the Acquisition Closing, then Section 2.2 and Section 11.5(iii) shall also survive such termination.

ARTICLE XI
MISCELLANEOUS

Section 11.1.          Trust Account Waiver.  Notwithstanding anything to the contrary set forth in this Agreement, the Company and each Acquisition Entity acknowledges that it has read the publicly filed final prospectus of SPAC, filed with the SEC on October 2, 2020 (File No. 333-248762), including the form of investment management trust agreement  by and between SPAC and Continental Stock Transfer & Trust Company, a New York corporation, and understands that SPAC has established the trust account described therein (the “Trust Account”) for the benefit of SPAC’s public shareholders and that disbursements from the Trust Account are available only in the limited circumstances set forth therein. The Company and each Acquisition Entity further acknowledges and agrees that SPAC’s sole assets consist of the cash proceeds of SPAC’s initial public offering (the “IPO”) and private placements of its securities occurring simultaneously with the IPO, and that substantially all of these proceeds have been deposited in the Trust Account for the benefit of its public shareholders. Accordingly, the Company (on behalf of itself and its Affiliates) and each Acquisition Entity hereby waives any past, present or future claim of any kind arising out of this Agreement against, and any right to access, the Trust Account, any trustee of the Trust Account and SPAC to collect from the Trust Account any monies that may be owed to them by SPAC or any of its Affiliates for any reason whatsoever, and will not seek recourse against the Trust Account at any time for any reason whatsoever, including, without limitation, for any knowing and intentional material breach by any of the parties to this Agreement of any of its representations or warranties as set forth in this Agreement, or such party’s material breach of any of its covenants or other agreements set forth in this Agreement, which material breach constitutes, or is a consequence of, a purposeful act or failure to act by such party with the knowledge that the taking of such act or failure to take such act would cause a material breach of this Agreement; This Section 11.1 shall survive the termination of this Agreement for any reason.

Section 11.2.          Waiver.  Any party to this Agreement may, at any time prior to the Acquisition Closing, by action taken by its board of directors or officers or Persons thereunto duly authorized, (a) extend the time for the performance of the obligations or acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties (of another party hereto) that are contained in this Agreement or (c) waive compliance by the other parties hereto with any of the agreements or conditions contained in this Agreement, but such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party granting such extension or waiver.

Section 11.3.          Notices.  All general notices, demands or other communications required or permitted to be given or made hereunder shall be in writing and delivered personally or sent by courier or sent by registered post or sent by electronic mail to the intended recipient thereof at its address or at its email address set out below (or to such other address or email address as a party may from time to time notify the other parties). Any such notice, demand or communication shall be deemed to have been duly served (a) if given personally or sent by courier, upon delivery during normal business hours at the location of delivery or, if later, then on the next Business Day after the day of delivery; (b) if sent by electronic mail during normal business hours at the location of delivery, immediately, or, if later, then on the next Business Day after the day of delivery; (c) the third Business Day following the day sent by reputable international overnight courier (with written confirmation of receipt), and (d) if sent by registered post, five days after posting. The initial addresses and email addresses of the parties for the purpose of this Agreement are:

(a)          If to SPAC, to:

Altimeter Growth Corp.
2550 Sand Hill Road, Suite 150
Menlo Park, CA 94025
Email: Redact
Attn: Hab Siam, General Counsel

with a copy (which shall not constitute notice) to:

Ropes & Gray LLP
1900 University Avenue
6th Floor, East Palo Alto, California 94303
Email: paul.scrivano@ropesgray.com
Attention: Paul S. Scrivano, Esq.

(b)          If to any Acquisition Entity, to:

Travers Thorp Alberga, Attorneys at Law
Harbour Place, 2nd Floor
PO Box 472
103 South Church Street
Grand Cayman, KY1-1106, Cayman Islands
Email: rthorp@traversthorpalberga.com
Attention: Richard Thorp

with a copy (which shall not constitute notice) to:

Ropes & Gray LLP
1900 University Avenue
6th Floor, East Palo Alto, California 94303
Email: paul.scrivano@ropesgray.com
Attention: Paul S. Scrivano, Esq.

with a copy (which shall not constitute notice) to:

Hughes Hubbard & Reed LLP
One Battery Park Plaza
New York, NY 10004-1482, U.S.A.
Email: ken.lefkowitz@hugheshubbard.com
Attention: Kenneth A. Lefkowitz

with a copy (which shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP
6 Battery Road, Suite 23-02
Singapore 049909
Email: jonathan.stone@skadden.com; rajeev.duggal@skadden.com
Attention: Jonathan B. Stone/Rajeev P. Duggal, Esq.

(c)          If to the Company, to:

Grab Holdings Inc.
Attention: Mr. Anthony Tan, Mr. John Cordova
Email address: Redact

with a copy (which shall not constitute notice) to:

Hughes Hubbard & Reed LLP
One Battery Park Plaza
New York, NY 10004-1482, U.S.A.
Email: ken.lefkowitz@hugheshubbard.com
Attention: Kenneth A. Lefkowitz

with a copy (which shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP
6 Battery Road, Suite 23-02
Singapore 049909
Email: jonathan.stone@skadden.com; rajeev.duggal@skadden.com

Attention: Jonathan B. Stone/Rajeev P. Duggal, Esq.

Section 11.4.          Assignment.  No party hereto shall assign this Agreement or any part hereof without the prior written consent of the other parties hereto and any such transfer without prior written consent shall be void. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns.

Section 11.5.          Rights of Third Parties.  Nothing expressed or implied in this Agreement is intended or shall be construed to (a) confer upon or give any Person (including any equityholder, any current or former director, manager, officer, employee or independent contractor of the Company or any of its Subsidiaries, or any participant in any Benefit Plan or other employee benefit plan, agreement or other arrangement (or any dependent or beneficiary thereof)), other than the parties hereto, any right or remedies under or by reason of this Agreement, (b) establish, amend or modify any employee benefit plan, program, policy, agreement or arrangement or (c) limit the right of SPAC, the Company, any Acquisition Entity or their respective Affiliates to amend, terminate or otherwise modify any Benefit Plan or other employee benefit plan, policy, agreement or other arrangement following the Acquisition Closing; provided, however, that (i) the D&O Indemnified Parties (and their successors, heirs and representatives) are intended third-party beneficiaries of, and may enforce, Section 6.4, (ii) the Company Non-Recourse Parties and the SPAC Non-Recourse Parties (and their successors, heirs and representatives), are intended third-party beneficiaries of, and may enforce, Section 11.17 and (iii) the SPAC Director is an intended third party beneficiary of, and may enforce, after the Initial Closing and prior to the Acquisition Closing, Section 2.2 and this Section 11.5(iii) and all rights described in this Agreement as being rights of SPAC.

Section 11.6.          Expenses.  Except as set forth in Sections 8.1(c) and Section 8.2(a)(i), each party hereto shall be responsible for and pay its own expenses incurred in connection with this Agreement and the Transactions, including all fees of its legal counsel, financial advisers and accountants; provided, however, that if the Acquisition Closing shall occur, PubCo shall pay or cause to be paid, in accordance with Section 2.4(b)(ii), the SPAC Transaction Expenses and the Company Transaction Expenses.

Section 11.7.          Governing Law.  This Agreement, and any claim or cause of action hereunder based upon, arising out of or related to this Agreement (whether based on law, in equity, in contract, in tort or any other theory) or the negotiation, execution, performance or enforcement of this Agreement, shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the principles of conflicts of laws that would otherwise require the application of the law of any other state (provided that the fiduciary duties of the Board of Directors of the Company and the Board of Directors of SPAC, the Initial Merger and the Acquisition Merger and any exercise of appraisal and dissenters’ rights with respect to the Initial Merger or Acquisition Merger, shall in each case be governed by the laws of the Cayman Islands).

Section 11.8.          Consent to Jurisdiction.  THE PARTIES HERETO IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE COURT OF CHANCERY OF THE STATE OF DELAWARE (OR, TO THE EXTENT SUCH COURT DOES NOT HAVE SUBJECT MATTER JURISDICTION, THE SUPERIOR COURT OF THE STATE OF DELAWARE, OR THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF DELAWARE) SOLELY IN RESPECT OF THE INTERPRETATION AND ENFORCEMENT OF THE PROVISIONS OF THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY, AND HEREBY WAIVE, AND AGREE NOT TO ASSERT, AS A DEFENSE IN ANY ACTION, SUIT OR PROCEEDING FOR INTERPRETATION OR ENFORCEMENT HEREOF OR THAT SUCH ACTION, SUIT OR PROCEEDING MAY NOT BE BROUGHT OR IS NOT MAINTAINABLE IN SAID COURTS OR THAT VENUE THEREOF MAY NOT BE APPROPRIATE OR THAT THIS AGREEMENT MAY NOT BE ENFORCED IN OR BY SUCH COURTS, AND THE PARTIES HERETO IRREVOCABLY AGREE THAT ALL CLAIMS WITH RESPECT TO SUCH ACTION, SUIT OR PROCEEDING SHALL BE HEARD AND DETERMINED BY SUCH A DELAWARE STATE OR FEDERAL COURT. THE PARTIES HEREBY CONSENT TO AND GRANT ANY SUCH COURT JURISDICTION OVER THE PERSON OF SUCH PARTIES AND OVER THE SUBJECT MATTER OF SUCH DISPUTE AND AGREE THAT MAILING OF PROCESS OR OTHER PAPERS IN CONNECTION WITH SUCH ACTION, SUIT OR PROCEEDING IN THE MANNER PROVIDED IN SECTION 11.3 OR IN SUCH OTHER MANNER AS MAY BE PERMITTED BY LAW SHALL BE VALID AND SUFFICIENT SERVICE THEREOF. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (II) SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THE FOREGOING WAIVER; (III) SUCH PARTY MAKES THE FOREGOING WAIVER VOLUNTARILY AND (IV) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 11.8.

Section 11.9.          Headings; Counterparts.  The headings in this Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement.  This Agreement may be executed in two or more counterparts, and by different parties in separate counterparts, with the same effect as if all parties hereto had signed the same document, but all of which together shall constitute one and the same instrument.  Copies of executed counterparts of this Agreement transmitted by electronic transmission (including by email or in .pdf format) or facsimile as well as electronically or digitally executed counterparts (such as DocuSign) shall have the same legal effect as original signatures and shall be considered original executed counterparts of this Agreement.

Section 11.10.          Disclosure Letters.  The Disclosure Letters (including any section thereof) referenced in this Agreement are a part of this Agreement as if fully set forth herein.  All references in this Agreement to the Disclosure Letters (including, in each case, any section thereof) shall be deemed references to such parts of this Agreement, unless the context shall otherwise require.  Any disclosure made by a party in the applicable Disclosure Letter, or any section thereof, with reference to any section of this Agreement or section of the applicable Disclosure Letter shall be deemed to be a disclosure with respect to such other applicable sections of this Agreement or sections of the applicable Disclosure Letter to which it is reasonably apparent on the face of such disclosure that such disclosure is responsive to such other section of this Agreement or section of the applicable Disclosure Letter.  Certain information set forth in the Disclosure Letters is included solely for informational purposes and may not be required to be disclosed pursuant to this Agreement. The disclosure of any information shall not be deemed to constitute an acknowledgment that such information is required to be disclosed in connection with the representations and warranties made in this Agreement, nor shall such information be deemed to establish a standard of materiality or that the facts underlying such information constitute a Company Material Adverse Effect or a SPAC Material Adverse Effect, as applicable.

Section 11.11.          Entire Agreement.  This Agreement (together with the Disclosure Letters), the NDA and the other Transaction Documents constitute the entire agreement among the parties to this Agreement relating to the Transactions and supersede any other agreements, whether written or oral, that may have been made or entered into by or among any of the parties hereto or any of their respective Subsidiaries relating to the Transactions (including the Summary of Certain Proposed Terms and Conditions between SPAC and the Company, dated as of March 4, 2021). No representations, warranties, covenants, understandings, agreements, oral or otherwise, relating to the Transactions exist between such parties except as expressly set forth in the Transaction Documents.

Section 11.12.          Amendments.  This Agreement may be amended or modified in whole or in part prior to the Initial Merger Effective Time, only by a duly authorized agreement in writing in the same manner as this Agreement, which makes reference to this Agreement and which shall be executed by the Company and SPAC; provided, however, that after the Company Shareholder Approval or the SPAC Shareholders’ Approval has been obtained, there shall be no amendment or waiver that by applicable Law requires further approval by the shareholders of the Company or the shareholders of SPAC, respectively, without such approval having been obtained.

Section 11.13.          Publicity.

(a)          All press releases or other public communications relating to the Transactions, and the method of the release for publication thereof, shall prior to the Acquisition Closing be subject to the prior mutual approval of SPAC and the Company; provided, that no such party shall be required to obtain consent pursuant to this Section 11.13(a) to the extent any proposed release or statement is substantially equivalent to the information that has previously been made public without breach of the obligation under this Section 11.13(a).

(b)          The restriction in Section 11.13(a) shall not apply to the extent the public announcement is required by applicable securities Law, any Governmental Authority or stock exchange rule; provided, however, that in such an event, the party making the announcement shall, to the extent practicable, use its commercially reasonable efforts to consult with the other party in advance as to its form, content and timing.

Section 11.14.          Confidentiality.  The existence and terms of this Agreement are confidential and may not be disclosed by either party hereto, their respective Affiliates or any Representatives of any of the foregoing, and shall at all times be considered and treated as “Confidential Information” as such term is defined in the NDA. Notwithstanding anything to the contrary contained in the preceding sentence or in the NDA, (a) each party shall be permitted to disclose Confidential Information, including the Transaction Documents, the fact that the Transaction Documents have been signed and the status and terms of the Transactions to its existing or potential Affiliates, joint ventures, joint venture partners, shareholders, lenders, underwriters, financing sources and regulators, and to the extent required, in regulatory filings, and their respective Representatives; provided that such parties entered into customary confidentiality agreements or are otherwise bound by fiduciary or other duties to keep such information confidential and (b) notwithstanding the immediately preceding proviso, the Company shall be permitted to freely discuss Confidential Information to, and file such Confidential Information with MAS and Specified Governmental Authorities.

Section 11.15.          Severability.  If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement shall remain in full force and effect.  The parties hereto further agree that if any provision contained in this Agreement is, to any extent, held invalid or unenforceable in any respect under the Laws governing this Agreement, they shall take any actions necessary to render the remaining provisions of this Agreement valid and enforceable to the fullest extent permitted by Law and, to the extent necessary, shall amend or otherwise modify this Agreement to replace any provision contained in this Agreement that is held invalid or unenforceable with a valid and enforceable provision giving effect to the intent of the parties hereto.

Section 11.16.          Enforcement.  The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached.  It is accordingly agreed that the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to specific enforcement of the terms and provisions of this Agreement, in addition to any other remedy to which any party is entitled at law or in equity.  In the event that any Action shall be brought in equity to enforce the provisions of this Agreement, no party shall allege, and each party hereby waives the defense, that there is an adequate remedy at law, and each party agrees to waiver any requirement for the securing or posting of any bond in connection therewith.

Section 11.17.          Non-Recourse.  This Agreement may only be enforced against, and any claim or cause of action based upon, arising out of, or related to this Agreement or the Transactions may only be brought against, the Company, SPAC, and the Acquisition Entities as named parties hereto. Except to the extent a party hereto (and then only to the extent of the specific obligations undertaken by such party hereto) and, in the case of Sponsor and Sponsor Affiliate, pursuant to the Transaction Documents to which they are a party, (i) no past, present or future director, officer, employee, incorporator, member, partner, stockholder, Affiliate, agent, attorney, advisor or other Representative of the Company or any Affiliate of the Company (each, a “Company Non-Recourse Party”) or of SPAC or any Acquisition Entity (each, an “SPAC Non-Recourse Party”) and (ii) no past, present or future director, officer, employee, incorporator, member, partner, stockholder, Affiliate, agent, attorney, advisor or other Representative of any of the foregoing shall have any liability (whether in contract, tort, equity or otherwise) for any one or more of the representations, warranties, covenants, agreements or other obligations or liabilities of any one or more of the Company, SPAC or the Acquisition Entities under this Agreement for any claim based on, arising out of, or related to this Agreement or the Transactions.

Section 11.18.          Non-Survival of Representations, Warranties and Covenants.  Except as otherwise contemplated by Section 10.2, the representations, warranties, covenants, obligations or other agreements in this Agreement or in any certificate (including confirmations therein), statement or instrument delivered pursuant to this Agreement, including any rights arising out of any breach of such representations, warranties, covenants, obligations, agreements and other provisions, shall not survive the Acquisition Closing and shall terminate and expire upon the occurrence of the Acquisition Closing (and there shall be no liability after the Acquisition Closing in respect thereof), except for (a) those covenants and agreements contained in this Agreement that by their terms expressly apply in whole or in part after the Acquisition Closing, and then only with respect to any breaches occurring after the Acquisition Closing and (b) this Article XI.

Section 11.19.          Conflicts and Privilege.

(a)          The Company, SPAC and the Acquisition Entities, on behalf of their respective successors and assigns, hereby agree that, in the event a dispute with respect to this Agreement or the transactions contemplated hereby arises after the Acquisition Closing between or among (x) the Sponsor, the shareholders or holders of other equity interests of SPAC or the Sponsor or any of their respective directors, members, partners, officers, employees or Affiliates (other than PubCo or the Surviving Corporation) (collectively, the “Altimeter Group”), on the one hand, and (y) PubCo, the Surviving Corporation or any member of the Grab Group, on the other hand, any legal counsel, including Ropes & Gray LLP (“Ropes”), that represented SPAC or the Sponsor prior to the Acquisition Closing may represent the Sponsor or any other member of the Altimeter Group, in such dispute even though the interests of such Persons may be directly adverse to PubCo or the Surviving Corporation, and even though such counsel may have represented SPAC in a matter substantially related to such dispute, or may be handling ongoing matters for PubCo, the Surviving Corporation or the Sponsor. The Company, SPAC and the Acquisition Entities, on behalf of their respective successors and assigns (including, after the Acquisition Closing, the Surviving Corporation), further agree that, as to all legally privileged communications prior to the Acquisition Closing (made in connection with the negotiation, preparation, execution, delivery and performance under, or any dispute or Action arising out of or relating to, this Agreement, any Transaction Documents or the transactions contemplated hereby or thereby) between or among SPAC, the Sponsor or any other member of the Altimeter Group, on the one hand, and Ropes, on the other hand, the attorney/client privilege and the expectation of client confidence shall survive the Mergers and belong to the Altimeter Group after the Acquisition Closing, and shall not pass to or be claimed or controlled by PubCo or the Surviving Corporation. Notwithstanding the foregoing, any privileged communications or information shared by the Company prior to the Acquisition Closing with SPAC or the Sponsor under a common interest agreement shall remain the privileged communications or information of PubCo and the Surviving Corporation.

(b)          The Company, SPAC and the Acquisition Entities, on behalf of their respective successors and assigns, hereby agree that, in the event a dispute with respect to this Agreement or the transactions contemplated hereby arises after the Acquisition Closing between or among (x) the shareholders or holders of other equity interests of the Company or any of their respective directors, members, partners, officers, employees or Affiliates (other than PubCo or the Surviving Corporation) (collectively, the “Grab Group”), on the one hand, and (y) the Surviving Corporation or any member of the Altimeter Group, on the other hand, any legal counsel, including Skadden, Arps, Slate, Meagher & Flom LLP (“Skadden”) and Hughes Hubbard & Reed LLP (“Hughes Hubbard”) that represented the Company prior to the Acquisition Closing may represent any member of the Grab Group in such dispute even though the interests of such Persons may be directly adverse to PubCo and the Surviving Corporation, and even though such counsel may have represented the Company in a matter substantially related to such dispute, or may be handling ongoing matters for PubCo and the Surviving Corporation. The Company, SPAC and the Acquisition Entities, on behalf of their respective successors and assigns (including, after the Acquisition Closing, the Surviving Corporation), further agree that, as to all legally privileged communications prior to the Acquisition Closing (made in connection with the negotiation, preparation, execution, delivery and performance under, or any dispute or Action arising out of or relating to, this Agreement, any Transaction Documents or the transactions contemplated hereby or thereby) between or among the Company or any member of the Grab Group, on the one hand, and Skadden or Hughes Hubbard, on the other hand, the attorney/client privilege and the expectation of client confidence shall survive the Mergers and belong to the Grab Group after the Acquisition Closing, and shall not pass to or be claimed or controlled by PubCo or the Surviving Corporation. Notwithstanding the foregoing, any privileged communications or information shared by SPAC or Sponsor prior to the Acquisition Closing with the Company under a common interest agreement shall remain the privileged communications or information of PubCo or the Surviving Corporation.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF the parties have hereunto caused this Agreement to be duly executed as of the date first above written.

SPAC:

Altimeter Growth Corp.

By:	/s/ Hab Siam
Name:	Hab Siam
Title:	General Counsel

[Signature Page to Business Combination Agreement]

MERGER SUB 1:

J2 Holdings Inc.

By:	/s/ Artawat Udompholkul
Name:	Artawat Udompholkul
Title:	Director

MERGER SUB 2:

J3 Holdings Inc.

By:	/s/ Artawat Udompholkul
Name:	Artawat Udompholkul
Title:	Director

PUBCO:

J1 Holdings Inc.

By:	/s/ Artawat Udompholkul
Name:	Artawat Udompholkul
Title:	Director

[Signature Page to Business Combination Agreement]

COMPANY:

Grab Holdings Inc.

By:	/s/ Anthony Tan Ping Yeow
Name:	Anthony Tan Ping Yeow
Title:	Director

[Signature Page to Business Combination Agreement]

Exhibit B
PIPE Subscription Agreements

Execution Copy

SUBSCRIPTION AGREEMENT

This SUBSCRIPTION AGREEMENT (this “Subscription Agreement”) is entered into this 12th day of April, 2021, by and among J1 Holdings Inc., a Cayman Islands exempted company (the “Issuer”), Altimeter Growth Corp., a Cayman Islands exempted company (“Altimeter”), and the undersigned (“Subscriber”).

WHEREAS, this Subscription Agreement is being entered into in connection with the Business Combination Agreement, to be entered into as of the date hereof (as amended, modified, supplemented or waived from time to time in accordance with its terms, the “Business Combination Agreement”), among the Issuer, Altimeter, Grab Holdings Inc., an exempted company incorporated under the laws of the Cayman Islands (the “Company”) and other parties named therein, on the terms and subject to the conditions set forth therein (the transactions contemplated by the Business Combination Agreement, the “Transactions”; and the “Acquisition Closing” as defined in the Business Combination Agreement shall be referred to herein as the “Acquisition Closing”);

WHEREAS, in connection with the Transactions, Subscriber desires to subscribe for and purchase such number of Class A ordinary shares in the Issuer, par value $0.000001 per share (the “Issuer Shares”) set forth on the signature page hereto (the “Shares”) for a purchase price of $10 per share (the “Per Share Purchase Price”), for the aggregate purchase price set forth on Subscriber’s signature page hereto (the “Purchase Price”), and the Issuer desires to issue and sell to Subscriber the Shares in consideration of the payment of the Purchase Price therefor by or on behalf of Subscriber to the Issuer, all on the terms and conditions set forth herein;

WHEREAS, substantially concurrently with the execution of this Subscription Agreement, the Issuer is entering into: (a) separate subscription agreements with certain other investors, severally and not jointly, that are existing directors or officers of, or otherwise affiliated or associated with or were identified by, Altimeter or Altimeter Growth Holdings, including any subscription agreement with any such investors to backstop redemptions by Altimeter’s public shareholders (any agreement, a “Backstop Agreement”) and any forward purchase commitments with such other investors (the foregoing, including any Backstop Agreement, collectively, the “Insider Subscription Agreements”), with an aggregate purchase price (excluding any securities issued pursuant to any Backstop Agreement) of $775,000,000 (collectively, the “Insider PIPE Investors” and, such investment, the “Insider PIPE Investment”); and (b) separate subscription agreements with certain other “qualified institutional buyers” (as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”)) or institutional “accredited investors” (within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act) not affiliated or associated with Altimeter (each, an “Other Subscriber”) (the “Other Subscription Agreements”), severally and not jointly, with an aggregate purchase price pursuant to this Subscription Agreement and the Other Subscription Agreements of $3,265,000,000; and

WHEREAS, the aggregate number of Issuer Shares to be sold by the Issuer pursuant to this Subscription Agreement, the Other Subscription Agreements and the Insider Subscription Agreements equals 404,000,000 Issuer Shares.

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants, and subject to the conditions, herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:
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Subscription. Subject to the terms and conditions hereof, at the Closing (as defined below), Subscriber hereby agrees to subscribe for and purchase, and the Issuer hereby agrees to issue and sell to Subscriber, upon the payment of the Purchase Price, the Shares (such subscription and issuance, the “Subscription”).

Settlement Date and Delivery.

2.1
Closing. The closing of the Subscription contemplated hereby (the “Closing”) shall occur on the same day, and substantially concurrent with, consummation of the Acquisition Closing (the date of the Closing, “Closing Date”) subject to the terms and conditions set forth herein; provided that the Closing shall occur no earlier than immediately after the Initial Merger Effective Time (as defined in the Business Combination Agreement). Not less than ten (10) business days prior to the anticipated Closing Date, the Issuer shall provide written notice to Subscriber (the “Closing Notice”) of such anticipated Closing Date. Subscriber shall deliver on or before two (2) business days prior to the anticipated Closing Date the Purchase Price for the Shares by wire transfer of U.S. dollars in immediately available funds to the escrow account specified by the Issuer in the Closing Notice, to be held by the escrow agent until the Acquisition Closing. As soon as practicable following the Closing Date, but not later than one (1) business day after the Closing Date, the Issuer shall deliver to Subscriber (1) the Shares in book entry form, free and clear of any liens or other restrictions (other than those arising under applicable securities laws), in the name of Subscriber (or its nominee in accordance with its delivery instructions) or to a custodian designated by Subscriber, as applicable; and (2) a copy of the records of the Issuer’s transfer agent (the “Transfer Agent”) or other evidence showing Subscriber as the owner of the Shares on and as of the Closing Date. For purposes of this Subscription Agreement, “business day” shall mean a day, other than a Saturday, Sunday or other day on which commercial banks in New York, New York, the Cayman Islands or Singapore are authorized or required by law to close. In the event the Closing Date does not occur within two (2) business days after the anticipated Closing Date identified in the Closing Notice, the Issuer shall cause the escrow agent to promptly (but not later than two (2) business days thereafter) return the Purchase Price to Subscriber by wire transfer of U.S. dollars in immediately available funds to the account specified by Subscriber, and any book entries shall be deemed cancelled; provided that unless this Subscription Agreement has been terminated pursuant to Section 5, such return of funds shall not terminate this Subscription Agreement or relieve Subscriber of its obligation to purchase the Shares at the Closing upon delivery of a new Closing Notice in accordance with the terms of this Section 2.1. Prior to or at Closing, Subscriber shall deliver to Issuer a duly completed and executed Internal Revenue Service Form W-9 or appropriate Form W-8.

[In place of the above, the below will be included for mutual funds:
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2.1
Closing. The closing of the Subscription contemplated hereby (the “Closing”) shall occur on a closing date (the “Closing Date”) specified in the Closing Notice (as defined below), which closing shall occur on the same day, and substantially concurrent with, the Acquisition Closing; provided that the Closing shall occur no earlier than immediately after the Initial Merger Effective Time (as defined in the Business Combination Agreement) (the “Transaction Closing Date”). Not less than ten (10) business days prior to the anticipated Transaction Closing Date, the Issuer shall provide written notice to Subscriber (the “Closing Notice”) of such anticipated Transaction Closing Date and the Closing Date. Subscriber shall deliver, as promptly as practicable following receipt of evidence of issuance of the Shares described below, on the Closing Date the Purchase Price for the Shares by wire transfer of U.S. dollars in immediately available funds to the account specified by the Issuer in the Closing Notice. On the Closing Date immediately after the Initial Merger Effective Time (as defined in the Business Combination Agreement) and prior to the delivery of the Purchase Price for the Shares by the Subscriber, the Issuer shall deliver to Subscriber (1) the Shares in book entry form, free and clear of any liens or other restrictions (other than those arising under applicable securities laws), in the name of Subscriber (or its nominee in accordance with its delivery instructions) or to a custodian designated by Subscriber, as applicable; and (2) a copy of the records of the Issuer’s transfer agent (the “Transfer Agent”) or other evidence showing Subscriber as the owner of the Shares on and as of the Closing Date (it being understood that the delivery of items (1) and (2) as described in this sentence shall be a condition precedent to Subscriber’s obligation to deliver the Purchase Price). In the event that the Subscriber has not delivered the Purchase Price to the Issuer’s bank account specified in the Closing Notice within one (1) business day of such funding having been initiated in accordance with this agreement (or if such Subscriber has not initiated funding of the Purchase Price within one (1) business day of the Closing), any book entries in the name of Subscriber shall be deemed cancelled. For purposes of this Subscription Agreement, “business day” shall mean a day, other than a Saturday, Sunday or other day on which commercial banks in New York, New York, the Cayman Islands or Singapore are authorized or required by law to close. In the event the Transaction Closing Date does not occur within two (2) business days after the expected Transaction Closing Date, the Issuer shall promptly (but not later than two (2) business days thereafter) return the Purchase Price to Subscriber by wire transfer of U.S. dollars in immediately available funds to the account specified by Subscriber, and any book entries in the name of Subscriber shall be deemed cancelled; provided that unless this Subscription Agreement has been terminated pursuant to Section 5, such return of funds shall not terminate this Subscription Agreement or relieve Subscriber of its obligation to purchase the Shares at the Closing upon delivery of a new Closing Notice in accordance with the terms of this Section 2.1. Prior to or at Closing, Subscriber shall deliver to Issuer a duly completed and executed Internal Revenue Service Form W-9 or appropriate Form W-8.]

2.2
Conditions to Closing of the Issuer. The Issuer’s obligations to sell and issue the Shares at the Closing are subject to the fulfillment or (to the extent permitted by applicable law) written waiver, on or prior to the Closing Date, of each of the following conditions:

(a)
Representations and Warranties Correct. The representations and warranties made by Subscriber in Section 3.3 shall be true and correct as of the Closing Date (except with respect to such representations and warranties which speak as to an earlier date, which representations and warranties shall be true and correct at and as of such date) except for inaccuracies or the failure of such representations and warranties to be true and correct that (without giving effect to any limitation as to “materiality” or “Subscriber Material Adverse Effect” (as defined in Section 3.3(c) below) or another similar materiality qualification set forth herein), individually or in the aggregate, has not had, and would not reasonably be expected to have, a Subscriber Material Adverse Effect.

(b)
Closing of the Transactions. All conditions precedent to the Issuer’s, the Company’s, the Acquisition Entities’ (as defined in the Business Combination Agreement) and Altimeter’s obligations to effect the Acquisition Closing shall have been satisfied or waived (other than those conditions that, by their nature, may only be satisfied at the consummation of the Acquisition Closing but subject to satisfaction or waiver thereof), the Initial Closing (as defined in the Business Combination Agreement) shall have been consummated prior to the Closing and the Closing will be consummated on the same day, and substantially concurrent with, the Acquisition Closing.

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(c)
Legality. There shall not be in force any order, judgment, injunction, decree, writ, stipulation, determination or award, in each case, entered by or with any governmental authority, law, statute, rule or regulation enjoining or prohibiting the consummation of the Subscription.

(d)
Performance and Compliance under Subscription Agreement. Subscriber shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Subscription Agreement to be performed, satisfied or complied with by it at or prior to the Closing, except where the failure of such performance or compliance would not or would not reasonably be expected to prevent, materially delay, or materially impair the ability of the Subscriber to consummate the Closing.

2.3
Conditions to Closing of Subscriber. Subscriber’s obligation to subscribe for and purchase the Shares at the Closing is subject to the fulfillment or (to the extent permitted by applicable law) written waiver, on or prior to the Closing Date, of each of the following conditions:

(a)
Representations and Warranties Correct. The representations and warranties made by the Issuer in Section 3.1 and Altimeter in Section 3.2 shall be true and correct as of the Closing Date, with respect to the Issuer, and the Initial Closing (as defined in the Business Combination Agreement), with respect to Altimeter (except with respect to such representations and warranties which speak as to an earlier date, which representations and warranties shall be true and correct at and as of such date) except for inaccuracies or the failure of such representations and warranties to be true and correct that (without giving effect to any limitation as to “materiality” or Issuer Material Adverse Effect (as defined in Section 3.1(d) below) or Altimeter Material Adverse Effect (as defined in Section 3.2(c) below), as the case may be, or another similar materiality qualification set forth herein), individually or in the aggregate, has not had, and would not reasonably be expected to have, an Altimeter Material Adverse Effect or an Issuer Material Adverse Effect.

(b)
Closing of the Transactions. All conditions precedent to the Issuer’s, the Company’s, the Acquisition Entities’ (as defined in the Business Combination Agreement) and Altimeter’s obligations to effect the Acquisition Closing shall have been satisfied or waived (other than those conditions that, by their nature, may only be satisfied at the consummation of the Acquisition Closing but subject to satisfaction or waiver thereof), the Initial Closing (as defined in the Business Combination Agreement) shall have been consummated prior to the Closing, and the Closing will be consummated on the same day, and substantially concurrent with, the Acquisition Closing.

(c)
Legality. There shall not be in force any order, judgment, injunction, decree, writ, stipulation, determination or award, in each case, entered by or with any governmental authority, law, statute, rule or regulation enjoining or prohibiting the consummation of the Subscription.

(d)
Performance and Compliance under Subscription Agreement. The Issuer shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Subscription Agreement to be performed, satisfied or complied with by it at or prior to the Closing, except where the failure of such performance or compliance would not or would not reasonably be expected to prevent, materially delay, or materially impair the ability of the Issuer to consummate the Closing.

(e)
Business Combination Agreement. The terms of the Business Combination Agreement (including the conditions thereto) shall not have been amended or waived in a manner that would reasonably be expected to be materially adverse to the economic benefits Subscriber reasonably expects to receive under this Subscription Agreement.

(f)
Other Subscription Agreements. There shall have been no amendment, waiver or modification to any Other Subscription Agreement that materially benefits such Other Subscriber thereunder unless Subscriber has been offered the same benefits.

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(g)
Listing. (i) The Issuer’s initial listing application with Nasdaq Stock Market LLC (“Nasdaq”) in connection with the Transactions shall have been conditionally approved and, immediately following the Acquisition Closing, the Issuer shall satisfy any applicable initial and continuing listing requirements of Nasdaq and the Issuer shall not have received any notice of non-compliance therewith, and (ii) the Shares shall have been approved for listing on Nasdaq, subject to official notice of issuance.

Representations, Warranties and Agreements.

3.1	Issuer’s Representations, Warranties and Agreements. To induce Subscriber to purchase the Shares, the Issuer hereby represents and warrants to Subscriber as follows:

(a)
The Issuer is an exempted company duly incorporated, validly existing and in good standing under the laws of the Cayman Islands. The Issuer has all power (corporate or otherwise) and authority to own, lease and operate its properties and conduct its business as presently conducted and to enter into, deliver and perform its obligations under this Subscription Agreement.

(b)
At Closing, subject to the receipt of the Purchase Price in accordance with the terms of this Subscription Agreement and registration with the Transfer Agent, the Shares will be duly authorized, validly issued and allotted and fully paid, free and clear of any liens or other encumbrances (other than those arising under applicable securities laws) and will not have been issued in violation of or subject to any preemptive or similar rights created under the Issuer’s organizational documents (as in effect at such time of issuance) or the laws of the Cayman Islands.

(c)
This Subscription Agreement has been duly authorized, executed and delivered by the Issuer and, assuming that this Subscription Agreement constitutes the valid and binding obligation of Subscriber and Altimeter, is the valid and binding obligation of the Issuer and is enforceable against it in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally and (ii) principles of equity, whether considered at law or equity.

(d)
The execution, delivery and performance of this Subscription Agreement (including compliance by the Issuer with all of the provisions hereof), issuance and sale of the Shares and the consummation of the other transactions contemplated herein, including the Transactions, will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Issuer pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which the Issuer is a party or by which the Issuer is bound or to which any of the property or assets of the Issuer is subject, which would reasonably be expected to have a material adverse effect on the ability of the Issuer to enter into and timely perform its obligations under this Subscription Agreement, including the issuance and sale of the Shares (an “Issuer Material Adverse Effect”), (ii) result in any violation of the provisions of the organizational documents of the Issuer or (iii) result in any violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Issuer or any of its properties that would reasonably be expected to have an Issuer Material Adverse Effect.

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(e)
As of the date of this Subscription Agreement, the authorized share capital of the Issuer consists of one (1) fully paid ordinary share, with a par value of $0.00001, and such share is duly authorized and validly issued, is fully paid and non-assessable, and is not subject to preemptive rights or encumbrances. As of the date of this Subscription Agreement, and immediately prior to Closing, except as set forth above and pursuant to the Other Subscription Agreements, the Insider Subscription Agreements, the Business Combination Agreement, the other Transaction Documents (as defined in the Business Combination Agreement) and the transactions contemplated thereby, there are no outstanding (i) shares, equity interests or voting securities of the Issuer, (ii) securities of the Issuer convertible into or exchangeable for shares or other equity interests or voting securities of the Issuer, (iii) options, warrants or other rights (including preemptive rights) or agreements, arrangements or commitments of any character, whether or not contingent, of the Issuer to subscribe for, purchase or acquire from any individual, entity or other person, and no obligation of the Issuer to issue, any shares or other equity interests or voting securities of the Issuer (collectively, the “Equity Interests”) or securities convertible into or exchangeable or exercisable for Equity Interests, or (iv) other similar rights of or with respect to the Issuer, or (v) obligations of the Issuer to repurchase, redeem or otherwise acquire any of the foregoing Equity Interests, or other similar rights. As of the date of this Subscription Agreement, there are no shareholder agreements, voting trusts or other agreements or understandings to which the Issuer is a party or by which it is bound relating to the voting of any securities of the Issuer, other than as contemplated by the Business Combination Agreement, the other Transaction Documents (as defined in the Business Combination Agreement) and the transactions contemplated thereby.

(f)
Assuming the accuracy of Subscriber’s representations and warranties set forth in Section 3.3, in connection with the offer, sale and delivery of the Shares in the manner contemplated by this Subscription Agreement, no registration under the Securities Act is required for the offer and sale of the Shares by the Issuer to Subscriber. The Shares (i) were not offered to Subscriber by any form of general solicitation or general advertising, including methods described in section 502(c) of Regulation D under the Securities Act and (ii) to Issuer’s knowledge are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws.

(g)
The Issuer has provided Subscriber an opportunity to ask questions regarding the Issuer and made available to Subscriber all the information reasonably available to the Issuer that Subscriber has reasonably requested to make an investment decision with respect to the Shares.

(h)
Neither the Issuer, nor any person acting on its behalf has, directly or indirectly, made any offers or sales of any Issuer security or solicited any offers to buy any security under circumstances that would adversely affect reliance by the Issuer on Section 4(a)(2) of the Securities Act for the exemption from registration for the transactions contemplated hereby or would require registration of the issuance of the Shares under the Securities Act.

(i)
Except for such matters as would not reasonably be expected to have, individually or in the aggregate, an Issuer Material Adverse Effect, there is no (i) action, suit, claim or other proceeding, in each case by or before any governmental authority pending, or, to the knowledge of the Issuer, threatened against the Issuer, or (ii) judgment, decree, injunction, ruling or order of any governmental entity or arbitrator outstanding against the Issuer.

(j)
The Issuer is in compliance with all applicable laws, except where such non-compliance would not reasonably be expected to have an Issuer Material Adverse Effect. The Issuer has not received any written communication from a governmental authority that alleges that the Issuer is not in compliance with or is in default or violation of any applicable law, except where such non-compliance, default or violation would not reasonably be expected to have, individually or in the aggregate, an Issuer Material Adverse Effect.

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(k)
The Issuer is not required to obtain any material consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization or other person in connection with the issuance of the Shares pursuant to this Subscription Agreement, other than (i) filings with the Securities and Exchange Commission (the “Commission”), (ii) filings required by applicable state or federal securities laws, (iii) the filings required in accordance with Section 7.19; (iv) those required by Nasdaq, and (v) those required to consummate the Transactions as provided under the Business Combination Agreement.

(l)
Upon consummation of the Acquisition Closing, the Issuer Shares will be registered pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and will be listed for trading on Nasdaq, and the Shares will be approved for listing on Nasdaq, subject to official notice of issuance, and no suspension of such approval shall have occurred.

(m)
Neither the Issuer nor any person acting on its behalf is under any obligation to pay any broker’s fee or finder’s fee or other fee or commission in connection with the sale of the Shares other than to J.P. Morgan Securities LLC, Evercore Group L.L.C., Morgan Stanley & Co. L.L.C. and UBS Securities LLC (the “Placement Agents”, each a “Placement Agent”). The Issuer and Altimeter are solely responsible for the payment of any fees, costs, expenses or commissions of the Placement Agents.

(n)
The Issuer acknowledges and agrees that, notwithstanding anything herein to the contrary, the Shares may be pledged by Subscriber in connection with a bona fide margin agreement, which shall not be deemed to be a transfer, sale or assignment of the Shares hereunder, and Subscriber effecting a pledge of Shares shall not be required to provide the Issuer with any notice thereof or otherwise make any delivery to the Issuer pursuant to this Subscription Agreement.

(o)
The Issuer is not, and immediately after receipt of payment for the Shares of the Issuer will not be, (i) an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”), and as such subject to registration as an “investment company” under the Investment Company Act or (ii) a “business development company” (as defined in Section 2(a)(48) of the Investment Company Act).

(p)
The Other Subscription Agreements reflect the same Per Share Purchase Price and other terms and conditions with respect to the purchase of Issuer Shares that are no more favorable to such subscriber thereunder than the terms of this Subscription Agreement, other than (i) terms particular to the regulatory requirements of such subscriber or its affiliates or related funds that are mutual funds or are otherwise subject to regulations related to the timing of funding and the issuance of the related Issuer Shares and (ii) where such subscriber was identified by the Company and not any Placement Agent, the fact that (A) the Placement Agents are not third-party beneficiaries under such Other Subscription Agreement and (B) such subscriber may be a natural person. For the avoidance of doubt, this Section 3.1(p) shall not apply to any document entered into in connection with the Insider PIPE Investment; provided, however, that such Insider PIPE Investment shall be with respect to the same class of ordinary shares being acquired by Subscriber hereunder and at the same Per Share Purchase Price.

(q)
There is no civil, criminal or administrative suit, action, proceeding, arbitration, investigation, review or inquiry pending or threatened against or affecting the Issuer or any of the Issuer’s properties or rights that affects or would reasonably be expected to affect the Issuer’s ability to consummate the transactions contemplated by this Subscription Agreement, nor is there any decree, injunction, rule or order of any governmental authority or arbitrator outstanding against the Issuer or any of the Issuer’s properties or rights that affects or would reasonably be expected to affect the Issuer’s ability to consummate the transactions contemplated by this Subscription Agreement.

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(r)	Upon consummation of the Acquisition Closing, the Issuer will own all of the equity securities of the Company and Altimeter or their successors.

3.2	Altimeter’s Representations, Warranties and Agreements. To induce Subscriber to purchase the Shares, Altimeter hereby represents and warrants to Subscriber as follows:

(a)
Altimeter is an exempted company duly incorporated, validly existing and in good standing under the laws of the Cayman Islands. Altimeter has all power (corporate or otherwise) and authority to own, lease and operate its properties and conduct its business as presently conducted and to enter into, deliver and perform its obligations under this Subscription Agreement.

(b)
This Subscription Agreement has been duly authorized, executed and delivered by Altimeter and, assuming that this Subscription Agreement constitutes the valid and binding obligation of Subscriber, is the valid and binding obligation of Altimeter and is enforceable against it in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally and (ii) principles of equity, whether considered at law or equity.

(c)
The execution, delivery and performance of this Subscription Agreement (including compliance by Altimeter with all of the provisions hereof), issuance and sale of the Shares and the consummation of the certain other transactions contemplated herein, including the Transactions, will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of Altimeter pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which Altimeter is a party or by which Altimeter is bound or to which any of the property or assets of Altimeter is subject, which would reasonably be expected to have a material adverse effect on the ability of Altimeter to enter into and timely perform its obligations under this Subscription Agreement (an “Altimeter Material Adverse Effect”), (ii) result in any violation of the provisions of the organizational documents of Altimeter or (iii) result in any violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over Altimeter or any of its properties that would reasonably be expected to have an Altimeter Material Adverse Effect.

(d)
As of the date of this Subscription Agreement, the authorized capital shares of Altimeter consists of (i) 200,000,000 shares of Class A ordinary shares, par value $0.0001 per share (“Class A Shares”), (ii) 20,000,000 shares of Class B ordinary shares, par value $0.0001 per share (“Class B Shares”) and 1,000,000 shares of preferred stock, par value $0.0001 per share. As of the date hereof: (i) 50,000,000 Class A Shares are issued and outstanding; (ii) 12,500,000 Class B Shares are issued and outstanding; and (iii) 22,000,000 warrants, each exercisable to purchase one existing Class A Share at $11.50 per share are outstanding. As of the date of this Subscription Agreement, and immediately prior to the Initial Closing (as defined in the Business Combination Agreement) other than as set forth in this clause (d) or in any form, report, statement, schedule, prospectus, proxy, registration statement or other document filed by Altimeter with the Commission prior to the date of this Subscription Agreement (each, an “SEC Document” and collectively, the “SEC Documents”) or any of the Transaction Documents, there are no outstanding (1) shares, equity interests or voting securities of Altimeter, (2) securities of Altimeter convertible into or exchangeable for shares or other equity interests or voting securities of Altimeter, or (3) options, warrants or other rights (including preemptive rights) or agreements, arrangements or commitments of any character, whether or not contingent, of Altimeter to subscribe for, purchase or acquire from any individual, entity or other person, and no obligation of Altimeter to issue, any shares or other equity interests or voting securities of Altimeter (collectively, the “Altimeter Equity Interests”) or securities convertible into or exchangeable or exercisable for Altimeter Equity Interests, (4) or other similar rights of or with respect to Altimeter, or (5) obligations of Altimeter to repurchase, redeem or otherwise acquire any of the foregoing Altimeter Equity Interests or other similar rights. As of the date of this Subscription Agreement, Altimeter has no subsidiaries and does not own, directly or indirectly, interests or investments (whether equity or debt) in any person, whether incorporated or unincorporated. There are no shareholder agreements, voting trusts or other agreements or understandings to which Altimeter is a party or by which it is bound relating to the voting of any securities of Altimeter, other than (A) as set forth in the SEC Documents and (B) as contemplated by the Business Combination Agreement (including the Transaction Documents). There are no securities or instruments issued by or to which Altimeter is party containing anti-dilution or similar provisions that will be triggered by the issuance of the Shares or the issuance of the Issuer Shares under any Other Subscription Agreement, in each case, that have not been or will not be validly waived on or prior to the Closing Date.

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(e)
As of the date of this Subscription Agreement, and immediately prior to Initial Closing (as defined in the Business Combination Agreement), the issued and outstanding Class A Shares of Altimeter are registered pursuant to Section 12(b) of the Exchange Act, and are listed for trading on Nasdaq under the symbol “AGC”. There is no suit, action, proceeding or investigation pending or, to the knowledge of Altimeter, threatened against Altimeter by Nasdaq or the Commission with respect to any intention by such entity to deregister the Class A Shares of Altimeter or prohibit or terminate the listing of the Class A Shares of Altimeter on Nasdaq. Altimeter has taken no action that is designed to terminate the registration of the shares of Class A Shares of Altimeter under the Exchange Act prior to the Initial Closing (as defined in the Business Combination Agreement).

(f)
Altimeter has made available to Subscriber (including via the Commission’s EDGAR system) a true, correct and complete copy of each SEC Document which, as of their respective filing dates, complied in all material respects with the requirements of the Securities Act and Exchange Act applicable to the SEC Documents and the rules and regulations of the Commission promulgated thereunder applicable to the SEC Documents. None of the SEC Documents, contained, when filed or, if amended prior to the date of this Subscription Agreement, as of the date of such amendment with respect to those disclosures that are amended, any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, that Altimeter makes no such representation or warranty with respect to the proxy statement of Altimeter to be filed in connection with the approval of the Business Combination Agreement by the shareholders of Altimeter (the “Proxy Statement”) or any other information relating to the Company or any of its affiliates and consolidated affiliated entities (together with the Company, the “Group”) included in any SEC Documents or filed as an exhibit thereto. Altimeter has timely filed each SEC Document that Altimeter was required to file with the Commission since its inception and through the date hereof. As of the date hereof, there are no material outstanding or unresolved comments in comment letters from the Commission staff with respect to any of the SEC Documents.

(g)
Except for such matters as have not had and would not reasonably be expected to have, individually or in the aggregate, an Altimeter Material Adverse Effect, there is no (i) action, suit, claim or other proceeding, in each case by or before any governmental authority pending, or, to the knowledge of Altimeter, threatened against Altimeter, or (ii) judgment, decree, injunction, ruling or order of any governmental entity or arbitrator outstanding against Altimeter.

(h)
There is no civil, criminal or administrative suit, action, proceeding, arbitration, investigation, review or inquiry pending or threatened against or affecting Altimeter or any of Altimeter’s properties or rights that affects or would reasonably be expected to affect Altimeter’s ability to consummate the transactions contemplated by this Subscription Agreement, nor is there any decree, injunction, rule or order of any governmental authority or arbitrator outstanding against Altimeter or any of Altimeter’s properties or rights that affects or would reasonably be expected to affect Altimeter’s ability to consummate the transactions contemplated by this Subscription Agreement.

(i)
Altimeter is in compliance with all applicable laws, except where such non-compliance would not reasonably be expected to have an Altimeter Material Adverse Effect. Altimeter has not received any written communication from a governmental authority that alleges that Altimeter is not in compliance with or is in default or violation of any applicable law, except where such non-compliance, default or violation would not reasonably be expected to have, individually or in the aggregate, an Altimeter Material Adverse Effect.

(j)
Altimeter is not required to obtain any material consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization or other person in connection with the issuance of the Shares pursuant to this Subscription Agreement, other than (i) filings with the Commission, (ii) filings required by applicable state or federal securities laws, (iii) the filings required in accordance with Section 7.19; (iv) those required by Nasdaq, and (v) those required to consummate the Transactions as provided under the Business Combination Agreement.

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(k)
Neither Altimeter nor any person acting on its behalf is under any obligation to pay any broker’s fee or finder’s fee or other fee or commission in connection with the sale of the Shares other than to the Placement Agents. Altimeter and Issuer are solely responsible for the payment of any fees, costs, expenses or commissions of the Placement Agents.

3.3
Subscriber’s Representations, Warranties and Agreements. To induce the Issuer to issue the Shares to Subscriber, Subscriber hereby represents and warrants to the Issuer and Altimeter and acknowledges and agrees with the Issuer and Altimeter as follows:

(a)
Subscriber has been duly formed or incorporated and is validly existing and, where such concept is recognized, in good standing under the laws of its jurisdiction of incorporation or formation, with power and authority to enter into, deliver and perform its obligations under this Subscription Agreement.

(b)
This Subscription Agreement has been duly authorized, validly executed and delivered by Subscriber. Assuming that this Subscription Agreement constitutes the valid and binding agreement of the Issuer and Altimeter, this Subscription Agreement is the valid and binding obligation of Subscriber and is enforceable against Subscriber in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, and (ii) principles of equity, whether considered at law or equity.

(c)
The execution, delivery and performance by Subscriber of this Subscription Agreement and the consummation of the transactions contemplated herein do not and will not (where such Subscriber is an “employee benefit plan” under ERISA, subject to the assumption that the assets of the Issuer do not constitute “plan assets” under ERISA), (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of Subscriber or any of its subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which Subscriber or any of its subsidiaries is a party or by which Subscriber or any of its subsidiaries is bound or to which any of the property or assets of Subscriber or any of its subsidiaries is subject, which would reasonably be expected to have a material adverse effect on the Subscriber’s ability to enter into and timely perform its obligations under this Subscription Agreement (a “Subscriber Material Adverse Effect”), (ii) result in any violation of the provisions of the organizational documents of Subscriber or any of its subsidiaries or (iii) result in any violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over Subscriber or any of its subsidiaries or any of their respective properties that would reasonably be expected to have a Subscriber Material Adverse Effect.

(d)
Subscriber (i) is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) or an institutional “accredited investor” (within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act) satisfying the applicable requirements set forth on Schedule I, (ii) is acquiring the Shares only for its own account and not for the account of others, or if Subscriber is subscribing for the Shares as a fiduciary or agent for one or more investor accounts, each owner of such account is a “qualified institutional buyer” or an institutional “accredited investor” and Subscriber has full investment discretion with respect to each such account, and the full power and authority to make the acknowledgements, representations, warranties and agreements herein on behalf of each owner of each such account and (iii) is not acquiring the Shares with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act (and shall provide the requested information on Schedule I following the signature page hereto) and is not a party to or bound by a binding commitment to sell or otherwise dispose of the Shares. Subscriber acknowledges that the offering meets the exemptions from filing under FINRA Rule 5123(b)(1)(C) or (J). The information provided by Subscriber on Schedule I is true and correct in all respects.

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(e)
Together with its investment adviser, if applicable, Subscriber understands that the Shares are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that the offer and sale of the Shares have not been registered under the Securities Act. Subscriber understands that the Shares may not be resold, transferred, pledged or otherwise disposed of by Subscriber absent an effective registration statement under the Securities Act, except (i) to the Issuer or a subsidiary thereof, (ii) to non-U.S. persons pursuant to offers and sales that occur solely outside the United States within the meaning of Regulation S under the Securities Act or (iii) pursuant to another applicable exemption from the registration requirements of the Securities Act, and in each of cases (i) and (iii), in accordance with any applicable securities laws of the states and other jurisdictions of the United States, and that any book entries representing the Shares shall contain a legend to such effect. Subscriber acknowledges that the Shares will not be eligible for resale pursuant to Rule 144A promulgated under the Securities Act. Subscriber understands and agrees that the Shares will be subject to the foregoing transfer restrictions and, as a result, Subscriber may not be able to readily resell the Shares and may be required to bear the financial risk of an investment in the Shares for an indefinite period of time. Subscriber understands that it has been advised to consult legal counsel prior to making any offer, resale, pledge or transfer of any of the Shares.

(f)
Subscriber is purchasing the Shares directly from the Issuer. Subscriber further acknowledges that there have been no representations, warranties, covenants or agreements made to Subscriber by the Issuer, Altimeter, the Company or any of their respective affiliates, officers or directors, expressly or by implication, other than those representations, warranties, covenants and agreements of the Issuer and Altimeter expressly set forth in this Subscription Agreement, and Subscriber is not relying on any representations, warranties or covenants other than those expressly set forth in this Subscription Agreement.

(g)
Subscriber’s acquisition and holding of the Shares will not (where such Subscriber is an “employee benefit plan” under ERISA, subject to the assumption that the assets of the Issuer do not constitute “plan assets” under ERISA) constitute or result in a non-exempt prohibited transaction under Section 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), or any applicable similar law.

(h)
Together with its investment adviser if applicable, in making its decision to purchase the Shares, Subscriber has relied solely upon an independent investigation made by Subscriber and each of the Issuer’s and Altimeter’s representations, warranties and agreements contained in Section 3.1 and Section 3.2, respectively. Without limiting the generality of the foregoing, Subscriber has not relied on any statements or other information provided by anyone other than the Issuer and Altimeter concerning the Issuer or Altimeter, respectively, or the Shares or the offer and sale of the Shares. Subscriber has received access to and has had an adequate opportunity to review, such financial and other information as Subscriber deems necessary in order to make an investment decision with respect to the Shares, including with respect to the Issuer, Altimeter, the Company, the Group and the Transactions and made its own assessment and is satisfied concerning the relevant tax and other economic considerations relevant to the Subscriber’s investment in the Shares. Subscriber has received access to and has had an adequate opportunity to review the documents made available to the Subscriber by Altimeter and the Company. Subscriber and Subscriber’s professional advisor(s), if any, have had the full opportunity to ask such questions, receive such answers and obtain such information as Subscriber and such Subscriber’s professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Shares. Subscriber also acknowledges that the 2020 historical financial data concerning the Company has been derived based on the Company’s management accounts in accordance with International Financial Reporting Standards, or IFRS, and has not been reviewed or audited in accordance with PCAOB standards. There can be no assurance that the Company’s audited results for 2020 will not differ from the financial data presented to Subscriber and such changes could be material. Based on such information as Subscriber has deemed appropriate and without reliance upon any Placement Agent, Subscriber has independently made his/her/its own analysis and decision to enter into the Subscription. Except for the representations, warranties and agreements of the Issuer and Altimeter expressly set forth in this Subscription Agreement, Subscriber is relying exclusively on his/her/its own sources of information, investment analysis and the due diligence (including professional advice Subscriber deems appropriate) with respect to the Subscription, the Issuer Shares and the business, condition (financial and otherwise), management, operations, properties and prospects of the Issuer or the Company, including but not limited to all business, legal, regulatory, accounting, credit and tax matters. Subscriber further acknowledges that the information provided to Subscriber is preliminary and subject to change.

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(i)	Subscriber acknowledges and agrees that:

(i) each of the Placement Agents is acting solely as the Issuer’s placement agent in connection with the Subscription and each Placement Agent may have affiliates that act as an advisor to the Company in connection with the Transactions; none of the Placement Agents is acting as an underwriter or in any other capacity and is not and shall not be construed as a fiduciary for Subscriber in connection with the Subscription;

(ii) neither the Placement Agents nor any of their respective directors, officers, employees, advisors, representatives and controlling persons have made, nor will any of such persons make, any representation or warranty, whether express or implied, of any kind or character nor have any such persons provided any advice or recommendation in connection with the Subscription;

(iii) the Subscriber has not relied on any statements or other information provided by the Placement Agents, or any affiliate of a Placement Agent, with respect to its decision to invest in the Shares, and the Placement Agents will have no responsibility with respect to (A) any representations, warranties or agreements made by any person or entity under or in connection with the Subscription or any of the documents furnished pursuant thereto or in connection therewith, or the execution, legality, validity or enforceability (with respect to any person) of any thereof, or (B) the business, affairs, financial condition, operations, properties or prospects of, or any other matter concerning, the Group or the Subscription; and

(iv) neither the Placement Agents nor any of their respective affiliates, subsidiaries, directors, officers, agents or employees shall have any liability (including for or with respect to any losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses or disbursements incurred by Subscriber, Altimeter or the Company or any other person or entity), whether in contract, tort or otherwise, to Subscriber, or to any person claiming through Subscriber, in respect of the Subscription.

(j)
Subscriber became aware of this offering of the Shares solely by means of direct contact from either the Placement Agents, the Issuer or Altimeter as a result of a pre-existing substantive relationship (as interpreted in guidance from the Commission under the Securities Act) with the Issuer, Altimeter or their representatives, and the Shares were offered to Subscriber solely by direct contact between Subscriber and the Placement Agents, the Issuer or Altimeter. Subscriber did not become aware of this offering of the Shares, nor were the Shares offered to Subscriber, by any other means. Subscriber acknowledges that the Shares (i) were not offered to it by any form of general solicitation or general advertising, including methods described in section 502(c) of Regulation D under the Securities Act and (ii) to its knowledge, are not being offered to it in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws.

(k)
Together with its investment adviser, if applicable, Subscriber is aware that there are substantial risks incident to the purchase and ownership of the Shares. Subscriber is able to fend for itself in the transactions contemplated herein. Subscriber has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Shares, and Subscriber has sought such accounting, legal and tax advice as Subscriber has considered necessary to make an informed investment decision. Subscriber understands and acknowledges that (A) it (i) is an institutional account as defined in FINRA Rule 4512(c), (ii) is a sophisticated investor, experienced in investing in financial and business transactions and capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities and (iii) has exercised independent judgment in evaluating its participation in the purchase of the Shares and (B) the purchase and sale of the Shares hereunder meets the institutional customer exemption under FINRA Rule 2111(b).

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(l)
Subscriber, alone, or together with any professional advisor(s), has analyzed and considered the risks of an investment in the Shares and determined that the Shares are a suitable investment for Subscriber and that Subscriber is able at this time and in the foreseeable future to bear the economic risk of a total loss of Subscriber’s investment in the Issuer. Subscriber acknowledges specifically that a possibility of total loss exists.

(m)
Subscriber understands that no federal or state agency has passed upon or endorsed the merits of the offering of the Shares or made any findings or determination as to the fairness of an investment in the Shares.

(n)
Subscriber is not a person that is the target of economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by relevant governmental authorities, including, but not limited those administered by the U.S. government through the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or the U.S. Department of State, the United Nations Security Council, the European Union, or Her Majesty’s Treasury of the United Kingdom (collectively, “Sanctions”), including (i) any person listed in any Sanctions-related list of sanctioned persons maintained by OFAC or the U.S. Department of State, the United Nations Security Council, the European Union, or any EU member state, (ii) any person operating, organized or resident in a country or territory which is itself the subject or target of any Sanctions (at the time of this Subscription Agreement, Crimea, Cuba, Iran, North Korea, and Syria), (iii) any person owned or controlled by, or acting on behalf of, any such person or persons; or (iv) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank (collectively, a “Prohibited Investor”). Subscriber agrees to provide law enforcement agencies, if requested thereby, such records as required by applicable law; provided, that Subscriber is permitted to do so under applicable law. Subscriber represents that (i) if it is a financial institution subject to the Bank Secrecy Act (31 U.S.C. Section 5311 et seq.), as amended by the USA PATRIOT Act of 2001, and its implementing regulations (collectively, the “BSA/PATRIOT Act”), that Subscriber maintains policies and procedures reasonably designed to ensure compliance with applicable obligations under the BSA/PATRIOT Act, and (ii) to the extent required, it maintains policies and procedures reasonably designed to ensure compliance with the anti-money laundering-related laws administered and enforced by other governmental authorities. Subscriber also represents that it maintains policies and procedures reasonably designed to ensure compliance with applicable Sanctions. Subscriber further represents and warrants that it maintains policies and procedures reasonably designed to ensure the funds held by Subscriber and used to purchase the Shares were legally derived and were not obtained, directly or indirectly, from a Prohibited Investor.

(o)
If Subscriber is or is acting on behalf of an employee benefit plan that is subject to Title I of ERISA, a plan, an individual retirement account or other arrangement that is subject to section 4975 of the Code or an employee benefit plan that is a governmental plan (as defined in section 3(32) of ERISA), a church plan (as defined in section 3(33) of ERISA), a non-U.S. plan (as described in section 4(b)(4) of ERISA) or other plan that is not subject to the foregoing but may be subject to provisions under any other federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code (“Similar Law”), or an entity whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement (each, a “Plan”) subject to the fiduciary or prohibited transaction provisions of ERISA or section 4975 of the Code, Subscriber represents and warrants that none of Altimeter, the Issuer, the Company, or any of their respective affiliates (the “Transaction Parties”) has provided investment advice or otherwise acted as the Plan’s fiduciary, with respect to its decision to acquire and hold the Shares, and none of the Transaction Parties is or shall at any time be the Plan’s fiduciary with respect to any decision in connection with its investment in the Shares (including with respect to any decision to acquire, continue to hold or transfer the Shares).

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(p)
Except as expressly disclosed in a Schedule 13D or Schedule 13G (or amendments thereto) filed by Subscriber with the Commission with respect to the beneficial ownership of Altimeter’s ordinary shares prior to the date hereof, Subscriber is not currently (and at all times through Closing will refrain from being or becoming) a member of a “group” (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act) acting for the purpose of acquiring, holding or disposing of equity securities of Altimeter (within the meaning of Rule 13d-5(b)(1) under the Exchange Act).

(q)
No foreign person (as defined in Section 721 of the Defense Production Act of 1950, as amended (50 U.S.C. §4565), and all rules and regulations issued and effective thereunder (together, the “DPA”)) in which the national or subnational governments of a single foreign state have a “substantial interest” (as defined in the DPA) will acquire a “substantial interest” (as defined in the DPA) in the Issuer as a result of the purchase of Shares by Subscriber hereunder such that a filing before the Committee on Foreign Investment in the United States would be required under the DPA, and no such foreign person will have “control” (as defined in the DPA) over the Issuer from and after the Closing as a result of the purchase of Shares by Subscriber hereunder.

(r)	On each date the Purchase Price would be required to be funded pursuant to Section 2.1, Subscriber will have sufficient immediately available funds to pay the Purchase Price pursuant to Section 2.1.

(s)
Subscriber acknowledges that it is not relying upon, and has not relied upon, any statement, representation or warranty made by any person, firm or corporation (including Altimeter, the Issuer, the Company, the Placement Agents, any of their respective affiliates or any of its or their respective control persons, officers, directors or employees), other than the representations and warranties of the Issuer and Altimeter expressly set forth in this Subscription Agreement, in making its investment or decision to invest in the Issuer. Subscriber agrees that none of any Other Subscriber or Insider PIPE Investor (including the controlling persons, officers, directors, partners, agents or employees of any such Other Subscriber or Insider PIPE Investor) shall be liable to the Subscriber pursuant to this Subscription Agreement (or any Other Subscriber pursuant to any Other Subscription Agreement or any Insider PIPE Investor pursuant to any Insider Subscription Agreement) or any other agreement related to the private placement of shares of the Issuer’s capital stock for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase of the Shares hereunder.

(t)
No broker, finder or other financial consultant is acting on Subscriber’s behalf in connection with this Subscription Agreement or the transactions contemplated hereby in such a way as to create any liability of Altimeter, the Issuer or the Company for the payment of any fees, costs, expenses or commissions.

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Registration Statement.

4.1
The Issuer agrees that, within thirty (30) calendar days after the consummation of the Acquisition Closing (the “Filing Date”), the Issuer will file with the Commission (at the Issuer’s sole cost and expense) a registration statement registering the resale of the Shares (the “Registration Statement”), and the Issuer shall use its commercially reasonable efforts to have the Registration Statement declared effective as soon as practicable after the filing thereof, but no later than the earlier of (i) the sixtieth (60th) calendar day (or ninetieth (90th) calendar day if the Commission notifies the Issuer that it will “review” the Registration Statement) following the Filing Date and (ii) the tenth (10th) business day after the date the Issuer is notified (orally or in writing, whichever is earlier) by the Commission that the Registration Statement will not be “reviewed” or will not be subject to further review (such earlier date, the “Effectiveness Date”); provided, however, that the Issuer’s obligations to include such shares in the Registration Statement are contingent upon Subscriber furnishing in writing to the Issuer such information regarding Subscriber, the securities of the Issuer beneficially owned by Subscriber (or any unit trust beneficially owning such securities and which is managed by Subscriber) and the intended method of disposition of the Shares as shall be reasonably requested by the Issuer to effect the registration of the Shares, and Subscriber shall execute such documents in connection with such registration as the Issuer may reasonably request that are customary of a selling shareholder in similar situations, including providing that the Issuer shall be entitled to postpone and suspend the effectiveness or use of the Registration Statement as permitted hereunder; provided, however, that Subscriber shall not in connection with the foregoing be required to execute any lock-up or similar agreement or otherwise be subject to any contractual restriction on the ability to transfer the Shares. In no event shall Subscriber be identified as a statutory underwriter in the Registration Statement unless requested by the Commission; provided, that if the Commission requests that Subscriber be identified as a statutory underwriter in the Registration Statement, Subscriber will have the option, in its sole and absolute discretion, to either (i) have the opportunity to withdraw from the Registration Statement, in which case the Issuer’s obligation to register the Shares will be deemed satisfied or (ii) be included as such in the Registration Statement. Notwithstanding the foregoing, if the Commission prevents the Issuer from including any or all of the shares proposed to be registered under the Registration Statement due to limitations on the use of Rule 415 of the Securities Act for the resale of the Issuer Shares by the applicable shareholders or otherwise, such Registration Statement shall register for resale such number of Issuer Shares which is equal to the maximum number of Issuer Shares as is permitted by the Commission. In such event, the number of Issuer Shares to be registered for each selling shareholder named in the Registration Statement shall be reduced pro rata among all such selling shareholders, and the Issuer shall use its commercially reasonable efforts to file with the Commission, as promptly as practicable and as allowed by the Commission, one or more registration statements to register the resale of those Issuer Shares that were not registered on the initial Registration Statement, as so amended. For purposes of clarification, any failure by the Issuer to file the Registration Statement by the Filing Date or to effect such Registration Statement by the Effectiveness Date shall not otherwise relieve the Issuer of its obligations to file or effect the Registration Statement as set forth above in this Section 4. For purposes of this Section 4, the Shares included in the Registration Statement, subject to the foregoing provisions, shall include, as of any date of determination, the Shares and any other equity security of the Issuer issued or issuable with respect to the Shares by way of share split, dividend, distribution, recapitalization, merger, exchange, replacement or similar event or otherwise.

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4.2
In the case of the registration effected by the Issuer pursuant to this Subscription Agreement, the Issuer shall, upon reasonable request by a Subscriber in writing, inform such Subscriber as to the status of such registration. At its sole expense, the Issuer shall, until the End Date (as defined below) or as otherwise specified:

(a)
except for such times as the Issuer is permitted hereunder to suspend the use of the prospectus forming part of a Registration Statement, use its commercially reasonable efforts to keep such registration, and any qualification, exemption or compliance under state securities laws which the Issuer determines to obtain, continuously effective with respect to Subscriber, and to keep the applicable Registration Statement or any subsequent shelf registration statement free of any material misstatements or omissions and update or amend the Registration Statement as necessary to include the Shares and provide customary notice to holders of the Shares, until the earlier of the following: (i) Subscriber ceases to hold any Shares, (ii) the date all Shares held by Subscriber who is not an affiliate of the Issuer may be sold without restriction under Rule 144, including any volume and manner of sale restrictions and without the requirement for the Issuer to be in compliance with the current public information required under Rule 144(c)(1) (or Rule 144(i)(2), if applicable), and (iii) two (2) years from the date that the initial registration statement filed hereunder is declared effective (such date, the “End Date”);

(b)	advise Subscriber as soon as reasonably practicable (and in any event within three (3) business days):

(i)	when a Registration Statement or any post-effective amendment thereto has become effective;

(ii)
after it shall have obtained knowledge thereof, of any request by the Commission for amendments or supplements to any Registration Statement or the prospectus included therein or for additional information;

(iii)
after it shall have obtained knowledge thereof, of the issuance by the Commission of any stop order suspending the effectiveness of any Registration Statement or the initiation of any proceedings for such purpose;

(iv)
of the receipt by the Issuer of any notification with respect to the suspension of the qualification of the Shares included therein for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

(v)
subject to the provisions in this Subscription Agreement, of the occurrence of any event that requires the making of any changes in any Registration Statement or prospectus so that, as of such date, the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading.

Notwithstanding anything to the contrary set forth herein, the Issuer shall not, when so advising Subscriber of such events, provide Subscriber with any material, nonpublic information regarding the Issuer other than to the extent that providing notice to Subscriber of the occurrence of the events listed in (i) through (iv) above may constitute material, nonpublic information regarding the Issuer;

(c)	use its commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of any Registration Statement as soon as reasonably practicable;

(d)
upon the occurrence of any event contemplated in Section 4.2(b)(v), except for such times as the Issuer is permitted hereunder to suspend, and has suspended, the use of a prospectus forming part of a Registration Statement, the Issuer shall use its commercially reasonable efforts to as soon as reasonably practicable prepare a post-effective amendment to such Registration Statement or a supplement to the related prospectus, or file any other required document so that, as thereafter delivered to purchasers of the Shares included therein, such prospectus will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

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(e)
use its commercially reasonable efforts to cause all Shares to be listed on each securities exchange or market, if any, on which the Issuer Shares are then listed beginning on, or as promptly as reasonably practicable following, the Effectiveness Date;

(f)	use its commercially reasonable efforts to take all other steps necessary to effect the registration of the Shares contemplated hereby; and

(g)
use its commercially reasonable efforts to file all reports and other materials required to be filed by the Exchange Act so long as the Issuer remains subject to such requirements and the filing of such reports and other documents is required for the applicable provisions of Rule 144 to enable the Subscriber to sell the Shares under Rule 144 for so long as the Subscriber holds Shares.

4.3
Upon Subscriber’s request, the Issuer shall deliver all the necessary documentation to cause the Transfer Agent to (i) remove the legend set forth above in Section 3.3(e), as promptly as practicable and no later than three (3) business days after such request and (ii) issue Shares without any such legend in certificated or book-entry form or by electronic delivery through The Depository Trust Company (“DTC”), at the Subscriber’s option, provided that in each case (a) such Shares are registered for resale under the Securities Act and the Subscriber has sold or proposes to sell such Shares pursuant to such registration or (b)(A) the Subscriber has sold or transferred, or proposes to sell or transfer, Shares pursuant to Rule 144 and (B) the Issuer, its counsel or the Transfer Agent have received customary representations and other documentation from the Subscriber that is reasonably necessary to establish that such restrictive legend is no longer required as reasonably requested by the Issuer, its counsel or the Transfer Agent (the “Legend Documents”). If the legend set forth above in Section 3.3(e) is no longer required for the Shares pursuant to the foregoing, the Issuer shall, reasonably promptly following any request therefor from Subscriber accompanied by such Legend Documents, deliver to the Transfer Agent irrevocable instructions that the Transfer Agent shall make a new, unlegended entry for the Shares. The Issuer shall be responsible for the fees of the Transfer Agent and its counsel and any fees of DTC incurred in connection with such legend removal requests.

4.4
Notwithstanding anything to the contrary in this Subscription Agreement, the Issuer shall be entitled to delay or postpone the effectiveness of the Registration Statement, and from time to time to require Subscriber not to sell under the Registration Statement or to suspend the effectiveness thereof, if the negotiation or consummation of a transaction by the Issuer or its subsidiaries is pending or an event has occurred, which negotiation, consummation or event that the Issuer’s board of directors reasonably believes, upon the advice of legal counsel (which may be in-house legal counsel), would require additional disclosure by the Issuer in the Registration Statement of material information that the Issuer has a bona fide business purpose for keeping confidential and the non-disclosure of which in the Registration Statement would be expected, in the reasonable determination of the Issuer’s board of directors, upon the advice of legal counsel (which may be in-house legal counsel), to cause the Registration Statement to fail to comply with applicable disclosure requirements (each such circumstance, a “Suspension Event”); provided, however, that the Issuer may not delay or suspend the Registration Statement on more than three (3) occasions or for more than sixty (60) consecutive days or for more than one hundred and twenty (120) total calendar days, in each case, during any twelve-month period; provided that the Issuer shall use commercially reasonable efforts to make such Registration Statement available for the sale by the Subscriber of the Shares as soon as reasonably practicable thereafter. Upon receipt of any written notice from the Issuer of the happening of any Suspension Event during the period that the Registration Statement is effective or if as a result of a Suspension Event the Registration Statement or related prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made (in the case of the prospectus) not misleading, Subscriber agrees that (i) it will immediately discontinue offers and sales of the Shares under the Registration Statement (excluding, for the avoidance of doubt, sales conducted pursuant to Rule 144) until Subscriber receives copies of a supplemental or amended prospectus (which the Issuer agrees to promptly prepare) that corrects the misstatement(s) or omission(s) referred to above and receives notice that any post-effective amendment has become effective or unless otherwise notified by the Issuer that it may resume such offers and sales, and (ii) it will maintain the confidentiality of any information included in such written notice delivered by the Issuer unless (a) otherwise required by law or subpoena or (b) disclosed to Subscriber’s employees, agents and professional advisors who need to know such information and are obligated to keep it confidential. If so directed by the Issuer, Subscriber will deliver to the Issuer or, in Subscriber’s sole discretion destroy, all copies of the prospectus covering the Shares in Subscriber’s possession; provided, however, that this obligation to deliver or destroy all copies of the prospectus covering the Shares shall not apply (i) to the extent Subscriber is required to retain a copy of such prospectus (a) in order to comply with applicable legal, regulatory, self-regulatory or professional requirements or (b) in accordance with a bona fide pre-existing document retention policy or (ii) to copies stored electronically on archival servers as a result of automatic data back-up.

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4.5
Subscriber may deliver written notice (an “Opt-Out Notice”) to the Issuer requesting that Subscriber not receive notices from the Issuer otherwise required by Section 4.4; provided, however, that Subscriber may later revoke any such Opt-Out Notice in writing. Following receipt of an Opt-Out Notice from Subscriber (unless subsequently revoked), (i) the Issuer shall not deliver any such notices to Subscriber and Subscriber shall no longer be entitled to the rights associated with any such notice and (ii) each time prior to Subscriber’s intended use of an effective Registration Statement, Subscriber will notify the Issuer in writing at least two (2) business days in advance of such intended use, and if a notice of a Suspension Event was previously delivered (or would have been delivered but for the provisions of this Section 4.5) and the related suspension period remains in effect, the Issuer will so notify Subscriber, within one (1) business day of Subscriber’s notification to the Issuer, by delivering to Subscriber a copy of such previous notice of Suspension Event, and thereafter will provide Subscriber with the related notice of the conclusion of such Suspension Event promptly following its availability.

4.6
The Issuer shall, notwithstanding any termination of this Subscription Agreement, indemnify and hold harmless the Subscriber (to the extent a seller under, or named as a selling shareholder in, the Registration Statement), its officers, directors, partners, members, managers, employees, advisers and agents, and each person who controls the Subscriber (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) to the fullest extent permitted by applicable law, from and against all reasonable out-of-pocket losses, claims, damages, liabilities, costs (including reasonable and documented attorneys’ fees) and expenses (collectively, “Losses”), based upon any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any prospectus included in the Registration Statement or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading, except to the extent that such untrue statements, alleged untrue statements, omissions or alleged omissions are based upon information regarding the Subscriber furnished in writing to the Issuer by the Subscriber expressly for use therein, or that such Losses result from the use of the Registration Statement by Subscriber after Subscriber has received notice of a Suspension Event in accordance with Section 4.4; provided, however, that the indemnification contained in this Section 4.6 shall not apply to amounts paid in settlement of any Losses if such settlement is effected without the consent of the Issuer (which consent shall not be unreasonably withheld, conditioned or delayed). Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of an Indemnified Party and shall survive the transfer of the Shares by Subscriber.

4.7
The Subscriber shall, severally and not jointly with any Other Subscriber or Insider PIPE Investor, indemnify and hold harmless the Issuer, its directors, officers, agents and employees, and each person who controls the Issuer (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), to the fullest extent permitted by applicable law, from and against all Losses, as incurred, arising out of or are based upon any untrue or alleged untrue statement of a material fact contained in any Registration Statement, any prospectus included in the Registration Statement, or any form of prospectus, or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus, or any form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading to the extent, but only to the extent, that such untrue statements or omissions are based upon information regarding the Subscriber furnished in writing to the Issuer by the Subscriber expressly for use therein; provided, however, that the indemnification contained in this Section 4.7 shall not apply to amounts paid in settlement of any Losses if such settlement is effected without the consent of the Subscriber (which consent shall not be unreasonably withheld, conditioned or delayed). Notwithstanding anything to the contrary herein, in no event shall the liability of the Subscriber be greater in amount than the dollar amount of the net proceeds received by the Subscriber upon the sale of the Shares giving rise to such indemnification obligation. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of an indemnified party and shall survive the transfer of the Shares by the Subscriber.

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4.8
For the purposes of this Subscription Agreement, “Indemnifying Party” shall mean the party with an obligation to indemnify another party pursuant to Section 4.6 or Section 4.7 (as applicable) and “Indemnified Party” shall mean the party seeking indemnification pursuant to Section 4.6 or Section 4.7 (as applicable). The Indemnified Party shall promptly notify the Indemnifying Party in writing of the institution, threat or assertion of any proceeding against the Indemnified Party that the Indemnified Party believes relates to Losses the subject of indemnification pursuant to Section 4.6 or Section 4.7 (as applicable) and of which such Indemnified Party is aware (a “Third Party Proceeding”). In the case of any delay or failure by an Indemnified Party to provide the notice required by the preceding sentence, the obligation of the Indemnifying Party to indemnify the Indemnified Party shall be reduced to the extent that such Indemnifying Party is prejudiced by such delay or failure. The Indemnifying Party will be entitled to participate in any Third Party Proceeding and to assume the defense thereof with counsel it elects, in its sole discretion, and in the event the Indemnifying Party assumes such defense, the Indemnifying Party will not be liable to the Indemnified Party for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party (which consent shall not be unreasonably withheld, conditioned or delayed), consent to the entry of any judgment or enter into any settlement that is not both fully resolved or settled (i) in all respects by the payment of money damages alone and no other form of relief (and such money damages are so paid in full by the indemnifying party pursuant to the terms of such order or settlement) and (ii) with an unconditional release by the claimant or plaintiff of the indemnified party and its affiliates from all liability in respect to such claim or litigation.

4.9
If the indemnification provided under Section 4.6 or Section 4.7 from the Indemnifying Party is unavailable or insufficient to hold harmless an Indemnified Party in respect of any Losses, then the Indemnifying Party, in lieu of indemnifying the Indemnified Party, shall contribute to the amount paid or payable by the Indemnified Party as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and the Indemnified Party, as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the Indemnifying Party’s and Indemnified Party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the Losses referred to above shall be subject to the limitations set forth in Section 4.6 and Section 4.7 and deemed to include any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this Section 4.9 from any person who was not guilty of such fraudulent misrepresentation. Each Indemnifying Party’s obligation to make a contribution pursuant to this Section 4.9 shall be individual, not joint and several, and in no event shall the liability of Subscriber hereunder exceed the net proceeds received by Subscriber upon the sale of the Shares giving rise to such indemnification obligation.

Termination. This Subscription Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, upon the earlier to occur of (i) such date and time as the Business Combination Agreement is validly terminated in accordance with its terms, (ii) upon the mutual written agreement of each of the parties hereto to terminate this Subscription Agreement, or (iii) the 270th day after the date hereof (and if such 270th day shall not be a business day, then the next following business day) if the Closing has not occurred on or prior to such date; provided, that nothing herein will relieve any party from liability for any willful and material breach hereof prior to the time of termination, and each party will be entitled to any remedies at law or in equity to recover losses, liabilities or damages arising from such breach. The Issuer shall promptly notify Subscriber of the termination of the Business Combination Agreement after the termination of such agreement. Upon a valid termination of this Subscription Agreement pursuant to this Section 5, after the delivery by the Subscriber of the Purchase Price for the Shares, the Issuer shall promptly (but not later than two (2) business days thereafter) cause the escrow agent or its bank (as applicable) to return the Purchase Price (to the extent such Purchase Price was received prior to such termination) to the Subscriber without any deduction for, or on account of, any tax, withholding, charges or set-off.

Trust Account Waiver.

Notwithstanding anything to the contrary set forth herein, Subscriber acknowledges that it has had access to and an adequate opportunity to review the publicly filed prospectus of Altimeter, including the form of investment management trust agreement, by and between Altimeter and Continental Stock Transfer & Trust Company, a New York corporation, and understands that Altimeter has established the trust account described therein (the “Trust Account”) for the benefit of Altimeter’s public stockholders and that disbursements from the Trust Account are available only in the limited circumstances set forth therein. Subscriber further acknowledges that Altimeter’s sole assets consist of the cash proceeds of Altimeter’s initial public offering and private placements of its securities, and that substantially all of these proceeds have been deposited in the Trust Account for the benefit of its public stockholders and agrees that Subscriber has no right, title or interest of any kind in the Trust Account and the monies that may now or in the future be deposited therein. Accordingly, Subscriber hereby waives any past, present or future claim of any kind (including with respect to claiming any right, title or interest in respect of such Trust Account) arising out of or relating to this Subscription Agreement against, and any right to access, the Trust Account, any trustee of the Trust Account and Altimeter to collect from the Trust Account any monies that may be owed to them by Altimeter or any of its affiliates for any reason whatsoever, and will not seek recourse against the Trust Account at any time for any reason whatsoever, including for any knowing and intentional material breach by any of the parties to this Subscription Agreement of any of its representations or warranties as set forth in this Subscription Agreement, or such party’s material breach of any of its covenants or other agreements set forth in this Subscription Agreement, which material breach constitutes, or is a consequence of, a purposeful act or failure to act by such party with the knowledge that the taking of such act or failure to take such act would cause a material breach of this Subscription Agreement. This Section 6 shall survive the termination of this Subscription Agreement for any reason.

7.	Miscellaneous.

7.1
Further Assurances. The parties hereto shall execute and deliver such additional documents and take such additional actions as the parties reasonably may deem to be practical and necessary in order to consummate the Subscription as contemplated by this Subscription Agreement no later than immediately prior to the consummation of the Acquisition Closing.

(a)
Subscriber acknowledges that (i) the Issuer and Altimeter will rely on the acknowledgments, understandings, agreements, covenants, representations and warranties of the Subscriber contained in this Subscription Agreement and (ii) that the Placement Agents will rely on, and are third party beneficiaries of, the acknowledgments, understandings, agreements, covenants, representations and warranties of Subscriber contained in Section 3.3 and Section 7. Prior to the Closing, Subscriber agrees to promptly notify the Issuer and Altimeter if any of the acknowledgments, understandings, agreements, covenants representations and warranties made by Subscriber set forth herein are no longer accurate in all material respects. In addition, the Issuer and Altimeter each acknowledges and agrees that each of the Placement Agents and the Company is a third-party beneficiary of the acknowledgments, understandings, agreements, covenants, representations and warranties made by the Issuer or Altimeter (as applicable) contained in this Subscription Agreement.

(b)
Each of Altimeter and the Issuer acknowledges that the Subscriber will rely on the acknowledgements, understandings, agreements, covenants, representations and warranties of Altimeter and the Issuer, respectively, contained in this Subscription Agreement. Prior to the Closing, each of the Issuer and Altimeter agrees to promptly notify the Subscriber if any of the acknowledgements, understandings, agreements, covenants, representations and warranties made by Issuer or Altimeter, as applicable, set forth herein are no longer accurate in all material respects.

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(c)
Subscriber acknowledges and agrees that no party to the Business Combination Agreement (other than the Issuer and Altimeter) nor any Non-Party Affiliate (as defined below), shall have any liability to Subscriber, any Other Subscriber, or any Insider PIPE Investor pursuant to, arising out of or relating to this Subscription Agreement, any Other Subscription Agreement or any Insider Subscription Agreement, the negotiation hereof or thereof or its subject matter, or the transactions contemplated hereby or thereby, including with respect to any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase of the Shares or with respect to any claim (whether in tort, contract or otherwise) for breach of this Subscription Agreement or in respect of any written or oral representations made or alleged to be made in connection herewith or for any actual or alleged inaccuracies, misstatements or omissions with respect to any information or materials of any kind furnished by the Issuer, Altimeter, the Company, or any Non-Party Affiliate concerning the Issuer, Altimeter, the Company, any of their controlled affiliates, this Subscription Agreement or the transactions contemplated hereby. For purposes of this Subscription Agreement, “Non-Party Affiliates” means each former, current or future officer, director, employee, partner, member, investment manager, manager, direct or indirect equityholder, investors, representatives, agents, predecessors, successors, assigns, or affiliate of the Issuer, Altimeter, the Company, or any of the Issuer’s, Altimeter’s or the Company’s controlled affiliates or any family member of the foregoing.

(d)
Each of the Issuer, Altimeter, Subscriber and the Company is irrevocably authorized to produce this Subscription Agreement or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

(e)
The Issuer and Altimeter may request from Subscriber such additional information as the Issuer and Altimeter may deem reasonably necessary to evaluate the eligibility of Subscriber to acquire the Shares, and Subscriber shall promptly provide such information as may be reasonably requested to the extent readily available and consistent with its internal policies; provided, that (subject to Section 7.19 below) the Issuer and Altimeter agrees to keep any such information provided by Subscriber confidential.

(f)	Each party shall pay all of its own expenses in connection with this Subscription Agreement and the transactions contemplated herein.

7.2
No Short Sales. Subscriber hereby agrees that neither it nor any person or entity acting on its behalf or pursuant to any understanding with the Subscriber, shall engage in any hedging activities or execute any Short Sales (as defined below) with respect to the securities of Altimeter prior to the Closing or the earlier termination of this Subscription Agreement in accordance with its terms. “Short Sales” shall mean all “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act and all types of direct and indirect stock pledges (other than pledges in the ordinary course of business as part of prime brokerage arrangements), forward sale contracts, options, puts, calls, swaps and similar arrangements (including on a total return basis), and sales and other short transactions through non-U.S. broker dealers or foreign regulated brokers. Notwithstanding the foregoing, nothing herein shall prohibit (A) (x) other entities under common management with Subscriber with whom Subscriber is not acting in concert with respect to any trading in securities of Altimeter, this Subscription Agreement or Subscriber’s participation in the Subscription (including Subscriber’s controlled affiliates and/or affiliates) or (y) in the case of a Subscriber that is externally managed, advised or sub-advised by another person, any other person that is not directly controlled or managed by such manager, adviser or sub-adviser, from entering into any short sale, or (B) in the case of a Subscriber that is a multi-managed investment bank or vehicle whereby separate portfolio managers manage separate portions of such Subscriber’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Subscriber’s assets, this Section 7.2 shall apply only with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Shares covered by this Subscription Agreement. For the avoidance of doubt, nothing in this Section 7.2 shall restrict any transactions with respect to securities of Altimeter other than transactions that are Short Sales including the exercise of any redemption with respect to securities of Altimeter.

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7.3
Additional Information. Altimeter and the Issuer may request from the Subscriber such additional information as is necessary for Altimeter or the Issuer, as applicable, to comply with public disclosure requirements of applicable securities laws or any filing requirements pursuant to the rules of any stock exchange or the Financial Industry Regulatory Authority, and the Subscriber shall provide such information; provided that, subject to Section 7.19 the Issuer and Altimeter shall keep any such information provided by Subscriber confidential. The Subscriber acknowledges that Altimeter or the Issuer may file a copy of the form of this Subscription Agreement with the Commission as an exhibit to a current or periodic report or a registration statement of Altimeter or the Issuer, as applicable.

7.4
Notices. Any notice or communication required or permitted hereunder shall be in writing and either delivered personally, emailed or sent by overnight mail via a reputable overnight carrier, or sent by certified or registered mail, postage prepaid, and shall be deemed to be given and received (i) when so delivered personally, (ii) when sent, with no mail undeliverable or other rejection notice, if sent by email, or (iii) three (3) business days after the date of mailing to the address below or to such other address or addresses as such person may hereafter designate by notice given hereunder (a courtesy copy of any notice sent shall also be sent via email):

(a)	if to Subscriber, to such address or addresses set forth on the signature page hereto;

(b)	if to the Issuer, to:

J1 Holdings Inc.
c/o International Corporation Services Limited
Harbour Place, 2nd Floor
103 South Church Street
P.O. Box 472
George Town, Grand Cayman KY1-1106
Cayman Islands
Attention: John Cordova, Director
Email: Redact

with a required copy (which will not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP
6 Battery Road, Suite 23-02
Singapore 049909
Attention: Jonathan B. Stone, Esq./Rajeev P. Duggal, Esq.
Email: jonathan.stone@skadden.com; rajeev.duggal@skadden.com
Telephone No. +852 3740 4703

and

Hughes Hubbard and Reed LLP
One Battery Park Plaza
New York, NY 10004-1482
USA
Attention: Kenneth A. Lefkowitz, Esq.
Email: ken.lefkowitz@hugheshubbard.com
Telephone No. +1 (212) 837-6557
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(c)	if to Altimeter, to:

Altimeter Growth Corp.
2550 Sand Hill Road, Suite 150
Menlo Park, CA 94025
USA
Attn: Hab Siam, General Counsel
Email: Redact

with a required copy (which copy shall not constitute notice) to:

Ropes & Gray LLP
1900 University Avenue, 6th Floor
East Palo Alto, CA 94303
USA
Attention: Paul S. Scrivano, Esq.
Email: Paul.Scrivano@ropesgray.com

7.5
Entire Agreement. This Subscription Agreement constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof, including any commitment letter entered into relating to the subject matter hereof.

7.6
Modifications and Amendments. This Subscription Agreement may not be amended, modified, supplemented or waived (i) except by an instrument in writing, signed by the party against whom enforcement of such amendment, modification, supplement or waiver is sought and (ii) without the prior written consent of Altimeter, the Issuer and Subscriber.

7.7
Assignment. Neither this Subscription Agreement nor any rights, interests or obligations that may accrue to the parties hereunder (including Subscriber’s rights to purchase the Shares) may be transferred or assigned without the prior written consent of each of the other parties hereto (other than the Shares acquired hereunder, if any, and then only in accordance with this Subscription Agreement), other than an assignment to any controlled affiliate of the Subscriber or any fund or account managed by the same investment manager as the Subscriber or a controlled affiliate thereof (as defined in Rule 12b-2 of the Exchange Act), subject to, if such transfer or assignment is prior to the Closing, such transferee or assignee, as applicable, executing a joinder to this Subscription Agreement or a separate subscription agreement in substantially the same form as this Subscription Agreement, including with respect to the Purchase Price and other terms and conditions; provided, however, that, in the case of any such transfer or assignment, the initial party to this Subscription Agreement shall remain bound by its obligations under this Subscription Agreement. For the avoidance of doubt, any transaction contemplated by the Business Combination Agreement shall be deemed not to constitute an assignment of this Subscription Agreement or any rights, interests or obligations that may accrue to the parties hereunder.

7.8
Benefit. Except as otherwise provided herein, this Subscription Agreement shall be binding upon, and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives, and permitted assigns, and the agreements, representations, warranties, covenants and acknowledgments contained herein shall be deemed to be made by, and be binding upon, such heirs, executors, administrators, successors, legal representatives and permitted assigns. Except as set forth in Section 4.6, Section 4.7, Section 4.8, Section 4.9, Section 7.1(a), Section 7.1(c) and Section 7.1(d), this Subscription Agreement shall not confer rights or remedies upon any person other than the parties hereto and their respective successors and assigns.

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7.9
Governing Law. This Subscription Agreement, and any claim or cause of action hereunder based upon, arising out of or related to this Subscription Agreement (whether based on law, in equity, in contract, in tort or any other theory) or the negotiation, execution, performance or enforcement of this Subscription Agreement, shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the principles of conflicts of laws that would otherwise require the application of the law of any other state.

7.10
Consent to Jurisdiction; Waiver of Jury Trial. THE PARTIES HERETO IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE COURT OF CHANCERY OF THE STATE OF DELAWARE (OR, TO THE EXTENT SUCH COURT DOES NOT HAVE SUBJECT MATTER JURISDICTION, THE SUPERIOR COURT OF THE STATE OF DELAWARE, OR THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF DELAWARE) SOLELY IN RESPECT OF THE INTERPRETATION AND ENFORCEMENT OF THE PROVISIONS OF THIS SUBSCRIPTION AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY, AND HEREBY WAIVE, AND AGREE NOT TO ASSERT, AS A DEFENSE IN ANY ACTION, SUIT OR PROCEEDING FOR INTERPRETATION OR ENFORCEMENT HEREOF OR THAT SUCH ACTION, SUIT OR PROCEEDING MAY NOT BE BROUGHT OR IS NOT MAINTAINABLE IN SAID COURTS OR THAT VENUE THEREOF MAY NOT BE APPROPRIATE OR THAT THIS SUBSCRIPTION AGREEMENT MAY NOT BE ENFORCED IN OR BY SUCH COURTS, AND THE PARTIES HERETO IRREVOCABLY AGREE THAT ALL CLAIMS WITH RESPECT TO SUCH ACTION, SUIT OR PROCEEDING SHALL BE HEARD AND DETERMINED BY SUCH A DELAWARE STATE OR FEDERAL COURT. THE PARTIES HEREBY CONSENT TO AND GRANT ANY SUCH COURT JURISDICTION OVER THE PERSON OF SUCH PARTIES AND OVER THE SUBJECT MATTER OF SUCH DISPUTE AND AGREE THAT MAILING OF PROCESS OR OTHER PAPERS IN CONNECTION WITH SUCH ACTION, SUIT OR PROCEEDING IN THE MANNER PROVIDED IN SECTION 7.4 OR IN SUCH OTHER MANNER AS MAY BE PERMITTED BY LAW SHALL BE VALID AND SUFFICIENT SERVICE THEREOF. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS SUBSCRIPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS SUBSCRIPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS SUBSCRIPTION AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (II) SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THE FOREGOING WAIVER; (III) SUCH PARTY MAKES THE FOREGOING WAIVER VOLUNTARILY AND (IV) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS SUBSCRIPTION AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 7.10.

7.11
Severability. If any provision of this Subscription Agreement shall be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Subscription Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect.

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7.12
No Waiver of Rights, Powers and Remedies. No failure or delay by a party hereto in exercising any right, power or remedy under this Subscription Agreement, and no course of dealing between the parties hereto, shall operate as a waiver of any such right, power or remedy of such party. No single or partial exercise of any right, power or remedy under this Subscription Agreement by a party hereto, nor any abandonment or discontinuance of steps to enforce any such right, power or remedy, shall preclude such party from any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The election of any remedy by a party hereto shall not constitute a waiver of the right of such party to pursue other available remedies. No notice to or demand on a party not expressly required under this Subscription Agreement shall entitle the party receiving such notice or demand to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the party giving such notice or demand to any other or further action in any circumstances without such notice or demand.

7.13	Remedies.

(a)
The parties agree that irreparable damage would occur if this Subscription Agreement was not performed or the Closing is not consummated in accordance with its specific terms or was otherwise breached and that money damages or other legal remedies would not be an adequate remedy for any such damage. It is accordingly agreed that the parties hereto shall be entitled to equitable relief, including in the form of an injunction or injunctions, to prevent breaches or threatened breaches of this Subscription Agreement and to enforce specifically the terms and provisions of this Subscription Agreement in an appropriate court of competent jurisdiction as set forth in Section 7.10, this being in addition to any other remedy to which any party is entitled at law, in equity, in contract, in tort or otherwise, including money damages. The right to specific enforcement shall include the right of the Issuer and Altimeter to cause Subscriber and the right of Altimeter and Subscriber to cause the Issuer to cause the transactions contemplated hereby to be consummated on the terms and subject to the conditions and limitations set forth in this Subscription Agreement. The parties hereto further agree (i) to waive any requirement for the security or posting of any bond in connection with any such equitable remedy, (ii) not to assert that a remedy of specific enforcement pursuant to this Section 7.13 is unenforceable, invalid, contrary to applicable law or inequitable for any reason and (iii) to waive any defenses in any action for specific performance, including the defense that a remedy at law would be adequate.

(b)
The parties acknowledge and agree that this Section 7.13 is an integral part of the transactions contemplated hereby and without that right, the parties hereto would not have entered into this Subscription Agreement.

7.14
Survival of Representations and Warranties. All representations and warranties made by the parties hereto in this Subscription Agreement shall survive the Closing. For the avoidance of doubt, if for any reason the Closing does not occur prior to the consummation of the Acquisition Closing, all representations, warranties, covenants and agreements of the parties hereunder shall survive the consummation of the Acquisition Closing and remain in full force and effect.

7.15
Headings and Captions. The headings and captions of the various subdivisions of this Subscription Agreement are for convenience of reference only and shall in no way modify or affect the meaning or construction of any of the terms or provisions hereof.

7.16
Counterparts. This Subscription Agreement may be executed in one or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other parties, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or any other form of electronic delivery (including .pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000 (e.g., www.docusign.com), such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

24

7.17
Construction. The words “include,” “includes,” and “including” will be deemed to be followed by “without limitation.” Pronouns in masculine, feminine, and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires. The words “this Subscription Agreement,” “herein,” “hereof,” “hereby,” “hereunder,” and words of similar import refer to this Subscription Agreement as a whole and not to any particular subdivision unless expressly so limited. The parties hereto intend that each representation, warranty, and covenant contained herein will have independent significance. If any party hereto has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which such party hereto has not breached will not detract from or mitigate the fact that such party hereto is in breach of the first representation, warranty, or covenant. All references in this Subscription Agreement to numbers of shares, per share amounts and purchase prices shall be appropriately adjusted to reflect any stock split, stock dividend, stock combination, recapitalization or the like occurring after the date hereof.

7.18
Mutual Drafting. Each provision of this Subscription Agreement has been subject to the mutual consultation, negotiation and agreement of the parties and shall not be construed for or against any party hereto.

7.19	Cleansing Statement; Consent to Disclosure.

(a)
Altimeter shall, by no later than 9:00 a.m., New York City time, on the first (1st) business day immediately following the date of this Subscription Agreement, issue one (1) or more press releases or file with the Commission a Current Report on Form 8-K (collectively, the “Disclosure Document”) disclosing all material terms of the transactions contemplated hereby and by the Other Subscription Agreements and the Transactions and any other material, nonpublic information that the Issuer or Altimeter or their respective representatives has provided to the Subscriber at any time prior to the filing of the Disclosure Document. From and after the issuance of the Disclosure Document, to the Issuer and Altimeter’s knowledge, Subscriber shall not be in possession of any material, non-public information received from the Issuer, Altimeter or the Company or any of their respective officers, directors, employees or agents (including the Placement Agents) relating to the transactions contemplated by this Subscription Agreement, and the Subscriber shall no longer be subject to any confidentiality or similar obligations under any current agreement, whether written or oral with Issuer, the Company, Altimeter or any of their affiliates or agents, relating to the transactions contemplated by this Subscription Agreement.

(b)
Neither Altimeter nor the Issuer shall issue any press releases or other public communications relating to the transactions contemplated hereby that reference the Subscriber or its affiliates or investment advisers by name without the prior written consent of Subscriber. This restriction shall not apply to the extent public disclosure is required by applicable securities law, any governmental authority or stock exchange rule or as otherwise requested by the staff of the Commission or the request of any other regulatory or governmental agency; provided, that in the event such disclosure is required, Altimeter or the Issuer, as applicable, shall to the extent practicable and legally permissible, provide Subscriber with prior written notice of such permitted disclosure and consider, in good faith, any comments provided by Subscriber.

7.20
Regulatory Compliance. Subscriber hereby agrees that it shall comply with applicable requirements in connection with the Subscription and shall use commercially reasonable efforts to coordinate with the Issuer, Altimeter or the Company, as applicable, to upon request provide information regarding the Subscriber as may reasonably be requested by any applicable governmental authority relating to the Subscription or the Transactions.

25

8.
Independent Obligations. The obligations of Subscriber under this Subscription Agreement are several and not joint with the obligations of any Other Subscriber or Insider PIPE Investor under the Other Subscription Agreements or Insider Subscription Agreements, and Subscriber shall not be responsible in any way for the performance of the obligations of any Other Subscriber under the Other Subscription Agreements or any Insider PIPE Investor under the Insider Subscription Agreements. The decision of Subscriber to purchase Shares pursuant to this Subscription Agreement has been made by Subscriber independently of any Insider PIPE Investor or Other Subscriber (except where such Other Subscriber is in managed by or under common management with Subscriber) and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Issuer or any of its subsidiaries which may have been made or given by any Other Subscriber or Insider PIPE Investor or by any agent or employee of any Other Subscriber or Insider PIPE Investor, and neither Subscriber nor any of its agents or employees shall have any liability to any Other Subscriber or Insider PIPE Investor (or any other person) relating to or arising from any such information, materials, statements or opinions. Nothing contained herein or in any Other Subscription Agreement or Insider Subscription Agreement, and no action taken by Subscriber, any Other Subscriber or Insider PIPE Investor pursuant hereto or thereto, shall be deemed to constitute the Subscriber, on the one hand, and any Other Subscriber or Insider PIPE Investor, on the other hand, as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Subscriber, any Other Subscriber or Insider PIPE Investor are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Subscription Agreement, the Other Subscription Agreements and the Insider Subscription Agreements; provided that it is acknowledged that certain Subscribers may be managed by, or under common management with, an Other Subscriber. Subscriber acknowledges that no Other Subscriber or Insider PIPE Investor has acted as agent for the Subscriber in connection with making its investment hereunder and no Other Subscriber or Insider PIPE Investor will be acting as agent of the Subscriber in connection with monitoring its investment in the Shares or enforcing its rights under this Subscription Agreement. Subscriber shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Subscription Agreement, and it shall not be necessary for any Other Subscriber or Insider PIPE Investor to be joined as an additional party in any proceeding for such purpose.

9.
Certain Tax Matters. The parties acknowledge and agree that for U.S. federal income tax purposes, Subscriber shall be deemed to be the owner of any funds transferred by Subscriber to any escrow account (if applicable) unless and until such funds are disbursed to Issuer in accordance with the terms of this Subscription Agreement, which disbursement shall occur, for the avoidance of doubt, no earlier than immediately following the Initial Merger Effective Time (as defined in the Business Combination Agreement).

10.
Massachusetts Business Trust. If Subscriber is a Massachusetts Business Trust, a copy of the Declaration of Trust of Subscriber or any affiliate thereof is on file with the Secretary of State of the Commonwealth of Massachusetts and notice is hereby given that the Subscription Agreement is executed on behalf of the trustees of Subscriber or any affiliate thereof as trustees and not individually and that the obligations of the Subscription Agreement are not binding on any of the trustees, officers or stockholders of Subscriber or any affiliate thereof individually but are binding only upon Subscriber or any affiliate thereof and its assets and property.

[Signature Page Follows]
26

IN WITNESS WHEREOF, each of Altimeter, the Issuer and Subscriber has executed or caused this Subscription Agreement to be executed by its duly authorized representative as of the date first set forth above.

J1 HOLDINGS INC.

By:
Name:
Title:

ALTIMETER GROWTH CORP.

By:
Name:
Title:

27

SUBSCRIBER:	Signature of Joint Subscriber, if applicable:
Signature of Subscriber:
By:	By: N/A
Name:	Name:
Title:	Title:
Date: April , 2021

Name of Subscriber:	Name of Joint Subscriber, if applicable:
N/A
(Please print. Please indicate name and capacity of person signing above)	(Please Print. Please indicate name and capacity of person signing above)
Name in which securities are to be registered (if different from the name of Subscriber listed directly above):
Email
Address:
If there are joint investors, please check one: N/A
☐	Joint Tenants with Rights of Survivorship
☐	Tenants-in-Common
☐	Community Property
Subscriber’s EIN:		Joint Subscriber’s EIN: N/A
Business Address-Street:	Mailing Address-Street (if different):
City, State,	City, State,
Zip:	Zip:
Attn:	Attn:
Telephone	Telephone
No.:	No.:
Facsimile No.:	Facsimile No.:

Aggregate Number of Shares subscribed for:

Aggregate Purchase Price: $
Subscriber must pay the Purchase Price by wire transfer of U.S. dollars in immediately available funds to the account specified by the Issuer in the Closing Notice.
28

SCHEDULE I

 ELIGIBILITY REPRESENTATIONS OF SUBSCRIBER

A.	QUALIFIED INSTITUTIONAL BUYER STATUS

(Please check the applicable subparagraphs):

1.          ☐   We are a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”)) (a “QIB”) and have marked and initialed the appropriate box on the following pages indicating the provision under which we qualify as a QIB.

2.          ☐   We are subscribing for the Shares as a fiduciary or agent for one or more investor accounts, and each owner of such account is a QIB.

*** OR ***

B.	INSTITUTIONAL ACCREDITED INVESTOR STATUS (Please check the applicable subparagraphs):

1.          ☐   We are an institutional “accredited investor” (within the meaning of Rule 501(a) under the Securities Act or an entity in which all of the equity holders are institutional accredited investors) and have marked and initialed the appropriate box on the following pages indicating the provision under which we qualify as an institutional “accredited investor.”

2.          ☐   We are not a natural person.

*** AND ***

C.	AFFILIATE STATUS (Please check the applicable box)

SUBSCRIBER:

☐   is:

☐   is not:

an “affiliate” (as defined in Rule 144 under the Securities Act) of the Issuer or acting on behalf of an affiliate of the Issuer.

This page should be completed by Subscriber
and constitutes a part of the Subscription Agreement.
29

The Subscriber is a “qualified institutional buyer” (within the meaning of Rule 144A under the Securities Act) if it is an entity that meets any one of the following categories at the time of the sale of securities to the Subscriber (Please check the applicable subparagraphs):

☐          The Subscriber is an entity that, acting for its own account or the accounts of other qualified institutional buyers, in the aggregate owns and invests on a discretionary basis at least $100 million in securities of issuers that are not affiliated with the Subscriber and:

☐          is an insurance company as defined in section 2(a)(13) of the Securities Act;

☐          is an investment company registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”), or any business development company as defined in section 2(a)(48) of the Investment Company Act;

☐          is a Small Business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958, as amended (“Small Business Investment Act”);

☐          is a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees;

☐          is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”);

☐          is a trust fund whose trustee is a bank or trust company and whose participants are exclusively (a) plans established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, of (b) employee benefit plan within the meaning of Title I of the ERISA, except, in each case, trust funds that include as participants individual retirement accounts or H.R. 10 plans;

☐          is a business development company as defined in section 202(a)(22) of the Investment Advisers Act of 1940, as amended (the “Investment Advisers Act”);

☐          is an organization described in section 501(c)(3) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), corporation (other than a bank as defined in section 3(a)(2) of the Securities Act, a savings and loan association or other institution referenced in section 3(a)(5)(A) of the Securities Act, or a foreign bank or savings and loan association or equivalent institution), partnership, limited liability company or Massachusetts or similar business trust;

☐          is an investment adviser registered under the Investment Advisers Act; or

☐          any institutional accredited investor, as defined in rule 501(a) under the Act (17 CFR 230.501(a)), of a type not listed above;
30

☐          The Subscriber is a dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), acting for its own account or the accounts of other qualified institutional buyers, that in the aggregate owns and invests on a discretionary basis at least $10 million of securities of issuers that are not affiliated with the Subscriber;

☐          The Subscriber is a dealer registered pursuant to Section 15 of the Exchange Act acting in a riskless principal transaction on behalf of a qualified institutional buyer;

☐          The Subscriber is an investment company registered under the Investment Company Act, acting for its own account or for the accounts of other qualified institutional buyers, that is part of a family of investment companies1 which own in the aggregate at least $100 million in securities of issuers, other than issuers that are affiliated with Subscriber or are part of such family of investment companies;

☐          The Subscriber is an entity, all of the equity owners of which are qualified institutional buyers, acting for its own account or the accounts of other qualified institutional buyers; or

☐          The Subscriber is a bank as defined in section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in section 3(a)(5)(A) of the Securities Act, or any foreign bank or savings and loan association or equivalent institution, acting for its own account or the accounts of other qualified institutional buyers, that in the aggregate owns and invests on a discretionary basis at least $100 million in securities of issuers that are not affiliated with the Subscriber and that has an audited net worth of at least $25 million as demonstrated in its latest annual financial statements, as of a date not more than 16 months preceding the date of sale of securities in the case of a U.S. bank or savings and loan association, and not more than 18 months preceding the date of sale of securities for a foreign bank or savings and loan association or equivalent institution.

Rule 501(a) under the Securities Act, in relevant part, states that an institutional “accredited investor” shall mean any person who comes within any of the below listed categories, or who the issuer reasonably believes comes within any of the below listed categories, at the time of the sale of the securities to that person. Subscriber has indicated, by marking and initialing the appropriate box(es) below, the provision(s) below which apply to Subscriber and under which Subscriber accordingly qualifies as an institutional “accredited investor.”

☐          Any bank as defined in section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity;

☐          Any broker or dealer registered pursuant to section 15 of the Exchange Act;

☐          Any insurance company as defined in section 2(a)(13) of the Securities Act;

☐          Any investment company registered under the Investment Company Act or a business development company as defined in section 2(a) (48) of the Investment Company Act;

☐          Any Small Business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act;

1 “Family of investment companies” means any two or more investment companies registered under the Investment Company Act, except for a unit investment trust whose assets consist solely of shares of one or more registered investment companies, that have the same investment adviser (or, in the case of unit investment trusts, the same depositor); provided, that (a) each series of a series company (as defined in Rule 1 8f-2 under the Investment Company Act) shall be deemed to be a separate investment company and (b) investment companies shall be deemed to have the same adviser (or depositor) if their advisers (or depositors) are majority-owned subsidiaries of the same parent, or if one investment company’s adviser (or depositor) is a majority-owned subsidiary of the other investment company’s adviser (or depositor).

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☐          Any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000;

☐          Any employee benefit plan within the meaning of Title I of the ERISA, if (i) the investment decision is made by a plan fiduciary, as defined in section 3(21) of ERISA, which is either a bank, a savings and loan association, an insurance company, or a registered investment adviser, (ii) the employee benefit plan has total assets in excess of $5,000,000 or, (iii) such plan is a self-directed plan, with investment decisions made solely by persons that are “accredited investors”;

☐          Any private business development company as defined in section 202(a)(22) of the Investment Advisers Act;

☐          Any (i) corporation, limited liability company or partnership, (ii) Massachusetts or similar business trust, or (iii) organization described in section 501(c)(3) of the Internal Revenue Code, in each case that was not formed for the specific purpose of acquiring the securities offered and that has total assets in excess of $5,000,000;

☐          Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in section 230.506(b)(2)(ii) of Regulation D under the Securities Act;

☐          Any entity in which all of the equity owners are “accredited investors” under Rule 501(a) under the Securities Act; or

☐          Any entity, of a type not listed above, not formed for the specific purpose of acquiring the securities offered, owning investments in excess of $5,000,000.

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Exhibit L
PubCo Charter

THE COMPANIES ACT (REVISED)

OF THE CAYMAN ISLANDS

COMPANY LIMITED BY SHARES

AMENDED AND RESTATED

 MEMORANDUM AND ARTICLES OF ASSOCIATION

OF

GRAB HOLDINGS LIMITED

(Adopted pursuant to a special resolution passed on April 12, 2021 and effective at the Initial Merger Effective Time (as defined herein))

 Registered Office:

c/o International Corporation Services Ltd.
Harbour Place, 2nd Floor
103 South Church Street
P.O. Box 472
George Town
Grand Cayman KYI-1106
Cayman Islands

THE COMPANIES ACT (REVISED)
OF THE CAYMAN ISLANDS
COMPANY LIMITED BY SHARES

AMENDED AND RESTATED

 MEMORANDUM OF ASSOCIATION

 OF

 GRAB HOLDINGS LIMITED

(adopted by a Special Resolution passed on April 12, 2021 and effective at the Initial Merger Effective Time)

1	The name of the Company is Grab Holdings Limited.

2
The registered office of the Company shall be at the offices of International Corporation Services Ltd., Harbour Place, 2nd Floor, 103 South Church Street, P.O. Box 472, George Town, Grand Cayman KYI-1106, Cayman Islands, or at such other place as the Directors may from time to time decide.

3
The objects for which the Company is established are unrestricted and the Company shall have full power and authority to carry out any object not prohibited by the Companies Act (Revised) as the same may be revised from time to time, or any other law of the Cayman Islands.

4
The Company shall have and be capable of exercising all the functions of a natural person of full capacity irrespective of any question of corporate benefit as provided by Section 27(2) of the Companies Act (Revised).

5
The Company will not trade in the Cayman Islands with any person, firm or corporation except in furtherance of the business of the Company carried on outside the Cayman Islands; provided, that nothing in this section shall be construed as to prevent the Company effecting and concluding contracts in the Cayman Islands, and exercising in the Cayman Islands all of its powers necessary for the carrying on of its business outside the Cayman Islands.

6	The liability of each Shareholder is limited to the amount, if any, from time to time unpaid on such Shareholder’s shares.

1

7
The authorized share capital of the Company is US$50,000.00 divided into 50,000,000,000 shares of a par value of US$0.000001 each, of which 49,500,000,000 shall be designated as Class A ordinary shares and 500,000,000 shall be designated as convertible Class B ordinary shares.  Subject to the provisions of the Companies Act (Revised) and the Articles of Association, the Company has the power to redeem or purchase any of its shares and to increase or reduce the said capital and to issue any part of its capital, whether original, redeemed or increased with or without any preference, priority or special privilege or subject to any postponement of rights or to any conditions or restrictions and so that unless the conditions of issue shall otherwise expressly declare every issue of shares whether declared to be preference or otherwise shall be subject to the powers hereinbefore contained.

8
The Company has the power to register by way of continuation as a body corporate limited by shares under the laws of any jurisdiction outside the Cayman Islands and to be deregistered in the Cayman Islands.

9	Capitalized terms that are not defined in this Memorandum of Association bear the same meaning as those given in the Articles of Association of the Company.

2

 THE COMPANIES ACT (REVISED)
OF THE CAYMAN ISLANDS
COMPANY LIMITED BY SHARES

AMENDED AND RESTATED

 ARTICLES OF ASSOCIATION

 OF

GRAB HOLDINGS LIMITED

(adopted by a Special Resolution passed on April 12, 2021 and effective at the Initial Merger Effective Time)

INTERPRETATION	5
PRELIMINARY	11
ISSUE OF SHARES	11
RIGHTS AND RESTRICTIONS ATTACHING TO ORDINARY SHARES	13
REGISTER OF MEMBERS AND SHARE CERTIFICATES	16
TRANSFER OF SHARES	17
REDEMPTION AND PURCHASE OF OWN SHARES	18
TREASURY SHARES	18
VARIATION OF RIGHTS ATTACHING TO SHARES	18
COMMISSION ON SALE OF SHARES	19
NON-RECOGNITION OF TRUSTS	19
LIEN ON SHARES	19
CALLS ON SHARES	20
FORFEITURE OF SHARES	21
TRANSMISSION OF SHARES	21
ALTERATION OF CAPITAL	22
CLOSING REGISTER OF MEMBERS OR FIXING RECORD DATE	23
GENERAL MEETINGS	23
NOTICE OF GENERAL MEETINGS	24

3

PROCEEDINGzS AT GENERAL MEETINGS	24
VOTES OF SHAREHOLDERS	26
COMPANIES ACTING BY REPRESENTATIVES AT MEETING	26
DEPOSITARY AND CLEARING HOUSES	26
SHARES THAT MAY NOT BE VOTED	27
DIRECTORS	27
DIRECTORS’ FEES AND EXPENSES	28
ALTERNATE DIRECTOR	28
POWERS AND DUTIES OF DIRECTORS	29
VACATION OF OFFICE OF DIRECTOR	30
PROCEEDINGS OF DIRECTORS	31
PRESUMPTION OF ASSENT	32
DIRECTORS’ INTERESTS	33
DIVIDENDS, DISTRIBUTIONS AND RESERVE	34
BOOK OF ACCOUNTS	35
ANNUAL RETURNS AND FILINGS	35
AUDIT	35
THE SEAL	36
OFFICERS	36
CAPITALISATION OF PROFITS	36
NOTICES	37
INFORMATION	39
INDEMNITY	39
FINANCIAL YEAR	40
WINDING UP	40
AMENDMENT OF MEMORANDUM AND ARTICLES OF ASSOCIATION AND NAME OF COMPANY	40

4

REGISTRATION BY WAY OF CONTINUATION	40
MERGERS AND CONSOLIDATIONS	40

5

INTERPRETATION

1	In these Articles, Table A in the Schedule in the Companies Act does not apply and unless otherwise defined, the defined terms shall have the meanings assigned to them as follows:

“Acquisition Effective Time”	has the meaning ascribed to such term in the Business Combination Agreement;

“Affiliate”
means a Person that directly, or indirectly through one or more intermediaries, Controls, is Controlled by, or is under common Control with, another Person; provided, that in the case of a Key Executive, the term “Affiliate” shall include such Key Executive’s Permitted Entities, notwithstanding anything to the contrary contained herein;

“Articles”	means these Articles of Association of the Company as altered or added to, from time to time;

“AT”
means Anthony Tan Ping Yeow, and, where these Articles refer to AT in his capacity as Shareholder, such references shall include him, his Permitted Entities and Permitted Transferees with respect to any shares held by him, his Permitted Entities or Permitted Transferees (as applicable);

“Auditor”	has the meaning ascribed to such term in Article 133;

“Board” or “Board of Directors”	means the board of Directors for the time being of the Company;

“Business Combination Agreement”
means that certain Business Combination Agreement among the Company, Grab Holdings Inc., an exempted company limited by shares incorporated under the laws of the Cayman Islands, Altimeter Growth Corp., an exempted company limited by shares incorporated under the laws of the Cayman Islands, J2 Holdings Inc., an exempted company limited by shares incorporated under the laws of the Cayman Islands and J3 Holdings Inc., an exempted company limited by shares incorporated under the laws of the Cayman Islands, dated as of April 12, 2021;

“Business Day”
means any day, excluding Saturdays, Sundays, and any other day on which commercial banks are authorized or required by Law to close in New York, New York, the Cayman Islands, or the Republic of Singapore;

“Cause”	has the meaning ascribed to such term in AT’s employment agreement with the Company as in effect from time to time;

“Chairman”	means the Chairman appointed pursuant to Article 84(c);

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“Class A Ordinary Share”	means a Class A ordinary share in the capital of the Company of a par value of US$0.000001;

“Class B Director”	has the meaning ascribed to such term in Article 84(d);

“Class B Ordinary Share”	means a convertible Class B ordinary share in the capital of the Company of a par value of US$0.000001;

“Class B Ordinary Shareholder”	means a holder of Class B Ordinary Shares and any Permitted Transferee of such holder for so long as such Permitted Transferee is a holder of any Class B Ordinary Shares;

“Co-Chairman”	has the meaning ascribed to such term in Article 84(c);

“Companies Act”	means the Companies Act (Revised) of the Cayman Islands;

“Company”	means Grab Holdings Limited, an exempted company limited by shares incorporated under the laws of the Cayman Islands;

“Company’s Website”	means the website of the Company, the address or domain name of which has been notified to the Shareholders;

“Control,” “Controlling,” “under common Control with”	means, directly or indirectly:
	(i)	the ownership or control of a majority of the outstanding voting securities of such Person;

	(ii)	the right to control the exercise of a majority of the votes at a meeting of the board of directors (or equivalent governing body) of such Person; or

	(iii)	the ability to direct or cause the direction of the management and policies of such Person (whether by contract, through other legally enforceable rights or howsoever arising);

“Directors”	means the directors of the Company for the time being, or as the case may be, the Directors assembled as a Board or as a committee thereof;

“electronic”	has the meaning ascribed to such term in the Electronic Transactions Act;

“electronic communication”
means an electronic posting to the Company’s Website, transmission to any number, address or internet website or other electronic delivery methods as otherwise decided and approved by not less than two-thirds of the vote of the Board;

“Electronic Record”	has the meaning given to it in the Electronic Transactions Act;

“Designated Stock Exchange”	means NASDAQ or any other internationally recognized stock exchange on which the Company’s securities are traded;

“Directors”	means the directors of the Company for the time being, or as the case may be, the Directors assembled as a Board or as a committee thereof;

“electronic”	has the meaning ascribed to such term in the Electronic Transactions Act;

“electronic communication”
means an electronic posting to the Company’s Website, transmission to any number, address or internet website or other electronic delivery methods as otherwise decided and approved by not less than two-thirds of the vote of the Board;

“Electronic Record”	has the meaning given to it in the Electronic Transactions Act;

7

“Electronic Transactions Act”	means the Electronic Transactions Act (Revised) of the Cayman Islands;

“Family Members”
means and includes only the following individuals: the applicable individual, the spouse of the applicable individual (including former spouses), the parents of the applicable individual, the lineal descendants of the applicable individual, the siblings of the applicable individual, and the lineal descendants of a sibling of the applicable individual.  For purposes of the preceding sentence, the descendants of any individual shall include adopted individuals and their issue but only if the adopted individual was adopted prior to attaining age 18;

“GrabforGood Fund”
means the GrabforGood endowment fund, a subsidiary of the Company or other fund or entity designed to grant financial support for long-term social and environmental impact benefiting communities across Southeast Asia, or any successor or replacement entity approved by the Board from time to time;

“Incapacity”
means, with respect to an individual, the permanent and total disability of such individual so that such individual is unable to engage in any substantial gainful activity by reason of any medically determinable mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months as determined by a licensed medical practitioner.  In the event of a dispute regarding whether an individual has suffered an Incapacity, no Incapacity of such individual will be deemed to have occurred unless and until an affirmative ruling regarding such Incapacity has been made by a court or arbitral panel of competent jurisdiction, and such ruling has become final and non-appealable;

“Indemnified Person”	has the meaning ascribed to such term in Article 149;

“Initial Merger Effective Time”	has the meaning ascribed to such term in the Business Combination Agreement;

“Key Executives”	means AT, Ming-Hokng Maa and Tan Hooi Ling, and the Permitted Entities and Permitted Transferees of each of them;

“Memorandum”	means the Memorandum of Association of the Company;

“Notice Period”	has the meaning ascribed to such term in Article 104(a);

“Ordinary Resolution”	means a resolution passed by a simple majority of votes cast, including by all holders of a specific class of shares, if applicable;

“Ordinary Shares”	means, collectively, the Class A Ordinary Shares and the Class B Ordinary Shares;

8

“paid up”	means paid up as to the par value and any premium payable in respect of the issue of any shares and includes credited as paid up;

“Permitted Entity”	means, with respect to any Key Executive:
	(a)	any Person in respect of which such Key Executive has, directly or indirectly:

		(i)	Control with respect to the voting of all the Class B Ordinary Shares held or to be transferred to such Person;

(ii)
the ability to direct or cause the direction of the management and policies of such Person or any other Person  having the authority referred to in the preceding clause (a)(i) (whether by contract, as executor, trustee, trust protector or otherwise); or

(iii)
the operational or practical control of such Person, including through the right to appoint, designate, remove or replace the Person having the authority referred to in the preceding clauses (a)(i) or (ii);

(b)	any trust the beneficiaries of which consist primarily of a Key Executive, his or her Family Members, and/or any Persons Controlled directly or indirectly Controlled by such a trust;

(c)	any Person Controlled by a trust described in the immediately preceding clause (b); or

(d)	for the avoidance of doubt, with respect to AT, Hibiscus Worldwide Ltd.;

“Permitted Transferee”	means, with respect to the Class B Ordinary Shareholders, any or all of the following:

	(a)	any Key Executive;

	(b)	any Key Executive’s Permitted Entities;

	(c)	the transferee or other recipient in any transfer of any Class B Ordinary Shares by any Class B Ordinary Shareholder:

		(i)	to:
			(A)	his or her Family Members;

			(B)	any other relative or individual approved by the Board; or

9

(C)
any trust or estate planning entity (including partnerships, limited companies, and limited liability companies), that is primarily for the benefit of, or the ownership interests of which are Controlled by, such Class B Ordinary Shareholder, his or her Family Members, and/or other trusts or estate planning entities described in this paragraph (c), or any entity Controlled by such a trust or estate planning entity; or

(ii) occurring by operation of law, including in connection with divorce proceedings;

(d)	any charitable organization, foundation, or similar entity;

(e)	the GrabforGood Fund;

(f)	the Company or any of its subsidiaries; and

(g)
in connection with a transfer as a result of, or in connection with, the death or Incapacity of a Key Executive other than AT: any Key Executive’s Family Members, another Class B Ordinary Shareholder, or a designee approved by majority of all Directors (and Class B Directors shall form a majority of such majority of all Directors);

provided, that:

(x)	as a condition to the applicable transfer, any Permitted Transferee shall have executed an original, a counterpart of, or a deed of adherence with respect to, a Proxy and Voting Deed; and

(y)
in case of any transfer of Class B Ordinary Shares pursuant to clauses (b) through (e) above to a Person who at any later time ceases to be a Permitted Transferee under the relevant clause, the Company shall be entitled to refuse registration of any subsequent transfer of such Class B Ordinary Shares except back to the transferor of such Class B Ordinary Shares pursuant to clauses (b) through (e) (or to a Key Executive or his or her Permitted Transferees) in which case the preceding proviso (x) shall apply, and in the absence of such transfer back to the transferor (or to a Key Executive or his or her Permitted Transferees), the applicable Class B Ordinary Shares shall convert in accordance with Article 10(d)(iv) applied mutatis mutandis;

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“Person”
means any individual, corporation, partnership, joint venture, trust, unincorporated organization, limited liability company, estate, association, joint stock company, unincorporated organization, company or other form of business or legal entity or government authority;

“Proxy and Voting Deed”
means a deed or agreement conveying to AT the voting rights of outstanding Class B Ordinary Shares, which includes, for signatories thereof, the proxy and voting rights conveyed to AT by signatories thereof dated as of the date on which the Acquisition Effective Time occurs; for the avoidance of doubt, the Shareholders’ Deed dated April 12, 2021 by and among the Company, Altimeter Growth Holdings, a Cayman Islands limited liability company, Grab Holdings Inc., an exempted company limited by shares incorporated under the laws of the Cayman Islands, AT and the other signatories thereto shall be deemed to be a Proxy and Voting Deed;

“Register of Members”	means the register of Shareholders to be kept by the Company in accordance with the Companies Act;

“Seal”	means the Common Seal of the Company (if adopted), including any facsimile thereof;

“Securities Act”	means the U.S. Securities Act of 1933;

“share”	means any share in the capital of the Company and includes a fraction of a share;

“Shareholder”	has the meaning ascribed to the term “member” in the Companies Act;

“signed”
includes a signature or representation of a signature affixed by mechanical means or an electronic symbol or process attached to or logically associated with an electronic communication and executed or adopted by a Person with the intent to sign the electronic communication;

“Special Resolution”	has the meaning ascribed to such term in the Companies Act and includes a unanimous written resolution of all Shareholders;

“Statutes”	means the Companies Act and every other law and regulation of the Cayman Islands for the time being in force concerning companies and affecting the Company;

“subsidiary”
of any Person means any other Person in respect of which such first Person possesses ownership, or the power to direct the voting, of securities entitling to (i) more than fifty percent (50%) of the voting rights and/or (ii) the appointment of a majority of the directors (or Persons performing a similar function);

“Treasury Share”	means a share held in the name of the Company as a treasury share in accordance with the Companies Act;

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2	In these Articles, save where the context requires otherwise:

(a)	words importing the singular number shall include the plural number and vice versa;

(b)	words importing one gender only shall include any gender, as the context requires;

(c)	the terms “hereof,” “herein,” “hereby,” “herewith,” “hereto” and derivative or similar words refer to these Articles;

(d)	the word “extent” in the phrase “to the extent” means the degree to which a subject or thing extends and such phrase shall not simply mean “if;”

(e)	words importing natural persons and references to a “company” shall include any Person, and references to any Person includes such Person’s predecessors, successors and permitted assigns;

(f)
“written” and “in writing” include all modes of representing or reproducing words in visible form, including in the form of an Electronic Record, and, only where used in connection with a notice served by the Company on Shareholders or other Persons entitled to receive notices hereunder, shall also include a record maintained in an electronic medium which is accessible in visible form so as to be useable for subsequent reference;

(g)	“may” shall be construed as permissive and “shall,” “will,” and “agrees” shall be construed as imperative;

(h)	a reference to “$”, “US$”, “USD”, or dollar(s) is a reference to the lawful currency of the United States of America;

(i)
references to provisions of any Statute, law or regulation shall be construed as references to those provisions as amended, modified, re-enacted or replaced, and including all regulations promulgated thereunder;

(j)
references to any agreement, deed or other instrument (including to these Articles and the Memorandum) is a reference to that agreement or instrument as amended, restated, or novated from time to time;

(k)
any phrase introduced by the terms “including”, “include”, “in particular” or any similar expression shall be construed as illustrative and shall not limit the sense of the words preceding those terms, in each case as if followed by the words “but not limited to”;

(l)
the term “and/or” is used herein to mean both “and” as well as “or.” The use of “and/or” in certain contexts in no respects qualifies or modifies the use of the terms “and” or “or” in others.  The term “or” shall not be interpreted to be exclusive, unless the context otherwise requires;

12

(m)	headings are inserted for reference only and shall be ignored in construing the Articles;

(n)	any requirements as to delivery under the Articles include delivery in the form of an Electronic Record;

(o)
any requirements as to execution or signature under the Articles including the execution of the Articles themselves can be satisfied in the form of an electronic signature as defined in the Electronic Transactions Act;

(p)	notwithstanding the references in these Articles to an Electronic Record and to the Electronic Transactions Act (Revised), Sections 8 and 19(3) of the Electronic Transactions Act shall not apply;

(q)
“day” means calendar day, “month” means calendar month, and “year” means calendar year unless otherwise specifically stated.  Time periods within or following which any payment is to be made or act is to be done under these Articles shall be calculated by excluding the calendar day on which the period commences and including the calendar day on which the period ends, and by extending the period to the next following Business Day if the last calendar day of the period is not a Business Day;

(r)
the term “clear days” in relation to the period of a notice means that period excluding the day when the notice is received or deemed to be received and the day for which it is given or on which it is to take effect;

(s)
“directly or indirectly” means, except where the context requires otherwise, directly or indirectly through one or more intermediate Persons or through contractual or other arrangements, and “direct or indirect” has the correlative meaning; and

(t)	the term “holder” in relation to a share means a Person whose name is entered in the Register of Members as the holder of such share.

3	Subject to the last two preceding Articles, any words defined in the Companies Act shall, if not inconsistent with the subject or context, bear the same meaning in these Articles.

PRELIMINARY

4	The business of the Company may be conducted as the Directors see fit.

5
The registered office of the Company shall be at such address in the Cayman Islands as the Directors shall from time to time determine.  The Company may in addition establish and maintain such other offices and places of business and agencies in such places as the Directors may from time to time determine.

ISSUE OF SHARES

6
Subject to the provisions, if any, in the Memorandum or these Articles and to any direction that may be given by the Shareholders in a general meeting, and except as set forth otherwise in Article 10(c)(iv), the Directors may, in their absolute discretion and without approval of the existing Shareholders, issue shares, grant rights over existing shares or issue other securities in one or more series as they deem necessary and appropriate and determine designations, powers, preferences, privileges and other rights, including dividend rights, conversion rights, terms of redemption and liquidation preferences, any or all of which may be greater than the powers and rights associated with the shares held by existing Shareholders, at such times and on such other terms as they think proper.  No holder of Ordinary Shares shall have preemptive rights.

13

7	The Company shall not issue shares in bearer form.

8
Except as set forth otherwise in Article 10(c)(iv), the Directors may provide, out of the unissued shares, for series of preference shares.  Before any preference shares of any such series are issued, the Directors shall fix, by resolution or resolutions, the following provisions of the preference shares thereof, if applicable:

(a)	the designation of such series, the number of preference shares to constitute such series and the subscription price thereof if different from the par value thereof;

(b)	whether the shares of such series shall have voting rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights, which may be general or limited;

(c)
the dividends, if any, payable on such series, whether any such dividends shall be cumulative, and, if so, from what dates, the conditions and dates upon which such dividends shall be payable, the preference or relation which such dividends shall bear to the dividends payable on any shares of any other class or any other series of preference shares;

(d)	whether the preference shares of such series shall be subject to redemption by the Company, and, if so, the times, prices and other conditions of such redemption;

(e)
the amount or amounts payable upon preference shares of such series upon, and the rights of the holders of such series in, a voluntary or involuntary liquidation, dissolution or winding up, or upon any distribution of the assets, of the Company;

(f)
whether the preference shares of such series shall be subject to the operation of a retirement or sinking fund and, if so, the extent to and manner in which any such retirement or sinking fund shall be applied to the purchase or redemption of the preference shares of such series for retirement or other corporate purposes and the terms and provisions relative to the operation thereof;

(g)
whether the preference shares of such series shall be convertible into, or exchangeable for, shares of any other class or any other series of preference shares or any other securities and, if so, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same, and any other terms and conditions of conversion or exchange;

14

(h)
the limitations and restrictions, if any, to be effective while any preference shares of such series are outstanding upon the payment of dividends or the making of other distributions on, and upon the purchase, redemption or other acquisition by the Company of, the existing shares or shares of any other class of shares or any other series of preference shares;

(i)
the conditions or restrictions, if any, upon the creation of indebtedness of the Company or upon the issue of any additional shares, including additional shares of such series or of any other class of shares or any other series of preference shares; and

(j)	any other powers, preferences and relative, participating, optional and other special rights, and any qualifications, limitations and restrictions thereof.

Without limiting the foregoing and subject to Article 10(c)(iv), Article 72, Article 84(a), and Article 84(d), the voting powers of any series of preference shares may include the right, in the circumstances specified in the resolution or resolutions providing for the issuance of such preference shares, to elect one or more    Directors who shall serve for such term and have such voting powers as shall be stated in the resolution or resolutions providing for the issuance of such preference shares.  The term of office and voting powers of any Director elected in the manner provided in the immediately preceding sentence of this Article 8 may be greater than or less than those of any other Director or class of Directors.

9
The powers, preferences and relative, participating, optional and other special rights of each series of preference shares, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding.  All shares of any one series of preference shares shall be identical in all respects with all other shares of such series, except that shares of any one series issued at different times may differ as to the dates from which dividends thereon shall be cumulative.

RIGHTS AND RESTRICTIONS ATTACHING TO ORDINARY SHARES

10
Except as otherwise provided in these Articles (including Article 10(c)(iv) and 10(d), Article 72, Article 84(a) and Article 84(d)), the Class A Ordinary Shares and Class B Ordinary Shares have the same rights and powers, and rank equally (including as to dividends and distributions, and upon the occurrence of any liquidation or winding up of the Company), share ratably and be identical in all respects and as to all matters, unless different treatment of the shares of each such class is approved by the affirmative vote of the holders of a majority of the Class A Ordinary Shares and the holders of a majority of the Class B Ordinary Shares, each voting exclusively and as a separate class.

(a)	Income

Holders of Ordinary Shares shall be entitled to such dividends as the Directors may in their absolute discretion lawfully declare from time to time.

(b)	Capital

Holders of Ordinary Shares shall be entitled to a return of capital on liquidation, dissolution or winding-up of the Company in accordance with Article 153 et seq.

15

(c)	Attendance at General Meetings; Class Voting

(i)	Holders of Ordinary Shares have the right to receive notice of, attend, speak and vote at general meetings of the Company.

(ii)
Except as otherwise provided in these Articles (including Articles 10(c)(iv), 84(a) and 84(d)), holders of Class A Ordinary Shares and Class B Ordinary Shares shall at all times vote together as one class on all matters submitted to a vote for Shareholders’ consent.

(iii)	On all matters subject to a vote of the Shareholders, Ordinary Shares shall be entitled to voting rights as set forth in Article 72.

(iv)
In addition to any rights provided by applicable law or otherwise set forth in these Articles, the Company shall not, without the approval by vote or written consent of the holders of a majority of the voting power of the Class B Ordinary Shares, voting exclusively and as a separate class, directly or indirectly, or whether by amendment or through merger, recapitalization, consolidation or otherwise:

(A)	increase the number of authorized Class B Ordinary Shares;

(B)
issue any Class B Ordinary Shares or securities convertible into or exchangeable for Class B Ordinary Shares, other than to any Key Executive or his or her Affiliates (provided, that such Key Executive (other than AT) or his or her applicable Affiliate shall have executed an original, a counterpart of, or a deed of adherence with respect to, a Proxy and Voting Deed in respect of such Class B Ordinary Shares);

(C)	create, authorize, issue, or reclassify into, any preference shares in the capital of the Company or any shares in the capital of the Company that carry more than one (1) vote per share;

(D)
reclassify any Class B Ordinary Shares into any other class of shares or consolidate or combine any Class B Ordinary Shares without proportionately increasing the number of votes per Class B Ordinary Share; or

(E)
amend, restate, waive, adopt any provision inconsistent with or otherwise vary or alter any provision of the Memorandum or these Articles relating to the voting, conversion or other rights, powers, preferences, privileges or restrictions of the Class B Ordinary Shares.

(d)	Optional and Automatic Conversion of Class B Ordinary Shares

(i)
Each Class B Ordinary Share is convertible into one (1) Class A Ordinary Share (as adjusted for share splits, share combinations and similar transactions occurring after the Acquisition Effective Time) at any time at the option of the holder thereof.  In no event shall any Class A Ordinary Share be convertible into any Class B Ordinary Shares.

16

(ii)
Each Class B Ordinary Share will automatically convert into one (1) Class A Ordinary Share (as adjusted for share splits, share combinations and similar transactions occurring after the Acquisition Effective Time) on the earliest to occur of 5:00 p.m., Singapore time:

(A)	on the first anniversary of AT’s death or Incapacity;

(B)
on a date determined by the Board during the period commencing 90 days after, and ending 180 days after, the date on which AT is terminated for Cause (and in the event of a dispute regarding whether there was Cause, Cause will be deemed not to exist unless and until an affirmative ruling regarding such Cause has been made by a court or arbitral panel of competent jurisdiction, and such ruling has become final and non-appealable); or

(C)
on a date determined by the Board during the period commencing 90 days and ending 180 days after the date that AT and his Affiliates and Permitted Transferees together own less than thirty-three percent (33%) of the number of Class B Ordinary Shares that AT and his Affiliates and Permitted Transferees owned immediately following the Acquisition Effective Time, as adjusted for share splits, share combinations and similar transactions occurring after the Acquisition Effective Time.

 For the avoidance of doubt, this Article 10(d)(ii) also applies to Class B Ordinary Shares that are not held by AT or his Affiliates or Permitted Transferees.

(iii)	No Class B Ordinary Shares shall be issued by the Company after conversion of all Class B Ordinary Shares into Class A Ordinary Shares.

(iv)
Upon any sale, pledge, transfer, assignment or other disposition of Class B Ordinary Shares by a holder thereof to any Person which is not a Permitted Transferee of such holder, each such Class B Ordinary Share shall be automatically and immediately converted into one (1) Class A Ordinary Share (as adjusted for share splits, share combinations and similar transactions occurring after the Acquisition Effective Time); provided that, notwithstanding anything to the contrary in these Articles, any pledge of Class B Ordinary Shares by a holder thereof that creates a security interest in such Class B Ordinary Shares pursuant to a bona fide loan or indebtedness transaction shall be permitted (and not result in any such conversion) for so long as such holder or its Affiliates (or AT, if such pledgor is a Key Executive other than AT) continue to control, directly or indirectly, the exercise of the voting rights of such pledged Class B Ordinary Shares; provided, further, however, that a foreclosure on such Class B Ordinary Shares or other similar action by the pledgee will result in automatic and immediate conversion of such Class B Ordinary Shares into Class A Ordinary Shares unless the transferee in such foreclosure or similar action qualifies as a Permitted Transferee at such time.  For the avoidance of doubt, any sale, pledge, transfer, assignment or disposition of Class B Ordinary Shares to a Permitted Transferee does not result in automatic conversion into Class A Ordinary Shares.

17

(e)
Procedures of Conversion.  The Company may, from time to time, establish such policies and procedures relating to the conversion of the Class B Ordinary Shares to Class A Ordinary Shares, including the issuance of share certificates with respect thereto, as it may deem necessary or advisable.

(f)
Reservation of Class A Ordinary Shares Issuable upon Conversion of Class B Ordinary Shares.  The Company shall at all times reserve and keep available out of its authorized but unissued Class A Ordinary Shares, solely for the purpose of effecting the conversion of the Class B Ordinary Shares, such number of its Class A Ordinary Shares as shall from time to time be sufficient to effect the conversion of all outstanding Class B Ordinary Shares; and if at any time the number of authorized but unissued Class A Ordinary Shares shall not be sufficient to effect the conversion of all then-outstanding Class B Ordinary Shares, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued Class A Ordinary Shares to such numbers of shares as shall be sufficient for such purpose.

REGISTER OF MEMBERS AND SHARE CERTIFICATES

11
The Company shall maintain a register of its Shareholders.  A Shareholder shall only be entitled to a share certificate if the Directors resolve that share certificates shall be issued.  Share certificates (if any) shall specify the share or shares held by that Shareholder and the amount paid up thereon; provided, that in respect of a share or shares held jointly by several Persons the Company shall not be bound to issue more than one certificate, and delivery of a certificate for a share to one of several joint holders shall be sufficient delivery to all.  All certificates for shares shall be delivered personally or sent through the post addressed to the Shareholder entitled thereto at the Shareholder’s registered address as appearing in the register.

12	All share certificates shall bear legends required under the applicable laws, including the Securities Act.

13
Any two or more certificates representing shares of any one class held by any Shareholder may at the Shareholder’s request be cancelled and a single new certificate for such shares issued in lieu on payment (if the Directors shall so require) of US$1.00 or such smaller sum as the Directors shall determine.

14
If a share certificate shall be damaged or defaced or alleged to have been lost, stolen or destroyed, a new certificate representing the same shares may be issued to the relevant Shareholder upon request subject to delivery up of the old certificate or (if alleged to have been lost, stolen or destroyed) compliance with such conditions as to evidence and indemnity and the payment of out-of-pocket expenses of the Company in connection with the request as the Directors may think fit.

15	In the event that shares are held jointly by several Persons, any request may be made by any one of the joint holders and if so made shall be binding on all of the joint holders.

18

TRANSFER OF SHARES

16	a)	Any member may transfer all or any of his Class A Ordinary Shares by an instrument of transfer in the usual or common form or in a form prescribed by the Designated Stock Exchange or in any other form approved by the Board and may be under hand or, if the transferor or transferee is a clearing house or its nominee(s), by hand or by machine imprinted signature or by such other manner of execution as the Board may approve from time to time.

(b)
The Directors shall not refuse to register any transfer of a share which is permitted under these Articles save that the Directors may decline to register any transfer of any share in the event that any of the following is known by the Directors not to be both applicable and true with respect to such transfer:

(i)
the instrument of transfer is lodged with the Company, or the designated transfer agent or share registrar, accompanied by the certificate for the shares to which it relates (if any) and such other evidence as the Board may reasonably require to show the right of the transferor to make the transfer;

(ii)	the instrument of transfer is in respect of only one class of shares;

(iii)	the instrument of transfer is properly stamped, if required;

(iv)
the transferred shares are fully paid up and free of any lien in favor of the Company (it being understood and agreed that all other liens, e.g. pursuant to a bona fide loan or indebtedness transaction, shall be permitted); or

(v)	a fee of such maximum sum as the Designated Stock Exchange may determine to be payable, or such lesser sum as the Board may from time to time require, is paid to the Company in respect thereof.

(c)
If the Directors refuse to register a transfer they shall, within two months after the date on which the instrument of transfer was lodged, send to each of the transferor and the transferee notice of such refusal stating the facts which are considered to justify the refusal to register the transfer.

17
The registration of transfers may, on 14 days’ notice being given by advertisement in such one or more newspapers or by electronic means, be suspended and the register closed at such times and for such periods as the Board may from time to time determine; provided, however, that the registration of transfers shall not be suspended nor the register closed for more than 30 days in any year.

18
The instrument of transfer of any share shall be in writing and executed by or on behalf of the transferor (and if the Directors so require, signed by the transferee).  The transferor shall be deemed to remain a holder of the share until the name of the transferee is entered in the Register of Members.

19	All instruments of transfer that shall be registered shall be retained by the Company.

19

REDEMPTION AND PURCHASE OF OWN SHARES

20
Subject to the provisions of the Companies Act, the Company may issue shares that are to be redeemed or are liable to be redeemed at the option of the Shareholder or the Company.  The redemption of such shares shall be effected in such manner and upon such other terms as the Company may, by Special Resolution, determine before the issue of the shares.

21
Subject to the provisions of the Companies Act, the Company may purchase its own shares (including any redeemable shares) in such manner and on such other terms as the Directors may agree with the relevant Shareholder.

22	The Company may make a payment in respect of the redemption or purchase of its own shares in any manner permitted by the Companies Act, including out of capital.

23	The Directors may accept the surrender for no consideration of any fully paid share.

TREASURY SHARES

24	The Directors may, prior to the purchase, redemption or surrender of any share, determine that such share shall be held as a Treasury Share.

25	The Directors may determine to cancel a Treasury Share or transfer a Treasury Share on such terms as they think proper (including, without limitation, for nil consideration).

VARIATION OF RIGHTS ATTACHING TO SHARES

26
Subject to Article 10(c)(iv), if at any time the share capital of the Company is divided into different classes of shares, all or any of the rights attached to any class (unless otherwise provided by the terms of issue of the shares of that class) may, whether or not the Company is being wound up, be varied without the consent of the holders of the issued shares of that class where such variation would not have a material adverse effect upon such rights; otherwise, any such variation that would have a material adverse effect upon such rights shall be made only with the consent in writing of the holders of not less than two-thirds of the issued shares of that class, or with the approval of a resolution passed by a majority of not less than two-thirds of the votes cast at a separate meeting of the holders of the shares of that class.

27	The provisions of these Articles relating to general meetings shall apply to every such general meeting of the holders of one class or series of shares except the following:

(a)	separate general meetings of the holders of a class or series of shares may be called only by:

(i)	the Chairman;

(ii)	a majority of the entire Board of Directors (unless otherwise specifically provided by the terms of issue of the shares of such class or series); or

(iii)	with respect to general meetings of the holders of Class B Ordinary Shares, AT;

20

(b)
except as set forth in clause(a) above or provided in Article 59(b) below, nothing in this Article 27 or in Article 26 shall be deemed to give any Shareholder or Shareholders the right to call a class or series meeting; and

(c)
the necessary quorum shall be one or more Persons holding or representing by proxy at least one-third of the issued shares of the class or series and that any holder of shares of the class or series present in person or by proxy may demand a poll.

28
The rights conferred upon the holders of the shares of any class or series shall not, unless otherwise expressly provided by the terms of issue of the shares of that class or series, be deemed to be varied by the creation or issue of further shares ranking in priority thereto or pari passu therewith.

COMMISSION ON SALE OF SHARES

29
The Company may, insofar as the Statutes from time to time permit, pay a commission to any Person in consideration of his subscribing or agreeing to subscribe whether absolutely or conditionally for any shares of the Company.  Such commissions may be satisfied by the payment of cash or the lodgement of fully or partly paid-up shares or partly in one way and partly in the other.  The Company may also on any issue of shares pay such brokerage as may be lawful.

NON-RECOGNITION OF TRUSTS

30
No Person shall be recognised by the Company as holding any share upon any trust (other than any trust recognized as a Permitted Entity or Permitted Transferee).  The Company shall not be bound by or be compelled in any way to recognise (even when having notice thereof) any equitable, contingent, future, or partial interest in any share, or any interest in any fractional part of a share, or (except only as is otherwise provided by these Articles or the Statutes) any other rights in respect of any share except an absolute right to the entirety thereof in the registered holder.  It is understood that a Proxy and Voting Deed shall not be the holding of any share upon trust.

LIEN ON SHARES

31
The Company shall have a first and paramount lien and charge on all shares (whether fully paid-up or not) registered in the name of a Shareholder (whether solely or jointly with others) for all debts, liabilities or engagements to or with the Company (whether presently payable or not) by such Shareholder or his estate, either alone or jointly with any other Person, whether a Shareholder or not, but the Directors may at any time declare any share to be wholly or in part exempt from the provisions of this Article.  The registration of a transfer of any such share shall operate as a waiver of the Company’s lien (if any) thereon.  The Company’s lien (if any) on a share shall extend to all dividends or other monies payable in respect thereof.

32
The Company may sell, in such manner as the Directors think fit, any shares on which the Company has a lien, but no sale shall be made unless some sum in respect of which the lien exists is presently payable nor until the expiration of 14 calendar days after a notice in writing, stating and demanding payment of such part of the amount in respect of which the lien exists as is presently payable, has been given to the registered holder for the time being of the share, or the Persons entitled thereto by reason of his death or bankruptcy.

21

33
For giving effect to any such sale, the Directors may authorise some Person to transfer the shares sold to the purchaser thereof.  The purchaser shall be registered as the holder of the shares comprised in any such transfer and he shall not be bound to see to the application of the purchase money, nor shall his title to the shares be affected by any irregularity or invalidity in the proceedings in reference to the sale.

34
The net proceeds of the sale after payment of costs shall be applied in payment of such part of the amount in respect of which the lien exists as is presently payable, and the residue shall (subject to a like lien for sums not presently payable as existed upon the shares prior to the sale) be paid to the Person entitled to the shares at the date of the sale.

CALLS ON SHARES

35
Subject to the terms of allotment, the Directors may from time to time make calls upon the Shareholders in respect of any money unpaid for the purchase of their shares, and each Shareholder shall (subject to receiving at least 14 calendar days’ notice specifying the time or times of payment) pay to the Company at the time or times so specified the amount called on his shares.  A call shall be deemed to have been made at the time when the resolution of the Directors authorising such call was passed.

36	The joint holders of a share shall be jointly and severally liable to pay calls in respect thereof.

37
If a sum called in respect of a share is not paid before or on the day appointed for payment thereof, the Person from whom the sum is due shall pay interest upon the sum at the rate of eight percent per annum from the day appointed for the payment thereof to the time of the actual payment, but the Directors shall be at liberty to waive payment of that interest wholly or in part.

38
The provisions of these Articles as to the liability of joint holders and as to payment of interest shall apply in the case of non-payment of any sum which, by the terms of issue of a share, becomes payable at a fixed time, whether on account of the amount of the share, or by way of premium, as if the same had become payable by virtue of a call duly made and notified.

39	The Directors may make arrangements on the issue of shares for a difference between the Shareholders, or the particular shares, in the amount of calls to be paid and in the times of payment.

40
The Directors may, if they think fit, receive from any Shareholder willing to advance the same all or any part of the monies uncalled and unpaid upon any shares held by him, and upon all or any of the monies so advanced may (until the same would, but for such advance, become presently payable) pay interest at such rate (not exceeding without the sanction of an Ordinary Resolution, eight percent per annum) as may be agreed upon between the Shareholder paying the sum in advance and the Directors.  No such sum paid in advance of calls shall entitle the Shareholder paying such sum to any portion of a dividend declared in respect of any period prior to the date upon which such sum would, but for such payment, become presently payable.

22

FORFEITURE OF SHARES

41
If a Shareholder fails to pay any call or instalment of a call on the day appointed for payment thereof, the Directors may, at any time thereafter during such time as any part of such call or instalment remains unpaid, serve a notice on him requiring payment of such much of the call or instalment as is unpaid, together with any interest which may have accrued.

42
The notice shall name a further day (not earlier than the expiration of 14 calendar days from the date of the notice) on or before which the payment required by the notice is to be made, and shall state that, in the event of non-payment at or before the time appointed, the shares in respect of which the call was made will be liable to be forfeited.

43
If the requirements of any such notice as aforesaid are not complied with, any share in respect of which the notice has been given may at any time thereafter, before the payment required by notice has been made, be forfeited by a resolution of the Directors to that effect.

44
A forfeited share may be sold or otherwise disposed of on such terms and in such manner as the Directors think fit, and at any time before a sale or disposition the forfeiture may be cancelled on such terms as the Directors think fit.

45
A Person whose shares have been forfeited shall cease to be a Shareholder in respect of the forfeited shares, but shall, notwithstanding, remain liable to pay to the Company all monies which at the date of forfeiture were payable by him to the Company in respect of the shares, but his liability shall cease if and when the Company receives payment in full of the fully paid up amount of the shares.

46
A certificate in writing under the hand of a Director of the Company, which certifies that a share has been forfeited on a date stated in the certificate, shall be conclusive evidence of the facts therein stated as against all Persons claiming to be entitled to the share. The Company may receive the consideration, if any, given for the share or any sale or disposition thereof and may execute a transfer of the share in favour of the Person to whom the share is sold or disposed of and he shall thereupon be registered as the holder of the share, and shall not be bound to see to the application of the purchase money, if any, nor shall his title to the share be affected by any irregularity or invalidity in the proceedings in reference to the forfeiture, sale or disposal of the share.

47
The provisions of these Articles as to forfeiture shall apply in the case of non-payment of any sum which by the terms of issue of a share becomes due and payable, whether on account of the amount of the share, or by way of premium, as if the same had been payable by virtue of a call duly made and notified.

TRANSMISSION OF SHARES

48
The legal personal representative of a deceased sole holder of a share shall be the only Person recognised by the Company as having any title to the share.  In the case of a share registered in the name of two or more holders, the survivors or survivor, or the legal personal representatives of the deceased survivor, shall be the only Person recognised by the Company as having any title to the share.

23

49
Any Person becoming entitled to a share in consequence of the death or bankruptcy of a Shareholder shall upon such evidence being produced as may from time to time be properly required by the Directors, have the right either to be registered as a Shareholder in respect of the share or, instead of being registered himself, to make such transfer of the share as the deceased or bankrupt Person could have made.  If the Person so becoming entitled shall elect to be registered himself as holder he shall deliver or send to the Company a notice in writing signed by him stating that he so elects.

50
A Person becoming entitled to a share by reason of the death or bankruptcy of the holder shall be entitled to the same dividends and other advantages to which he would be entitled if he were the registered holder of the share, except that he shall not, before being registered as a Shareholder in respect of the share, be entitled in respect of it to exercise any right conferred by membership in relation to meetings of the Company; provided, however, that the Directors may at any time give notice requiring any such Person to elect either to be registered himself or to transfer the share, and if the notice is not complied with within 90 calendar days, the Directors may thereafter withhold payment of all dividends, bonuses or other monies payable in respect of the share until the requirements of the notice have been complied with.

ALTERATION OF CAPITAL

51	The Company may by Ordinary Resolution, subject to the rights of Class B Ordinary Shares, including under Article 10(c)(iv):

(a)	increase the share capital by such sum, to be divided into shares of such classes and amount, as the resolution shall prescribe;

(b)	consolidate and divide all or any of its share capital into shares of a larger amount than its existing shares;

(c)
sub-divide its existing shares or any of them into shares of a smaller amount; provided, that in the subdivision the proportion between the amount paid and the amount, if any, unpaid on each reduced share shall be the same as it was in case of the share from which the reduced share is derived; or

(d)
cancel any shares which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any Person and diminish the amount of its share capital by the amount of the shares so cancelled.

52
Subject to the rights of Class B Ordinary Shares, including under Article 10(c)(iv), the provisions of the Statutes and these Articles as regards to the matters to be dealt with by Ordinary Resolution, the Company may by Special Resolution reduce its share capital and any capital redemption reserve in any manner authorized by law.

53
All new shares created hereunder shall be subject to the same provisions with reference to the payment of calls, liens, transfer, transmission, forfeiture, and otherwise as the shares in the original share capital.

24

CLOSING REGISTER OF MEMBERS OR FIXING RECORD DATE

54
For the purpose of determining those Shareholders that are entitled to receive notice of, attend or vote at any meeting of Shareholders or any adjournment thereof, or those Shareholders that are entitled to receive payment of any dividend, or in order to make a determination as to who is a Shareholder for any other purpose, the Directors may provide that the Register of Members shall be closed for transfers for a stated period but not to exceed in any case 30 calendar days.  If the Register of Members shall be so closed for the purpose of determining those Shareholders that are entitled to receive notice of, attend or vote at a meeting of Shareholders such register shall be so closed for at least 10 calendar days immediately preceding such meeting and the record date for such determination shall be the date of the closure of the Register of Members.

55
In lieu of or apart from closing the Register of Members, the Directors may fix in advance a date as the record date for any such determination of those Shareholders that are entitled to receive notice of, attend or vote at a meeting of the Shareholders and for the purpose of determining those Shareholders that are entitled to receive payment of any dividend, the Directors may, at or within 90 calendar days prior to the date of declaration of such dividend fix a subsequent date as the record date of such determination.

56
If the Register of Members is not so closed and no record date is fixed for the determination of those Shareholders entitled to receive notice of, attend or vote at a meeting of Shareholders or those Shareholders that are entitled to receive payment of a dividend, the date on which notice of the meeting is posted or the date on which the resolution of the Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of Shareholders.  When a determination of those Shareholders that are entitled to receive notice of, attend or vote at a meeting of Shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof.

GENERAL MEETINGS

57	All general meetings of the Company other than annual general meetings shall be called extraordinary general meetings.

58	(a)
The Company shall hold an annual general meeting and shall specify the meeting as such in the notices calling it.  The annual general meeting shall be held at such time and place as the Directors shall determine.

(b)	At these annual general meetings, the report of the Directors (if any) shall be presented.

59	(a)	The Directors may call general meetings, and they shall on a Shareholders requisition forthwith proceed to convene an extraordinary general meeting of the Company.

(b)	A Shareholders requisition is a requisition of:

(i)
Shareholders of the Company holding at the date of deposit of the requisition not less than a majority of the votes that may be cast by all of the issued share capital of the Company as at that date carries the right of voting at general meetings of the Company; or

25

(ii)	the holders of Class B Ordinary Shares entitled to cast (including by proxy) a majority of the votes that all Class B Ordinary Shares are entitled to cast.

(c)
The requisition must state the objects of the meeting and must be signed by the requisitionists and deposited at the principal place of business of the Company (with a copy forwarded to the registered office), and may consist of several documents in like form each signed by one or more requisitionists.

(d)
If the Directors do not within 21 calendar days from the date of the deposit of the requisition duly proceed to convene a general meeting to be held within a further 21 calendar days, the requisitionists, or any of them representing more than one half of the total voting rights of all of them, may themselves convene a general meeting, but any meeting so convened shall not be held after the expiration of three months after the expiration of the second said 21 calendar days.

(e)	A general meeting convened as aforesaid by requisitionists shall be convened in the same manner as nearly as possible as that in which general meetings are to be convened by Directors.

NOTICE OF GENERAL MEETINGS

60
At least seven calendar days’ notice shall be given for any general meeting.  Every notice shall be exclusive of the day on which it is given or deemed to be given and of the day for which it is given and shall specify the place, the day and the hour of the meeting and the general nature of the business and shall be given in the manner hereinafter mentioned or in such other manner if any as may be prescribed by the Company, provided, that a general meeting of the Company shall, whether or not the notice specified in this regulation has been given and whether or not the provisions of these Articles regarding general meetings have been complied with, be deemed to have been duly convened if it is so agreed:

(a)	in the case of an annual general meeting by all the Shareholders (or their proxies) entitled to attend and vote thereat; and

(b)
in the case of an extraordinary general meeting by Shareholders (or their proxies) having a right to attend and vote at the meeting, together holding shares entitling the holders thereof to not less than two thirds of the votes entitled to be cast at such extraordinary general meeting.

61	The accidental omission to give notice of a meeting to or the non-receipt of a notice of a meeting by any Shareholder shall not invalidate the proceedings at any meeting.

PROCEEDINGS AT GENERAL MEETINGS

62
No business shall be transacted at any general meeting unless a quorum of Shareholders is present at the time when the meeting proceeds to business.  One or more Shareholders holding not less than an aggregate of one-third of all votes that may be cast in respect of the share capital of the Company in issue present in person or by proxy and entitled to vote shall be a quorum for all purposes; provided, that the presence in person or by proxy of holders of a majority of Class B Ordinary Shares shall be required in any event.

26

63
If provided for by the Company, a Person may participate at a general meeting by conference telephone, video conference or other communications equipment by means of which all the Persons participating in the meeting can communicate with each other and such participation shall be deemed to constitute presence in person at the meeting.

64
If within half an hour from the time appointed for the meeting a quorum is not present, the meeting, if convened upon the requisition of Shareholders, shall be dissolved.  In any other case it shall stand adjourned to the same day in the next week, at the same time and place or such later time or other place as may be determined by the Chairman, and if at the adjourned meeting a quorum is not present within half an hour from the time appointed for the meeting, the meeting shall be dissolved.

65	The Chairman shall preside as chairman at every general meeting of the Company.

66
If at any meeting the Chairman is not present within fifteen minutes after the time appointed for holding the meeting or is unwilling to act as chairman, the Directors present shall elect one of their members to be chairman of the meeting, or, if no Director is so elected and willing to be chairman of the meeting, the Shareholders present shall choose a chairman of the meeting.

67
The chairman may with the consent of any meeting at which a quorum is present (and shall if so directed by the meeting) adjourn a meeting from time to time and from place to place (provided, that no special meeting called by a holder of Class B Ordinary Shares may be adjourned unless a quorum does not exist), but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place.  When a meeting is adjourned for ten (10) calendar days or more, not less than seven (7) Business Days’ notice of the adjourned meeting shall be given as in the case of an original meeting.  Save as aforesaid it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting.

68
At any general meeting a resolution put to the vote of the meeting shall be decided on a show of hands, unless a poll is (before or on the declaration of the result of the show of hands) demanded by one or more Shareholders present in person or by proxy entitled to vote and who together hold shares entitling to not less than ten percent (10%) of the votes entitled to be cast at such general meeting, and unless a poll is so demanded, a declaration by the chairman that a resolution has, on a show of hands, been carried, or carried unanimously, or by a particular majority, or lost, and an entry to that effect in the book of the proceedings of the Company, shall be conclusive evidence of the fact, without proof of the number or proportion of the votes recorded in favour of, or against, that resolution.

69
If a poll is duly demanded it shall be taken in such manner as the chairman directs, and the result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded.  The demand for a poll may be withdrawn.

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70
In the case of an equality of votes, whether on a show of hands or on a poll, the chairman of the meeting at which the show of hands takes place or at which the poll is demanded, shall be entitled to a second or casting vote.

71
A poll demanded on the election of a chairman or on a question of adjournment shall be taken forthwith (provided, that no special meeting called by a holder of Class B Ordinary Shares may be adjourned unless a quorum does not exist).  A poll demanded on any other question shall be taken at such time as the chairman of the meeting directs.

VOTES OF SHAREHOLDERS

72
Subject to any rights and restrictions for the time being attached to any class or classes of shares, including in Articles 10(c)(iv), 10(d), 84(a) and 84(d), each Class A Ordinary Share shall be entitled to one (1) vote on all matters subject to a vote of the Shareholders, and each Class B Ordinary Share shall be entitled to forty-five (45) votes on all matters subject to a vote of the Shareholders.

73
In the case of joint holders the vote of the senior who tenders a vote whether in person or by proxy shall be accepted to the exclusion of the votes of the joint holders and for this purpose seniority shall be determined by the order in which the names stand in the Register of Members.

74
A Shareholder of unsound mind, or in respect of whom an order has been made by any court having jurisdiction in lunacy, may vote, whether on a show of hands or on a poll, by his committee, or other Person in the nature of a committee appointed by that court, and any such committee or other Person, may on a poll, vote by proxy.

75	No Shareholder shall be entitled to vote at any general meeting unless all calls or other sums presently payable by him in respect of shares in the Company have been paid.

76	On a poll, votes may be given either personally or by proxy.

77
A resolution (including a Special Resolution) in writing (in one or more counterparts) signed by all Shareholders for the time being entitled to receive notice of and to attend and vote at general meetings (or, being entities, signed by their duly authorised representatives) shall be as valid and effective as if the resolution had been passed at a general meeting of the Company duly convened and held.

78
The instrument appointing a proxy shall be in writing under the hand of the appointor or of his attorney duly authorized in writing or, if the appointor is a company, either under seal or under the hand of an officer or attorney duly authorized.  A proxy need not be a Shareholder of the Company.  An instrument appointing a proxy may be in any usual or common form or such other form as the Directors may approve.  The instrument appointing a proxy shall be deemed to confer authority to demand or join in demanding a poll.  Any Proxy and Voting Deed is deemed approved by the Directors.

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79
The instrument appointing a proxy shall be deposited at the registered office or at such other place as is specified for that purpose in the notice convening the meeting, or in any instrument of proxy sent out by the Company:

(a)	not less than 48 hours before the time for holding the meeting or adjourned meeting at which the Person named in the instrument proposes to vote; or

(b)
in the case of a poll taken more than 48 hours after it is demanded, be deposited as aforesaid after the poll has been demanded and not less than 24 hours before the time appointed for the taking of the poll; or

(c)
where the poll is not taken forthwith but is taken not more than 48 hours after it was demanded, be delivered at the meeting at which the poll was demanded to the chairman or to the secretary or to any Director;

           provided, that the Directors may in the notice convening the meeting, or in an instrument of proxy sent out by the Company, direct that the instrument appointing a proxy may be deposited (no later than the time for holding the meeting or adjourned meeting) at the registered office or at such other place as is specified for that  purpose in the notice convening the meeting, or in any instrument of proxy sent out by the Company.  The chairman may in any event at his discretion direct that an instrument of proxy shall be deemed to have been duly deposited.  An instrument of proxy that is not deposited in the manner permitted shall be invalid.

80
Votes given in accordance with the terms of an instrument of proxy shall be valid notwithstanding the previous death or insanity of the principal or revocation of the proxy or of the authority under which the proxy was executed, or the transfer of the share in respect of which the proxy is given unless notice in writing of such death, insanity, revocation or transfer was received by the Company before the commencement of the general meeting, or adjourned meeting at which it is sought to use the proxy.

COMPANIES ACTING BY REPRESENTATIVES AT MEETING

81
Any corporation or other non-natural person which is a Shareholder may in accordance with its constitutional documents, or in the absence of such provision by resolution of its directors or other governing body, authorise such person as it thinks fit to act as its representative at any meeting of the Company or of any class of Shareholders, and the person so authorised shall be entitled to exercise the same powers on behalf of such corporation or other non-natural person which he represents as such corporation or other non-natural person could exercise if it were an individual Shareholder.

DEPOSITARY AND CLEARING HOUSES

82
If a recognised clearing house (or its nominee(s)) or depositary (or its nominee(s)) is a Shareholder of the Company it may, by resolution of its directors or other governing body or by power of attorney, authorise such Person(s) as it thinks fit to act as its representative(s) at any general meeting of the Company or of any class of Shareholders of the Company; provided, that, if more than one Person is so authorised, the authorisation shall specify the number and class of shares in respect of which each such Person is so authorised.  A Person so authorised pursuant to this Article shall be entitled to exercise the same powers on behalf of the recognised clearing house (or its nominee(s)) or depositary (or its nominee(s)) which he represents as that recognised clearing house (or its nominee(s)) or depositary (or its nominee(s)) could exercise if it were an individual Shareholder holding the number and class of shares specified in such authorisation, including the right to vote individually on a show of hands.

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SHARES THAT MAY NOT BE VOTED

83
Treasury Shares and other shares that are owned by the Company (but not by any of its subsidiaries) shall not be voted, directly or indirectly, at any meeting and shall not be counted in determining the total number of outstanding shares at any given time.

DIRECTORS

84	(a)
The number of Directors shall not be more than seven Directors; provided, that, at any time and from time to time, the number of Directors may be increased to eight or nine (or reduced to any number smaller than nine, as the case may be, as long as the provisions in Articles 84(d) and 85 regarding the removal of Directors are complied with), if and as determined by the holders of a majority of the Class B Ordinary Shares, voting exclusively and as a separate class in a meeting or by written notice served upon the Company signed by or on behalf of the holders of a majority of the Class B Ordinary Shares for the time being in issue.  Such appointment or removal shall have immediate effect when the vote is passed or the notice served, or take effect at such later time as may be stated in such resolution or notice.  Such resolution or notice shall include the specifications provided for in Article 84(d) as to additional Class B Director(s), if any, to be appointed to maintain the rights of the Class B Ordinary Shares set forth in Article 84(d).  Where these Articles refer to an addition to the existing Board beyond nine Directors, it is understood that this Article 84(a) shall first have been amended by Special Resolution subject to Article 10(c)(iv)(E).

(b)	Each Director shall hold office until the earlier to occur of:

(i)	his or her successor having been elected;

(ii)	his or her removal as set out in Article 84(d) or Article 85, as applicable; or

(iii)	such time as determined in accordance with Article 101.

(c)
The Board of Directors shall have a Chairman (the “Chairman”) elected and appointed by a majority of the Directors then in office.  The Directors may also elect a Co-Chairman or a Vice-Chairman of the Board of Directors (the “Co-Chairman”).  The Chairman shall preside as chairman at every meeting of the Board of Directors.  To the extent the Chairman is not present at a meeting of the Board of Directors, the Co-Chairman, or in his absence, the attending Directors may choose one Director to be the chairman of the meeting.  The Chairman’s voting right as to the matters to be decided by the Board of Directors shall be the same as other Directors.

(d)
A majority of the Directors for the time being permitted under Article 84(a) shall be designated as “Class B Directors.”  The Class B Directors shall be nominated, appointed and removed only by the Class B Ordinary Shareholders, voting exclusively and as a separate class in a meeting or by written notice served upon the Company signed by or on behalf of the holders of a majority of the Class B Ordinary Shares for the time being in issue.  Such appointment or removal by the Class B Ordinary Shareholders shall have immediate effect when the vote is passed or the notice served, or take effect at such later time as may be stated in such resolution or notice.  Such resolution or notice shall specify whether the applicable Director is designated as a Class B Director or not.

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(e)
Subject always to the rights of the Class B Ordinary Shareholders in Article 84(d) and the maximum number of Directors set forth in Article 84(a), the Shareholders may by Ordinary Resolution elect any individual to be a Director (but not a Class B Director, for the avoidance of doubt) either to fill a vacancy on the Board or as an addition to the existing Board.  No Shareholder will be permitted to cumulate votes at any such election of Directors.

85	Any Director (other than any Class B Director) may be removed from office at any time before the expiration of his or her term by Ordinary Resolution.

86	A vacancy on the Board created by the removal of a Director (other than any Class B Director) under the provisions of Article 85 above may be filled in accordance with Article 84(e).

87
The Board may, from time to time, and except as required by applicable law or the listing rules of the Designated Stock Exchange where the Company’s securities are traded, adopt, institute, amend, modify or revoke the corporate governance policies or initiatives, which shall be intended to set forth the policies of the Company and the Board on various corporate governance related matters as the Board shall determine by resolution from time to time.

88
A Director shall not be required to hold any shares in the Company by way of qualification.  A Director who is not a Shareholder of the Company shall nevertheless be entitled to receive notice of and to attend and speak at general meetings of the Company and all classes of shares of the Company.

DIRECTORS’ FEES AND EXPENSES

89
The Directors may receive such remuneration as the Board may from time to time determine.  The Directors may be entitled to be repaid all travelling, hotel and incidental expenses reasonably incurred or expected to be incurred by him in attending meetings of the Board or committees of the Board or general meetings or separate meetings of any class of shares or of debentures of the Company or otherwise in connection with the discharge of his duties as a Director.

90
Any Director who, by request, goes or resides abroad for any purpose of the Company or who performs services which in the opinion of the Board go beyond the ordinary duties of a Director may be paid such extra remuneration (whether by way of salary, commission, participation in profits or otherwise) as the Board may determine and such extra remuneration shall be in addition to or in substitution for any ordinary remuneration provided for by or pursuant to any other Article.

ALTERNATE DIRECTOR

91
Any Director may in writing appoint another individual to be his alternate to act in his place at any meeting of the Directors at which he is unable to be present.  Every such alternate shall be entitled to notice of meetings of the Directors and to attend and vote thereat as a Director when the Director appointing such alternate is not personally present and, where he is a Director, to have a separate vote on behalf of the Director he is representing in addition to his own vote.  A Director may at any time in writing revoke the appointment of an alternate appointed by him.  Such alternate shall be deemed for all purposes to be a Director and shall not be deemed to be the agent of the Director appointing him.  An alternate Director shall cease to be an alternate Director if his appointor ceases to be a Director.

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92
Any Director may appoint any individual, whether or not a Director, to be the proxy of that Director to attend and vote on his behalf, in accordance with instructions given by that Director, or in the absence of such instructions at the discretion of the proxy, at a meeting or meetings of the Directors which that Director is unable to attend personally.  The instrument appointing the proxy shall be in writing under the hand of the appointing Director and shall be in any usual or common form or such other form as the Directors may approve, and must be lodged with the chairman of the meeting at which such proxy is to be used, or first used, prior to the commencement of the meeting.

POWERS AND DUTIES OF DIRECTORS

93
Subject to the provisions of the Companies Act, these Articles and to any resolutions made in a general meeting, the business of the Company shall be managed by the Directors, who may pay all expenses incurred in setting up and registering the Company and may exercise all powers of the Company.  No resolution made by the Shareholders in a general meeting shall invalidate any prior act of the Directors that would have been valid if that resolution had not been made.

94
Subject to these Articles, the Directors may from time to time appoint any individual, whether or not a Director of the Company, to hold such office in the Company as the Directors may think necessary for the administration of the Company, including without prejudice to the foregoing generality, the office of the Chief Executive Officer, President, Chief Operating Officer, Chief Technology Officer, Chief Financial Officer, one or more Vice Presidents, Managers or Controllers, and for such term and at such remuneration (whether by way of salary or commission or participation in profits or partly in one way and partly in another), and with such powers and duties as the Directors may think fit.  The Directors may also appoint one or more of their body (but not an alternate Director) to the office of Managing Director upon like terms, but any such appointment shall ipso facto determine if any Managing Director ceases from any cause to be a Director, or if the Shareholders by Ordinary Resolution resolves that his tenure of office be terminated.

95
The Directors may from time to time and at any time by power of attorney appoint any Person, whether nominated directly or indirectly by the Directors, to be the attorney or attorneys of the Company for such purposes and with such powers, authorities and discretion (not exceeding those vested in or exercisable by the Directors under these Articles) and for such period and subject to such conditions as they may think fit, and any such power of attorney may contain such provisions for the protection and convenience of Persons dealing with any such attorney as the Directors may think fit, and may also authorise any such attorney to delegate all or any of the powers, authorities and discretion vested in him.

96
The Directors may from time to time provide for the management of the affairs of the Company in such manner as they shall think fit and the provisions contained in the following paragraphs shall be without prejudice to the general powers conferred by this paragraph.

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97
The Directors from time to time and at any time may establish any committees, local boards or agencies for managing any of the affairs of the Company and, subject to the following sentence, may appoint any Persons to be members of such committees, local boards or agencies, and may appoint any managers or agents of the Company and may fix the remuneration of any of the aforesaid. Any committee of the Board (other than the audit committee) shall consist of at least one (1) Class B Director.

98
The Directors from time to time and at any time may delegate to any such committee, local board or agency any of the powers, authorities and discretions for the time being vested in the Directors, and may authorise the members for the time being of any such local board, or any of them, to fill up any vacancies therein and to act notwithstanding vacancies, and any such appointment or delegation may be made on such terms and subject to such conditions as the Directors may think fit and the Directors may at any time remove any Person so appointed and may annul or vary any such delegation, but no Person dealing in good faith and without notice of any such annulment or variation shall be affected thereby.  Any committee, local board or agency so formed shall in the exercise of the powers so delegated conform to any regulations that may be imposed on it by the Directors.

99	Any such delegates as aforesaid may be authorised by the Directors to sub-delegate all or any of the powers, authorities, and discretions for the time being vested to them.

100
The Directors may exercise all the powers of the Company to borrow money and to mortgage or charge its undertaking, property and uncalled capital or any part thereof, to issue debentures, debenture stock and other securities whenever money is borrowed or as security for any debt, liability or obligation of the Company or of any third party.

VACATION OF OFFICE OF DIRECTOR

101	Notwithstanding anything in these Articles, the office of any Director shall be vacated if:

(a)	such Director dies, becomes bankrupt or makes any arrangement or composition with his creditors;

(b)
(i) with respect to any Director other than AT, a licensed medical practitioner who has evaluated that Director gives a written opinion to the Company stating he has become physically or mentally incapable of acting as a Director and may remain so for more than three (3) months and (ii) with respect to AT, his Incapacity shall have been determined;

(c)	such Director resigns his office by notice in writing to the Company; or

(d)	such Director shall be removed from office pursuant to Article 84(d) (in the case a Class B Director) or Article 85.

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PROCEEDINGS OF DIRECTORS

102	The Directors may meet together (whether within or outside the Cayman Islands) for the dispatch of business, adjourn, and otherwise regulate their meetings and proceedings as they think fit.

103
A Board meeting may be called by a Director by giving notice in writing to the Board specifying a date, time and agenda for such meeting.  The Board shall upon receipt of such notice give a copy of such notice of such meeting to all Directors and their respective alternates (if any).

104	(a)
At least one (1) Business Day notice shall be given to all Directors and their respective alternates (if any) for a Board meeting; provided, that such notice period may be reduced or waived with the consent of all the Directors or their respective alternates (if any); provided, further, that such notice period may, in the event of an emergency as determined by a majority of all Directors (and Class B Directors shall form a majority of such majority of all Directors), be shortened to such notice period as the Chairman may determine to be appropriate.  The applicable notice period under this Article 104(a) for the applicable meeting of the Board shall be referred to as the “Notice Period.”

(b)
An agenda identifying in reasonable detail the issues to be considered by the Directors at any such meeting and copies (in printed or electronic form) of any relevant papers to be discussed at the meeting together with all relevant information shall be provided to and received by all Directors and their alternates (if any) within the Notice Period.  The agenda for each meeting shall include any matter submitted to the Company by any Director within the Notice Period.

(c)	Unless approved by all Directors (whether or not present or represented at such meeting), matters not set out in the agenda need not be considered at a Board meeting.

105
A Director or Directors may participate in any meeting of the Board of Directors, or of any committee appointed by the Board of Directors of which such Director or Directors are members, by means of conference telephone, video conference or similar communication equipment by way of which all Persons participating in such meeting can communicate with each other and such participation shall be deemed to constitute presence in person at the meeting.

106
The quorum necessary for the transaction of the business of the Directors may be fixed by the Directors and unless so fixed shall be a majority of the Directors then in office, provided, that a Director and his appointed alternate Director shall be considered only one person for this purpose.

107
If a quorum is not present at a Board meeting within thirty (30) minutes following the time appointed for such Board meeting, the relevant meeting shall be adjourned for a period of at least three (3) Business Days and the presence of any three (3) Directors shall constitute a quorum at such adjourned meeting.  A meeting of the Directors at which a quorum is present when the meeting proceeds to business shall be competent to exercise all powers and discretions for the time being exercisable by the Directors.

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108
Questions arising at any meeting of the Directors shall be decided by a majority of votes and each Director shall be entitled to one (1) vote in deciding matters deliberated at any meeting of the Directors.

109	The Directors shall cause minutes to be made in books or electronic records provided for the purpose of recording:

(a)	all appointments of officers made by the Directors;

(b)	the names of the Directors present at each meeting of the Directors and of any committee of the Directors; and

(c)	all resolutions and proceedings at all meetings of the Company, and of the Directors and of committees of Directors.

110
When the chairman of a meeting of the Directors signs the minutes of such meeting, the same shall be deemed to have been duly held notwithstanding that all the Directors have not actually come together or that there may have been a technical defect in the proceedings.

111
A resolution signed by all the Directors shall be as valid and effectual as if it had been passed at a meeting of the Directors duly called and constituted.  Such resolution may consist of several documents each signed by one or more of the Directors.

112
The continuing Directors may act, notwithstanding any vacancy in their body, but if their number is reduced below the number fixed pursuant to these Articles as the necessary quorum of Directors, then the continuing Directors may act only to summon a general meeting of the Company, but for no other purpose.

113
A committee appointed by the Directors may elect a chairman of its meetings.  If no such chairman is elected, or if at any meeting the chairman is not present within five minutes after the time appointed for holding the same, the members present may choose one of their number to be chairman of the meeting.

114
A committee appointed by the Directors may meet and adjourn as it thinks proper.  Questions arising at any meeting shall be determined by a majority of votes of the committee members present and in case of an equality of votes the chairman of the committee shall have a second or casting vote.

115
All acts done by any meeting of the Directors or of a committee of Directors, or by any individual acting as a Director, shall notwithstanding that it be afterwards discovered that there was some defect in the appointment of any such Director or individual acting as aforesaid, or that they or any of them were disqualified, be as valid as if every such individual had been duly appointed and was qualified to be a Director.

PRESUMPTION OF ASSENT

116
A Director who is present at a meeting of the Board of Directors at which action on any Company matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent from such action with the individual acting as the chairman or secretary of the meeting before the adjournment thereof or shall forward such dissent by registered post to such individual immediately after the adjournment of the meeting.  Such right to dissent shall not apply to a Director who voted in favour of such action.

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DIRECTORS’ INTERESTS

117	(a)
A Director or alternate Director may hold any other office or place of profit under the Company (other than the office of the Auditor) in conjunction with his office of Director for such period and on such terms as to remuneration and otherwise as the Directors may determine.

(b)
A Director or alternate Director may act by himself or by, through or on behalf of his firm in a professional capacity for the Company and he or his firm shall be entitled to remuneration for professional services as if he were not a Director or alternate Director; provided, that nothing herein contained shall authorise a Director or his firm to act as auditor to the Company.

(c)
A Director or alternate Director may be or become a director or other officer of or otherwise interested in any company promoted by the Company or in which the Company may be interested as a shareholder, a contracting party or otherwise, and no such Director or alternate Director shall be accountable to the Company for any remuneration or other benefits received by him as a director or officer of, or from his interest in, such other company.

(d)
No individual shall be disqualified from the office of Director or alternate Director or prevented by such office from contracting with the Company, either as vendor, purchaser or otherwise, nor shall any such contract or any contract or transaction entered into by or on behalf of the Company in which any Director or alternate Director shall be in any way interested be or be liable to be avoided, nor shall any Director or alternate Director so contracting or being so interested be liable to account to the Company for any profit realised by or arising in connection with any such contract or transaction by reason of such Director or alternate Director holding office or of the fiduciary relationship thereby established.  A Director (or his alternate Director in his absence) shall be at liberty to vote in respect of any contract or transaction in which he is interested; provided, that the nature of the interest of any Director or alternate Director in any such contract or transaction shall be disclosed by him at or prior to its consideration and any vote thereon.

(e)
A Director or alternate Director who is in any way, whether directly or indirectly, interested in a contract or proposed contract with the Company shall declare the nature of his interest at a meeting of the Directors.  A general notice that a Director or alternate Director is a shareholder, director, officer or employee of any specified firm or company and is to be regarded as interested in any transaction with such firm or company shall be sufficient disclosure for the purposes of voting on a resolution in respect of a contract or transaction in which he has an interest and he may be counted in the quorum, and after such general notice it shall not be necessary to give special notice relating to any particular transaction.

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DIVIDENDS, DISTRIBUTIONS AND RESERVE

118
Subject to any rights and restrictions for the time being attached to any class or classes of shares and these Articles, the Directors may from time to time declare dividends (including interim dividends) and other distributions on shares in issue and authorise payment of the same out of the funds of the Company lawfully available therefor.

119
Subject to any rights and restrictions for the time being attached to any class or classes of shares and these Articles, the Company by Ordinary Resolution may declare dividends, but no dividend shall exceed the amount recommended by the Directors.

120
The Directors may, before recommending or declaring any dividend, set aside out of the funds legally available for distribution such sums as they think proper as a reserve or reserves which shall, at the discretion of the Directors, be applicable for meeting contingencies, or for equalising dividends or for any other purpose to which those funds may be properly applied and pending such application may, at the like discretion, either be employed in the business of the Company or be invested in such investments (other than shares of the Company) as the Directors may from time to time think fit.

121
Any dividend may be paid by cheque or wire transfer to the registered address of the Shareholder entitled thereto, or in the case of joint holders, to any one of such joint holders at his registered address or to such Person and such address as the Shareholder entitled, or such joint holders as the case may be, may direct.  Every such cheque shall be made payable to the order of the Person to whom it is sent or to the order of such other Person as the Shareholder entitled, or such joint holders as the case may be, may direct.

122
The Directors when paying dividends to the Shareholders in accordance with the foregoing provisions may make such payment either in cash or in specie; provided, that no dividend shall be made in specie on any Class A Ordinary Shares unless a dividend in specie in equal proportion is made on the Class B Ordinary Shares.

123	No dividend shall be paid otherwise than out of profits or, subject to the restrictions of the Companies Act, the share premium account.

124
Subject to the rights of Persons, if any, entitled to shares with special rights as to dividends, all dividends shall be declared and paid according to the amounts paid or credited as fully paid on the shares, but if and so long as nothing is paid up on any of the shares in the Company dividends may be declared and paid according to the amounts of the shares.  No amount paid on a share in advance of calls shall, while carrying interest, be treated for the purposes of this Article as paid on the share.

125	If several Persons are registered as joint holders of any share, any of them may give effectual receipts for any dividend or other monies payable on or in respect of the share.

126	No dividend shall bear interest against the Company.

127
Any dividend or other distribution which cannot be paid to a Shareholder and/or which remains unclaimed after six months from the date on which such dividend or other distribution becomes payable may, in the discretion of the Directors, be paid into a separate account in the Company’s name, provided that the Company shall not be constituted as a trustee in respect of that account and the dividend or other distribution shall remain as a debt due to the Shareholder.  Any dividend or other distribution which remains unclaimed after a period of six years from the date on which such dividend or other distribution becomes payable shall be forfeited and shall revert to the Company.

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BOOK OF ACCOUNTS

128
The Directors shall cause proper books of account (including, where applicable, material underlying documentation including contracts and invoices) to be kept with respect to all sums of money received and expended by the Company and the matters in respect of which the receipt or expenditure takes place, all sales and purchases of goods by the Company and the assets and liabilities of the Company.  Such books of account must be retained for a minimum period of five years from the date on which they are prepared.  Proper books shall not be deemed to be kept if there are not kept such books of account as are necessary to give a true and fair view of the state of the Company’s affairs and to explain its transactions.

129
The Directors shall determine whether and to what extent and at what times and places and under what conditions or regulations the accounts and books of the Company or any of them shall be open to the inspection of Shareholders not being Directors and no Shareholder (not being a Director) shall have any right of inspecting any account or book or document of the Company except as conferred by Statutes or authorised by the Directors or by the Shareholders in a general meeting.

130
The Directors may cause to be prepared and to be laid before the Company in general meeting profit and loss accounts, balance sheets, group accounts (if any) and such other reports and accounts as may be required by law and the listing rules of the Designated Stock Exchange.

131
Subject to the requirements of applicable law and the listing rules of the Designated Stock Exchange, the accounts relating to the Company’s affairs shall be audited with such financial year end as set forth in Article 152 and in such manner as may be determined from time to time by the Company by Ordinary Resolution or failing any such determination by the Directors or failing any determination as aforesaid shall not be audited.

ANNUAL RETURNS AND FILINGS

132	The Board shall make the requisite annual returns and any other requisite filings in accordance with the Companies Act.

AUDIT

133	The Directors may appoint an auditor of the Company who shall hold office until removed from office by a resolution of the Directors and may fix his or their remuneration (the “Auditor”).

134
Every Auditor of the Company shall have a right of access at all times to the books and accounts and vouchers of the Company and shall be entitled to require from the Directors and officers of the Company such information and explanation as may be necessary for the performance of the duties of auditors.

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135
Auditors shall, if so required by the Directors, make a report on the accounts of the Company during their tenure of office at the next annual general meeting following their appointment in the case of a company which is registered with the Registrar of Companies as an ordinary company, and at the next special meeting following their appointment in the case of a company which is registered with the Registrar of Companies as an exempted company, and at any time during their term of office, upon request of the Directors at any general meeting of the Shareholders.

THE SEAL

136
The Seal of the Company shall not be affixed to any instrument except by the authority of a resolution of the Board of Directors; provided, always that such authority may be given prior to or after the affixing of the Seal and if given after may be in general form confirming a number of affixings of the Seal.  The Seal shall be affixed in the presence of any one or more individuals as the Directors may appoint for the purpose, and every individual as aforesaid shall sign every instrument to which the Seal of the Company is so affixed in their presence.

137
The Company may maintain a facsimile of its Seal in such countries or places as the Directors may appoint, and such facsimile Seal shall not be affixed to any instrument except by the authority of a resolution of the Board of Directors; provided, always that such authority may be given prior to or after the affixing of such facsimile Seal and if given after may be in general form confirming a number of affixings of such facsimile Seal.  The facsimile Seal shall be affixed in the presence of such individual or individuals as the Directors may for this purpose appoint, and such individual or individuals as aforesaid shall sign every instrument to which the facsimile Seal of the Company is so affixed in their presence.

138
Notwithstanding the foregoing, a Director shall have the authority to affix the Seal, or the facsimile Seal, to any instrument for the purposes of attesting authenticity of the matter contained therein but which does not create any obligation binding on the Company.

OFFICERS

139
Subject to Article 94, the Company may have a Chief Executive Officer, President, Chief Operating Officer, Chief Technology Officer, Chief Financial Officer, one or more Vice Presidents, Manager or Controller, each appointed by the Directors.  The Directors may also from time to time appoint such other officers as they consider necessary, all for such terms, at such remuneration and to perform such duties, and subject to such provisions as to disqualification and removal as the Directors from time to time determine.

CAPITALISATION OF PROFITS

140	Subject to the Companies Act and these Articles, the Board may, with the authority of an Ordinary Resolution:

(a)	resolve to capitalise any amount standing to the credit of reserves (including a share premium account, capital redemption reserve and profit and loss account) or otherwise available for distribution;

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(b)
appropriate the sum resolved to be capitalised to the Shareholders in the proportions in which such sum would have been divisible amongst such Shareholders had the same been a distribution of profits by way of dividend or other distribution, and apply that sum on their behalf in or towards:

(i)	paying up the amounts (if any) for the time being unpaid on shares held by them respectively; or

(ii)	paying up in full unissued shares or debentures of a nominal amount equal to that sum,

and allot the shares or debentures, credited as fully paid, to the Shareholders (or as they may direct) in those proportions, or partly in one way and partly in the other, but the share premium account, the capital redemption reserve and profits which are not available for distribution may, for the purposes of this Article, only be applied in paying up unissued shares to be allotted to Shareholders credited as fully paid;

(c)
make any arrangements it thinks fit to resolve a difficulty arising in the distribution of a capitalised reserve and in particular, without limitation, where shares or debentures become distributable in fractions the Board may deal with the fractions as it thinks fit (including provisions whereby the benefit of fractional entitlements accrue to the Company rather than to the Shareholders concerned);

(d)	authorise a Person to enter (on behalf of all the Shareholders concerned) an agreement with the Company providing for either:

(i)	the allotment to the Shareholders respectively, credited as fully paid, of shares or debentures to which they may be entitled on the capitalisation, or

(ii)
the payment by the Company on behalf of the Shareholders (by the application of their respective operations of the reserves resolved to be capitalised) of the amounts or part of the amounts remaining unpaid on their existing shares, an agreement made under the authority being effective and binding on all those Shareholders; and

(e)	generally do all acts and things required to give effect to the resolution.

NOTICES

141
Except as otherwise provided in these Articles, any notice shall be in writing and may be given by the Company to any Shareholder either personally or by sending it by courier, post, fax, or e-mail to him or to his address as shown in the Register of Members (or where the notice is given by e-mail by sending it to the e-mail address provided by such Shareholder), or by placing it on the Company’s Website.  In the case of joint holders of a share, all notices shall be given to that one of the joint holders whose name stands first in the Register of Members in respect of the joint holding, and notice so given shall be sufficient notice to all the joint holders.

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142	Notices posted to addresses outside the Cayman Islands shall be forwarded by prepaid airmail.

143
Any Shareholder present, either personally or by proxy, at any meeting of the Company shall for all purposes be deemed to have received due notice of such meeting and, where requisite, of the purposes for which such meeting was convened.

144	Any notice or other document, if served by:

(a)
post, service of the notice shall be deemed to have been served five calendar days after the time when the letter containing the same is posted (in proving such service it shall be sufficient to prove that the letter containing the notice or document was properly addressed and duly posted);

(b)	fax, service of the notice shall be deemed to be effected by properly addressing and sending such notice and shall be deemed to have been received on the same day that it was transmitted;

(c)
recognised courier service, service of the notice shall be deemed to have been served 48 hours after the time when the letter containing the same is delivered to the courier service and in proving such service it shall be sufficient to prove that the letter containing the notice or documents was properly addressed and duly delivered to the courier; or

(d)
e-mail, service of the notice shall be deemed to be effected by transmitting the e-mail to the e-mail address provided by the intended recipient and shall be deemed to have been received on the same day that it was sent, and it shall not be necessary for the receipt of the e-mail to be acknowledged by the recipient.

145
Any notice or document delivered or sent to any Shareholder in accordance with the terms of these Articles shall notwithstanding that such Shareholder be then dead or bankrupt, and whether or not the Company has notice of his death or bankruptcy, be deemed to have been duly served in respect of any share registered in the name of such Shareholder as sole or joint holder, unless his name shall at the time of the service of the notice or document, have been removed from the Register of Members as the holder of the share, and such service shall for all purposes be deemed a sufficient service of such notice or document on all Persons interested (whether jointly with or as claiming through or under him) in the share.

146	Notice of every general meeting shall be given to:

(a)	all Shareholders who have supplied to the Company an address for the giving of notices to them;

(b)	every Person entitled to a share in consequence of the death or bankruptcy of a Shareholder, who but for his death or bankruptcy would be entitled to receive notice of the meeting; and

(c)	each Director and alternate Director.

 No other Person shall be entitled to receive notices of general meetings.

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INFORMATION

147
No Shareholder shall be entitled to require discovery of any information in respect of any detail of the Company’s trading or any information which is or may be in the nature of a trade secret or secret process which may relate to the conduct of the business of the Company and which in the opinion of the Board would not be in the interests of the Shareholders of the Company to communicate to the public.

148
The Board shall be entitled to release or disclose any information in its possession, custody or control regarding the Company or its affairs to any of its members including, without limitation, information contained in the Register of Members and transfer books of the Company.

INDEMNITY

149
To the maximum extent permitted by applicable law, every Director and officer of the Company (which for the avoidance of doubt, shall not include auditors of the Company), together with every former Director and former officer of the Company (each an “Indemnified Person”) shall be indemnified out of the assets of the Company against any liability, action, proceeding, claim, demand, costs, damages or expenses, including legal expenses, whatsoever which they or any of them may incur as a result of any act or failure to act in carrying out their functions other than such liability (if any) that they may incur by reason of their own actual fraud or wilful default.  No Indemnified Person shall be liable to the Company for any loss or damage incurred by the Company as a result (whether direct or indirect) of the carrying out of their functions unless that liability arises through the actual fraud or wilful default of such Indemnified Person.  No Person shall be found to have committed actual fraud or wilful default under this Article unless or until a court of competent jurisdiction shall have made a finding to that effect, and such finding shall have become final and non-appealable.

150
To the maximum extent permitted by applicable law, the Company shall advance to each Indemnified Person reasonable attorneys’ fees and other costs and expenses incurred in connection with the defence of any action, suit, proceeding or investigation involving such Indemnified Person for which indemnity will or could be sought.  In connection with any advance of any expenses hereunder, the Indemnified Person shall execute an undertaking to repay the advanced amount to the Company if it shall be determined by final and non-appealable judgment by a court of competent jurisdiction that such Indemnified Person was not entitled to indemnification pursuant to this Article, in which case such party shall not be indemnified with respect to such judgment, costs or expenses and any advancement shall be returned to the Company (without interest) by the Indemnified Person.

151
The Directors, on behalf of the Company, may purchase and maintain insurance for the benefit of any Director or other officer of the Company against any liability which, by virtue of any rule of law, would otherwise attach to such Person in respect of any negligence, default, breach of fiduciary or other duty or breach of trust of which such Person may be guilty in relation to the Company.

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FINANCIAL YEAR

152	Unless the Directors otherwise prescribe, the financial year of the Company shall end on December 31st in each year and shall begin on January 1st in each year.

WINDING UP

153
If the Company shall be wound up, the liquidator shall apply the assets of the Company in satisfaction of creditors’ claims in such manner and order as such liquidator thinks fit.  Subject to the rights attaching to any shares, in a winding up:

(a)
if the assets available for distribution amongst the Shareholders shall be insufficient to repay the whole of the Company’s issued share capital, such assets shall be distributed so that, as nearly as may be, the losses shall be borne by the Shareholders in proportion to the par value of the shares held by them; or

(b)
if the assets available for distribution amongst the Shareholders shall be more than sufficient to repay the whole of the Company’s issued share capital at the commencement of the winding up, the surplus shall be distributed amongst the Shareholders in proportion to the par value of the shares held by them at the commencement of the winding up subject to a deduction from those shares in respect of which there are monies due, of all monies payable to the Company for unpaid calls or otherwise.

154
If the Company shall be wound up, the liquidator may, subject to the rights attaching to any shares and with the approval of a Special Resolution and any other approval required by the Statutes, divide amongst the Shareholders in kind the whole or any part of the assets of the Company (whether such assets shall consist of property of the same kind or not) and may for that purpose value any assets and determine how the division shall be carried out as between the Shareholders or different classes of Shareholders.  The liquidator may, with the like approval, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the Shareholders as the liquidator, with the like approval, shall think fit, but so that no Shareholder shall be compelled to accept any asset upon which there is a liability.

AMENDMENT OF MEMORANDUM AND ARTICLES OF ASSOCIATION AND

NAME OF COMPANY

155
Subject to Article 10(c)(iv)(E), the Company may at any time and from time to time by Special Resolution alter or amend these Articles or the Memorandum, in whole or in part, or change the name of the Company.

REGISTRATION BY WAY OF CONTINUATION

156
The Company may by Special Resolution resolve to be registered by way of continuation in a jurisdiction outside the Cayman Islands or such other jurisdiction in which it is for the time being incorporated, registered or existing.  In furtherance of a resolution adopted pursuant to this Article, the Directors may cause an application to be made to the Registrar of Companies to deregister the Company in the Cayman Islands or such other jurisdiction in which it is for the time being incorporated, registered or existing and may cause all such further steps as they consider appropriate to be taken to effect the transfer by way of continuation of the Company.

MERGERS AND CONSOLIDATIONS

157
The Company shall have the power to merge or consolidate with one or more other constituent companies (as defined in the Companies Act) upon such terms as the Directors may determine and (to the extent required by the Companies Act) with the approval of a Special Resolution.

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Exhibit M-1
Form of PubCo Incentive Equity Plan

[PubCo]

2021 Equity Incentive Plan

Adopted by the Board of Directors of [PubCo]:  [______], 2021
Approved by the Shareholders of [PubCo]:  [______], 2021

1.           General.

(a)          Establishment.  The [PubCo] 2021 Equity Incentive Plan (the “Plan”) is hereby established effective as of [______], 2021, which is the date of the closing of the transactions contemplated by the Business Combination Agreement (the “Effective Date”).

(b)          Purpose.  The Plan, through the granting of Awards, is intended to help the Company to secure and retain the services of eligible award recipients, provide incentives for such persons to exert maximum efforts for the success of the Company and any Affiliate and provide means by which the eligible recipients may benefit from increases in value of the Ordinary Shares.

(c)          Available Awards.  The Plan provides for the grant of the following types of Awards: (i) Options, (ii) Share Appreciation Rights, (iii) Restricted Share Awards, (iv) Restricted Share Unit Awards, and (v) Other Awards.

2.           Administration.

(a)          Administration by Board.  The Board will administer the Plan unless and until the Board delegates administration of the Plan to a Committee or Committees, as provided in Section 2(c).

(b)          Powers of Board.  The Board will have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i)          To determine from time to time (A) which of the persons eligible under the Plan will be granted Awards; (B) when and how each Award will be granted; (C) what type or combination of types of Award will be granted; (D) the provisions of each Award granted (which need not be identical or comparable), including the time or times when a person will be permitted to exercise or otherwise receive an issuance of Ordinary Shares or other payment pursuant to an Award; (E) the number of Ordinary Shares or cash equivalent  with respect to which an Award will be granted to each such person; and (F) the Fair Market Value applicable to an Award.

(ii)        To construe and interpret the Plan and Awards granted under it, and to establish, amend and revoke rules and regulations for administration of the Plan and Awards.  The Board, in the exercise of these powers, may correct any defect, omission or inconsistency in the Plan or in any Award Agreement, in a manner and to the extent it will deem necessary or expedient to make the Plan or Award fully effective.

(iii)        To settle all controversies regarding the Plan and Awards granted under it.

(iv)        To accelerate, in whole or in part, the time at which an Award may be exercised or vest (or at which cash or Ordinary Shares may be issued).

(v)         To prohibit the exercise of any Option, SAR or other exercisable Award during a period of up to 30 days prior to the consummation of any pending stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to shareholders, or any other change affecting the Ordinary Shares or the share price of Ordinary Shares including any Corporate Transaction, for reasons of administrative convenience.

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 (vi)       To suspend or terminate the Plan at any time.  Except as otherwise provided in the Plan or an Award Agreement, suspension or termination of the Plan will not impair a Participant’s rights under his or her then-outstanding Award without his or her written consent.

 (vii)      To amend the Plan in any respect the Board deems necessary or advisable, subject to the limitations, if any, of applicable law; provided, however that shareholder approval will be required for any amendment to the extent required by applicable law.  Except as provided in the Plan or an Award Agreement, no amendment of the Plan will impair a Participant’s rights under an outstanding Award unless (A) the Company requests the consent of the affected Participant, and (B) such Participant consents in writing.

(viii)      To submit any amendment to the Plan for shareholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of Section 422 of the Code regarding Incentive Share Options.

(ix)       To approve forms of Award Agreements for use under the Plan and to amend the terms of any one (1) or more Awards, including, but not limited to, amendments to provide terms more favorable to the Participant than previously provided in the Award Agreement, subject to any specified limits in the Plan that are not subject to Board discretion; provided however, that a Participant’s rights under any Award will not be impaired by any such amendment unless (A) the Company requests the consent of the affected Participant, and (B) such Participant consents in writing.  Notwithstanding the foregoing, (1) a Participant’s rights will not be deemed to have been impaired by any such amendment if the Board, in its sole discretion, determines that the amendment, taken as a whole, does not materially impair the Participant’s rights, and (2) subject to the limitations of applicable law, if any, the Board may amend the terms of any one (1) or more Awards without the affected Participant’s consent (X) to maintain the tax qualified status of the Award, (Y) to clarify the manner of exemption from, or to bring the Award into compliance with, Section 409A of the Code or Section 457A of the Code; or (Z) to comply with other applicable laws.

(x)         Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company and that are not in conflict with the provisions of the Plan or Awards.

(xi)       To adopt such procedures and sub-plans as are necessary or appropriate to permit participation in the Plan by Employees, Directors or Consultants who are foreign nationals or employed outside the United States (provided that Board approval will not be necessary for immaterial modifications to the Plan or any Award Agreement that are required for compliance with the laws of the relevant foreign jurisdiction).  Without limiting the generality of the foregoing, the Board specifically is authorized to adopt rules, procedures and sub-plans, regarding, without limitation, conversion of local currency, obligations to pay payroll tax, determination of beneficiary designation requirements, withholding procedures and handling of share issuances, which may vary according to local requirements.

(xii)      To effect, at any time and from time to time, subject to the consent of any Participant whose Award is impaired by such action, (A) the reduction of the exercise, purchase or strike price of any outstanding Award (including without limitation any Option or SAR); (B) the cancellation of any outstanding Award and the grant in substitution therefor of a new (1) Option, Share Appreciation Right, Restricted Share Award, Restricted Share Unit Award, or Other Award under the Plan or another equity plan of the Company, covering the same or a different number of Ordinary Shares, (2) cash and/or (3) other valuable consideration determined by the Board, in its sole discretion; or (C) any other action that is treated as a repricing under generally accepted accounting principles; provided, that any repricing that the Board effectuates shall not require approval of the Company’s shareholders.

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 (xiii)     To administer the provisions relating to swaps under Annex A of the Plan, including selecting from time to time who will be eligible for Swapped Awards (as such term is defined in Annex A hereto), when such Swapped Awards will be granted, the provisions of such Swapped Awards (which need not be identical or comparable), the number of Ordinary Shares subject to such Swapped Awards (and the per share exercise price, if applicable), the Fair Market Value applicable to a Swapped Award, and the timing of the Swap Window (as such term is defined in Annex A hereto), and to adopt such policies and procedures as are necessary to implement the swap provisions contained in Annex A hereto.

(c)          Delegation to Committee.

(i)          General.  The Board may delegate some or all of the administration of the Plan to a Committee or Committees.  If administration of the Plan is delegated to a Committee, the Committee will have, in connection with the administration of the Plan, the powers theretofore possessed by the Board that have been delegated to the Committee, including the power to delegate to a subcommittee of the Committee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board will thereafter be to the Committee or subcommittee). Any delegation of administrative powers will be reflected in resolutions, not inconsistent with the provisions of the Plan, adopted from time to time by the Board or Committee (as applicable).  The Committee may, at any time, abolish the subcommittee and/or revest in the Committee any powers delegated to the subcommittee.  The Board may retain the authority to concurrently administer the Plan with the Committee and may, at any time, revest in the Board some or all of the powers previously delegated.

(ii)         Rule 16b-3 Compliance.  To the extent an Award is intended to qualify of the exemption from Section 16(b) of the Exchange Act that is available under Rule 16b-3 of the Exchange Act, the Award will be granted by the Board or a Committee that consists solely of two (2) or more Non-Employee Directors, as determined under Rule 16b-3(b)(3) of the Exchange Act and thereafter any action establishing or modifying the terms of the Award will be approved by the Board or a Committee meeting such requirements to the extent necessary for such exemption to remain available.

(d)         Delegation to an Officer.  The Board or any Committee may delegate to one (1) or more Officers the authority to do one (1) or both of the following: (i) designate Employees who are not Officers to be recipients of Options and SARs (and, to the extent permitted by applicable law, other Awards) and, to the extent permitted by applicable law, the terms of such Awards, (ii) determine the number of Ordinary Shares to be subject to such Awards granted to such Employees, and (iii) take any action(s) as may be necessary or required by the Board with respect to swapped equity awards (including without limitation the Swapped Awards); provided, however, that the resolutions or charter adopted by the Board or any Committee evidencing such delegation will specify the total number of Ordinary Shares that may be subject to the Awards granted by such Officer and that such Officer may not grant an Award to himself or herself.  Any such Awards will be granted on substantially the form of Award Agreement most recently approved for use by the Committee or the Board, unless otherwise provided in the resolutions approving the delegation authority.  Notwithstanding anything to the contrary herein, neither the Board nor any Committee may delegate authority to an Officer who is acting solely in the capacity of an Officer (and not also as a Director) to determine the Fair Market Value (pursuant to Section 13(y) below).

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 (e)         Effect of Board’s Decision. All determinations, interpretations and constructions made by the Board or any Committee in good faith will not be subject to review by any person and will be final, binding and conclusive on all persons.  The Board’s or any Committee’s decisions and determinations need not be uniform and may be made selectively among Participants in the Board’s or any Committee’s sole discretion.  The Board’s or any Committee’s decisions and determinations will be afforded the maximum deference provided by applicable law.

3.          Ordinary Shares Subject to the Plan.

(a)          Share Reserve.  Subject to adjustment in accordance with Section 3(c) and to any adjustment as necessary to implement any Capitalization Adjustments, the Share Reserve on the Effective Date shall be [________]1 Ordinary Shares.

In addition, subject to any adjustment as necessary to implement any Capitalization Adjustments, such Share Reserve will automatically increase on January 1st of each year for a period of ten (10) years commencing on January 1, 2022 and ending on (and including) January 1, 2031, in an amount equal to five percent (5%) of the total number of Capital Shares (on a fully-diluted basis) outstanding on December 31st of the preceding year; provided, however that the Board or any Committee may act prior to January 1st of a given year to provide that the increase for such year will be a lesser number of Ordinary Shares.

(b)         Aggregate Incentive Share Option Limit.  Notwithstanding anything to the contrary in Section 3(a) and subject to any adjustments as necessary to implement any Capitalization Adjustment, the aggregate number of Ordinary Shares that may be issued pursuant to the exercise of Incentive Share Options is [______]2 Ordinary Shares.

(c)          Reversion of Ordinary Shares to the Share Reserve.  If an Award or any portion thereof (i) expires or otherwise terminates without all of the Ordinary Shares covered by such Award having been issued or (ii) is settled in cash (i.e., the Participant receives cash rather than Ordinary Shares), such expiration, termination or settlement will not reduce (or otherwise offset) the number of Ordinary Shares that may be available for issuance under the Plan.  If any Ordinary Shares issued pursuant to an Award are forfeited back to or repurchased by the Company because of the failure to meet a contingency or condition required to vest such Ordinary Shares in the Participant, then the shares that are forfeited or repurchased will revert to and again become available for issuance under the Plan.  Any Ordinary Shares reacquired by the Company in satisfaction of tax withholding obligations on an Award or as consideration for the exercise or purchase price of an Award will again become available for issuance under the Plan.

(d)          Source of Ordinary Shares.  The Ordinary Shares issuable under the Plan will be authorized but unissued or reacquired Ordinary Shares, including Ordinary Shares repurchased by the Company on the open market or otherwise.

(e)          Substitute Awards.  In connection with an entity’s merger or consolidation with the Company or the Company’s acquisition of an entity’s property or stock, including without limitation pursuant to the Business Combination Agreement, the Board may grant Awards in substitution for any options or other share or share-based awards granted before such merger or consolidation by such entity or its affiliate. Substitute Awards may be granted on such terms as the Board deems appropriate, notwithstanding limitations on Awards in the Plan. Substitute Awards will not count against the Share Reserve set forth in Section 3(a) above (nor shall Ordinary Shares subject to a Substitute Award be added to the Ordinary Shares available for Awards under the Plan as provided in Section 3(c) above), except that Ordinary Shares acquired by exercise of substitute Incentive Share Options will count against the maximum number of Ordinary Shares that may be issued pursuant to the exercise of Incentive Share Options under Section 3(b) of the Plan.
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1. [NTD:  To be 7% of number of fully-diluted outstanding Capital Shares (i.e., all classes of ordinary shares) at the time of closing of the Business Combination Agreement plus the number of shares that remain available for grant under the 2018 plan.]

2. [NTD:  ISO limit to be 3x the initial Share Reserve.]

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(f)          Class of Ordinary Shares.  Substitute Awards and other Awards, in either case, granted under the Plan to the Key Executives (as such term is defined in the Business Combination Agreement) shall be for Class B Ordinary Shares, and all other Awards under the Plan shall be for Class A Ordinary Shares.  For the avoidance of doubt, to the extent that the Class B Ordinary Shares are converted into Class A Ordinary Shares in accordance with the applicable terms of the Company’s Memorandum and Articles of Association (as amended and/or restated from time to time), any Awards for Class B Ordinary Shares that are outstanding under the Plan shall automatically convert into Awards for Class A Ordinary Shares in accordance with the applicable conversion provisions of the Company’s Memorandum and Articles of Association (as amended and/or restated from time to time).

4.           Eligibility and Non-Employee Director Limitation.

(a)          Eligible Award Recipients.  Subject to the terms of the Plan and applicable law, Awards may be granted to Employees, Directors and Consultants.

(b)          Service Recipient Stock.  Notwithstanding anything herein to the contrary, no Award under which a Participant may receive Ordinary Shares may be granted to an Employee, Director, or Consultant of any Affiliate of the Company if such Ordinary Shares do not constitute “service recipient stock” for purposes of Section 409A of the Code with respect to such Employee, Director or Consultant and such Ordinary Shares are required to constitute “service recipient stock” for such Award to comply with, or be exempt from, Section 409A of the Code.

(c)          Non-Employee Director Compensation Limitation.  The aggregate value of all compensation granted or paid, as applicable, to any individual for service as a Non-Employee Director with respect to any calendar year, including Awards granted and cash fees paid by the Company to such Non-Employee Director, will not exceed (i) US$750,000 total in value or (ii) in the event such Non-Employee Director is first appointed or elected to the Board during such calendar year, US$1,000,000 in total value, in each case calculating the value of any equity awards based on the grant date fair value of such equity awards for financial reporting purposes.  The limitations in this Section 4(c) shall apply commencing with the first calendar year that begins following the Effective Date.  For avoidance of doubt, compensation will count towards this limit for the calendar year it was granted or earned, and not later when distributed, in the event it is deferred.

5.           Provisions Relating to Options and Share Appreciation Rights.

Each Option or SAR will be in such form and will contain such terms and conditions as the Board deems appropriate.  The provisions of separate Options or SARs need not be identical or comparable; provided, however, that each Award Agreement for Options or SARs will conform to (through incorporation of provisions hereof by reference in the applicable Award Agreement or otherwise) the substance of each of the following provisions:

(a)          Term.  No Option or SAR will be exercisable after the expiration of ten (10) years from the date of its grant or such shorter period specified in the Award Agreement.

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 (b)         Exercise Price.  The exercise or strike price of each Option or SAR shall be determined by the Board and set forth in the Award Agreement which, unless otherwise determined by the Board, may be a fixed or variable price determined by reference to the Fair Market Value of the Ordinary Shares over which such Award is granted; provided, however, that (i) no Option or SAR may be granted to a U.S. Participant with an exercise or strike price per Ordinary Share which is less than one hundred percent (100%) of the Fair Market Value of an Ordinary Share subject to the Option or SAR on the date of grant, without compliance with Section 409A of the Code or the Participant’s consent, (ii) the exercise or strike price of each Option or SAR granted to a Participant that is not a U.S. Participant shall comply with applicable law, and (iii) an Option or SAR may be granted with an exercise or strike price lower than that set forth herein if such Option or SAR is granted pursuant to an assumption or substitution for an option or share appreciation right granted by another company, whether in connection with an acquisition of such company or otherwise, and in a manner consistent with the provisions of Section 409A of the Code and other applicable law.  Notwithstanding the foregoing, no Option or SAR may be granted with an exercise or strike price lower than the par value of the Ordinary Shares. Each SAR will be denominated in Ordinary Share equivalents.

(c)          Exercise Procedure and Payment of Exercise Price for Options.  In order to exercise an Option, the Participant must provide notice of exercise to the Company in accordance with the procedures specified in the Option Agreement or otherwise provided by the Company.  The purchase price of Ordinary Shares acquired pursuant to the exercise of an Option may be paid, to the extent permitted by applicable law and as determined by the Board in its sole discretion, by any combination of the methods of payment set forth below.  Any Ordinary Shares that are not fully paid will be subject to the forfeiture provisions in the Company’s Memorandum and Articles of Association (as amended and/or restated from time to time). The Board will have the authority to grant Options that do not permit all of the following methods of payment (or otherwise restrict the ability to use certain methods) and to grant Options that require the consent of the Company to use a particular method of payment.  Subject to applicable law, the permitted methods of payment are as follows:

(i)          by cash, check, bank draft or money order payable to the Company;

(ii)         pursuant to a “cashless exercise” program (developed under Regulation T as promulgated by the U.S. Federal Reserve Board or similar regulations in other applicable jurisdictions, if required for compliance with the laws of the relevant jurisdiction) that, prior to the issuance of the Ordinary Share subject to the Option results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds;

(iii)        by delivery to the Company (either by actual delivery or attestation) of Ordinary Shares that are already owned by the Participant free and clear of any liens, claims, encumbrances or security interests, with a Fair Market Value on the date of exercise that does not exceed the exercise price, provided that (A) at the time of exercise the Ordinary Shares are publicly traded, (B) any remaining balance of the exercise price not satisfied by such delivery is paid by the Participant in cash or other permitted form of payment, (C) such delivery would not violate any applicable law or agreement restricting the redemption of the Ordinary Shares, (D) any certificated shares are endorsed or accompanied by an executed assignment separate from the certificate, and (E) such Ordinary Shares have been held by the Participant for any minimum period necessary to avoid adverse accounting treatment as a result of such delivery as may be required by the Company;

(iv)       if an Option is a Nonstatutory Share Option, by a “net exercise” arrangement pursuant to which the Company will reduce the number of Ordinary Shares issuable upon exercise by the largest whole number of Ordinary Shares with a Fair Market Value that does not exceed the aggregate exercise price; provided, however, that the Company will accept a cash or other payment from the Participant to the extent of any remaining balance of the aggregate exercise price not satisfied by such reduction in the number of whole Ordinary Shares to be issued.  Ordinary Shares will no longer be subject to an Option and will not be exercisable thereafter to the extent that (A) Ordinary Shares issuable upon exercise are used to pay the exercise price pursuant to the “net exercise,” (B) Ordinary Shares are delivered to the Participant as a result of such exercise, and (C) Ordinary Shares are withheld to satisfy tax withholding obligations; or

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 (v)        in any other form of legal consideration that may be acceptable to the Board and permissible under applicable law.

(d)         Exercise and Payment of a SAR.  To exercise any outstanding SAR, the Participant must provide written notice of exercise to the Company in compliance with the provisions of the Award Agreement evidencing such SAR or otherwise provided by the Company.  The appreciation distribution payable on the exercise of a SAR will be not greater than an amount equal to the excess of (i) the aggregate Fair Market Value (on the date of the exercise of the SAR) of a number of Ordinary Shares equal to the number of Ordinary Shares equivalents in which the Participant is vested under such SAR, and with respect to which the Participant is exercising the SAR on such date, over (ii) the aggregate strike price of the number of Ordinary Shares equivalents with respect to which the Participant is exercising the SAR on such date.  The appreciation distribution may be paid in Ordinary Shares, in cash, in any combination of the two or in any other form of consideration, as determined by the Board and contained in the Award Agreement evidencing such SAR and subject to applicable law.

(e)          Transferability of Options and SARs.  The Board may, in its sole discretion, impose such limitations on the transferability of Options and SARs as the Board will determine.  In the absence of such a determination by the Board to the contrary, the following restrictions on the transferability of Options and SARs will apply:

(i)          Restrictions on Transfer.  An Option or SAR will not be transferable except by will or by the laws of descent and distribution (and pursuant to subsections (ii) and (iii) below), and will be exercisable during the lifetime of the Participant only by the Participant.  The Board may permit transfer of the Option or SAR in a manner that is not prohibited by applicable tax and securities laws. Except as explicitly provided herein, neither an Option nor a SAR may be transferred for consideration.

(ii)        Domestic Relations Orders.  Subject to the approval of the Board or a duly authorized Officer, an Option or SAR may be transferred pursuant to the terms of a domestic relations order, official marital settlement agreement or other divorce or separation instrument as permitted by Treasury Regulation 1.421-1(b)(2) or regulations in other applicable jurisdictions.

(iii)       Beneficiary Designation.  Subject to the approval of the Board or a duly authorized Officer, a Participant may, by delivering written notice to the Company, in a form approved by the Company (or the designated broker), designate a third party who, upon the death of the Participant, will thereafter be entitled to exercise the Option or SAR and receive the Ordinary Shares or other consideration resulting from such exercise.  In the absence of such a designation, upon the death of the Participant, the executor or administrator of the Participant’s estate will be entitled to exercise the Option or SAR and receive the Ordinary Shares or other consideration resulting from such exercise.  However, the Company may prohibit designation of a beneficiary at any time, including due to any conclusion by the Company that such designation would be inconsistent with the provisions of applicable laws.

(f)          Vesting Generally.  The total number of Ordinary Shares subject to an Option or SAR may vest and become exercisable in periodic installments that may or may not be equal.  The Option or SAR may be subject to such other terms and conditions on the time or times when it may or may not be exercised (which may be based on the satisfaction of performance goals or other criteria) as the Board may deem appropriate.  The vesting provisions of individual Options or SARs may vary.  The provisions of this Section 5(f) are subject to any Option or SAR provisions governing the minimum number of Ordinary Shares as to which an Option or SAR may be exercised.

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(g)          Termination of Continuous Service.

(i)          Termination of Continuous Service for Cause. Except as explicitly provided otherwise in a Participant’s Award Agreement or other written agreement between a Participant and the Company or an Affiliate, if a Participant’s Continuous Service is terminated for Cause, the Participant’s Options and SARs (whether vested or unvested) will terminate and be forfeited immediately upon such termination of Continuous Service, and the Participant will be prohibited from exercising any portion (including any vested portion) of such Awards on and after the date of such termination of Continuous Service and the Participant will have no further right, title or interest in such forfeited Award, the Ordinary Shares subject to the forfeited Award, or any consideration in respect of the forfeited Award.

(ii)         Post-Termination Exercise Period Following Termination of Continuous Service for Reasons Other than Cause. Subject to Section 5(h), if a Participant’s Continuous Service terminates for any reason other than for Cause, the Participant may exercise his or her Option or SAR to the extent vested, but only within the following period of time or, if applicable, such otherperiod of time provided in the Award Agreement or other written agreement between a Participant and the Company or an Affiliate; provided, however, that in no event may such Award be exercised after the expiration of its maximum term (as set forth in Section 5(a)):

(1)          Three (3) months following the date of such termination if the Option is an Incentive Share Option (other than any termination due to the Participant’s Disability or death);

(2)          Twelve (12) months following the date of such termination if such termination is a termination without Cause (other than any termination due to the Participant’s Disability or death);

(3)          Twelve (12) months following the date of such termination if such termination is due to the Participant’s Disability;

(4)          Eighteen (18) months following the date of such termination if such termination is due to the Participant’s death; or

(5)          Eighteen (18) months following the date of the Participant’s death if such death occurs following the date of such termination but during the period such Award is otherwise exercisable (as provided in (1) or (2) above).

Following the date of such termination, to the extent the Participant does not exercise such Award within the applicable post-termination exercise period (or, if earlier, prior to the expiration of the maximum term of such Award), such unexercised portion of the Award will terminate, and the Participant will have no further right, title or interest in the terminated Award, the Ordinary Shares subject to the terminated Award, or any consideration in respect of the terminated Award.

(iii)       Termination of Continuous Service and Unvested Portion of Award.  Except as otherwise provided in the applicable Award Agreement or other written agreement between the Participant and the Company, immediately upon termination of Continuous Service, all unvested portions of any outstanding Options or SARs of such Participant shall be forfeited without consideration as of the termination date.

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(h)         Restrictions on Exercise; Extension of Exercisability.  A Participant may not exercise an Option or SAR at any time that the issuance of Ordinary Shares upon such exercise would violate applicable law.  Except as otherwise provided in the applicable Award Agreement or other written agreement between the Participant and the Company, if the exercise of an Option or SAR following the termination of the Participant’s Continuous Service (other than for Cause and other than upon the Participant’s death or Disability) would be prohibited at any time solely because the issuance of Ordinary Shares would violate applicable law, then the Option or SAR will terminate on the earlier of (i) the expiration of a total period of time (that need not be consecutive) equal to the applicable post termination exercise period after the termination of the Participant’s Continuous Service during which the exercise of the Option or SAR would not be in violation of such registration requirements, and (ii) the expiration of the term of the Option or SAR as set forth in the applicable Award Agreement.  In addition, unless otherwise provided in a Participant’s Award Agreement, if the sale of any Ordinary Shares received upon exercise of an Option or SAR following the termination of the Participant’s Continuous Service (other than for Cause) would violate the Company’s insider trading policy, then the Option or SAR will terminate on the earlier of (i) the expiration of a period of time (that need not be consecutive) equal to the applicable post-termination exercise period after the termination of the Participant’s Continuous Service during which the sale of the Ordinary Shares received upon exercise of the Option or SAR would not be in violation of the Company’s insider trading policy, and (ii) the expiration of the term of the Option or SAR as set forth in the applicable Award Agreement.

(i)          Modification or Assumption of Options.  Except as otherwise provided in the Plan, the Board may modify, extend or assume outstanding Options or may accept the cancellation of outstanding stock options (whether granted by the Company or by another issuer) in return for the grant of new Options for the same or a different number of shares and at the same or a different exercise price.  No modification of an Option shall, without the consent of the Participant, impair his or her rights or increase his or her obligations under such Option.

6.           Provisions of Awards Other than Options and SARs.

(a)          Restricted Share Awards.  Each Restricted Share Award Agreement will be in such form and will contain such terms and conditions as the Board deems appropriate.  To the extent consistent with the Company’s Memorandum and Articles of Association (as amended and/or restated from time to time) and other constitutional and governance documents, at the Board’s election, Ordinary Shares underlying a Restricted Share Award may be held in book entry form subject to the Company’s instructions until any restrictions relating to the Restricted Share Award lapse; and may be evidenced by a certificate, which certificate will be held in such form and manner as determined by the Board.  The Company may require that any share certificates relating to Restricted Shares be held by the Company in escrow for the participant until all restrictions on such Restricted Shares have been removed. The terms and conditions of Restricted Share Award Agreements may change from time to time, and the terms and conditions of separate Restricted Share Award Agreements need not be identical or comparable.  Each Restricted Share Award Agreement will conform to (through incorporation of the provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(i)          Consideration. A Restricted Share Award may be awarded in consideration for (A) cash, check, bank draft or money order payable to the Company, (B) past services to the Company or an Affiliate, or (C) any other form of legal consideration (including future services) that may be acceptable to the Board, in its sole discretion, and permissible under applicable law.

(ii)        Vesting.  Ordinary Shares awarded under the Restricted Share Award Agreement may be subject to forfeiture to the Company in accordance with a vesting schedule to be determined by the Board.  Except as otherwise provided in an Award Agreement or other written agreement between a Participant and the Company or an Affiliate, vesting of Restricted Share Awards will cease upon termination of a Participant’s Continuous Service.

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(iii)       Termination of Participant’s Continuous Service.  If a Participant’s Continuous Service terminates, the Company may receive through a forfeiture condition or a repurchase right, any or all of the Ordinary Shares held by the Participant as of the date of termination of Continuous Service under the terms of the Restricted Share Award Agreement.

(iv)       Transferability.  Rights to acquire Ordinary Shares under the Restricted Share Award Agreement will be transferable by the Participant only upon such terms and conditions as are set forth in the Restricted Share Award Agreement, as the Board will determine in its sole discretion, so long as Ordinary Shares awarded under the Restricted Share Award Agreement remains subject to the terms of the Restricted Share Award Agreement.

(v)         Dividends.  A Restricted Share Award Agreement may provide that any dividends paid on Restricted Shares will be subject to the same vesting and forfeiture restrictions as apply to the Ordinary Shares subject to the Restricted Share Award to which they relate.

(vi)        Shareholder Rights.  Unless otherwise determined by the Board, a Participant will have voting and other rights as a shareholder of the Company with respect to any Ordinary Shares subject to a Restricted Share Award.

(b)          Restricted Share Unit Awards.  Each Restricted Share Unit Award Agreement will be in such form and will contain such terms and conditions as the Board deems appropriate.  The terms and conditions of Restricted Share Unit Award Agreements may change from time to time, and the terms and conditions of separate Restricted Share Unit Award Agreements need not be identical or comparable.  Each Restricted Share Unit Award Agreement will conform to (through incorporation of the provisions hereof by reference in the Agreement or otherwise) the substance of each of the following provisions:

(i)          Consideration.  At the time of grant of a Restricted Share Unit Award, the Board will determine the consideration, if any, to be paid by the Participant upon delivery of each Ordinary Share subject to the Restricted Share Unit Award.  The consideration to be paid (if any) by the Participant for each Ordinary Share subject to a Restricted Share Unit Award may be paid in any form of legal consideration that may be acceptable to the Board, in its sole discretion, and permissible under applicable law.

(ii)         Vesting.  At the time of the grant of a Restricted Share Unit Award, the Board may impose such restrictions on or conditions to the vesting of the Restricted Share Unit Award as it, in its sole discretion, deems appropriate.

(iii)       Settlement.  A Restricted Share Unit Award may be settled by the delivery of Ordinary Shares, their cash equivalent, any combination thereof or in any other form of consideration, as determined by the Board and contained in the Restricted Share Unit Award Agreement.  At the time of the grant of a Restricted Share Unit Award, the Board, as it deems appropriate, may impose such restrictions or conditions that delay the delivery of the Ordinary Shares (or their cash equivalent) subject to a Restricted Share Unit Award to a time after the vesting of such Restricted Share Unit Award.

(iv)       Dividend Equivalents.  Dividend equivalents may be credited in respect of Ordinary Shares covered by a Restricted Share Unit Award, as determined by the Board and contained in the Restricted Share Unit Award Agreement.  At the sole discretion of the Board, such dividend equivalents may be converted into additional Ordinary Shares covered by the Restricted Share Unit Award in such manner as determined by the Board.  Any additional Ordinary Shares covered by the Restricted Share Unit Award credited by reason of such dividend equivalents will be subject to all of the same terms and conditions of the underlying Restricted Share Unit Award Agreement to which they relate. Any dividend equivalents distributed under the Plan shall not be counted against the Share Reserve.

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 (v)       Termination of Participant’s Continuous Service.  Except as otherwise provided in the applicable Restricted Share Unit Award Agreement, such portion of the Restricted Share Unit Award that has not vested will be forfeited upon the Participant’s termination of Continuous Service, and the Participant will have no further right, title or interest in the Restricted Share Unit Award, the Ordinary Shares issuable pursuant to the Restricted Share Unit Award, or any consideration in respect of the Restricted Share Unit Award.

(vi)        Creditors’ Rights.  A holder of Restricted Share Units shall have no rights other than those of a general creditor of the Company.  Restricted Share Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Restricted Share Unit Agreement.

(c)          Other Awards.  Other forms of Awards valued in whole or in part by reference to, or otherwise based on, Ordinary Shares, including the appreciation in value thereof (e.g., options or share rights with an exercise price or strike price less than one hundred percent (100%) of the Fair Market Value of the Ordinary Shares at the time of grant) may be granted either alone or in addition to Awards provided for under Section 5 and the preceding provisions of this Section 6.  Such Other Awards may include (without limitation) Awards that may vest or may be exercised or a cash Awards that may vest or become earned and paid contingent on the attainment during a performance period of performance goals or other criteria as the Board may determine. Subject to the provisions of the Plan, the Board will have sole and complete authority to determine the persons to whom and the time or times at which such Other Awards will be granted, the number of Ordinary Shares (or the cash equivalent thereof) to be granted pursuant to such Other Awards, and all other terms and conditions of such Other Awards (including without limitation, with respect to any performance Awards, the length of the performance period, the performance goals to be achieved during the performance period, and the measure of whether and to what degree such performance goals have been obtained).

7.           Covenants of the Company.

(a)          Availability of Ordinary Shares.  The Company will keep available at all times the number of Ordinary Shares reasonably required to satisfy then-outstanding Awards.

(b)          Securities Law Compliance.  The Company will use commercially reasonable efforts to seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Awards and to issue and sell Ordinary Shares upon exercise of the Awards; provided, however, that this undertaking will not require the Company to register the Plan, any Award or any Ordinary Shares issued or issuable pursuant to any such Award under the Securities Act or other applicable securities regulatory scheme.  If, after reasonable efforts and at a reasonable cost, the Company is unable to obtain from any such regulatory commission or agency the authority that counsel for the Company deems necessary for the lawful issuance and sale of Ordinary Shares under the Plan, the Company will be relieved from any liability for failure to issue and sell Ordinary Shares upon exercise of such Awards unless and until such authority is obtained. A Participant will not be eligible for the grant of an Award or the subsequent issuance of cash or Ordinary Shares pursuant to the Award if such grant or issuance would be in violation of any applicable securities law or any other applicable law or regulation.

(c)          No Obligation to Notify or Minimize Taxes.  The Company will have no duty or obligation to any Participant to advise such holder as to the time or manner of exercising such Award.  Furthermore, the Company will have no duty or obligation to warn or otherwise advise such holder of a pending termination or expiration of an Award or a possible period in which the Award may not be exercised.  The Company has no duty or obligation to minimize the tax consequences of an Award to the holder of such Award

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8.           Miscellaneous.

(a)          Use of Proceeds from Sales of Ordinary Share.  Proceeds from the sale of Ordinary Shares pursuant to Awards will constitute general funds of the Company.

(b)          Corporate Action Constituting Grant of Awards.  Corporate action constituting a grant by the Company of an Award to any Participant will be deemed completed as of the date of such corporate action, unless otherwise determined by the Board, regardless of when the instrument, certificate, or letter evidencing the Award is communicated to, or actually received or accepted by, the Participant.  In the event that the corporate records (e.g., Board consents, resolutions or minutes) documenting the corporate action constituting the grant contain terms (e.g., exercise price, vesting schedule or number of Ordinary Shares) that are inconsistent with those in the Award Agreement as a result of a clerical error in the papering of the Award Agreement, the corporate records will control and the Participant will have no legally binding right to the incorrect term in the Award Agreement.

(c)          Shareholder Rights.  No Participant will be deemed to be the holder of, or to have any of the rights of a holder with respect to, any Ordinary Shares subject to an Award unless and until (i) such Participant has satisfied all requirements for exercise of, or the issuance of Ordinary Shares under, the Award pursuant to its terms, including but not limited to, any applicable withholding or tax obligations relating to the Award, and (ii) the issuance of the Ordinary Shares subject to the Award has been entered into the books and records of the Company and the register of members of the Company has been accordingly updated.  No adjustment shall be made for cash or stock dividends or other rights for which the record date is prior to the date when such Ordinary Share is issued, except as expressly provided in this Plan.

(d)          No Employment or Other Service Rights.  Nothing in the Plan, any Award Agreement or any other instrument executed thereunder or in connection with any Award granted pursuant thereto will confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Award was granted or will affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without cause, (ii) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Company or an Affiliate, or (iii) the service of a Director pursuant to the Company’s Memorandum and Articles of Association (as amended and/or restated from time to time) and other constitutional and governance documents of the Company or an Affiliate, and any provisions of the applicable laws of the jurisdiction in which the Company or the Affiliate is incorporated, as the case may be.

(e)          Government and Other Regulations.  The obligation of the Company to make payment of awards in Ordinary Shares or otherwise shall be subject to all applicable laws, and to such approvals by government agencies as may be required.  The Company shall be under no obligation to register any of the Ordinary Shares paid pursuant to the Plan under the Securities Act or any other similar laws in any applicable jurisdiction.  If the Ordinary Shares paid pursuant to the Plan may in certain circumstance be exempt from registration pursuant to the Securities Act or other applicable laws, the Company may restrict the transfer of such Ordinary Shares in such manner as it deems advisable to ensure the availability of such exemption.  The Company may, upon advice of counsel to the Company, place legends on share certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws or other applicable laws, including, but not limited to, legends restricting the transfer of the Ordinary Shares.

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(f)          Withholding Obligations.  Unless prohibited by the terms of an Award Agreement, the Company may, in its sole discretion, satisfy any tax withholding obligation relating to an Award by any of the following means or by a combination of such means: (i) causing the Participant to tender a cash payment; (ii) withholding Ordinary Shares from the Ordinary Shares issued or otherwise issuable to the Participant in connection with the Award; (iii) withholding cash from an Award settled in cash; (iv) withholding payment from payroll and/or any other amounts otherwise payable to the Participant; (vi) by allowing a Participant to effectuate a “cashless exercise”; or (vi) by such other method as may be set forth in the Award Agreement.

(g)          Electronic Delivery.  Any reference herein to a “written” agreement or document will include any agreement or document delivered electronically or posted on the Company’s intranet (or other shared electronic medium controlled by the Company to which the Participant has access).

(h)         Deferrals.  To the extent permitted by applicable law, the Board, in its sole discretion, may determine that the delivery of Ordinary Shares or the payment of cash, upon the exercise, vesting or settlement of all or a portion of any Award may be deferred and may establish programs and procedures for deferral elections to be made by Participants.  The Board is authorized to make deferrals of Awards and determine when, and in what annual percentages, Participants may receive payments, including lump sum payments, following the Participant’s termination of Continuous Service, and implement such other terms and conditions consistent with the provisions of the Plan and in accordance with applicable law.

(i)           Additional Information.  The Company shall request the Participant to provide any information necessary to comply with applicable laws and regulations, including without limitation the Cayman Islands Tax Information Authority Law (2013 Revision), Tax Information Authority (International Tax Compliance) (United Kingdom) Regulations, 2014, and Tax Information Authority (International Tax Compliance) (United States of America) Regulations, 2014, and any anti-money laundering or anti-terrorist laws or regulations (the “Relevant Regulations”) and may delay updating the Company’s books and records and register of members until the relevant Participant has provided satisfactory information to the Company.  The Company may disclose any information concerning the Participant necessary to comply with the Relevant Regulations.

(j)           Buyout of Awards.  The Board may at any time offer to buy out, and the Participants shall accept such offer, for a payment in cash or cash equivalents (including without limitation Ordinary Shares issued at Fair Market Value that may or may not be issued under this Plan), an Award previously granted based upon such terms and conditions as the Board shall establish.

(k)          Clawback Policy.  The Company may (i) cause the cancellation of any Award, (ii) require reimbursement of any Award by a Participant, and (iii) effect any other right of recoupment of equity or other compensation provided under this Plan or otherwise in accordance with Company policies and/or applicable law (each, a “Clawback Policy”).  In addition, a Participant may be required to repay to the Company certain previously paid compensation, whether provided under this Plan or an Award Agreement or otherwise, in accordance with the Clawback Policy.

(l)           Foreign Currency.  A Participant may be required to provide evidence that any currency used to pay the exercise or strike price of any Award was acquired and taken out of the jurisdiction in which the Participant resides in accordance with applicable laws, including foreign exchange control laws and regulations.

9.           Adjustments upon Changes in Ordinary Share; Other Corporate Events.

(a)          Capitalization Adjustments.  In the event of a Capitalization Adjustment, the Board will appropriately and proportionately adjust: (i) the class(es) and maximum number of securities subject to the Plan pursuant to Section 3(a), (ii) the class(es) and maximum number of securities that may be issued pursuant to the exercise of Incentive Share Options pursuant to Section 3(b), (iii) the class(es) and number of securities and price per share of Ordinary Shares subject to outstanding Awards, or (iv) the issuer of the Awards.  The Board will make such adjustments, and its determination will be final, binding and conclusive.

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(b)          In the event of any change in the capitalization of the Company or corporate change other than those specifically referred to in Section 9(a), including without limitation, any extraordinary cash dividend, spin-off, split-off, sale of a Subsidiary or business unit, public listing of a Subsidiary, or other similar transaction, the Board may make such adjustments in the issuer, number and class of shares subject to Awards outstanding on the date on which such change occurs, such as, for example, a rollover of Awards, as the Board may consider appropriate.

(c)          Dissolution or Liquidation.  Except as otherwise provided in the Award Agreement, in the event of a dissolution or liquidation of the Company, all outstanding Awards (other than Awards consisting of vested and outstanding Ordinary Shares not subject to a forfeiture condition or the Company’s right of repurchase) will terminate immediately prior to the completion of such dissolution or liquidation, and the Ordinary Shares subject to the Company’s repurchase rights or subject to a forfeiture condition may be repurchased or reacquired by the Company notwithstanding the fact that the holder of such Award is providing Continuous Service, provided, however, that the Board may, in its sole discretion, cause some or all Awards to become fully vested, exercisable and/or no longer subject to repurchase or forfeiture (to the extent such Awards have not previously expired or terminated) before the dissolution or liquidation is completed but contingent on its completion.

(d)         Corporate Transactions.   The following provisions will apply to Awards in the event of a Transaction unless otherwise provided in the Award Agreement or any other written agreement between the Company or any Affiliate and the Participant or unless otherwise expressly provided by the Board at the time of grant of an Award.  In the event of a Transaction, then, notwithstanding any other provision of the Plan, the Board may take one (1) or more of the following actions with respect to Awards, contingent upon the closing or completion of the Transaction:

(i)          arrange for the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) to assume or continue the Award or to substitute a similar award for the Award (including, but not limited to, an award to acquire the same consideration paid to the shareholders of the Company pursuant to the Transaction);

(ii)         arrange for the assignment of any reacquisition or repurchase rights held by the Company in respect of Ordinary Shares issued pursuant to the Award to the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company);

(iii)        accelerate the vesting, in whole or in part, of the Award (and, if applicable, the time at which the Award may be exercised) to a date prior to the effective time of such Transaction as the Board determines (or, if the Board does not determine such a date, to the date that is five (5) days prior to the effective date of the Transaction), with such Award terminating if not exercised (if applicable) at or prior to the effective time of the Transaction; provided, however, that the Board may require Participants to complete and deliver to the Company a notice of exercise before the effective date of a Transaction, which exercise is contingent upon the effectiveness of such Transaction;

(iv)        arrange for the lapse, in whole or in part, of any reacquisition or repurchase rights held by the Company with respect to the Award;

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 (v)        cancel or arrange for the cancellation of the Award, to the extent not vested or not exercised prior to the effective time of the Transaction, in exchange for such cash consideration, if any, as the Board, in its sole discretion, may consider appropriate; and

(vi)        make a payment, in such form as may be determined by the Board equal to the excess, if any, of (A) the value of the property the Participant would have received upon the exercise of the Award immediately prior to the effective time of the Transaction, over (B) any exercise price payable by such holder in connection with such exercise.  For clarity, this payment may be zero ($0) and the Award may be cancelled with no consideration if the cash, value of the property or a combination of both that the Participant would be scheduled to receive at the consummation of the Transaction is equal to or less than the exercise price.  Payments under this provision may be delayed or forfeited to the same extent that payment of consideration to the holders of the Company’s Ordinary Shares in connection with the Transaction is delayed or forfeited as a result of escrows, earn outs, holdbacks or any other contingencies.

The Board need not take the same action or actions with respect to all Awards or portions thereof or with respect to all Participants.  The Board may take different actions with respect to the vested and unvested portions of an Award.

(e)          Change in Control.  An Award may be subject to additional acceleration of vesting and exercisability upon or after a Change in Control as may be provided in the Award Agreement for such Award or as may be provided in any other written agreement between the Company or any Affiliate and the Participant, but in the absence of such provision, no such acceleration will occur without Board action.

(f)           Swaps.  The Options and Restricted Share Unit Awards shall be subject to certain swap provisions as set forth in Annex A attached hereto.

10.          Plan Term; Earlier Termination or Suspension of the Plan.

(a)          Plan Term.  The Board may suspend or terminate the Plan at any time.  Unless terminated sooner by the Board, the Plan will automatically terminate on the day before the tenth  anniversary of the earlier of (i) the date the Plan is adopted by the Board, or (ii) the date the Plan is approved by the shareholders of the Company.  No Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

(b)          No Impairment of Rights.  Suspension or termination of the Plan will not impair rights and obligations under any Award granted while the Plan is in effect except with the written consent of the affected Participant or as otherwise permitted in the Plan.

11.          Additional Provisions Applicable to U.S. Participants.

(a)          Incentive Share Options.

(i)          Incentive Share Options may be granted only to employees of the Company or a “parent corporation” or “subsidiary corporation” thereof (as such terms are defined in Sections 424(e) and (f) of the Code, respectively).

(ii)         A Ten Percent Shareholder shall not be granted an Incentive Share Option unless the exercise price of such Option is at least one hundred ten percent (110%) of the Fair Market Value on the date of grant and the Option is not exercisable after the expiration of five (5) years from the date of grant or such shorter period specified in the Award Agreement. “Ten Percent Shareholder” means a person who Owns (or is deemed to Own pursuant to Section 424(d) of the Code) Capital Shares possessing more than ten percent (10%) of the total combined voting power of all classes of shares of the Company or any Affiliate.

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(iii)        To the extent that the aggregate Fair Market Value (determined at the time of grant) of Ordinary Shares with respect to which Incentive Share Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and any Affiliates) exceeds one hundred thousand dollars ($100,000) (or such other limit established in the Code) or otherwise does not comply with the rules governing Incentive Share Options, the Options or portions thereof that exceed such limit (according to the order in which they were granted) or otherwise do not comply with such rules will be treated as Nonstatutory Share Options, notwithstanding any contrary provision of the applicable Option Agreement(s).

(b)          Compliance with Section 409A of the Code.  To the extent that the Board determines that any Award granted hereunder is subject to Section 409A of the Code, the  Award Agreement evidencing such Award shall incorporate the terms and conditions necessary to avoid the consequences specified in Section 409A(a)(1) of the Code.  To the extent applicable, the Plan and Award Agreements shall be interpreted in accordance with Section 409A of the Code.  In the event that any provision of the Plan or an Award agreement is determined by the Board to not comply with the applicable requirements of Section 409A of the Code or the Treasury Regulations or other guidance issued thereunder, the Board shall have the authority to take such actions and to make such changes to the Plan or an Award Agreement as the Board deems necessary to comply with such requirements (including without limitation, after the grant date of an Award, increasing the exercise price to equal what was the Fair Market Value on the grant date of the Award).  Each payment to a Participant made pursuant to this Plan shall be considered a separate payment and not one of a series of payments for purposes of Section 409A of the Code.  Notwithstanding the foregoing or anything elsewhere in the Plan or an Award Agreement to the contrary, if upon a Participant’s Separation From Service (as defined in Section 409A of the Code), he/she is then a “specified employee” (as defined in Section 409A of the Code), then solely to the extent necessary to comply with Section 409A of the Code and avoid the imposition of taxes under Section 409A of the Code, the Company shall defer payment of “nonqualified deferred compensation” subject to Section 409A of the Code payable as a result of and within six (6) months following such Separation From Service under this Plan until the earlier of (i) the first business day of the seventh month following the Participant’s Separation From Service, or (ii) ten (10) days after the Company receives written confirmation of the Participant’s death.  Any such delayed payments shall be made without interest.  While it is intended that all payments and benefits provided under this Plan will be exempt from or comply with Section 409A of the Code, the Company makes no representation or covenant to ensure that the Awards and payments under this Plan are exempt from or compliant with Section 409A of the Code.  The Company will have no liability to any Participant or any other party if a payment or benefit under this Plan or any Award is challenged by any taxing authority or is ultimately determined not to be exempt or compliant.  Each Participant further understands and agrees that each Participant will be entirely responsible for any and all taxes on any benefits payable to the Participant as a result of this Plan or any Award.  In no event whatsoever shall the Company be liable for any additional tax, interest or penalties that may be imposed on a Participant by Section 409A of the Code or for any damages for failing to comply with Section 409A of the Code.

(c)          Section 280G of the Code.  Notwithstanding any provision of the Plan or an Award Agreement to the contrary, if any payment or benefit that a U.S. Participant would receive pursuant to the Plan or an Award Agreement or any other agreement and/or arrangement with the Company or any of its Affiliates (a “Payment”) would (i) constitute a “parachute payment” within the meaning of Section 280G of the Code, and (ii) but for this sentence, be subject to the excise tax imposed by Section 4999 of the Code (the “Excise Tax”), then such Payment will be equal to the Reduced Amount. The “Reduced Amount” will be either (x) the largest portion of the Payment that would result in no portion of the Payment being subject to the Excise Tax or (y) the largest portion, up to and including the total, of the Payment, whichever amount, after taking into account all applicable federal, state and local employment taxes, income taxes, and the Excise Tax (all computed at the highest applicable marginal rate), results in the U.S. Participant’s receipt, on an after-tax basis, of the greater economic benefit notwithstanding that all or some portion of the Payment may be subject to the Excise Tax.  If a reduction in payments or benefits constituting “parachute payments” is necessary so that the Payment equals the Reduced Amount, reduction will occur in the manner that results in the greatest economic benefit for the U.S. Participant.  If more than one (1) method of reduction will result in the same economic benefit, the items so reduced will be reduced pro rata.

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 12.         Choice of Law; Arbitration.

(a)          Governing Law. The laws of the Cayman Islands will govern all questions concerning the construction, validity and interpretation of this Plan, without regard to that state’s conflict of laws rules.

(b)          Dispute Resolution. All and any of the disputes arising from and in connection with this Agreement shall be referred to and finally resolved by arbitration in Singapore in accordance with the Arbitration Rules of the Singapore International Arbitration Centre for the time being in force, which rules are deemed to be incorporated by reference in this clause. For the avoidance of doubt, the law of the arbitration shall be governed by the International Arbitration Act (Chapter 143A, 2002 Ed, Statutes of the Republic of Singapore) or its modification or re-enactment thereof.

13.          Definitions.  As used in the Plan, the following definitions will apply to the capitalized terms indicated below:

(a)          “Affiliate” means, at the time of determination, (i) any Subsidiary and any “parent corporation” or “subsidiary corporation” of the Company, as such terms are defined in Sections 424(e) and (f) of the Code, respectively, and (ii) any other entity that, directly or indirectly, controls, is controlled by or is under common control with the Company and/or one (1) or more Subsidiaries.  For the purposes of this definition, “control” of a given entity means possessing the power or authority, whether exercised or not, to direct the business, management and policies of such entity, directly or indirectly, whether through the ownership of voting securities, by contract, arrangement, understanding, relationship or otherwise, which power or authority shall conclusively be presumed to exist upon possession of beneficial ownership or power to direct the vote of more than thirty percent (30%) of the votes entitled to be cast at a meeting of the members or shareholders of such entity or power to control the composition of at least thirty percent (30%) a majority of the board of directors of such entity; the term “controlled” has the meaning correlative to the foregoing.  The Board will have the authority to determine the time or times at which “parent corporation” or “subsidiary corporation” or “control” status is determined within the foregoing definition.

(b)          “Award” means any right to receive Ordinary Shares granted under the Plan, including an Option, a Restricted Share Award, a Restricted Share Unit Award, a Share Appreciation Right or any Other Award.

(c)          “Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of an Award grant.  Each Award Agreement will be subject to the terms and conditions of the Plan.

(d)           “Board” means the Board of Directors of the Company.

(e)          “Business Combination Agreement” means the Business Combination Agreement, dated as of [________], 2021 by and among (i) [PubCo], (ii) [Batman], an exempted company limited by shares incorporated under the laws of the Cayman Islands, (iii) [Merger Sub 1], Ltd., an exempted company limited by shares incorporated under the laws of the Cayman Islands and a direct wholly owned subsidiary of PubCo, (iv) [Merger Sub 2], Ltd., an exempted company limited by shares incorporated under the laws of the Cayman Islands and a direct wholly owned subsidiary of [PubCo] and (v) [Superman], an exempted company limited by shares incorporated under the laws of the Cayman Islands.3

3. [NTD:  Definition to be updated to reflect Business Combination Agreement once finalized.]

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(f)          “Capital Shares” means each and every class of ordinary shares of the Company, regardless of the number of votes per share.

(g)         “Capitalization Adjustment” means any change that is made in, or other events that occur with respect to, the Ordinary Shares subject to the Plan or subject to any Award after the Effective Date without the receipt of consideration by the Company through merger, consolidation, reorganization, recapitalization, reincorporation, share dividend, dividend in property other than cash, large nonrecurring cash dividend, share split, reverse share split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure, or any similar equity restructuring transaction.  Notwithstanding the foregoing, the conversion of any convertible securities of the Company will not be treated as a Capitalization Adjustment.

(h)          “Cause” will have the meaning ascribed to such term in any written agreement between the Participant and the Company or an Affiliate defining such term and, in the absence of such agreement, such term means, with respect to a Participant, the occurrence of any of the following events:  (i) such Participant’s commission of any felony or any crime involving fraud, dishonesty or moral turpitude under the laws of the applicable jurisdiction; (ii) such Participant’s attempted commission of, or participation in, a fraud or act of dishonesty against the Company or an Affiliate; (iii) such Participant’s intentional, material violation of any contract or agreement between the Participant and the Company or an Affiliate or of any statutory duty owed to the Company or an Affiliate; (iv) such Participant’s unauthorized use or disclosure of the Company’s or an Affiliate’s confidential information or trade secrets; or (v) such Participant’s gross misconduct. The determination that a termination of the Participant’s Continuous Service is either for Cause or without Cause will be made by the Company, in its sole discretion.  Any determination by the Company that the Continuous Service of a Participant was terminated with or without Cause for the purposes of outstanding Awards held by such Participant will have no effect upon any determination of the rights or obligations of the Company or such Participant for any other purpose.

(i)          “Change in Control” means the occurrence, in a single transaction or in a series of related transactions, of any one (1) or more of the following events:

(i)          any Exchange Act Person becomes the Owner, directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities other than by virtue of a merger, consolidation or similar transaction.  Notwithstanding the foregoing, a Change in Control shall not be deemed to occur (A) on account of the acquisition of securities of the Company directly from the Company, (B) on account of the acquisition of securities of the Company by an investor, any affiliate thereof or any other Exchange Act Person that acquires the Company’s securities in a transaction or series of related transactions the primary purpose of which is to obtain financing for the Company through the issuance of equity securities, or (C) solely because the level of Ownership held by any Exchange Act Person (the “Subject Person”) exceeds the designated percentage threshold of the outstanding voting securities as a result of a repurchase or other acquisition of voting securities by the Company reducing the number of shares outstanding, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of voting securities by the Company, and after such share acquisition, the Subject Person becomes the Owner of any additional voting securities that, assuming the repurchase or other acquisition had not occurred, increases the percentage of the then outstanding voting securities Owned by the Subject Person over the designated percentage threshold, then a Change in Control shall be deemed to occur;

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 (ii)        there is consummated a merger, consolidation or similar transaction involving (directly or indirectly) the Company and, immediately after the consummation of such merger, consolidation or similar transaction, the shareholders of the Company immediately prior thereto do not Own, directly or indirectly, either (A) outstanding voting securities representing more than fifty percent (50%) of the combined outstanding voting power of the surviving Entity in such merger, consolidation or similar transaction or (B) more than fifty percent (50%) of the combined outstanding voting power of the parent of the surviving Entity in such merger, consolidation or similar transaction, in each case in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such transaction;

(iii)        the shareholders of the Company approve or the Board approves a plan of complete dissolution or liquidation of the Company, or a complete dissolution or liquidation of the Company will otherwise occur, except for a liquidation into a parent corporation; or

(iv)        there is consummated a sale, lease, exclusive license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries, other than a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries to an Entity, more than fifty percent (50%) of the combined voting power of the voting securities of which are Owned by shareholders of the Company in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such sale, lease, license or other disposition.

Notwithstanding the foregoing definition or any other provision of this Plan, (A) the term Change in Control will not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company, and (B) the definition of Change in Control (or any analogous term) in a written agreement between the Company or any Affiliate and the Participant will supersede the foregoing definition with respect to Awards subject to such agreement; provided, however, that if no definition of Change in Control or any analogous term is set forth in such written agreement, the foregoing definition will apply.

If required for compliance with Section 409A of the Code, in no event will a Change in Control be deemed to have occurred if such transaction is not also a “change in the ownership or effective control of” the Company or “a change in the ownership of a substantial portion of the assets of” the Company as determined under Treasury Regulation Section 1.409A-3(i)(5) (without regard to any alternative definition thereunder).

(j)           “Class A Ordinary Shares” means Class A ordinary shares of the Company, par value $0.0001 per share.

(k)          “Class B Ordinary Shares” means Class B ordinary shares of the Company, par value $0.0001 per share.

(l)           “Code” means the U.S. Internal Revenue Code of 1986, as amended, including any applicable regulations and guidance thereunder.

(m)          “Committee” means a committee of one (1) or more Directors to whom authority has been delegated by the Board in accordance with Section 2(c).

(n)           “Company” means [PubCo], a Cayman Islands company limited by shares.

19

(o)          “Consultant” means any person, including an advisor, who is (i) engaged by the Company or an Affiliate to render consulting or advisory services and is compensated for such services, or (ii) serving as a member of the board of directors of an Affiliate and is compensated for such services.  However, service solely as a Director, or payment of a fee for such service, will not cause a Director to be considered a “Consultant” for purposes of the Plan.  Notwithstanding the foregoing, a person is treated as a Consultant under this Plan only if a Form S-8 Registration Statement under the Securities Act is available to register either the offer or the sale of the Company’s securities to such person.

(p)          “Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated.  A change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Director or Consultant or a change in the Entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s service with the Company or an Affiliate, will not terminate a Participant’s Continuous Service; provided, however, that if the Entity for which a Participant is rendering services ceases to qualify as an Affiliate, as determined by the Board in its sole discretion, such Participant’s Continuous Service will be considered to have terminated on the date such Entity ceases to qualify as an Affiliate.  For example, a change in status from an Employee of the Company to a Consultant of an Affiliate or to a Director will not constitute an interruption of Continuous Service.  To the extent permitted by law, the Board or the chief executive officer of the Company, in that party’s sole discretion, may determine whether Continuous Service will be considered interrupted in the case of (i) any leave of absence approved by the Board or chief executive officer, including sick leave, military leave or any other personal leave, or (ii) transfers between the Company, an Affiliate, or their successors.  Notwithstanding the foregoing, a leave of absence will be treated as Continuous Service for purposes of vesting in an Award only to such extent as may be provided in the Company’s leave of absence policy, in the written terms of any leave of absence agreement or policy applicable to the Participant, or as otherwise required by law.

(q)          “Corporate Transaction” means the consummation, in a single transaction or in a series of related transactions, of any one (1) or more of the following events:

(i)          a sale or other disposition of all or substantially all, as determined by the Board in its sole discretion, of the consolidated assets of the Company and its Subsidiaries;

(ii)         a sale or other disposition of at least ninety percent (90%) of the outstanding securities of the Company;

(iii)        a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or

(iv)        a merger, consolidation or similar transaction following which the Company is the surviving corporation but the Ordinary Shares outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.

(r)          “Director” means a member of the Board.

(s)          “Disability” means, with respect to a Participant, the inability of such Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than twelve (12) months, and will be determined by the Board on the basis of such medical evidence as the Board deems warranted under the circumstances.

(t)           “Effective Date” has the meaning set forth in Section 1(a).

20

(u)          “Employee” means any person employed by the Company or an Affiliate.  However, service solely as a Director, or payment of a fee for such services, will not cause a Director to be considered an “Employee” for purposes of the Plan.

(v)          “Entity” means a corporation, partnership, limited liability company or other entity.

(w)          “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(x)          “Exchange Act Person” means any natural person, entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act), except that “Exchange Act Person” will not include (i) the Company or any Subsidiary of the Company, (ii) any employee benefit plan of the Company or any Subsidiary of the Company or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary of the Company, (iii) an underwriter temporarily holding securities pursuant to a registered public offering of such securities, (iv) an entity Owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their Ownership of stock of the Company; (v) any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act) that, as of the Effective Date, is the Owner, directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities; or (vi) any holder of Class B Ordinary Shares as of the Effective Date.

(y)          “Fair Market Value” means, as of any date, unless otherwise determined by the Board, the value of the Ordinary Shares (as determined on a per share or aggregate basis, as applicable) determined as follows:

(i)          If the Ordinary Shares are listed on any established stock exchange or traded on any established market, the Fair Market Value will be the closing sales price for such stock as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Ordinary Shares) on the date of determination, as reported in a source the Board deems reliable.

(ii)         If there is no closing sales price for the Ordinary Shares on the date of determination, then the Fair Market Value will be the closing selling price on the last preceding date for which such quotation exists.

(iii)        In the absence of such markets for the Ordinary Shares, or if otherwise determined by the Board, the Fair Market Value will be determined by the Board in good faith and in a manner that complies with Sections 409A of the Code and Section 422 of the Code, as applicable.

(z)          “Incentive Share Option” means an Option that is intended to be, and that qualifies as, an “incentive stock option” within the meaning of Section 422 of the Code.

(aa)        “Non-Employee Director” means a Director who is not an Employee.

(bb)        “Nonstatutory Share Option” means any Option that does not qualify as an “incentive stock option” within the meaning of Section 422 of the Code.

(cc)         “Officer” means any person designated by the Company as an officer.

(dd)        “Option” means an option to purchase Ordinary Shares granted pursuant to the Plan.

21

(ee)         “Option Agreement” means a written agreement between the Company and an Optionholder evidencing the terms and conditions of an Option grant.  Each Option Agreement will be subject to the terms and conditions of the Plan.

(ff)          “Optionholder” means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.

(gg)         “Ordinary Shares” means either Class A Ordinary Shares or Class B Ordinary Shares, as the context requires.

(hh)        “Other Award” means an award based in whole or in part by reference to the Ordinary Shares which is granted pursuant to the terms and conditions of Section 6(c).

(ii)          “Other Award Agreement” means a written agreement between the Company and a holder of an Other Award evidencing the terms and conditions of an Other Award grant.  Each Other Award Agreement will be subject to the terms and conditions of the Plan.

(jj)         “Own,” “Owned,” “Owner,” “Ownership” means a person or Entity will be deemed to “Own,” to have “Owned,” to be the “Owner” of, or to have acquired “Ownership” of securities if such person or Entity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power, which includes the power to vote or to direct the voting, with respect to such securities.

(kk)        “Participant” means a person to whom an Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Award.

(ll)          “Plan” means this [PubCo] 2021 Equity Incentive Plan, as may be amended and/or amended and restated from time to time.

(mm)      “Restricted Share Award” means an award of Ordinary Shares which is granted pursuant to the terms and conditions of Section 6(a).

(nn)       “Restricted Share Award Agreement” means a written agreement between the Company and a holder of a Restricted Share Award evidencing the terms and conditions of a Restricted Share Award grant.  Each Restricted Share Award Agreement will be subject to the terms and conditions of the Plan.

(oo)         “Restricted Share Unit Award” means a right to receive Ordinary Shares which is granted pursuant to the terms and conditions of Section 6(b).

(pp)        “Restricted Share Unit Award Agreement” means a written agreement between the Company and a holder of a Restricted Share Unit Award evidencing the terms and conditions of a Restricted Share Unit Award grant.  Each Restricted Share Unit Award Agreement will be subject to the terms and conditions of the Plan.

(qq)        “Securities Act” means the U.S. Securities Act of 1933, as amended.

(rr)         “Share Appreciation Right” or “SAR” means a right to receive the appreciation on Ordinary Shares that is granted pursuant to the terms and conditions of Section 5.

(ss)          “Share Appreciation Right Agreement” means a written agreement between the Company and a holder of a Share Appreciation Right evidencing the terms and conditions of a Share Appreciation Right grant.  Each Share Appreciation Right Agreement will be subject to the terms and conditions of the Plan.

22

 (tt)         “Share Reserve” means the aggregate number of Ordinary Shares available for issuance pursuant to Awards from and after the Effective Date under the Plan as set forth in Section 3(a).

(uu)        “Subsidiary” means, with respect to the Company, (i) any corporation of which more than fifty percent (50%) of the outstanding capital shares having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, share of any other class or classes of such corporation will have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, Owned by the Company, and (ii) any partnership, limited liability company or other entity in which the Company has a direct or indirect interest (whether in the form of voting or participation in profits or capital contribution) of more than fifty percent (50%) .

(vv)        “Substitute Awards” means Awards granted or Ordinary Shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, in each case by a company or other entity acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines.

(ww)       “Transaction” means a Corporate Transaction or a Change in Control.

(xx)        “U.S.” means the United States.

(yy)        “U.S. Participant” means a Participant that is either a U.S. resident or a U.S. taxpayer.

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 Annex A

Swap Provisions
(a)          Swap - Affiliate Options for [PubCo] Options.

(i)          Each Eligible Transfer Individual may be given the right, during an applicable Swap Window, to elect to surrender all or a portion of his or her outstanding unvested Affiliate Options (i.e., surrendered options), and in exchange, receive a grant of Options under the Plan (the “Swapped [PubCo] Options”).

(ii)         The number of Swapped [PubCo] Options that an Eligible Transfer Individual will be entitled to receive in exchange for the surrendered Affiliate Options and the per share exercise price for such Swapped [PubCo] Options will be determined by the Board (or its designee) and the applicable Affiliate Board (or its designee) in a manner intended to preserve economic equivalence; provided, however, for U.S. Participants, such Swapped [PubCo] Options may not be granted at a per share exercise price that is less than one hundred percent (100%) of the Fair Market Value of an Ordinary Share on the date of grant of the Swapped GHI Option, as determined by the Board in its discretion.

(iii)       Each Swapped [PubCo] Option shall be in such form and will contain such terms and conditions as the Board (or its designee) deems appropriate, and as otherwise apply to Options pursuant to the terms of the Plan, except that, unless otherwise determined by the Board (or its designee), the vesting conditions that applied to the surrendered Affiliate Options shall apply to the Swapped [PubCo] Options.

(iv)       As a condition to receipt of a Swapped [PubCo] Option, each Eligible Transfer Individual shall follow any and all procedures and take any and all actions necessary or advisable, as determined by the Board (or its designee) and the applicable Affiliate Board (or its designee), to effectuate the forgoing, including without limitation executing a surrender agreement effectuating the surrender of the Affiliate Options and an Award Agreement with respect to the grant of the Swapped [PubCo] Options.

(b)          Swap - Affiliate RSUs for [PubCo] RSUs.

(i)          Each Eligible Transfer Individual may be given the right, during an applicable Swap Window, to elect to surrender all or a portion of his or her outstanding and unvested Affiliate RSUs (i.e., surrendered RSUs), and in exchange, receive a grant of Restricted Share Unit Awards under the Plan (the “Swapped [PubCo] RSUs”).  Notwithstanding the foregoing, in the case of an Eligible Transfer Individual who is a U.S. Participant, such Eligible Transfer Individual shall only be permitted to surrender his or her Affiliate RSUs in accordance with the preceding sentence to the extent that such Affiliate RSUs are exempt from Section 409A of the Code as short-term deferral pursuant to Treasury Regulation §1.409A-1(b)(4), as determined by the Board (or its designee) in its discretion.

(ii)         The number of Swapped [PubCo] RSUs that an Eligible Transfer Individual will be entitled to receive in exchange for the surrendered Affiliate RSUs will be determined by the Board (or its designee) and the applicable Affiliate Board (or its designee) in a manner intended to preserve economic equivalence.

(iii)       Each Swapped [PubCo] RSU shall be in such form and will contain such terms and conditions as the Board (or its designee) deems appropriate, and as otherwise applicable to Restricted Stock Unit Awards pursuant to the terms of the Plan, except that, unless otherwise determined by the Board (or its designee), the vesting and settlement conditions that applied to the surrendered Affiliate RSUs shall apply to the Swapped [PubCo] RSUs.

1

 (iv)      As a condition to receipt of Swapped [PubCo] RSUs, each Eligible Transfer Individual shall follow any and all procedures and take any and all actions necessary or advisable, as determined by the Board (or its designee) and the applicable Affiliate Board (or its designee), to effectuate the forgoing, including without limitation executing a surrender agreement effectuating the surrender of the Affiliate RSUs and an Award Agreement with respect to the grant of the Swapped [PubCo] RSUs.

(c)          Swap – Affiliate Options for [PubCo] RSUs.

(i)          Each Eligible Transfer Individual (other than a U.S. Participant) may be given the right, during an applicable Swap Window, to elect to surrender all or a portion of his or her outstanding and unvested Affiliate Options (i.e., surrendered options), and in exchange, receive a grant of Swapped [PubCo] RSUs.  Notwithstanding anything herein to the contrary, the provisions of this clause (c) shall not apply to U.S. Participants.

(ii)       The number of Swapped [PubCo] RSUs that an Eligible Transfer Individual will be entitled to receive in exchange for the surrendered Affiliate Options will be determined by the Board (or its designee) and the applicable Affiliate Board (or its designee) in a manner intended to preserve economic equivalence.

(iii)       Each Swapped [PubCo] RSU shall be in such form and will contain such terms and conditions as the Board (or its designee) deems appropriate, and as otherwise applicable to Restricted Stock Unit Awards pursuant to the terms of the Plan, except that, unless otherwise determined by the Board (or its designee), the vesting conditions that applied to the surrendered Affiliate Options shall apply to the Swapped [PubCo] RSUs.

(iv)       As a condition to receipt of Swapped [PubCo] RSUs, each Eligible Transfer Individual shall follow any and all procedures and take any and all actions necessary or advisable, as determined by the Board (or its designee) and the applicable Affiliate Board (or its designee), to effectuate the forgoing, including without limitation executing a surrender agreement effectuating the surrender of the Affiliate Options and an Award Agreement with respect to the grant of the Swapped [PubCo] RSUs.

(d)          Notwithstanding anything in this Annex A to the contrary, if at any time the Board determines that the grant of Swapped Awards under the Plan is or may in the circumstances be unlawful under the laws or regulations of any applicable jurisdiction, the swap provisions of this Annex A and/or any right to receive any Swapped Awards shall be suspended until the Board determines that such grant is lawful.  The Company shall have no obligation to compensate the award holder for any losses caused by the implementation of this Annex A.

(e)          At the Board’s discretion, the issuance of a Swapped Award may be subject to and conditioned upon the Participant’s agreement to become a party to a shareholders’ agreement and a voting proxy agreement, and be bound by their respective terms.

(f)          Definitions.  For purposes of this Annex A, the following terms will have the following meanings:

(i)          “Affiliate Board” means the board of directors of an Affiliate of the Company.

2

 (ii)          “Affiliate ESOP” means an employee equity incentive plan maintained by an Affiliate of the Company.

(iii)          “Affiliate Options” means options awarded pursuant to an Affiliate ESOP.

(iv)          “Affiliate RSUs” means restricted stock units awarded pursuant to an Affiliate ESOP.

(v)          “Eligible Transfer Individual” means an Employee or Consultant who (i) has outstanding unvested Affiliate Options and/or Affiliate RSUs, (ii) no longer provides fifty percent (50%) or more of his/her time supporting the business of the Affiliate (or its Subsidiaries) in which he/she holds such outstanding Affiliate Options and/or Affiliate RSUs, as determined by the Board (or its designee) in its discretion, and (iii) is selected by the Board (or its designee) and receives a Swap Election Notice from the Company.

(vi)           “Swap Election Notice” means a written notice sent by the Company to an Eligible Transfer Individual, which shall notify such individual that he/she has been selected to be an Eligible Transfer Individual, the applicable Swap Window, and other procedures with respect to the swaps contained in this Annex A.

(vii)          “Swap Window” means the period of time set forth in a Swap Election Notice.

(viii)          “Swapped Award” means a Swapped [PubCo] Option or Swapped [PubCo] RSU, as applicable.

Exhibit M-2
Form of PubCo Stock Purchase Plan

[PubCo]

2021 Equity Stock Purchase Plan

Adopted by the Board of Directors of [PubCo]:  [______], 2021
Approved by the Shareholders of [PubCo]:  [______], 2021

Effective Date:  [_________], 2021

1.          General; Purpose.

(a)          This [PubCo] 2021 Equity Stock Purchase Plan (the “Plan”) is intended to enable Eligible Employees and Eligible Service Providers to use payroll deductions to purchase shares of Stock in Offerings under the Plan, and thereby acquire an interest in the Company.

(b)          This Plan is an omnibus plan and includes two (2) components:  (i) a component intended to qualify as an “employee stock purchase plan” under Section 423 of the Code (the “423 Component”), the provisions of which shall be construed in a manner that is consistent with the requirements of Section 423 of the Code, including without limitation, to extend and limit Plan participation in a uniform and non-discriminatory basis, and (ii) a component that does not qualify as an “employee stock purchase plan” under Section 423 of the Code (the “Non-423 Component”), under which options shall be granted pursuant to rules, procedures or sub-plans adopted by the Administrator designed to comply with applicable laws or achieve tax and other objectives.  Except as otherwise provided in the Plan or determined by the Administrator, the Non-423 Component will operate and be administered in the same manner as the 423 Component.

2.          Definitions.  The following terms, when used in the Plan, will have meanings and be subject to the provisions set forth below:

(a)          “423 Component” means the component of the Plan intended to qualify as an “employee stock purchase plan” under Section 423 of the Code, as described in Section 1(b) of the Plan.

(b)          “Account” means a payroll deduction account maintained in the Participant’s name on the books of the Company.

(c)          “Administrator” means the Board unless and until the Board delegates administration of the Plan to the Compensation Committee.  The Board may delegate some or all of the administration of the Plan to the Compensation Committee.  If administration of the Plan is delegated to the Compensation Committee, the Compensation Committee will have, in connection with the administration of the Plan, the powers theretofore possessed by the Board that have been delegated to the Compensation Committee, including the power to delegate to a subcommittee of the Compensation Committee any of the administrative powers the Compensation Committee is authorized to exercise (and references in this Plan to the Board will thereafter be to the Compensation Committee or subcommittee).  In addition, the Board or the Compensation Committee, as applicable, may delegate to such Employees or other persons as it determines such ministerial tasks as it deems appropriate.  In the event of any delegation described in this Section, the term “Administrator” will include the person or persons so delegated to the extent of such delegation.

(d)          “Affiliate” means an entity, other than a Subsidiary, in which the Company has an equity or other ownership interest.

(e)           “Board” means the Board of Directors of the Company.

(f)          “Business Combination Agreement” means the Business Combination Agreement, dated as of [________], 2021 by and among (i) [PubCo], (ii) [Batman], an exempted company limited by shares incorporated under the laws of the Cayman Islands, (iii) [Merger Sub 1], Ltd., an exempted company limited by shares incorporated under the laws of the Cayman Islands and a direct wholly owned subsidiary of PubCo, (iv) [Merger Sub 2], Ltd., an exempted company limited by shares incorporated under the laws of the Cayman Islands and a direct wholly owned subsidiary of [PubCo] and (v) [Superman], an exempted company limited by shares incorporated under the laws of the Cayman Islands.1

(g)          “Business Day” means any day on which the established national exchange or trading system (including the Nasdaq Stock Market) on which the Stock is traded is available and open for trading.

(h)          “Capital Shares” means each and every class of ordinary shares of the Company, regardless of the number of votes per share.

(i)          “Code” means the U.S. Internal Revenue Code of 1986, as may be amended from time to time and the rules and regulations promulgated thereunder, or any successor statute, rules or regulations as from time to time in effect.

(j)          “Company” means [PubCo], a Cayman Islands company limited by shares, including any successor thereto.

(k)          “Compensation Committee” means the compensation committee of the Board.

(l)          “Effective Date” means the date of the closing of the transactions contemplated by the Business Combination Agreement.

(m)          “Eligible Compensation” means base salary, wages, bonuses and commissions paid to Participants by a Participating Company as compensation for services to the Participating Company (prior to deduction for any pre-tax salary deferral contributions made by the Participant to any tax-qualified deferred compensation plans, any plan subject to Section 125 of the Code (cafeteria plans), or any plan subject to Section 132(f) of the Code (qualified transportation fringe benefit plans)), including overtime, vacation pay, holiday pay, jury duty pay and funeral leave pay, but excluding education or tuition reimbursements, imputed income arising under any group insurance or benefit program, travel expenses, business and relocation expenses, income received in connection with stock options or other equity-based awards, and all contributions made by the Participating Company for the Participant’s benefit under any employee benefit plan now or hereafter established.  The Administrator may, in its discretion, on a uniform and nondiscriminatory basis, establish a different definition of Eligible Compensation for a subsequent Offering Periods.  The Administrator shall have the discretion to determine the application of this definition to any Participants outside of the United States.

(n)          “Eligible Employee” means any Employee who meets the eligibility requirements set forth in Section 4 of the Plan.

(o)          “Eligible Service Provider” means a Service Provider who meets the eligibility requirements set forth in Section 4 of the Plan.

1 NTD:  Definition to be updated to reflect Business Combination Agreement once finalized.

(p)          “Employee” means any individual who is treated as an employee in the records of the Company or its Affiliates.  For the avoidance of doubt, (i) independent contractors and consultants are not “Employees”, regardless of any subsequent reclassification as an employee of a Participating Company by any governmental agency or court, and (ii) service solely as a director of a Participating Company, or payment of a fee for such services, will not cause a director to be considered an “Employee” for purposes of the Plan.

(q)          “Exchange Act” means the U.S. Securities Exchange Act of 1934, as may be amended from time to time and the rules and regulations promulgated thereunder.

(r)          “Exercise Date” means the date set forth in Section 5 of the Plan or otherwise designated by the Administrator with respect to a particular Offering Period on which a Participant will be deemed to have exercised the Option granted to him or her for such Offering Period.

(s)          “Fair Market Value” means as of a particular date, (i) the closing price for a share of Stock as reported on the Nasdaq Stock Market (or any other national securities exchange on which the shares of Stock are then listed) for that date or, if no closing price is reported for that date, the closing price on the immediately preceding date on which a closing price was reported, or (ii) in the event that the Stock is not traded on a national securities exchange, the fair market value of a share of Stock determined by the Administrator consistent with the rules of Section 422 of the Code and Section 409A of the Code to the extent applicable.

(t)          “Maximum Share Limit” has the meaning set forth in Section 10 of the Plan.

(u)          “Non-423 Component” means the component of the Plan that does not qualify as an “employee stock purchase plan” under Section 423 of the Code, as described in Section 1(b) of the Plan.

(v)          “Offering” means an offer under the Plan of an Option that may be exercised during an Offering Period as further described in Section 5 of the Plan.  For purposes of the Plan, the Administrator may designate separate Offerings under the Plan (the terms of which need not be identical) in which Eligible Employees and/or Eligible Service Providers of one (1) or more Participating Company will participate, even if the dates of the applicable Offering Periods of each such Offering are identical and the provisions of the Plan will separately apply to each Offering.  To the extent permitted by U.S. Treasury Regulation 1.423-2(a)(1), the terms of each Offering need not be identical provided that the terms of the Plan and an Offering together satisfy U.S. Treasury Regulation 1.423-2(a)(2) and (a)(3).

(w)          “Offering Period” means an offering period established in accordance with Section 5 of the Plan.

(x)          “Option” means an option granted pursuant to the Plan entitling the holder to acquire shares of Stock upon payment of the Purchase Price per share of Stock.

(y)          “Parent” means a “parent corporation” as defined in Section 424(e) of the Code.

(z)          “Participant” means an Eligible Employee or Eligible Service Provider who elects to enroll in the Plan.

(aa)        “Participating Company” means the Company and any Subsidiary or Affiliate that has been designated by the Administrator from time to time as eligible to participate in the Plan.  For purposes of the 423 Component, only the Company and its Subsidiaries may be Participating Companies; provided, however, that at any given time, a Subsidiary that is a Participating Company under the 423 Component will not be a Participating Company under the Non-423 Component.

(bb)        “Plan” means this [PubCo] 2021 Equity Stock Purchase Plan, as from time to time amended and in effect.

(cc)        “Purchase Price” means the price per share of Stock with respect to an Offering Period determined in accordance with Section 9 of the Plan.

(dd)        “Securities Act” means the U.S. Securities Act of 1933, as may be amended from time to time and the rules and regulations promulgated thereunder.

(ee)        “Service Provider” means a person other than an Employee or director who provides bona fide services to, through or by means of the Company or an Affiliate (excluding any services provided in connection with the offer or sale of securities in a capital-raising transaction).  Notwithstanding the foregoing, a person is treated as a Service Provider under this Plan only if a Form S-8 Registration Statement under the Securities Act is available to register either the offer or the sale of the Company’s securities to such person.

(ff)          “Stock” means the Class A ordinary shares of the Company, par value $0.000001 per share.

(gg)        “Subsidiary” means a “subsidiary corporation” as defined in Section 424(f) of the Code.

3.          Options to Purchase.  Subject to adjustment pursuant to Section 16 of the Plan, the maximum aggregate number of shares of Stock available for purchase under the Plan to Eligible Employees and Eligible Service Providers will be [_______] shares of Stock2.  In addition, subject to adjustment pursuant to Section 16, such aggregate number of shares of Stock will automatically increase on January 1st of each year for a period of up to ten (10) years commencing on January 1, 2022 and ending on (and including) January 1, 2031, in an amount equal to one percent (1%) of the total number of Capital Shares outstanding on December 31st of the preceding year; provided, however that the Administrator may act prior to January 1st of a given year to provide that the increase for such year will be a lesser number of shares of Stock. The shares of Stock to be delivered upon exercise of Options under the Plan may be shares of authorized but unissued Stock, treasury Stock or previously issued Stock acquired by the Company.  If any Option granted under the Plan expires or terminates for any reason without having been exercised in full or ceases for any reason to be exercisable in whole or in part, the unpurchased shares of Stock subject to such Option will again be available for purchase under the Plan.  If, on an Exercise Date, the total number of shares of Stock that would otherwise be subject to Options granted under the Plan exceeds the number of shares of Stock then available under the Plan (after deduction of all shares of Stock for which Options have been exercised or are then outstanding), the Administrator shall make a pro-rata allocation of the shares of Stock remaining for purchase under the Plan in as uniform a manner as shall be practicable and as it shall determine to be equitable.  In such event, the Administrator shall notify each Participant of such reduction and of the effect on the Participant’s Options and may reduce the rate of payroll deductions, if necessary.

2 NTD:  2% of total shares outstanding on the Effective Date.

4.          Eligibility.

(a)          Eligibility Requirements.  Subject to Section 13 of the Plan, and with the exceptions and limitations set forth in Sections 4(b), 4(c), 4(d), and 6 of the Plan, or as may be provided elsewhere in the Plan, each Employee of a Participating Company (i) who has been continuously employed by the Participating Company for a period of at least thirty (30) days (or such greater period of time, not to exceed two (2) years, as may be specified by the Administrator for a particular Offering) as of the first day of an Offering Period, (ii) whose customary Employment with the Participating Company is for more than five (5) months per calendar year, (iii) who customarily works more than twenty (20) hours per week, and (iv) who satisfies the requirements set forth in the Plan, will be an Eligible Employee with respect to the 423 Component of the Plan.  Notwithstanding the foregoing, the Administrator may exclude from eligibility in the 423 Component of the Plan any Employees of a Participating Company who are highly compensated employees within the meaning of Section 423(b)(4)(D) of the Code.  In the case of the Non-423 Component of the Plan, any Employee or Eligible Service Provider of the Company or an Affiliate who is designated by the Administrator as an eligible participant will be eligible to participate in the Non-423 Component of the Plan, subject to Section 13 of the Plan, and with the exceptions and limitations set forth in Sections 4(c), 4(d), and 6 of the Plan.

(b)          Five Percent Shareholders.  No Employee may be granted an Option under the 423 Component of the Plan if, immediately after the Option is granted, the Employee would own (or pursuant to Section 424(d) of the Code would be deemed to own) stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of its Parent or Subsidiaries, if any.

(c)          Additional or Different Requirements.  The Administrator may, for Offering Periods that have not yet commenced, establish additional or different requirements; provided, that in the case of the 423 Component, such requirements are not inconsistent with Section 423 of the Code.

(d)          Non-U.S. Employees.  Eligible Employees who are citizens or residents of a non-U.S. jurisdiction (without regard to whether they also are citizens or residents of the United States or resident aliens (within the meaning of Section 7701(b)(1)(A) of the Code)) may be excluded from participation in the 423 Component of the Plan or an Offering if the participation of such Eligible Employees is prohibited under the laws of the applicable jurisdiction or if complying with the laws of the applicable jurisdiction would cause the Plan or an Offering to violate Section 423 of the Code.  In the case of the Non-423 Component, Employees and Service Providers may be excluded from participation in the Plan or the Offering, if the Administrator determines that participation of such Employees or Service Providers is not advisable or practical.

5.          Offering Periods.  The Plan will be implemented by a series of separate Offerings, referred to as “Offering Periods,” as determined by the Administrator in its discretion.  The last Business Day of each Offering Period will be an “Exercise Date”. The Administrator shall have the authority to change the Exercise Date and the duration, frequency, start and end dates of the Offering Periods to the extent permitted by Section 423 of the Code (provided, that no Option may be exercised after twenty-seven (27) months from its grant date).

6.          Option Grant.  Subject to the limitations set forth in Sections 4 and 10 of the Plan and the Maximum Share Limit, on the first day of an Offering Period, each Participant automatically will be granted an Option to purchase shares of Stock on the Exercise Date; provided, however, that no Participant will be granted an Option under the Plan that permits the Participant’s right to purchase shares of Stock under the Plan and under all other employee stock purchase plans of the Company and its Parent and Subsidiaries, if any, to accrue at a rate that exceeds US$25,000 in Fair Market Value (or such other maximum as may be prescribed in the Code, or in the case of the Non-423 Component, such other amount as may be determined by the Administrator) for each calendar year during which any Option granted to such Participant is outstanding at any time, as determined in accordance with Section 423(b)(8) of the Code.

7.          Method of Participation.

(a)          Payroll Deduction and Participation Authorization.  To participate in an Offering Period, an Eligible Employee or Eligible Service Provider must execute and deliver to the Administrator a payroll deduction and participation authorization form in accordance with the procedures prescribed by, and in a form acceptable to, the Administrator and, in so doing, the Eligible Employee or Eligible Service Provider will thereby become a Participant as of the first day of such Offering Period.  Such Eligible Employee or Eligible Service Provider will remain a Participant with respect to subsequent Offering Periods until his or her participation in the Plan is terminated as provided herein.  Such payroll deduction and participation authorization must be delivered not later than five (5) Business Days prior to the first day of an Offering Period, or such other time as specified by the Administrator.

(b)          Changes to Payroll Deduction Authorization for Subsequent Offering Periods.  A Participant’s payroll deduction authorization will remain in effect for subsequent Offering Periods unless the Participant files a new authorization not later than five (5) Business Days prior to the first day of the subsequent Offering Period (or such other time as specified by the Administrator) or the Participant’s Option is cancelled pursuant to Sections 13 or 14 of the Plan.

(c)          Changes to Payroll Deduction Authorization for Current Offering Period.  Subject to any restrictions as the Administrator may impose from time to time (including in order to comply with the Company’s insider trading policy and/or any other applicable Company policies as may be in effect from time to time), during an Offering Period, a Participant may decrease his or her payroll deduction authorization once, but may not increase his or her payroll deduction authorization.  Any election to decrease a Participant’s payroll deduction authorization intended to be effective for the Offering Period during which the election to decrease is made must be delivered to the Administrator in accordance with the procedures prescribed by, and in a form acceptable to, the Administrator and will be effective as soon as administratively practicable.  If a Participant’s payroll deduction authorization is reduced to zero percent (0%) during an Offering Period, payroll deductions previously accumulated during such Offering Period will be applied to purchase shares of Stock on the Exercise Date for that Offering Period and the Participant’s participation in the Plan will thereupon terminate, unless the Participant has delivered a new payroll deduction authorization for the subsequent Offering Period in accordance with the rules of Section 7(b) above.  A Participant may also terminate his or her payroll deduction authorization during an Offering Period by canceling his or her Option in accordance with Section 13 of the Plan.

(d)          Payroll Deduction Percentage.  Each payroll deduction authorization will authorize payroll deductions as a whole percentage from one percent (1%) to fifteen percent (15%) of the Participant’s Eligible Compensation per payroll period.

(e)          Payroll Deduction Account. All payroll deductions made pursuant to this Section 7 will be credited to the Participant’s Account.  Amounts credited to a Participant’s Account will not be required to be set aside in trust or otherwise segregated from the Company’s general assets.

8.          Method of Payment.  A Participant must pay for shares of Stock purchased under the Plan with accumulated payroll deductions credited to the Participant’s Account, unless otherwise provided by the Administrator under a sub-plan or separate Offering, including the Non-423 Component, for a non-U.S. Participating Company.

9.          Purchase Price.  The Purchase Price of shares of Stock issued pursuant to the exercise of an Option on each Exercise Date will be eighty-five percent (85%) (or such greater percentage specified by the Administrator (with respect to the 423 Component, to the extent permitted under Section 423 of the Code)) of the lesser of: (a) the Fair Market Value of a share of Stock on the date on which the Option was granted pursuant to Section 6 of the Plan (i.e., the first day of the Offering Period), and (b) the Fair Market Value of a share of Stock on the date on which the Option is deemed exercised pursuant to Section 10 of the Plan (i.e., the Exercise Date).

10.         Exercise of Options; Delivery of Shares of Stock.

(a)         Purchase of Shares of Stock.  Subject to the limitations set forth in Section 6 of the Plan and this Section 10, with respect to each Offering Period, on the applicable Exercise Date, each Participant will be deemed to have exercised his or her Option and the accumulated payroll deductions in the Participant’s Account will be applied to purchase the greatest number of shares of Stock (rounded down to the nearest whole share) that can be purchased with such Account balance at the applicable Purchase Price; provided, however, that no more than [_____] shares of Stock may be purchased by a Participant on any Exercise Date, or such lesser number as the Administrator may prescribe in accordance with Section 423 of the Code (the “Maximum Share Limit”).  No fractional shares of Stock will be purchased pursuant to the exercise of an Option under the Plan; any accumulated payroll deductions in a Participant’s Account that are not sufficient to purchase a whole share will be retained in the Participant’s Account for the subsequent Offering Period, subject to earlier withdrawal by the Participant as provided in Section 13 of the Plan.

(b)         Return of Account Balance.  Except as provided in Section 10(a) above with respect to fractional shares of Stock, any amount of payroll deductions in a Participant’s Account that are not used for the purchase of shares of Stock, whether because of the Participant’s withdrawal from participation in an Offering Period or for any other reason, will be returned to the Participant (or his or her estate or designated beneficiary, as applicable), without interest, as soon as administratively practicable after such withdrawal or other event, as applicable.  If the Participant’s accumulated payroll deductions on the Exercise Date of an Offering Period would otherwise enable the Participant to purchase shares of Stock in excess of the Maximum Share Limit or the maximum number of shares of Stock that may be purchased by a Participant pursuant to Section 6 of the Plan, the excess of the amount of the accumulated payroll deductions over the aggregate Purchase Price of the shares of Stock actually purchased will be returned to the Participant, without interest, as soon as administratively practicable after such Exercise Date.

(c)         Delivery.  As soon as practicable after each Exercise Date on which a purchase of shares of Stock occurs, the Company will arrange the delivery to each Participant of the shares of Stock purchased upon exercise of his or her Option in a manner determined by the Administrator (in its sole discretion) and pursuant to rules established by the Administrator.  The Company may permit or require that shares of Stock are deposited directly with a broker designated by the Company or to a designated agent of the Company, and the Company may utilize electronic or automated methods of share transfer.  The Company may require that shares of Stock be retained with such broker or agent for a designated period of time and/or may establish other procedures to permit tracking disqualifying dispositions of such shares of Stock.  No Participant will have any voting, dividend or other stockholder rights with respect to share of Stock subject to any Option granted under the Plan until such shares of Stock have been purchased and delivered to the Participant as provide in this Section 10(c).

11.         Interest.  No interest will be payable on any amount held in the Account of any Participant, except as may otherwise be required by applicable law (as determined by the Administrator).

12.         Taxes.  Payroll deductions will be made on an after-tax basis.  The Administrator will have the right to make such provision as it deems necessary for, and may condition the exercise of an Option on, the satisfaction of its obligations to withhold federal, state, local, or foreign income or other taxes incurred by reason of the purchase or disposition of shares of Stock under the Plan.  In the Administrator’s discretion and subject to applicable law, such tax obligations may be paid in whole or in part by delivery of shares of Stock to the Company, including shares of Stock purchased under the Plan, valued at Fair Market Value.

13.         Cancellation and Withdrawal.  A Participant who holds an Option under the Plan may cancel all (but not less than all) of his or her Option and terminate his or her payroll deduction authorization by notice delivered to the Administrator in accordance with the procedures prescribed by, and in a form acceptable to, the Administrator.  To be effective with respect to an upcoming Exercise Date, such cancellation notice must be delivered not later than ten (10) Business Days prior to such Exercise Date (or such other time as specified by the Administrator).  Upon such termination and cancellation, the balance in the Participant’s Account will be returned to the Participant, without interest, as soon as administratively practicable thereafter.  For the avoidance of doubt, a Participant who reduces his or her withholding rate for a future Offering Period or future payroll periods within an ongoing Offering Period to 0% pursuant to Section 7 of the Plan, will be deemed to have terminated his or her payroll deduction authorization and cancelled his or her participation in future Offering Periods, unless the Participant delivers a new payroll deduction authorization for a subsequent Offering Period in accordance with the rules of Section 7(b) of the Plan.

14.         Termination of Service; Death of Participant; Designation of Beneficiary.

(a)          Termination of Service; Death of Participant.  Upon the termination of a Participant’s employment or service with a Participating Company, for any reason or in the event the Participant ceases to qualify as an Eligible Employee or Eligible Service Provider, the Participant will cease to be a Participant, any Option held by the Participant under the Plan will be canceled, the balance in the Participant’s Account will be returned to the Participant (or his or her estate or designated beneficiary in the event of the Participant’s death), without interest, as soon as administratively practicable thereafter, and the Participant will have no further rights under the Plan.  A Participant will be deemed to have terminated employment or service (as applicable), for this purpose, if the entity that employs or engages him or her, having been a Participating Company, ceases to be a Subsidiary or Affiliate, or if the individual is transferred to any entity other than a Participating Company.  Unless otherwise determined by the Administrator, a Participant whose employment or service (as applicable) transfers between, or whose employment or service (as applicable) terminates with an immediate rehire (with no break in service) by, Participating Companies, will not be treated as having terminated employment or service (as applicable) for purposes of participating in the Plan or an Offering; provided, however, that if a Participant transfers from an Offering under the 423 Component to an Offering under the Non-423 Component, the exercise of the Participant’s Option will be qualified under the 423 Component only to the extent that such exercise complies with Section 423 of the Code.  If a Participant transfers from an Offering under the Non-423 Component to an Offering under the 423 Component, the exercise of the Participant’s Option will remain non-qualified under the Non-423 Component for such Offering.  In addition, for purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on sick leave, or statutory or other leave of absence approved by the Participating Company.  However, unless otherwise determined by the Administrator, where the period of leave exceeds three (3) months and the Employee’s right to reemployment is not guaranteed either by statute or by contract, the employment relationship will be deemed to have terminated on the first day following the expiration of such three (3)-month period.

(b)          Designation of Beneficiary.  The Administrator may, but is not obligated to, permit a Participant to submit a form designating a beneficiary who will receive any shares of Stock or contributions from a Participant’s Account under the Plan if the Participant dies before such shares of Stock or contributions are delivered to the Participant.  Any such designation must be on a form approved by the Company.  If a Participant dies, in absence of a valid beneficiary designation, the Company will deliver any shares of Stock or contributions from a Participant’s Account, to the executor or administrator of the estate of the Participant.  If no executor or administrator has been appointed (to the knowledge of the Company), the Company, in its sole discretion, may deliver such shares of Stock and contributions (without interest), to the Participant’s spouse, dependents or relatives, or if no spouse, dependents or relative is known to the Company, then to such other person as the Company may designate.

15.          Equal Rights and Privileges; Participant’s Rights Not Transferable.  Notwithstanding anything in the Plan to the contrary, all Participants granted Options in an Offering under the 423 Component will have the same rights and privileges, consistent with the requirements set forth in Section 423 of the Code.  Any Option granted under the Plan will be exercisable during the Participant’s lifetime only by him or her and may not be sold, pledged, assigned or transferred in any manner.  In the event any Participant violates or attempts to violate the terms of this Section 15, as determined by the Administrator in its sole discretion, any Options held by the Participant under the Plan may be terminated by the Company and, upon the return to the Participant of the balance of his or her Account, without interest, all of the Participant’s rights in the Plan will terminate.

16.          Change in Capitalization; Corporate Transaction.

(a)          Change in Capitalization.  In the event of any change in the outstanding Stock by reason of a stock dividend, stock split, reverse stock split, split-up, recapitalization, merger, consolidation, reorganization, or other capital change, the aggregate number and type of shares of Stock available under the Plan, the number and type of shares of Stock granted under any outstanding Options, the Maximum Share Limit and the purchase price per share of Stock under any outstanding Option will be appropriately adjusted; provided, that any such adjustment shall be made in a manner that complies with Section 423 of the Code.

(b)          Dissolution or Liquidation.  In the event of a proposed dissolution or liquidation of the Company, the Administrator may, in its discretion: (i) cancel each outstanding Option and return the balances in the Participants’ Accounts to the Participants, without interest, and/or (ii) pursuant to Section 18 of the Plan, terminate the Offering Period on or before the date of the consummation of the proposed dissolution or liquidation of the Company.

(c)          Corporate Transaction.  In the event of a sale of all or substantially all of the Stock or a sale of all or substantially all of the assets of the Company, or a merger or similar transaction in which the Company is not the surviving corporation or that results in the acquisition of the Company by another person, the Administrator may, in its discretion: (i) if the Company is merged with or acquired by another corporation, provide that each outstanding Option will be assumed or exchanged for a substitute Option granted by the acquirer or successor corporation or by a parent or subsidiary of the acquirer or successor corporation, (ii) cancel each outstanding Option and return the balances in the Participants’ Accounts to the Participants, without interest, and/or (iii) pursuant to Section 18 of the Plan, terminate the Offering Period on or before the date of the proposed sale, merger or similar transaction.

17.          Administration of the Plan.  The Plan will be administered by the Administrator, which will have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, determine eligibility under the Plan, prescribe forms, rules and procedures relating to the Plan, decide all disputes arising in connection with the Plan, and otherwise do all things necessary or appropriate to carry out the purposes of the Plan.  All determinations and decisions by the Administrator regarding the interpretation or application of the Plan will be final and binding on all Participants and all persons.  The Administrator may specify the manner in which the Company and/or Participants are to provide notices and forms under the Plan, and may require that such notices and forms be submitted electronically.

18.          Amendment and Termination of Plan.

(a)          Amendment.  The Administrator reserves the right at any time or times to amend the Plan to any extent and in any manner it may deem advisable; provided, however, that any amendment that would be treated as the adoption of a new plan for purposes of Section 423 of the Code will have no force or effect unless approved by the shareholders of the Company within twelve (12) months before or after its adoption.

(b)          Termination.  The Administrator reserves the right at any time or times to suspend or terminate the Plan.  In connection therewith, the Administrator may provide, in its sole discretion, either that outstanding Options will be exercisable either on the Exercise Date for the applicable Offering Period or on such earlier date as the Administrator may specify (in which case such earlier date will be treated as the Exercise Date for the applicable Offering Period), or that the balance of each Participant’s Account will be returned to the Participant without interest.

19.          Special Rules and Sub-Plans.  Notwithstanding anything herein to the contrary, the Administrator may adopt special rules or sub-plans applicable to the Employees or Service Providers of a particular Participating Company, whenever the Administrator determines that such rules are necessary or appropriate for the implementation of the Plan in a jurisdiction where such Participating Company has employees or other service providers, regarding, without limitation, eligibility to participate in the Plan, handling and making of payroll deductions or contributions by other means, establishment of bank or trust accounts to hold payroll deductions, payment of interest, conversion of local currency, obligation to pay payroll tax, withholding procedures and handling of share issuances, any of which may vary according to applicable requirements; provided that if such special rules or sub-plans are inconsistent with the requirements of Section 423 of the Code, the Employees subject to such special rules or sub-plans will participate in the Non-423 Component.

20.          Section 409A of the Code; Tax Qualification.

(a)          Section 409 of the Code.  Options granted under the 423 Component are intended to be exempt from the application of Section 409A of the Code under U.S. Treasury Regulation Section 1.409A-1(b)(5)(ii).  Options granted under the Non-423 Component to U.S. taxpayers are intended to be exempt from the application of Section 409A of the Code under the short-term deferral exception and any ambiguities will be construed and interpreted in accordance with such intent.  Subject to Section 20(b) below, Options granted to U.S. taxpayers under the Non-423 Component will be subject to such terms and conditions that will permit such Option to satisfy the requirements of the short-term deferral exception available under Section 409A of the Code, including the requirement that the shares of Stock subject to an Option be delivered within the short-term deferral period.  Subject to Section 20(b) below, in the case of a Participant who would otherwise be subject to Section 409A of the Code, the Option will be granted, exercised, paid, settled or deferred in a manner that will comply with Section 409A of the Code, including U.S. Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation, any such regulations or other guidance that may be issued after the adoption of the Plan.  Notwithstanding the forgoing, the Company will have no liability to a Participant or any other party if the Option that is intended to be exempt from or compliant with Section 409A of the Code is not so exempt or compliant or for any action taken by the Administrator with respect thereto.

(b)          Tax Qualification.  Although the Company may endeavor to (i) qualify an Option for special tax treatment under the laws of the United States or any jurisdiction outside of the United States, or (ii) avoid adverse tax treatment, the Company makes no representations to that effect and expressly disavows any covenant to maintain special or to avoid unfavorable tax treatment, notwithstanding anything to the contrary in this Plan, including Section 20(a) above.

21.          Approvals; Compliance with Law.  Shareholder approval of the Plan will be obtained prior to the date that is twelve (12) months after the date of Board approval of the Plan.  In the event that the Plan has not been approved by the shareholders of the Company prior to the first anniversary of the Effective Date, all Options to purchase shares of Stock under the Plan will be cancelled and become null and void.  Notwithstanding anything herein to the contrary, the obligation of the Company to issue and deliver shares of Stock under the Plan will be subject to the approval required of any governmental authority in connection with the authorization, issuance, sale or transfer of such shares of Stock and to any requirements of any national securities exchange applicable thereto, and to compliance by the Company with any and all other applicable legal requirements in effect from time to time, including without limitation, any legal requirements under the Securities Act and the Exchange Act.

22.          Participants’ Rights as Shareholders and Employees or Service Providers.  A Participant will have no rights or privileges as a shareholder of the Company and will not receive any dividends in respect of any shares of Stock covered by an Option granted hereunder until such Option has been exercised, full payment has been made for such shares of Stock, and the shares of Stock have been issued to the Participant.  Nothing contained in the provisions of the Plan will be construed as giving to any Employee or other Service Provider the right to be retained in the employ or engagement of any Participating Company or as interfering with the right of any Participating Company to discharge, promote, demote or otherwise re-assign any Employee or Service Provider from one position to another within any Participating Company at any time.

23.          Limitation on Dispositions; Information Regarding Disqualifying Dispositions.  Shares of Stock purchased under the Plan may, as determined by the Administrator in its sole discretion, be subject to a holding period during which such shares of Stock may not be sold, transferred, withdrawn or moved.  By electing to participate in the Plan, each Participant agrees to provide such information about any transfer of shares of Stock acquired under the Plan that occurs within two (2) years after the first day of the Offering Period in which such shares of Stock was acquired and within one (1) year after the day such shares of Stock was purchased, as may be requested by the Company or any other Participating Company in order to assist it in complying with applicable tax laws.

24.          Severability.  If any provisions of the Plan is or becomes or is deemed to be invalid, illegal or unenforceable for any reason in any jurisdiction or as to any Participant, such invalidity, illegality or unenforceability will not affect the remaining parts of the Plan, and the Plan will be construed and enforced as to such jurisdiction or Participant as if the invalid, illegal or unenforceable provision had not been included.

25.          Successors and Assigns.  The Plan shall be binding on the Company and its successors and assigns.

26.          Headings.  The headings of sections herein are included solely for convenience and shall not affect the meaning of any of the provisions of the Plan.

27.          Governing Law.  The Plan will be governed by and administered in accordance with the laws of the Cayman Islands, without regard to conflict of law principles.

28.          Effective Date and Term.  The Plan will become effective on the Effective Date.  No Options will be exercised unless and until the Plan has been approved by the stockholders of the Company, which approval must be within twelve (12) months before or after the date the Plan is adopted (or, if required under Section 18(a) of the Plan, amended) by the Board.  No rights will be granted hereunder after the earliest to occur of:  (a) the Plan’s termination by the Company, (b) the issuance of all shares of Stock available for issuance under the Plan, or (c) the day before the ten (10)-year anniversary of the Effective Date.